As filed with the Securities and Exchange Commission
                      on January 27, 2000.

                 Registration No.333-__________

             SECURITIES  AND  EXCHANGE  COMMISSION
                     Washington, D.C. 20549

                            FORM S-1
                     Registration Statement
                              under
                   The Securities Act of 1933

                       USURF America, Inc.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    NEVADA                  7375                 72-1346591
(STATE OR OTHER      (PRIMARY STANDARD         (IRS EMPLOYER
JURISDICTION OF      INDUSTRIAL CLASSI-      IDENTIFICATION NO.)
INCORPORATION OR     FICATION CODE NUMBER
ORGANIZATION)

      8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
                        (225) 922-7744
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
      AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                    David M. Loflin, President
                        USURF America, Inc.
      8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
                          (225) 922-7744
     (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
             INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            Copies to:
                         Eric Newlan, Esq.
                          NEWLAN & NEWLAN
                      819 Office Park Circle
                      Lewisville, Texas 75057


Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the
earlier effective registration statement for the same offering:  [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering:  [     ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box:  [     ]

                     CALCULATION OF REGISTRATION FEE

                               Proposed   Proposed
Title of                       maximum    maximum
each class of   Amount         offering   aggregate   Amount of
securities to   to be          price per  offering    registration
be registered   registered(1)  unit       price       fee
-------------   ----------     ---------  ---------   ------------

Common Stock    2,000,000      $8.6875(2) $8.6875(2 )  $4,587.00
$.0001 par       shares(3)
value per       462,607
share            shares(4)     $8.6875(2) $8.6875(2)    1,060.99
per share       68,810
                 shares(4)     $1.25(5)   $1.25(5)         22.71
                56,667
                 shares(4)     $1.50(6)   $1.50(6)         22.41
                60,000
                 shares(4)     $3.50(7)   $3.50(7)         55.44
                50,000
                 shares(4)     $6.00(8)   $6.00(8)         79.20
                95,000
                 shares(4)     $7.00(9)   $7.00(9)        175.56
                ---------                               --------

Total           2,793,084                              $6,003.31
                 shares
------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers such additional indeterminate shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in various Common Stock Purchase Warrants. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.
(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average of the bid and ask prices reported on the American Stock Exchange on January 25, 2000, $8.6875 per share.
(3) May be offered and issued by Registrant from time to time in connection with one or more acquisitive transactions by Registrant of securities, businesses or assets.
(4)  To be offered and sold by Selling Shareholders.
(5) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $1.25 per share.
(6) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $1.50 per share.
(7) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $3.50 per share.
(8) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $6.00 per share.
(9) Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $7.00 per share.

-----------------------------------------------------------------

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

-----------------------------------------------------------------


Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PROSPECTUS	SUBJECT TO COMPLETION, DATED JANUARY 24, 1999

                          2,793,084 Shares
                         USURF America, Inc.
                            Common Stock
                          $.0001 par value

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus relates to up to 2,000,000 shares (the "Acquisition Stock") of the $.0001 par value common stock (the "Common Stock") of USURF America, Inc., a Nevada corporation (the "Company"), to be offered and issued by the Company from time to time in connection with business combination transactions involving issuance of shares of the Acquisition Stock. It is the Company's intention to search actively for business combinations, which may be in the form of mergers, stock-for-stock exchanges or stock-for-assets acquisitions. The Company anticipates that the terms of business combinations, if any, involving the issuance of shares of the Acquisition Stock will be determined by direct negotiations with the owners or controlling persons of the securities, businesses or assets to be acquired. Shares of Acquisition Stock issued will be valued at prices reasonably related to then-current market prices, subject to negotiation. No underwriting discounts or commissions will be paid, although finder's fees may be paid, in connection with business combination transactions involving the issuance of shares of Acquisition Stock. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). (See "Proposed Transactions" under "Business"). As of the date of this Prospectus, the Company has made no commitments for a business combination involving the issuance of shares of the Acquisition Stock to which this Prospectus relates and there is no assurance that the Company will, in fact, consummate a business combination transaction contemplated herein on terms that are favorable to the Company.

This Prospectus also relates to 793,084 shares of Common Stock (the "Selling Shareholder Stock"), 462,607 of which shares have been issued and 330,477 of which shares are issuable upon the exercise of a like number of currently outstanding warrants to purchase shares of Common Stock. This Prospectus also relates to such additional shares of Common Stock that may be issued pursuant to the anti-dilution provisions of the outstanding warrants. (See "Description of Securities of the Company"). The shares of Selling Shareholder Stock will be offered and sold from time to time by certain persons (the "Selling Shareholders") identified elsewhere herein under "Selling Shareholders". The Company will receive none of the proceeds of any sales by the Selling Shareholders.

The Company will pay substantially all of the expenses with respect to the offering to the public and the sale of the Acquisition Stock, as well as with respect to the offering and the sale of the Selling Shareholder Stock (the Acquisition Stock and the Selling Shareholder Stock being sometimes referred to as the "Registered Securities"), including the costs associated with registering the Registered Securities under the Securities Act and preparing and printing this Prospectus. Normal broker fees and any applicable transfer taxes are payable individually by the Selling Shareholders. (See "Use of Proceeds", "Selling Shareholders" and "Description of Securities of the Company").

The Common Stock of the Company is traded on American Stock Exchange ("AMEX") under the symbol "UAX". On January 24, 2000, the closing price of the Common Stock of the Company, as reported by AMEX, was $8.75 per share. The Company anticipates that the terms of business combinations, if any, involving the issuance of Acquisition Stock will be determined by direct negotiations with the owners or controlling persons of the securities, business or assets to be acquired by the Company. Shares of Acquisition Stock issued will be valued at prices reasonably related to then-current market prices, subject to negotiation. No underwriting discounts or commissions will be paid, although finder's fees may be paid, in connection with business combination transactions involving the issuance of shares of Acquisition Stock. Any person receiving a finder's fee may be deemed to be an underwriter within the meaning of the Securities Act. No prediction as to the actual negotiated price per share can be made. (See "Trading and Market Prices" and "Plan of Distribution").

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SEE "RISK FACTORS", BEGINNING ON PAGE 7, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN THE
SECURITIES OFFERED.


       The date of this Prospectus is _______________, 2000


	So long as the Registration Statement of which this Prospectus forms a part is effective and the disclosure set forth herein is current, the Selling Shareholders may sell the Selling Shareholder Stock publicly. The Selling Shareholder Stock offered by this Prospectus may be sold from time to time by the Selling Shareholders. The distribution of the Selling Shareholder Stock by the Selling Shareholders may be effected in one or more transactions that may take place on the AMEX, on the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
 Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of such Selling Shareholder Stock. The Selling Shareholders and intermediaries through whom the shares of Selling Shareholder Stock are sold may be deemed to be "underwriters" within the meaning of the Securities Act with respect to the shares of Selling Shareholder Stock offered. The Company has agreed to indemnify certain of the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

	This Prospectus contains information concerning the Company as of the date of this Prospectus, unless otherwise indicated. The delivery of this Prospectus at any time does not constitute a representation that the information contained herein is correct as of any date other than the date of this Prospectus, unless otherwise indicated, and the delivery of this Prospectus shall not create any implication that there has been no change in the business or affairs of the Company since such date.

                    FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS UNDER "PROSPECTUS SUMMARY", "RISK FACTORS", "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS", IN ADDITION TO CERTAIN STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE, THUS, PROSPECTIVE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE MOST SIGNIFICANT OF SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS ARE DISCUSSED ELSEWHERE HEREIN UNDER "RISK FACTORS", BEGINNING ON PAGE 5 OF THIS PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO CONSIDER CAREFULLY SUCH FACTORS.

                      ADDITIONAL INFORMATION

The Company is subject to certain of the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). The Company has filed with the Commission a Form S-1 Registration Statement (herein, together with all amendments thereto, called the "Registration Statement") of which this Prospectus constitutes a part, under the Securities Act and the Rules and Regulations promulgated thereunder, with respect to the securities offered hereunder. This Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement, including the exhibits thereto, for further information with respect to the Company and the securities offered hereunder. Statements contained in this Prospectus as to the contents of any contract or other document are summaries that are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement herein being qualified and amplified in all respects by such reference. Copies of the Registration Statement, including the exhibits thereto and the 1934 Act Filings, can be inspected and copied, upon the payment of the fee prescribed by the Rules and Regulations of the Commission, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 500 West Madison Street, Room 1400, Chicago, Illinois 60606, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Also, the Registration Statement, with exhibits, as well as all other documents filed electronically with the Commission, may be examined on and/or downloaded from the Internet at: http://www.sec.gov.

                        GLOSSARY OF TERMS

Dial-up: Traditional means of Internet customer access using standard telephone instruments via telephone land lines.

E-commence: electronic commerce over the Internet.

Internet: A network of networks spanning the entire world.

NOC: Network Operations Center, the hub of an ISP's network which monitors network traffic, services and security issues, as well as the performance of all network-related equipment and computer software.

POP: Point-of-Presence - a location that accepts Internet access customer logins.

Quick-CellTM: a scaled-down version of the Company's proprietary US.RF Wireless Internet access system designed for ease and speed of installation.

US.RFTM Wireless Internet: the Company's proprietary Internet access system that provides Internet access without the use of telephone lines and operates primarily in the 2400 MHz band usiing two-way modems. "US.RF" stands for "Unites States Radio Frequency".

Wireless Internet: Internet customer access provided without the use of standard telephone instruments or telephone land lines.

                        PROSPECTUS SUMMARY

THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS QUALIFY THE FOLLOWING SUMMARY IN ITS ENTIRETY, AND PROSPECTIVE PURCHASERS OF ANY OF THE SECURITIES OFFERED HEREBY SHOULD READ SUCH MORE DETAILED INFORMATION IN CONJUNCTION WITH THE FOLLOWING SUMMARY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN THE SECTION OF THIS PROSPECTUS UNDER THE CAPTION "RISK FACTORS." THE COMPANY OBTAINED CERTAIN INDUSTRY DATA USED IN THIS PROSPECTUS FROM INDUSTRY AND GOVERNMENT SOURCES, AND THE COMPANY HAS NOT INDEPENDENTLY VERIFIED SUCH DATA. THIS PROSPECTUS MAKES REFERENCE TO TRADEMARKS OF OTHER COMPANIES, WHICH MARKS ARE THE PROPERTY OF SUCH COMPANIES.

The Company

In July 1999, the Company changed its name to "USURF America, Inc.", from "Internet Media Corporation". The Company was incorporated in the State of Nevada on November 1, 1996, under the name "Media Entertainment, Inc.", to act as a holding company in the wireless cable and community (low power) television industries. Due to current market conditions in the wireless cable industry, the Company has abandoned its efforts to develop its wireless cable properties. In furtherance of its plan to focus on the exploitation of its US.RF Wireless Internet access products and the expansion of its other Internet services, the Company has assigned all of its community television properties to New Wave Media Corp. ("New Wave"), in exchange for 1,500,000 shares of such entity's common stock. The Company's Board of Directors has declared a dividend with respect to all 1,500,000 New Wave shares. (See "Dividends").

The Company's outlook changed fundamentally in January 1999, when it acquired CyberHighway, Inc., a Boise, Idaho-based ISP with approximately 30,000 dial-up subscribers. In addition to CyberHighway, the Company has completed acquisitions of two ISPs located in Santa Fe, New Mexico, as well as ISPs located in Denver, Colorado, Idaho Falls, Idaho, Demorest, Georgia, and Brewton, Alabama (see "Litigation"). In addition, the Company has executed an agreement to acquire an ISP located in Pocatello, Idaho, and the Company is currently negotiating to acquire other ISPs, with which no definitive acquisition agreement has been executed.

While the Company intends to continue to seek growth in its dial-up Internet access business, the Company has determined to commit substantially all available current and any future capital to the exploitation of its US.RF Wireless Internet access products. (See "Business").

References herein to the "Company" include the Company's subsidiaries, CyberHighway, Inc., Santa Fe Wireless Internet, Inc., and USURF America (Alabama), Inc., unless the context requires otherwise. The Company's headquarters is located at 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809. Its telephone number is (225) 922-7744; its Internet web site is www.usurf.com.

The Offering

It is intended that the Company will offer shares of the Acquisition Stock to which this Prospectus relates from time to time in the future for the purpose of effecting business combinations. Each issuance of shares of the Acquisition Stock pursuant to this Prospectus will be as a result of a transaction resulting in the acquisition by the Company of an interest in a business through a business combination transaction. The price per share of the Acquisition Stock on such issuances will be negotiated; the consideration for the issuance of shares of the Acquisition Stock will be stock or assets of the potential combination candidate, not cash. There is no combination transaction pending or agreed to as of the date of this Prospectus involving shares of the Acquisition Stock to which this Prospectus relates. It is not currently anticipated that shares of the Acquisition Stock will be offered by anyone other than the Company. (See "Proposed Transactions" under "Business" and "Plan of Distribution").

In addition, the Selling Shareholders intend to offer and sell their respective shares of the Selling Shareholder Stock, pursuant to this Prospectus. (See "Plan of Distribution").

Common Stock offered by:
     The Company                 2,000,000 shares (1)
     Selling Shareholders          793,084 shares (2)

Common Stock Outstanding
 Prior to this Offering         12,707,977 shares

Common Stock Outstanding
 After this Offering            15,038,454 shares (3)

American Stock Exchange
 Trading Symbol:                UAX
------------
(1) Such shares will be offered and issued from time to time in connection with future acquisitions by the Company.
(2) 462,607 of such shares are currently issued and outstanding and may be offered and sold from time to time by the Selling Shareholders. An additional 330,477 shares may be purchased from the Company upon the exercise of certain warrants and thereafter sold by the holders thereof, pursuant to this Prospectus. Does not include shares of Common Stock that may be issued pursuant to anti-dilution provisions of various outstanding warrants.
(3) Assumes: (A) the issuance of all 2,000,000 shares of the Acquisition Stock in acquisitive transactions and (B) exercise of all 330,477 warrants of the Company.

Summary Pro Forma Financial Data

The following table presents summary information from the unaudited pro forma condensed statements of operations of the Company for the year ended December 31, 1998, and assumes that the acquisition of CyberHighway had occurred on January 1, 1998.

                                    Year Ended
                                     12/31/98
                                    (unaudited)

Revenues                            $ 2,454,596
Total Operating Expenses             10,330,847
Operating Loss                       (7,876,251)
Net Loss                             (6,124,330)
Net Loss Per Share                       (.84)
Weighted Average Number of
  Shares Outstanding                  9,360,506

This summary pro forma financial information should be read in conjunction with the financial statements of the Company appearing elsewhere herein.

The following table presents summary information from the unaudited pro forma condensed balance sheet of the Company as of December 31, 1998, as if the acquisition of CyberHighway had occurred on December 31, 1998.

                                        As at
                                      12/31/98
                                     (unaudited)

Current Assets                       $   314,283
Total Assets                          21,772,750
Working Capital (Deficit)               (160,161)
Current Liabilities                      474,444
Deferred Tax Liability                 5,260,690
Shareholders' Equity                  16,037,616

This summary pro forma financial information should be read in conjunction with the financial statements of the Company appearing elsewhere herein.

Summary Historical Financial Information

The following table presents summary information from the historical financial information of the Company for the periods indicated.

STATEMENT OF OPERATIONS DATA:

                                                      Cumulative
           Nine                                       Since
          Months                                      Inception
          Ended         Year Ended December 31,       (12/28/95)
          9/30/99      1998      1997      1996       to 12/31/98
        (unaudited)  (audited)  (audited)  (audited)  (unaudited)

Revenue $2,047,364   $    5,440 $      596 $    3,337 $     9,373
Expen-
 ses     8,151,874    1,043,066    625,400     27,574   1,696,040
Net
 Loss    5,619,445    1,037,626    624,804     24,237   1,686,667
Loss
 per
 share     (.51)        (0.14)      (0.10)     (0.04)     (0.36)
Weighted
 Average
 Number
 of Shares
 Out
 stan-
 ding   11,034,764    7,361,275  6,193,678    631,622   4,715,763

BALANCE SHEET DATA:

                      As at           Year Ended December 31,
                     9/30/99            1998           1997
                   (unaudited)
Working Capital
 (Deficit)        $  (133,635)      $(240,806)      $(198,714)
Total Assets       22,063,067         333,659         236,256
Total Current
 Liabilities          487,430         249,071         198,938
Shareholders'
 Equity            16,915,416          84,588          37,318

This summary financial information should be read in conjunction with the financial statements of the Company appearing elsewhere herein.

Risk Factors

An investment in the Common Stock of the Company involves certain risks and other considerations associated with the Company and its business operations, including, among others, intense competition, dependence upon consumer acceptance, dependence on management, dilution and need for additional financing. (See "Risk Factors").

Management

The directors of the Company are David M. Loflin, Waddell D. Loflin, Julius
W. Basham, II, Richard N. Gill, Ross S. Bravata and Michael Cohn. Mr. David Loflin serves as President, Mr. Waddell Loflin serves as Vice President and Secretary, James Kaufman serves as Vice President - Corporate Development and Darrell Davis serves as Vice President - U.S. Internet Operations. Mr. Basham, pursuant to the terms of a Settlement Agreement, dated as of November 30, 1999, resigned as Chief Operating Officer on January 4, 2000. (See "Management" and "Certain Transactions").

                          RECENT DEVELOPMENTS

In recent months, the Company has negotiated contracts with two companies that serve as Internet backbone providers, NaviNet and ioNET, a subsidiary of PSINet, Inc. These agreements, plus an existing agreement with Electric Lightwave, have, in effect, transformed the Company from a regional ISP to a national ISP, an ISP that can provide dial-up Internet access in the vast majority of the 100 largest metropolitan statistical areas in the United States. With these agreements in place, the Company announced its National Reseller Program for its dial-up Internet access service, marketed under the "USURF America" brand name. It is expected that the impact of this effort will begin to appear during the first quarter of 2000. Through the National Reseller Program and through acquisitions of local, independent ISPs, the Company intends to continue to seek growth in its dial-up Internet access business.

However, all available current and future capital of the Company will be applied to the exploitation of the Company's US.RF Wireless Internet access products. It is these products upon which the Company's future is based. (See "Business").

                           THE COMPANY

In July 1999, the Company changed its name to "USURF America, Inc.", from "Internet Media Corporation". The Company was incorporated in the State of Nevada on November 1, 1996, under the name "Media Entertainment, Inc.", to act as a holding company in the wireless cable and community (low power) television industries. Due to current market conditions in the wireless cable industry, the Company has abandoned its efforts to develop its wireless cable properties. In furtherance of its plan to focus on the exploitation of its US.RF Wireless Internet access products and the expansion of its other Internet services, the Company has assigned all of its community television properties to New Wave Media Corp. ("New Wave"), in exchange for 1,500,000 shares of such entity's common stock. The Company's Board of Directors has declared a dividend with respect to all 1,500,000 New Wave shares. (See "Dividends").

The Company's outlook changed fundamentally in January 1999, when it acquired CyberHighway, Inc., a Boise, Idaho-based ISP with approximately 30,000 dial-up subscribers. In addition to CyberHighway, the Company has completed the following acquisitions: (1) in September 1998, the Company, through its wholly-owned subsidiary, Santa Fe Wireless Internet, Inc., acquired the assets and going business of Desert Rain Internet Services ("DSRT"), a Santa Fe, New Mexico-based ISP; (2) in June 1999, the Company, through its wholly-owned subsidiary, Santa Fe Wireless Internet, Inc., acquired Santa Fe Trail Internet Plus, Inc. ("SFTIP"), another Santa Fe, New Mexico-based ISP; (3) in August 1999, the Company acquired the going business known as "www.usurf.com"; (4) in August 1999, the Company, through its wholly-owned subsidiary, USURF America (Alabama), Inc., acquired Net 1, Inc., a Brewton, Alabama-based ISP, which acquisition is currently in arbitration as the Company attempts to rescind the transaction (see "Litigation"); (5) in August 1999, the Company acquired Premier Internet Services, Inc., an Idaho Falls, Idaho-based ISP; (6) in November 1999, the Company acquired the customer base of Cyber Mountain, Inc., a Denver, Colorado-based ISP; and (7) in December 1999, the Company acquired certain customers and related assets of CyberHighway of North Georgia, Inc., a Demorest, Georgia-based ISP. In addition, the Company has executed an agreement to acquire an ISP located in Pocatello, Idaho, and the Company is currently negotiating to acquire other ISPs, with which no definitive acquisition agreement has been executed.

While the Company intends to continue to seek growth in its dial-up Internet access business, the Company has determined to commit substantially all available current and any future capital to the exploitation of its US.RF Wireless Internet access products. (See "Business").

References herein to the "Company" include the Company's subsidiaries, CyberHighway, Inc., Santa Fe Wireless Internet, Inc., and USURF America (Alabama), Inc., unless the context requires otherwise. The Company's headquarters is located at 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809. Its telephone number is (225) 922-7744; its Internet web site is www.usurf.com.

                              RISK FACTORS

When evaluating an investment in the Company, the risks and uncertainties described below should be considered carefully. These risks and uncertainties described are not the only risks and uncertainties faced by the Company. Were any of the following risks actually to occur, the Company's business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of the Company's Common Stock could decline, which could cause an investor to lose of all or part of his investment in the Company's Common Stock.

Risks Concerning the Company

Limited Operating History; History of Losses. The Company has a limited operating history and has never earned a profit from its operations. The Company's operations, including the operations of its ISP subsidiaries and proposed operations, are subject to all of the risks inherent in the establishment of a new business, particularly one in the highly competitive and rapidly evolving Internet industry. These risks include the Company's ability (1) to achieve customer acceptance of the Company's US.RF Wireless Internet access products, (2) to expand its subscriber base, wireless and dial-up, and subscriber-related revenues, (3) to compete successfully in a highly competitive market, (4) to gain access to sufficient capital with which to support anticipated growth, (5) to recruit and train qualified employees and (6) to upgrade the Company's network systems and infrastructure. The Company cannot be certain that it will successfully address any of these risks. In addition, the Company's business is subject to general economic conditions, which may not be favorable in the future. Even if the Company is successful in addressing these risks, there is no assurance that the Company will ever earn a profit from its operations. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations").

Going Concern Opinion. The Company's independent auditor, Weaver and Tidwell, L.L.P., expressed, in its opinion on the Company's audited financial statements for the year ended December 31, 1998, substantial doubt about the Company's ability to continue as a going concern. Reference is made to the financial statements of the Company included elsewhere herein, and, specifically, to the Independent Auditor's Report and Note 1 to the financial statements of the Company appearing elsewhere herein.

Potential Pricing Pressure Due to Intense Competition. The Company faces intense competition in conducting its business and this level of competition will continue to increase for the foreseeable future. Many of the Company's competitors include other ISPs with much larger subscriber bases and greater resources. Further, a significant number of competitors offer a broader variety of business services, and may have done so for longer periods of time. Each local market in which the Company provides Internet access is served by multiple Internet access providers. The current and prospective competitors include may large companies, many of which are better known than the Company and can be expected to possess greater financial, technical and marketing resources than the Company. (See "Business - Competition").

As a result of increased competition within the Internet industry, the Company expects to encounter significant pricing pressure. The Company cannot be certain that it will be able to offset the effects of any competition-induced price reductions through an increase in the number of its subscribers, increased revenues, cost reductions or otherwise, or that the Company will have the resources, financial or otherwise, to compete successfully.

Aggressive Growth Strategy May Strain Resources. The Company is attempting to expand its Wireless Internet access business and its dial-up Internet access business, under the "USURF America" trade name and has begun an aggressive effort to increase its customer base, as well as to pursue existing and potential market opportunities. The Company expects that its planned rapid growth will place a significant strain on its managerial, operational and financial resources. In particular, the Company's planned Wireless Internet expansion will require significant capital with which to purchase equipment necessary for the construction and implementation of locations. The Company believes that the growth of its Wireless Internet access business will be impeded primarily by a lack of capital, rather than by a lack of customer acceptance.

In order to manage expected growth, the Company must improve its operational systems, procedures and controls on a timely basis. Should these systems not be effective in keeping pace with the Company's growth, the quality and reliability of the Company's services may decline and levels of customer satisfaction could be harmed.

Expected Fluctuations in Quarterly Operating Results. Due to its expected growth, the Company anticipates that its revenues and operating results may fluctuate significantly from quarter to quarter. Several factors are likely to cause such fluctuations, including, without limitation, (1) market acceptance of the Company's US.RF Wireless Internet access products and enhanced versions of the Company's dial-up products and services, (2) the rate of new subscriber acquisitions, (3) subscriber retention, (4) changes in Company pricing policies or those of competitors, (5) capital expenditures and other costs relating to the expansion of Company operations, (6) the timing of new product introductions and service announcements made by the Company or competitors, (7) personnel changes,
(8) the introduction of alternative technologies, (9) the effect of potential acquisitions, (10) increased competition in the Company's markets, and (11) promulgation of new and/or more restrictive governmental regulations. No prediction as to the future operating results of the Company can be made. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations").

Potential Inability to Obtain Needed Expansion Capital. The Company's ability to grow depends, in large measure, on its ability to expand the market penetration of its dial-up and Wireless Internet access business, which require significant equipment expenditures and advance expenditures and commitments for leased telecommunications facilities and advertising. Since its acquisition of CyberHighway (January 1999), the Company's operations have provided a level of funds sufficient to permit the Company to grow at a slow rate. In order for the Company to achieve its aggressive growth plans, the Company will be required to obtain significant additional capital, through debt or equity financing. There is no assurance that the Company will be able to obtain such additional capital in the future on terms acceptable to the Company, or at all. Should alternative sources of financing be insufficient or unavailable, the Company would be required to reduce the scope of its growth and operating plans in accordance with the extent of available financing.

Dependence on Third-party Suppliers and Telecommunications Carriers. The Company depends on third-party suppliers of hardware components and telecommunications carriers to provide equipment and networking services. The Company obtains its US.RF Wireless Internet-related equipment from a single source, while it acquires its dial-up related hardware components used in its network system from just a few sources, including server/processors manufactured by Intel, modems manufactured by Lucent Technologies and U.S. Robotics and high performance routers, which are devices that receive and transmit data between different networks, manufactured by Cisco Systems. In its dial-up operations, the Company currently relies on a few local telephone companies and others, such as U.S. West, Electric Lightwave and GST, to lease to it data communications capacity via local telecommunications lines and leased long-distance lines.
 The Company currently relies on NaviNet, Inc., ioNET, Inc., a division of PSINet, Inc., and Electric Lightwave for a significant portion of its Internet network, as well as Internet backbone access in most markets. The Company's suppliers and telecommunications carriers also sell or lease products and services to its competitors and may be, or in the future may become, competitors to the Company. The anticipated expansion of the Company's network infrastructure and other competitors' needs will continue to place a significant demand on suppliers and telecommunications carriers.
 The Company cannot be certain that its suppliers and telecommunications carriers will continue to sell or lease their products and services to it at commercially reasonable prices, or at all. Should the Company incur difficulties in developing alternative sources of supply, if required, the business, future financial condition or operating results of the Company may be adversely affected. Moreover, failure of the Company's telecommunications providers to provide the data communications capacity required, for any reason, could cause interruptions in the Company's ability to provide Internet access services to its customers, which may materially and adversely affect the business, financial condition and operating results of the Company.

Necessity of Expanding Network Infrastructure. The Company's network infrastructure is composed of a complex system of routers, switches, transmission lines and other hardware used to provide its subscribers with Internet access and other services. The future success of the Company's dial-up business will depend on the capacity, reliability and security of this network infrastructure. The Company will have to expand and adapt its network infrastructure as the number of subscribers and the amount and type of information these subscribers transmit over the Internet increases. Such network infrastructure expansion and adaptation will require substantial financial, operational and management resources. There is no assurance that the Company will be able to expand or adapt its network infrastructure to meet additional demand or changing subscriber requirements on a timely basis and at a commercially reasonable cost, or at all.

Network Capacity Constraints Can Impede Service to Subscribers. Capacity constraints within the Company's network and those of its suppliers have occurred in the past and will likely occur in the future, due to the explosive growth of the Internet industry. Such constraints may prevent subscribers from gaining access to a particular POP or may inhibit a subscriber from connecting to system-wide services, such as e-mail and newsgroup services. It is possible that the Company may, in the future, experience delays in the delivery of networking components or systems from third-party suppliers, which could have the effect of delaying the delivery of service to customers or cause all incoming modem lines to become full during peak times, resulting in busy signals for subscribers who are trying to connect to the Company's network. Similar problems could occur, if the Company is unable to expand the capacity of its information servers for e-mail, newsgroups and the World Wide Web fast enough to keep up with the demand from an expanding subscriber base. Any failure of the Company to provide its customers with the requisite network capacity to enable them to access readily the Internet would cause the Company's subscribers to experience an overall slow-down in their Internet access, which more likely than not would injure subscriber relations. Any such failure of the Company to expand or enhance its network infrastructure on a timely basis or adapt it to an expanding subscriber base, changing subscriber requirements or evolving industry standards could cause the Company's business, financial condition and operating results could to be materially and adversely affected.

No Mirror Site; Service Disruptions Could Result in Subscriber Cancellations. Substantially all of the Company's computer equipment, including critical equipment dedicated to its Internet access services, is presently located at a single facility in Boise, Idaho, and the Company has not yet established a "mirror" site, that is, a redundant NOC that can process dial-up customers, in the event the Boise NOC experiences service interruption. The occurrence of a natural disaster, the failure of one or more systems or the occurrence of other unanticipated problems at this NOC could cause interruptions in Internet services. In the ISP industry, extensive or multiple interruptions in Internet services are a primary reason for customer decisions to cancel the use of a particular Internet access service. Accordingly, any disruption of the Company's services, due to system failure, could materially and adversely affect the Company' business, financial condition and operating results.

Need to Adapt to Technology Trends and Evolving Industry Standards. The dial-up Internet access market served by the Company is susceptible to rapid changes, due primarily to technology innovations, as well as evolving industry standards, changes in subscriber needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose the Company to risks of equipment obsolescence. The Company will be required to use leading technologies effectively, continue to develop its technical expertise and enhance its existing services on a timely basis to remain competitive in this industry. While the development of the Company's proprietary Wireless Internet access and other wireless technologies are expected to aid the Company in its efforts to remain on the leading edge of Internet-related technology, there is no assurance that this will be the case.
Specifically, there is no certainty that the Company will effectively utilize new technologies in its operations.

The Company's ability to compete successfully in its markets also depends on the continued compatibility of its services with products and systems utilized and sold by various third parties. Although the Company intends to support emerging standards in the Internet access market, as well as in the enhanced business services market, there is no assurance that the Company will be able to conform to these new standards in a timely fashion and maintain a competitive position in the market.

Even though the Company's Wireless Internet access technology is a leading-edge Internet access delivery system, there is no assurance that this technology will permit the Company to remain competitive in its markets. Recently, several companies have introduced cable modems, which possess the ability to transmit data at substantially faster speeds than the modems currently employed by the Company in its dial-up business, but not at speeds faster than can be offered through the Company's US.RF Wireless Internet access products. Nevertheless, though the Company will continue to pursue the development of faster, more efficient Internet access technologies, there is no assurance that the Company will be able to support the costs associated with such product development efforts, which could cause a materially adverse affect on the Company's operations.

Growth Plans Dependent on Continued Internet Growth. During the past five or so years, the use of the Internet has grown exponentially. Although the Company believes its US.RF Wireless Internet access technology is positioned as a replacement for traditional, hard-wire-based Internet access, a portion of the expected growth of the Company's business depends on the continued growth of the Internet, the growth of the dial-up access market, and the continued development of the Internet as a viable commercial medium. If the use of the Internet does not continue to grow or evolves in a way that the Company is unable to address effectively, it is likely that the Company's business, financial condition and operating results would be materially and adversely affected.

Uncertainty of Subscriber Retention. Because sales, marketing and other costs of acquiring new subscribers are substantial in relation to the monthly fees derived from such subscribers, the Company believes that its long-term success depends largely on its ability to retain existing subscribers, while continuing to attract new subscribers. The Company intends to continue to invest significant resources in its wireless technologies, network infrastructure and customer and technical support capabilities, in order to continue to provide high levels of customer service. There is no assurance that these efforts will maintain or improve subscriber retention of the Company. The Company believes that intense competition from competitors, some of which offer free hours of service or other enticements for new subscribers, will continue to cause a small percentage of its subscribers to switch to a competitor's service. In addition, some new subscribers use the Internet only as a novelty and do not become consistent users of Internet services and, therefore, may be more likely to discontinue their service. These factors, among others, adversely affect the Company's subscriber retention rates. Any decline in subscriber retention rates could have a materially adverse effect on the Company's business, financial condition and operating results.

Potential State and Federal Government Regulations. The Company provides Internet access and other Internet-related services, in part, using telecommunications services provided by carriers that are subject to the jurisdiction of state and federal regulators. With the increasing popularity and use of the Internet, state and federal regulators may, with or without rational bases, adopt additional laws and regulations relating to content, user privacy, pricing and copyright infringement. The Company is unable to predict the impact, if any, that any such future regulation or regulatory changes would have on its business. (See "Regulation").

The Company's US.RF Wireless Internet access products operate in unregulated spectra, primarily in the 2400 MHz spectrum and the Company expects that such spectrum will remain unregulated.

Potential Liability for Network Intrusions or Computer Viruses.   Although
the Company has implemented, and will continue to implement, high-level network security measures, its network and computer systems are somewhat vulnerable to intrusions from "hackers", computer viruses or similar disruptive problems caused by, or transmitted through, subscribers or other Internet users. Any such disruptions could lead to interruptions, delays or cessation in service to subscribers. Inappropriate use of the Internet by third parties could also potentially jeopardize the security of confidential information stored in the Company's computer systems or those of subscribers, which may cause losses either to the Company or its subscribers. The potential occurrence of such disruptions may deter certain persons from subscribing to Company services. Company efforts to alleviate any such problems caused by computer viruses or other breaches of security likely would cause interruptions, delays or cessation in service to subscribers, which could have a materially adverse effect on the Company's business and operations.

As the volume of commercial transactions consummated over the Internet increases, the Company will face an increase in potential liability arising from network malfunctions or security breaches that impede the completion of such transactions or permit completion of transactions at compromised levels of security. It is possible that subscribers or others could assert claims of liability against the Company as a result of any such network malfunctions or security breaches. Moreover, until such time as more comprehensive security technologies have been developed and implemented, security and privacy concerns of existing and potential subscribers may inhibit the growth of the Internet service industry, in general, and the Company's subscriber base and revenues, in particular.

Acquisition of Internet Access Subscribers May Cause Subscriber Cancellations. As part of the Company's growth strategy, the Company is seeking to acquire select local, independent ISPs in certain key states. Any such acquisition may appear to that ISP's customers as a change in their ISP. This perceived change could result in subscriber cancellations, in the short-term period following the acquisition, due to the lack of an acquired subscriber's familiarity with the Company or due to billing issues arising from poor record keeping or billing administration by the acquired ISP. In acquiring an ISP, it is possible that the Company could encounter difficulties in assimilating personnel and operating techniques of the acquired ISP. Any such difficulties have the potential for disrupting the Company's then-ongoing business and distracting the attention of management, as well as resulting in unanticipated costs and difficulty in maintaining Company operating and service standards, controls and procedures. There can be no assurance given that the Company would succeed in overcoming any of these risks or other problems associated with the Company's growth strategy.

Potential Liability for Material Transmitted Over Company Network. Laws relating to the liability of Internet access providers for information carried on, or disseminated through, their networks are unsettled. The Federal Telecommunications Act of 1996 imposes fines on any entity that knowingly permits any telecommunications facility under such entity's control to be used to make obscene or indecent material available to minors via an interactive computer service. The Company is unable to predict whether any claim under such federal statute, similar state statutes or common law will be asserted against it, or, if asserted, whether it would be successful. It is possible that, as the law in this area develops, the Company may be required to expend substantial resources or discontinue certain services to reduce its exposure to the potential imposition of liability for information carried on, and disseminated through, its network. Any costs incurred by the Company as a result of contesting any such asserted claims or the consequent imposition of any liability could materially and adversely affect the Company's business, financial condition and operating results.

In addition, because materials may be downloaded by Company subscribers and subsequently distributed to others, it is possible that persons could make claims against the Company for defamation, negligence, copyright or trademark infringement or other causes of action based on the nature, content, publication and distribution of such materials. The Company also could be exposed to liability with respect to the offering of third-party content that may be accessible through its services, including links to web sites maintained by Company subscribers or other third parties, or posted directly to a Company web site, and subsequently retrieved by a third party through the Company's service. It is also possible that, if any third-party content provided through the Company's service contains errors, third parties who access such material could make claims against the Company for losses incurred in reliance on such information. Because the Company offers e-mail services, it is exposed to other potential risks, such as liabilities or claims resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail or interruptions or delays in e-mail service. Any such claims, whether such claims are with or without merit, are likely to divert management's time and attention and result in significant costs to investigate and defend.

New Product; Possible Lack of Consumer Acceptance. The Company intends to be the first Wireless ISP of its kind in each of its proposed markets. While the Company expects that its Wireless ISP service will be readily accepted by consumers, as with any new product or service, there can be no assurance that the Company's Wireless ISP service will be accepted by consumers in commercially viable numbers.

Competition. The market for the provision of Internet access services is extremely competitive and highly fragmented. As there are no significant barriers to entry, the Company expects that competition will intensify. It also believes that the primary competitive factors determining success as an ISP are (1) a reputation for reliability and high-quality service, (2) effective customer support, (3) access speed, (4) pricing, (5) effective marketing techniques for customer acquisition, (6) ease of use and (7) scope of geographic coverage. The Company believes that it can, and in the future will, more effectively, compete in its markets, although there is no assurance that the Company will be able to compete successfully in its markets, such that the Company's business, operating results and financial condition would not be materially and adversely affected.

Current and prospective competitors of the Company include many large, nationally-known companies, such as America Online, Mindspring, Earthlink and Flashnet, that possess substantially greater resources, financial and otherwise, market presence and brand name recognition than does the Company, including its subsidiaries. With respect to the Company's Internet access and other Internet-related services, the Company currently competes, or expects to compete, for the foreseeable future, with the following: national ISPs, numerous regional and local ISPs, most of which have significant market share in their markets; established on-line information service providers, such as America Online, which provide basic Internet access, as well as proprietary information not available through public Internet access; providers of web hosting, co-location and other Internet-based business services; computer hardware and software and other technology companies that provide Internet connectivity with their products; telecommunications companies, including global long distance carriers, regional Bell operating companies and local telephone companies; operators that provide Internet access through television cable lines; electric utility companies; communications companies; companies that provide television or telecommunications through participation in satellite systems; and, to a lesser extent, non-profit or educational Internet access providers. (See "Business - Competition").

Dependence on Management. The Company is dependent on its current management for its success. In particular, the Company is dependent on the efforts of its President, David M. Loflin, for its success. The Company and Mr. Loflin have entered into an employment agreement, although no key-man life insurance been purchased with respect to Mr. Loflin or any other members of management.

Also, the Company's success is dependent upon its ability to attract and retain qualified employees to meet the Company's future needs. The Company does not expect any difficulty in attracting and retaining qualified employees.

Control of the Company. As of January 24, 2000, the Company's directors and executive officers owned approximately 47.34% of the Company's outstanding shares of Common Stock, and certain of the officers and directors of the Company, as well as other persons, have entered into a voting agreement relating to the voting in elections of directors. Currently, 6,025,903 shares, or approximately 47.42% of the outstanding shares, are subject to this voting agreement. These shareholders will continue to be able effectively to control the outcome of directors' elections and thereby control the management policies of the Company, as well as the outcome of corporate actions requiring shareholder approval by majority action. Such ownership of Common Stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting rights of other holders of Common Stock. (See "Management" and "Certain Transactions").

Indebtedness to Affiliates. The Company currently is indebted to its President, David M. Loflin, in the amount of $409,926 for money loaned to the Company, all of which is payable on demand, and approximately 60% of which is evidenced by promissory notes and approximately 40% of which was loaned to the Company on open account. All of such indebtedness bears interest at 8% per annum. Mr. Loflin has advised the Company that he does not intend to demand repayment of any portion of such indebtedness, until such time as the Company is able to make such repayment without adversely affecting its financial condition. However, should Mr. Loflin change his current intention, the Company would be unable to repay Mr. Loflin, which could have a materially adverse affect on the Company and its financial condition.

Beginning August 1, 1999, the salaries of David M. Loflin and Waddell D. Loflin, a Company Vice President and Secretary, began to accrue. Through December 31, 1999, the accrued salaries of these officers totaled approximately $105,000, and will continue to accrue at the rate of approximately $21,000 per month, until such time as the payment of their respective salaries will not have a materially adverse affect on the financial condition of the Company. No prediction can be made as to when Messrs. Loflin will be paid their accrued salaries. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations").

Conflicts of Interest. It is possible that conflicts of interest could arise in the negotiation of the terms of any transaction between the Company and its shareholders, officers, directors or affiliates. The Company has no plans or arrangements, such as the hiring of independent consultants or arbiters, for the resolution of disputes between the Company and such persons if they arise. The Company and its shareholders could be adversely affected, should such individuals choose to place their own interests before those of the Company. No assurance can be given that conflicts of interest will not cause the Company to lose potential opportunities, profits or management attention. The Company could acquire assets from management, principal shareholders or their affiliates or from entities in which management, principal shareholders or their affiliates may hold an interest. Such persons or entities could derive monetary or other benefits from such transactions. Such benefits could include, without limitation, the assumption of, or release from, liabilities incurred by such persons or result in increased control of the Company by such persons. It is possible that a portion of the shares of Common Stock offered hereby could be issued to an affiliate of the Company, pursuant to a business combination transaction. However, no prediction can be made in this regard. Any such shares received by an affiliate would have the effect of increasing the current shareholders' control of the Company. The Board of Directors of the Company has adopted a policy regarding transactions between the Company and any officer, director or affiliate, including loan transactions, requiring that all such transactions be approved by a majority of the disinterested members of the Board of Directors and that all transactions be for a bona fide business purpose and be structured on terms at least as favorable to the Company as could be obtained from unaffiliated, independent third parties.

Need for Future Financing. To date, the Company has received a total of $865,000 under four separate private offerings of units of Company securities (shares of common stock and common stock purchase warrants), one occurring in June 1998 ($340,000), one occurring in January 1999 ($270,000), one occurring in May 1999 ($105,000) and one occurring in November 1999 ($150,000). In addition, the Company received $337,290 from the exercise of warrants during the third quarter of 1999. However, the Company is in need of additional financing to exploit fully its business opportunities. There is no assurance that the Company will be able to locate such additional financing or, if found, that such financing would be on terms favorable to the Company. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business").

Uncertainty of Significant Assumptions. The Company's plans for implementing its proposed business operations and achieving profitability from its intended operations are based on the experience, judgment and certain assumptions of its management, and upon certain available information concerning the communications industry, in general, and the Company's proposed plan of operation, in particular. No independent market studies have been conducted concerning the extent to which customers will utilize the services and products to be offered by the Company, nor are any such studies planned. There can be no assurance that the Company's plans will materialize, or that the Company's assumptions will prove correct. (See "Business").

Dependence on Protection of Proprietary Rights. The Company currently relies on common law principles for the protection of its copyrights, trademarks and trade secrets laws to protect our proprietary rights. The Company is nearing completion of patent applications relating to certain aspects of its US.RF Wireless Internet access technology and is nearing completion of trademark applications relating to the "US.RF Wireless Internet" brand name, the "Quick-Cell" brand name and the "USURF America" brand name. There is no assurance that the Company's efforts to protect its intellectual property rights have been or will, in the future, be adequate to prevent the misappropriation of its technology or that third parties, including competitors, will not independently develop technologies that are substantially equivalent or superior to the Company's proprietary technology.

Risks Concerning the Common Stock

Dilution. An investment in the Common Stock of the Company may result in substantial and immediate dilution in such investment, due to the lower book value per share of the Common Stock compared to the purchase price per share of the Common Stock. No prediction can be made relating to the actual dilution of an investment in the Common Stock of the Company, inasmuch as dilution will, more than likely, be different for each business combination exchange made under this Prospectus, as well as for each sale of shares of the Selling Shareholder Stock made hereunder. (See "Dilution").

Possible Volatility of Market for Common Stock. The market prices for securities of relatively new public companies have, historically, been highly volatile. Future announcements concerning the Company or its competitors, including operating results, technological innovations and government regulations, could have a significant impact on the market price of the Common Stock, increasing possible volatility.

Dividend Policy. The Company does not anticipate the payment of cash dividends in the foreseeable future, but intends to re-invest any profits which may be earned by the Company's business. However, the Company, during 1998, acquired shares of common stock of three private companies. The Board of Directors of the Company has declared dividends as to all of the shares of each of such companies. There is no assurance that shareholders will benefit from the distribution of such dividends. (See "Dividends").

No Shareholder Approval Required for Acquisitions. It is likely that any future transactions contemplated herein involving the issuance of shares of the Acquisition Stock of the Company will be consummated without prior approval of the shareholders of the Company. The Company's management, in its sole discretion, will determine whether a proposed transaction is to be consummated. There is no assurance that management's decisions will result in a benefit to the Company. (See "Proposed Transactions" under "Business" and "Management").

State Law Limitations on Director Liability for Monetary Damages. The Company's Articles of Incorporation, as amended, substantially limit the liability of the Company's directors to its shareholders for breaches of fiduciary or other duties owed to the Company. (See "Management").

Risks Associated with Forward-Looking Statements. This Prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such law sections. The statements contained in this Prospectus that are not historical fact are "forward-looking statements" (as that term is defined in the referenced law sections), which can be identified by the use of forward-looking terminology, such as "believes", "expects", "intends", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The Company's forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to its Wireless Internet connection services, plans and objectives for acquiring assets or businesses, plans and objectives for other lines of businesses that the Company may enter and future economic performance of the Company.

The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) ability of the Company to attract and retain qualified technical, sales, marketing and administrative personnel relating to the services it currently provides and intends to provide, (ii) ability of the Company to market its services at competitive prices, (iii) development of brand-name recognition and loyalty for the Company's services, (iv) development of an effective sales staff, (v) market acceptance of the Company's services, (vi) success of the Company's market initiatives, (vii) expansion of sales in the industries to which the Company provides its current and intended services, (viii) success of the Company in forecasting demand for its current and intended services, (ix) success of the Company in diversifying the Company's market to provide services to large and small businesses, professionals and individuals, (x) success of the Company in diversifying the types of services it offers to customers, (xi) achievement of forecast operating margins dependent upon price and efficient provision of services, (xii) availability of suitable licenses or other access to intellectual property and protection for the Company's services, (xiii) the ability of the Company to implement its acquisition strategy and the success of that strategy, if and to the extent it is implemented and (xiv) success of the Company in achieving increases in net sales to reduce the cost of services sold and to decrease general, administrative and development costs as a percentage of net sales. The forward-looking statements are based on assumptions and judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks presented by the Company's business and operations that could cause the Company's net revenues or net loss, or growth in net revenues or net loss to vary markedly from prior results or the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause the Company to alter its marketing, capital investment and other expenditures, which may adversely affect the Company's results of operations and cash flows. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved.

Market Overhang; Restricted Securities. Following the effective date of the Registration Statement of which this Prospectus forms a part and after January 30, 2000, substantially all shares of Common Stock will be eligible for resale to the public, pursuant to the provisions of Rule 144 of the Rules and Regulations of the Commission, or otherwise. Such amount of Common Stock represents a significant overhang on the market for the Common Stock. Such overhang on the market for the Common Stock could, if a substantial number of shares comprising such overhang were sold in a short period of time, depress the then-current market price for the Common Stock of the Company. However, no prediction as to the effect of such overhang on the market for the Common Stock of the Company can be made.

In general, under Rule 144, as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned his or her restricted stock for at least one year, including persons who may be deemed "affiliates" of the Company, as that term is defined under the Act, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then-outstanding shares of the Company's Common Stock (approximately 127,000 shares based on the current number of outstanding shares) or the average weekly trading volume of trading on all national securities exchanges and/or reported through the automated quotation system of a registered securities association of the Company's Common Stock during the four calendar weeks preceding the filing of the Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements, and to the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned his or her restricted shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to certain of the requirements described above.

                           DILUTION

An investment in the Common Stock of the Company may result in substantial and immediate dilution in such investment. With respect to a business combination transaction contemplated herein, dilution is the reduction of a purchaser's investment measured by the difference between the price per share of Common Stock (as negotiated) in the exchange and the net tangible book value per share following the exchange. No prediction can be made relating to the actual dilution of an investment in the Common Stock of the Company. (See "Selected Financial Data", as well as the Financial Statements of the Company appearing elsewhere herein).

                        USE OF PROCEEDS

The Company will realize no cash proceeds from the issuance of shares of the Acquisition Stock in any transaction contemplated herein. Similarly, the Company will not receive any of the proceeds of sales of the shares of Selling Shareholder Stock. However, should all of the currently outstanding warrants of the Company be exercised, the Company would realize cash proceeds of $1,346,013, which the Company would apply to the exploitation of its US.RF Wireless Internet access products. (See "Proposed Transactions" under "Business" and "Plan of Distribution").

                    TRADING AND MARKET PRICES

>From 1997 through October 1999, the Company's Common Stock was traded on the NASD's OTC Bulletin Board under the symbol "USRF". The table below sets forth, for the periods indicated, the high and low bid and asked prices for the Company's Common Stock, as reported by the OTCBB:

                        High       High       Low       Low
Quarter Ended:          Bid        Ask        Bid       Ask

December 31, 1997       $  .75     $ 1.625    $.0625    $.21875

March 31, 1998          $ 2.00     $ 3.00     $.03125   $.08
June 30, 1998           $ 2.00     $ 2.0625   $.8125    $.875
September 30, 1998      $ 1.50     $ 1.625    $.75      $.84375
December 31, 1998       $ 5.3125   $ 5.50     $.50      $.53125

March 31, 1999          $13.50     $13.75     $3.34375  $2.00
June 30, 1999           $ 7.375    $ 5.6875   $3.5625   $3.60
September 30, 1999      $ 8.8125   $ 8.875    $3.28125  $3.4375

These prices represented quotations between dealers without adjustment for retail mark-ups, mark-downs or commissions, and may not have necessarily represented actual transactions.

Beginning on October 15, 1999, the Company's Common Stock began to be traded on the AMEX. Since that date, the closing price for the Company's Common Stock has ranged from $2.75 per share to $10.375 per share. (See "Trading Market for the Common Stock" under "Risk Factors - Risks
Concerning the Common Stock").

Potential investors should note that the Company's Common Stock, like many newly-traded stocks, has experienced significant fluctuations in its price and trading volume. No prediction with respect to the Company's Common
Stock can be made.    (See "Possible Volatility of Market for Common Stock"
under "Risk Factors - Risks Concerning the Common Stock").

As of January 24, 2000, the number of record holders of the Common Stock of the Company, excluding nominees and brokers, was approximately 1,096, holding 12,707,977 shares.

                            DIVIDENDS

The Company has never paid cash dividends on its Common Stock. The Company anticipates that any future earnings, of which there is no assurance, will be retained for development of the Company's businesses, and, therefore, it can be expected that no cash dividends on the Company's Common Stock will be declared in the foreseeable future.

The Company has acquired shares of common stock of three private companies, as follows: (1) the Company acquired 1,500,000 shares of New Wave Media Corp., in exchange for all of the Company's community-television-related assets; (2) the Company acquired 400,000 shares of Argo Petroleum Corporation, in exchange for 10,000 shares of Company Common Stock; and (3) the Company acquired 800,000 shares of Woodcomm International, Inc., in exchange for 7,500 shares of Company Common Stock. The Board of Directors of the Company has declared dividends as to all of the shares of each of such companies, with record dates of December 1, 1998, January 15, 1999, and January 31, 1999, respectively. There is no assurance that shareholders will benefit from the payment of such dividends. None of the three dividend distributions will occur unless and until a registration statement relating to each distribution termination has been declared effective by the Commission.

                         CAPITALIZATION

The following table sets forth the capitalization of the Company as of December 31, 1998, and September 30, 1999 (unaudited). This table should be read in conjunction with the financial statements of the Company included herein.

                             As at           As at
                            12/31/98        9/30/99
                                          (unaudited)

Long-Term Debt              $       0     $ 4,660,221
Shareholders' Equity:
  Common Stock - $.0001
  par value; 100,000,000
  shares authorized,
  8,497,259 and
  11,692,259 shares
  issued, respectively            850           1,166
Additional Paid-in
  Capital                   2,874,189      24,508,377
Deficit Accumulated
  During the Development
  Stage                    (1,686,667)      5,247,322
Other                      (1,102,924)      2,345,945
Shareholders' Equity           84,588      16,915,416
Total Capitalization           84,588      21,575,637

                      SELECTED FINANCIAL DATA

The following selected financial data have been derived from the financial statements of the Company, which financial statements are included elsewhere herein. The selected financial data set forth below should be read in conjunction with such financial statements, related notes and other financial information included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

STATEMENT OF OPERATIONS DATA - PRO FORMA

The following table sets forth the unaudited pro forma condensed statements of operations of the Company and assumes the acquisition of CyberHighway occurred on January 1, 1998. In the opinion of management, all adjustments necessary to present fairly such unaudited pro forma condensed statements of operations have been made.

                     Historical
                   USURF     Cyber-    Pro Forma    Pro Forma
                  America    Highway   Adjustments  Consolidated

Revenues         $   5,440 $2,449,156  $         -   $ 2,454,596
Expenses
 Internet access
  cost                   -    510,036            -       510,036
Equipment cost           -    326,488            -       326,488
Depreciation and
 amortization        4,394    138,674    6,918,262(2)  7,061,330
General and
 administrative  1,030,070  1,292,526            -     2,322,596
Selling                  -    110,397            -       110,397
Total operating
 expense         1,034,464  2,378,121    6,918,262    10,330,847
Operating
 income (loss)  (1,029,024)    71,035   (6,918,262)    (7,876,251)
Other income
 (expense)      (    8,602)     6,960            -     (    1,642)
Income (loss)
 before taxes   (1,037,626)    77,995   (6,918,262)    (7,877,893)
Income tax
 benefit                 -          -   (1,753,563)(3) (1,753,563)
Net income
 (loss)         (1,037,626)    77,995   (5,164,699)    (6,124,330)
Net income
 (loss) per
 share            ($0.14)      $31.51                    ($0.84)
Weighted
 average
 number
 of shares
 outstanding     7,360,506      2,475                   9,360,506

STATEMENT OF OPERATIONS DATA - HISTORICAL:

                                                      Cumulative
           Nine                                       Since
          Months                                      Inception
          Ended         Year Ended December 31,       (12/28/95)
          9/30/99      1998      1997      1996       to 12/31/98
        (unaudited)  (audited)  (audited)  (audited)  (unaudited)

Revenue  $2,047,364 $    5,440   $    596  $   3,337   $    9,373
Expenses  8,151,874  1,043,066    625,400     27,574    1,696,040
Net Loss  5,619,445  1,037,626    624,804     24,237    1,686,667
Loss per
 share     (.51)       (0.14)      (0.10)     (0.04)      (0.36)
Weighted
 Average
 Number
 of Shares
 Outstan-
 ding    11,034,764  7,361,275   6,193,678    631,622   4,715,763

BALANCE SHEET DATA - PRO FORMA:

The following table sets forth the unaudited pro forma condensed balance sheets of the Company and CyberHighway, as if the acquisition of CyberHighway occurred on December 31, 1998:

                     Historical
                   USURF     Cyber-    Pro Forma    Pro Forma
                  America    Highway   Adjustments  Consolidated

Current assets   $   8,265  $ 306,018  $       -    $    314,283
Property and
 equipment, net    247,267    408,558    (72,692)(1)     583,133
Other assets           170     13,480          -          13,650
Intangibles         34,207          -   20,827,477(1) 20,861,684
Total assets       289,909    728,056   20,754,785    21,772,750
Current
 liabilities       191,552    282,892            -       474,444
Deferred tax
 liability               -          -    5,260,690(1)  5,260,690
Stockholders'
 equity             98,357    445,164   15,494,095(1) 16,037,616
Total liabilities
 and stock-
 holders'
 equity            289,909    728,056   20,754,785    21,772,750

BALANCE SHEET DATA - HISTORICAL:

                        As at       Year Ended December 31,
                       9/30/99       1998            1997
                     (unaudited)  (audited)       (audited)

Working Capital
 (Deficit)          $  (133,635)  $ (240,806)     $ (198,714)
Total Assets         22,063,067      333,659         236,256
Total Current
 Liabilities            487,430      249,071         198,938
Shareholders'
 Equity              16,915,416       84,588          37,318
------------
(1) To record the net assets purchased in connection with the CyberHighway acquisition and the amount attributable to cost in excess of net assets acquired based upon total purchase price of $15,940,000.
(2) Depreciation and amortization expense on acquired customer base, goodwill and property and equipment have been computed by amortizing them over their useful lives of 3 years.
(3) To record the income tax benefit based on temporary differences related to acquired customer base and property and equipment.

               RECENT CHANGE OF INDEPENDENT AUDITOR

On January 11, 2000, the Company dismissed Weaver and Tidwell, L.L.P. as its independent auditor. At the time of such dismissal, there was no disagreement with respect to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. On January 24, 2000, the Company engaged Postlethwaite & Netterville as the Company's new independent auditor, which firm will audit the Company's financial statements for the year ended December 31, 1999. The Company's Audit Committee approved such change in independent auditor. The Company's Current Report on Form 8-K, filed with the Commission on January 25, 2000, wherein the change in independent auditor is reported, is incorporated herein by this reference.

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Background

In July 1999, the Company changed its name to "USURF America, Inc.", from "Internet Media Corporation". The Company was incorporated on November 1, 1996, under the name "Media Entertainment, Inc.", to act as a holding company in the wireless cable and community (low power) television industries and acquired Winter Entertainment, Inc., a Delaware corporation ("WEI"), and Missouri Cable TV Corp., a Louisiana corporation ("MCTV"), to this end. Due to current market conditions in the wireless cable industry, the Company has abandoned its efforts to develop its wireless cable properties. In furtherance of its plan to focus on the exploitation of its Wireless Internet access products and expansion of its other Internet services, the Company has assigned all of its community (low power) television properties to New Wave Media Corp., in exchange for 1,500,000 shares of such entity's common stock. The Company's Board of Directors has declared a dividend with respect to all 1,500,000 New Wave Media Corp. shares.

In September 1998, the Company, through its subsidiary, Santa Fe Wireless Internet, Inc., a New Mexico corporation ("SFWI"), acquired the assets and going business of Desert Rain Internet Services ("DSRT"), a Santa Fe, New Mexico-based Internet Service Provider (ISP), for $25,000 in cash. In June 1999, the Company, through SFWI, acquired Santa Fe Trail Internet Plus, Inc., a New Mexico corporation ("Trail"), another Santa Fe, New Mexico-based ISP, for 100,000 shares of Company Common Stock. The acquisition of Trail is reflected in the discussion below, with Trail's operating results from the date of its acquisition, June 2, 1999, through September 30, 1999, being included in this discussion. Until the acquisition of Trail, the Company continued to operate DSRT under the "Desert Rain Internet Services" trade name. Upon the acquisition of Trail, the operations of DSRT were combined with those of Trail, and the Santa Fe, New Mexico, operations of the Company operate under Trail's trade name. In August 1999, the Company acquired the going business known as www.usurf.com ("usurf.com"), in consideration of 150,000 shares of Company common stock. The acquisition of usurf.com is reflected in the discussion below, with usurf.com's operating results from the date of its acquisition, August 14, 1999, through September 30, 1999. In August 1999, the Company, through its subsidiary, CyberHighway, Inc., acquired Premier Internet Services, Inc. ("PISI"), an Idaho-based ISP, in consideration of 127,000 shares of Company common stock. The acquisition of usurf.com is reflected in the discussion below, with usurf.com's operating results from the date of its acquisition, August 30, 1999, through September 30, 1999. In August 1999, the Company, through its subsidiary, USURF America (Alabama), Inc., an Alabama corporation ("USURF Alabama"), acquired Net 1, Inc. ("Net 1"), an Alabama-based ISP, in consideration of 250,000 shares of Company common stock. Because the Company has tendered the stock of Net 1 for rescission of the acquisition transaction, none of the operating data or balance sheet data associated with Net 1 is presented in the discussion below. The Company is involved in arbitration of its demand for rescission. Although the Company believes it will be successful on the merits of its claims, no prediction as to the outcome of such arbitration can be made. See "Litigation" for further discussion of this arbitration proceeding.

On January 29, 1999, the Company acquired all of the outstanding capital stock of CyberHighway, Inc. ("CyberHighway"), a Boise, Idaho-based ISP with approximately 27,000 subscribers, in exchange for 2,000,000 shares of Company Common Stock. The results of operations discussed below include the operations of CyberHighway from January 29, 1999, through September 30, 1999.

The Company's acquisition of CyberHighway fundamentally altered the Company's outlook. Prior to this acquisition, the Company's growth plan called for either (1) the acquisition of small, local ISPs located in certain key cities, then essentially "plugging-in" the Company's US.RFTM Wireless Internet access system into the acquired ISP's network system and marketing the Wireless Internet access system or (2) the establishment of strategic relationships by licensing local ISPs in certain key cities to exploit the Company's US.RF Wireless Internet access products. This growth strategy, while proving effective, proved also to be slow and relatively expensive.

With the acquisition of CyberHighway, not only did the Company acquire approximately 27,000 dial-up Internet access subscribers and a state-of-the-art NOC, the Company also gained immediate access to customers in over 230 markets in which a CyberHighway-owned or affiliate-ISP provides Internet services.

Currently, the Company is negotiating for the acquisition of numerous other ISPs located throughout the United States. There is no assurance that any such proposed acquisition will be consummated.

Because the Company, WEI and MCTV were combined in a reorganization of entities under common control, the presentation contained in the financial statements of the Company has been prepared in a manner similar to the pooling-of-interests method. The acquisitions of CyberHighway, Trail, usurf.com and PISI were accounted for as purchases, not as pooling of interests. In this regard, reference is made to the notes to the Company's financial statements appearing elsewhere herein. The following discussion reflects such financial statement presentation.

Recent Restructuring

In July 1999, the Company made sweeping changes to the management of its largest subsidiary, CyberHighway. These changes included completely replacing the board of directors and officers of CyberHighway, as well as a significant workforce reduction. Additional personnel reductions have been made. Certain business functions of the Company, including customer support services, have been moved from the Boise NOC to the Company's Santa Fe, New Mexico, POP. The changes in the management of CyberHighway were made due to differing managerial philosophies. Under the prior management, CyberHighway had, during May 1999, begun to sustain operating losses, primarily due to the addition of numerous salaried salespersons, who failed to produce sales revenues. The new management of CyberHighway instituted the restructuring and personnel reductions as the only means by which it could return CyberHighway to a positive cash flow position. In September 1999, CyberHighway's cash flow returned to a positive status, in line with its 1998 cash flow results.

Present Business Focus

In October 1999, the Company's management determined to commit, for the foreseeable future, all available capital to the exploitation of its US.RF Wireless Internet access products. Also, the Company intends to continue its pursuit of acquisitions of relatively small, local ISPs by which to expand its customer base, as well as the acquisition of businesses complimentary to the Company's core Internet access business.

Settlement Agreement

On November 30, 1999, the Company entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement'), which settled certain legal proceedings in which the Company and CyberHighway, had been involved. The parties to the Settlement Agreement were: the Company, CyberHighway, Julius
W. Basham, II, the Company's Chief Operating Officer and a director, William Kim Stimpson and David W. Brown. Messrs. Stimpson and Brown are former employees of CyberHighway.

Pursuant to the Settlement Agreement, certain legal proceedings have been settled in full and the Company has delivered to Messrs. Basham, Stimpson and Brown a total of 340,000 shares of Company Common Stock. Also, the Company is required to pay the total sum of $43,325 for reimbursement of attorneys' fees paid by Messrs. Basham, Stimpson and Brown

The 340,000 shares issued to Messrs. Basham, Stimpson and Brown pursuant to the Settlement Agreement have been valued at $2.6875 per share, or $913,750, in the aggregate. The price per share assigned to the issued shares was the closing price of the Company's Common Stock, as reported by The American Stock Exchange, on November 30, 1999. The $43,325.00 to be paid by the Company as reimbursement of attorneys' fees all will be expensed in the year to end December 31, 1999. With respect to the 340,000 shares to be issued, the Company will suffer a charge against earnings in the amount of $913,750, or approximately $.07 per share, which amount will be recognized by the Company in the year to end December 31, 1999. The total charge against earnings resulting from the Settlement Agreement, for the year to end December 31, 1999, will be $957,075.

Results of Operations

Subsequent to September 30, 1999. In December 1999, the Company's President, David M. Loflin, loaned the Company a total of $200,000, which loan is evidenced by a promissory note, bears interest at 8% per year and is payable on demand. Mr. Loflin has advised the Company that he does not intend to demand payment of such loan, until such time as repayment would not adversely affect the Company's financial position. Approximately 50% of the $200,000 obtained by the Company were used to purchase a portion of the equipment needed to expand the capacity of the Company's Boise NOC to handle up to 150,000 customers. The remainder of the funds were used for operating expenses and for working capital.

Nine Months Ended September 30, 1999, versus Nine Months Ended September
30, 1998.

General. During the nine months ended September 30, 1998 ("Interim 98"), the Company had nominal revenues. During the nine months ended September 30, 1999 ("Interim 99"), the Company had revenues of $2,047,364 (unaudited). This increase in revenues is primarily attributable to the Company's acquisition of CyberHighway. As discussed above, during Interim 98, the Company determined to cease, for the foreseeable future, activities in its Wireless Cable Segment, in addition to agreeing to dispose of all community-television-related assets.

For Interim 99, the Company suffered a net loss of $5,619,445 (unaudited) compared to a net loss of $847,083 (unaudited) for Interim 98. The Company's net loss for Interim 98 is attributable in large measure to the issuance of shares of Company common stock pursuant to various consulting agreements, as well as the payment of accounts payable. During Interim 99, however, the Company's net loss is attributable in large measure to the amortization and depreciation of acquired customer bases and goodwill ($5,433,339 [unaudited]), while $1,212,366 (unaudited) in professional fees, substantially all of which is attributable to stock issuances under various consulting agreements, and $979,291 (unaudited) in salary and commissions was expensed. During the last quarter of the year to end December 31, 1999 ("Fiscal 99"), the Company will expense approximately $670,000 of amortization of acquired customer bases and goodwill per month and approximately $120,000 each month, due to stock issuances under various consulting agreements. During Interim 99, the Company issued 500,000 shares of common stock under a consulting agreement, which shares were valued at $4.00 per share, or $2,000,000, in the aggregate. Approximately $33,000 will be expensed each month during the five year term of such consulting agreement.

Subsequent to September 30, 1999, the Company has issued a total of 61,000 shares to three consultants, all of which shares were valued at $3.00 per share. These consulting agreements are short-term in nature, two being for a period of four months and one being for a period of six months. The values of these consulting agreements will be expensed in equal monthly amounts over their respective terms.

For the last quarter of Fiscal 99, the Company will, due to intangible asset amortization and stock-for-services agreements, report a loss in line with the loss sustained for Interim 99, while cash flow from operations remained at levels similar to prior periods.

Internet Segment. During Interim 98, this segment generated no material revenues and operated at a small loss. During Interim 99, this segment generated all of the Company's revenues and is expected to do so for the foreseeable future.

Community Television and Wireless Cable Segments. As described above, the Company has, effective July 1, 1999, assigned all of its community
television properties to New Wave Media Corp.   For Interim 98 and Interim
99, the Wireless Cable Segment had no activity. As described above, the Company has determined to cease, for the foreseeable future, its Wireless Cable activities.

Year Ended December 31, 1998, versus Year Ended December 31, 1997.

General. During the year ended December 31, 1997 ("Fiscal 97"), substantially all of the Company's revenues were generated by the Community Television Segment. During the year ended December 31, 1998 ("Fiscal 98"), substantially all of the Company's revenues were generated by the Company's Internet Segment. As discussed above, during Fiscal 98, the Company determined to cease, for the foreseeable future, activities in its Wireless Cable Segment, in addition to disposing of all community-television-related assets.

For Fiscal 98, the Company suffered a net loss of $1,037,626 compared to a net loss of $624,804 for Fiscal 97. The net loss for each such reporting period is attributable in large measure to the issuance of shares of Company common stock pursuant to various consulting agreements. During Fiscal 98, a total of 1,655,759 shares were issued to consultants, which shares have been valued for financial accounting purposes at $1,556,900, in the aggregate. During Fiscal 98, $311,889 was expensed due to Fiscal 97 consulting agreements and $765,865 of the $1,556,900 Fiscal 98 consulting agreements was expensed. During Fiscal 97, a total of 404,000 shares were issued to consultants, which shares have been valued for financial accounting purposes at $750,000, in the aggregate. During Fiscal 97, $438,111 of such $750,000 was expensed. During Fiscal 99, the Company expensed approximately $92,000 each month, due to the Fiscal 98 consulting agreements. Also, in March 1998, the Company issued a total of 80,000 shares of common stock to certain of its directors. These shares were valued at $.80 per share; prior to these issuances, the last closing bid price for the common stock was $.56 per share.

Internet Segment.  The Company formed the Internet Segment during Fiscal
97. During Fiscal 97, the Internet Segment did not generate any revenues and incurred a net loss of approximately $9,200 for the period. During Fiscal 98, this segment began to generate material revenues, following the acquisition of DSRT, in September 1998. For all of Fiscal 98, this segment operated at a small loss.

CyberHighway Discussion. For all of Fiscal 99, the Company expects that its Internet Segment will operate at a modest loss due to one-time costs associated with certain corporate restructuring at CyberHighway, during July 1999, including attorneys' fees. For its fiscal years ended January 31, 1999, 1998 and 1997, CyberHighway had total revenues (audited) of $2,449,156, $2,058,501 and $1,047,515, respectively. CyberHighway had after tax profits (audited) of $77,995 for Fiscal 99 and $22,254 for Fiscal 98, while it incurred a net loss of $261,066 for Fiscal 97.

Pro Forma Company/CyberHighway Discussion. Assuming that the CyberHighway acquisition had occurred on January 1, 1998, the Company would have had, on a pro forma basis for Fiscal 98, total revenues of $2,454,596 (unaudited) and a net loss of $6,124,330 (unaudited), which is primarily attributable to the amortization of the acquired customer base. See the Notes to the Company's financial statements included elsewhere herein.

Community Television Segment. For Fiscal 97, the Company's only revenues were derived from the operations of its community television station in Baton Rouge, Louisiana, call sign: K13VE, Channel 13, which station has been engaged in broadcast operations since January 1996. For Fiscal 97, the Community Television Segment had revenues of approximately $600 and a net loss of approximately $2,700. During Fiscal 98, this segment had no material revenues and suffered a nominal loss from operations. As described above, the Company assigned all of its community television properties to New Wave Media Corp.

Wireless Cable Segment. For Fiscal 97 and Fiscal 98, the Wireless Cable Segment had no activity, other than to acquire certain assets. As described above, the Company has determined to cease, for the foreseeable future, its Wireless Cable activities.

Liquidity and Capital Resources

September 30, 1999. From its inception (November 1996) through June 1998, the Company required little capital with which to operate and had, throughout such period of time, a significant working capital deficit. In June 1998, the Company obtained the first funds of a total of $340,000 in a private offering of its securities, which drastically improved the Company's financial condition. At September 30, 1999, the Company's working capital deficit was $191,363 (unaudited) compared to a working capital deficit of $240,806 at December 31, 1998. This improvement in the Company's liquidity position is attributable to its acquisition of CyberHighway and, more significantly, to its ability to obtain approximately $730,000 from private sales of equity securities, during Interim 99. In January 1999, the Company obtained $270,000 from the sale of its securities; in May 1999, the Company obtained $105,000 from the sale of its securities. Also, in June 1999, the Company received $310,000 from the exercise of certain warrants. In August 1999, the Company received $27,321 from the exercise of certain warrants. Given the recent personnel reductions and other restructuring at CyberHighway, currently, the Company is relatively liquid as it conducts is operations. However, as discussed below, the Company continues to attempt to secure additional capital with which to pursue fully its business objectives.

The Company's only long-term liability, a deferred tax liability item of $4,352,451 (unaudited), arose upon the acquisition of CyberHighway. It is possible that similar liability items may be added to the Company's balance sheet, upon future acquisitions, although no prediction in this regard can be made.

 From inception through June 30, 1999, the Company's President, David M. Loflin, loaned to the Company a total of approximately $249,000, which funds were used primarily for operating expenses of the Company, $40,000 of which has been repaid. During the three months ended September 30, 1999, Mr. Loflin has loaned the Company a total of $62,000, which funds were used primarily for one-time-only expenses associated with the restructuring of CyberHighway, including legal fees. In December 1999, Mr. Loflin loan the Company an additional $200,000, which funds are to be used primarily for use in beginning the first phase of the Company's rollout of its US.RF Wireless Internet access systems in ten as-yet unannounced markets and for working capital. Currently, the Company owes Mr. Loflin a total of $$399,926. The loans from Mr. Loflin bear interest at 8% per annum and are payable on demand. The Company does not currently have funds available to repay any of the amounts owed to Mr. Loflin. Mr. Loflin has advised the Company that he does not intend to make further demand for repayment of such loans for the foreseeable future. Nevertheless, should Mr. Loflin make such demand for repayment, the Company could be unable to satisfy such demand, which would have a materially adverse affect on the Company.

The Company suffered an extreme lack of liquidity, and attendant working capital deficit, until June 1998, when it obtained the first funds of a total of $340,000 received under a private offering of its equity securities. With the infusion of funds, the Company was able to bring its accounts current and to proceed with the acquisition of DSRT in Santa Fe, New Mexico, which was acquired for $25,000 in cash. Until the acquisition of CyberHighway in January 1999, the Company was unable to accumulate working capital through operations; rather, the funds obtained in the June 1998 private offering provided working capital to the Company for the last half of Fiscal 98.

Prior to the acquisition of CyberHighway and in January 1999, the Company obtained $270,000 in a private offering of its equity securities. This infusion of funds allowed the Company again to bring its accounts current and to purchase equipment. In May 1999, the Company obtained $105,000 in a private offering of its equity securities, which funds were applied to operating expenses of the Company and the purchase of equipment. In June 1999, the Company received $310,000 from the exercise of certain warrants. Approximately 40% of the funds received from the exercise of the warrants was used for working capital and the balance of such funds was utilized for the purchase of needed US.RF Wireless Internet equipment and other Internet-related equipment. In August 1999, the Company received $27,321 from the exercise of certain warrants, which funds were used for working capital.

Subsequent to September 30, 1999, the Company obtained $150,000 in a private offering of its securities. In such offering, 50,000 units of securities were sold for $3.00 per unit, each unit consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $6.00 per share. Such funds were used for operating expenses and for the purchase of equipment.

Even with the recent influx of cash, the Company continues to seek capital with which to implement, on a full-scale basis, its growth strategy. Without access to additional capital, the Company's expected growth will be significantly impeded.

In addition, the Company expects that, prior to the end of the first half of 2000, warrants representing an additional approximately $1,700,000 will be exercised, although there is no assurance that such will be the case.

Commitment to Wireless Internet Business. In October 1999, the Company's management determined to apply, for the foreseeable future, all available capital to the exploitation of the Company's US.RF Wireless Internet access products. However, there is no assurance that the Company will obtain sufficient capital with which to exploit fully its plan of business.

Growth Strategy; Proposed Acquisitions. During the past year, as the Company has refined its growth strategy, it has determined that, for a purveyor of Internet access to achieve the greatest growth and economies of scale, it is necessary to offer traditional dial-up Internet access and the Company's US.RF Wireless Internet access products. Thus, to reach more Internet users, the Company will continue to provide high quality dial-up Internet access service as it deploys its US.RF Wireless Internet products in its markets. The Company's growth strategy is based on its ability to offer high quality Internet access through traditional means, telephone-line based dial-up service, and through its US.RF Wireless Internet access products.

US.RF Wireless Internet Strategy. The Company is attempting to implement, on a broad basis, a plan designed to establish its US.RF Wireless Internet access systems in numerous selected markets throughout the United States. The Company is currently negotiating for a nation-wide agreement with a well-known Internet backbone provider, that would provide the Company with an extremely cost-effective connection to the Internet, into which its US.RF Wireless Internet access systems would connect. Currently, the Company is in need of capital, in order to implement completely its growth plan.

USURF America National Reseller Program. With recently secured local dial-up Internet access agreements with national backbone providers, the Company has launched its "USURF America" high-quality dial-up Internet access service. The marketing of its dial-up access service is being accomplished by resellers, through the Company's National Reseller Program.
 The resellers of the Company's dial-up Internet access services will receive continuing commissions for customers obtained through their efforts. Due to unexpected delays in the national launch of this National Reseller Program, the Company expects its National Reseller Program to begin to yield significant subscriber growth during the first quarter of 2000 and to continue for the foreseeable future, as the Internet continues its growth. There is no assurance that these efforts in expanding its customer base will be successful.

ISP Acquisitions; Hub and Spoke Concept. The Company's growth strategy includes the acquisition of relatively small local, independent ISPs in a certain key city (or cities, depending on the size of a state) in each state. Each of these acquired ISPs would be subsumed into the Company's national Internet network and would serve as a hub for the Company's operations in a particular state. For example, in a state with a small population, the Company would acquire a single ISP to serve as the hub in that particular state, whereas, in a heavily populated state with several urban centers, the Company would likely acquire an ISP in each urban center. An acquired ISP would serve as a hub to same-state Company-owned ISPs, who would, through telephone-line connections, become spokes in the Company's national Internet network. The Company believes that this hub and spoke concept is one which will afford the Company the greatest opportunity to achieve needed economies of scale in each of its markets.

Currently, the Company is negotiating for the acquisition of several other ISPs located across the United States. There is no assurance that any of such proposed acquisitions will be consummated.

Wireless Internet Joint Venture - Monroe, Louisiana. During the second quarter of 1998, the Company entered into a joint venture agreement to implement the Company's US.RF Wireless Internet access system in Monroe, Louisiana. Because of internal problems with the Company's joint venture partner, no joint venture operations have commenced. It is the Company's expectation that, in the first half of 2000, it will take over the joint venture operations and begin Wireless Internet service in Monroe. However, no prediction in this regard can be made.

Community Television Stations. In furtherance of its plan to focus on the exploitation of its Wireless Internet access products and expansion of its other Internet services, the Company has assigned all of its community (low power) television properties to New Wave Media Corp., in exchange for 1,500,000 shares of such entity's common stock. The Company's Board of Directors has declared a dividend with respect to all 1,500,000 New Wave Media Corp. shares.

Cash Flows from Operating Activities. During Interim 99, the Company's operating activities used $425,815 (unaudited). The use of cash in the current period is primarily due to the Company's net loss of $5,619,445 (unaudited), primarily resulting from depreciation and amortization of $5,433,339 (unaudited). The Company also recognized non-cash consulting fees of $1,125,1773 (unaudited) on stock issued for services. The Company also suffered deferred income taxes associated with its acquisition of CyberHighway of $1,183,920 (unaudited). During Interim 98, the Company's operations used cash of $341,484 (unaudited). The use of cash in the prior period was primarily due to the Company's net loss of $847,083 (unaudited), which includes non-cash consulting fees of $553,874 (unaudited) on stock issued for services. The Company recognized approximately $140,000 for consulting services performed for stock each month during the last quarter of Fiscal 99. The Company expects that its operations will provide a modest of amount of cash during the first half of 2000, though not at levels that would offset the recognition of non-cash consulting fees. No prediction in this regard can be made.

Cash Flows from Investing Activities. Investing activities of the Company during Interim 99 used $221,887 (unaudited), all of which is attributable to capital expenditures of $423,295 (unaudited), which is offset by cash acquired in acquisitions of $186,318 (unaudited) and proceeds from the disposal of fixed assets of $15,090 (unaudited). The Company's investing activities during Interim 98 used $30,000 (unaudited), $25,000 of which was used to acquire DSRT and $5,000 of which was for the purchase of equipment.
 Although significant purchases of equipment are expected to be made by the Company during the first half of 2000, the Company's management is unable to predict the level of such equipment purchases, due to its inability to predict levels of available capital for such use. It is not expected that investing activities will provide cash during the first half of 2000.

Cash Flows from Financing Activities. Financing activities of the Company provided $727,926 (unaudited) in cash during Interim 99, compared to Interim 98 when financing activities provided $348,941 (unaudited) in cash.
 In the current period, the sale of equity securities for $732,321 (unaudited) in cash provided the great majority of the cash provided by the Company's financing activities, while $62,000 in cash was derived from
shareholder loans.   Substantially all of the cash during the prior period
was the result of sales of Company common stock in a private offering. The Company continues to seek additional capital with which to pursue its entire business objectives. However, no prediction as to the level of such cash can be made by management, nor can any assurance be made that any cash will be provided by financing activities.

December 31, 1998. From its inception (November 1996) through June 1998, the Company required little capital with which to operate and had, throughout such period of time, a significant working capital deficit. In June 1998, the Company obtained the first funds of a total of $340,000 in a private offering of its securities, which drastically improved the Company's financial condition. At December 31, 1998, the Company's working capital deficit was $240,806 compared to a working capital deficit of $198,714 at December 31, 1997. Since inception, the Company's President, David M. Loflin, has loaned to the Company a total of $439,926, which funds were used primarily for operating expenses of the Company, $40,000 of which has been repaid. Such loans bear interest at 8% per annum and are payable on demand. The Company does not currently possess funds necessary to repay any of the funds to Mr. Loflin. Mr. Loflin has advised the Company that he does not intend to make further demand for repayment of such loans for the foreseeable future. Nevertheless, should Mr. Loflin make such demand for repayment, the Company could be unable to satisfy such demand, which would have a materially adverse affect on the Company.

The Company suffered an extreme lack of liquidity, and attendant working capital deficit, until June 1998, when it obtained the first funds of a total of $340,000 received under a private offering of its equity securities. With the infusion of funds, the Company was able to bring its accounts current and to proceed with the acquisition of DSRT in Santa Fe, New Mexico, which was acquired for $25,000 in cash. During Fiscal 98, the Company was unable to accumulate working capital through operations; rather, the funds obtained in the private offering provided working capital to the Company for the last half of Fiscal 98.

In January 1999, the Company obtained $270,000 in a private offering of its equity securities. This infusion of funds allowed the Company again to bring its accounts current and to purchase needed equipment. However, the Company continues to seek capital with which to implement, on a full-scale basis, its growth strategy. Without access to additional capital, the Company's expected growth will be significantly impeded.

CyberHighway Discussion. During the last fiscal year of CyberHighway, it operated from a position of liquidity. CyberHighway's current liquidity is a result of profitable operations for the 18 months preceding January 31, 1999. At January 31, 1999, CyberHighway had working capital of $25,992, a figure that periodically moves upward, depending on the timing of receipt of accounts receivable. CyberHighway had a working capital deficit of $72,553 at January 31, 1998. After January 31, 1999, CyberHighway began to operate at a small, but increasing loss, until the Company changed management of CyberHighway, in July 1999. In September 1999, the operations of CyberHighway showed results in line with historical results.
A 30% reduction in work force is the primary reason for CyberHighway's quick turn-around, and further personnel reductions are expected to be made. However no precise level of personnel reductions has been determined.

Pro Forma Company/CyberHighway Discussion. Assuming that the CyberHighway acquisition had occurred on January 1, 1998, the Company would have had, on a pro forma basis, a working capital deficit of $217,680 (unaudited), total assets of $21,816,500 (unaudited), total liabilities of $5,792,653 (unaudited) and shareholders' equity of $16,023,847 (unaudited). See the Notes to the Company's financial statements included elsewhere herein.

Cash Flows from Operating Activities. During Fiscal 98, the Company's operations used $305,999 in cash compared to cash used of $112,120 during Fiscal 97. The use of cash in operations is a result of the lack of revenues compared to the operating expenses of the Company, and the increased use of cash during Fiscal 98 reflects the Company's increased activities compared to the prior period.

Cash Flows from Investing Activities. During Fiscal 98, investing activities of the Company used cash of $49,702 compared to $19,964 in Fiscal 97. During Fiscal 97, cash used by investing activities was for the acquisition of licenses and equipment , while cash used in investing activities during Fiscal 98 was for the acquisition of equipment and the customer base of DSRT. Investing activities did not provide any cash during Fiscal 99.

Cash Flows from Financing Activities. For Fiscal 98, financing activities provided $362,933 in cash, $30,133 of which is attributable to loans from the Company's President and $332,800 of which is attributable to the private sale of equity securities of the Company. During Fiscal 97, financing activities provided $117,582, $66,282 through loans from the Company's President and $50,000 from the private sale of shares of Company Common Stock. During Fiscal 99, financing activities (sales of equity securities) provided substantially all of the Company's cash

Non-Cash Investing and Financing Activities. During Fiscal 98, non-cash investing and financing activities included the issuance of 1,655,759 shares of Company Common Stock issued in consideration of consulting and legal services to be performed, valued at $1,556,900. During Fiscal 97, non-cash investing and financing activities included the issuance of 404,000 shares of common stock issued in consideration of consulting and legal services to be performed, valued at $750,000. No prediction can be made with respect to the Company's future non-cash investing and financing activities.

CyberHighway Discussion. For fiscal years ended January 31, 1999 and 1998, CyberHighway's operating activities provided $266,246 and $89,993 in cash, respectively. In Fiscal 98, net income ($77,995), depreciation and amortization ($138,674) and a change in accounts payable ($81,829) comprised most of the cash provided by the operating activities of CyberHighway. In Fiscal 97, net income ($22,254) and depreciation and amortization ($115,784) comprised most of the cash provided by the operating activities of CyberHighway.

For fiscal years ended January 31, 1999 and 1998, CyberHighway's investing activities used $198,072 and $125,069 in cash, respectively. During both periods, cash was used for capital expenditures.

For fiscal years ended January 31, 1999 and 1998, CyberHighway's financing activities provided $52,366 and $18,604 in cash, respectively. For Fiscal 98, proceeds from stock subscriptions receivable comprised all of the cash provided by the financing activities of CyberHighway. For Fiscal 97, proceeds from sales of common stock comprised all of the cash provided by the financing activities of CyberHighway.

Management's Plans Relating to Future Liquidity

With the recent $200,000 loan from the Company's President, the restructuring of CyberHighway, the receipt of $395,000 under private offerings during Interim 99, the receipt of $337,321 from the exercise of warrants, and the receipt of $150,000 under a private offering in November 1999, the Company has become relatively liquid and current operations will be sufficient to maintain the Company's liquidity. Also, the Company expects that, prior to the end of the first half of 2000, warrants representing an additional approximately $1,700,000 will be exercised, although there is no assurance that such will be the case. However, the Company's current operations, including the operations of its subsidiaries, will not be sufficient, on their own, to provide expansion capital with which the Company would be able to pursue its growth strategy on a full-scale basis. Although the Company continues to seek capital with which to implement its complete business objectives, there is no assurance that the Company will ever secure capital necessary for its planned expansion.

Capital Expenditures

For all of 2000, the Company expects to apply substantially all of its available capital to (1) the purchase of US.RF Wireless Internet equipment and the construction of local US.RF Wireless Internet access systems and/or
(2) the acquisition of one or more existing local, independent ISPs, into which the Company can essentially "plug-in" its US.RF Wireless Internet access system. The Company currently is seeking between two and three million dollars with which to implement its growth strategy. Although the Company expects that it will be able to secure sufficient expansion capital, there is no assurance that such will be the case.

Year 2000 Issues

The Company experienced no problems related to Year 2000 issues. In its efforts in becoming completely Year 200 compliant, the Company incurred expenses of approximately $75,000.

CERTAIN STATEMENTS CONTAINED IN THIS "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE, THUS, PROSPECTIVE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE MOST SIGNIFICANT OF SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS IS THE COMPANY'S ABILITY TO OBTAIN CAPITAL IN AMOUNTS NECESSARY FOR IT TO ACCOMPLISH ITS PLAN FOR THE EXPLOITATION OF ITS US.RF WIRELESS INTERNET ACCESS PRODUCTS, AS WELL AS CONSUMER ACCEPTANCE OF SUCH PRODUCTS.

                          REGULATION

US.RF Wireless Internet Access. The Company's US.RF Wireless Internet access products operate in unregulated spectra, primarily in the 2400 MHz spectrum and the Company expects that such spectra will remain unregulated.

Regulation of Internet Access Services. The Company provides Internet access, in part, using telecommunications services provided by third-party carriers. Terms, conditions and prices for telecommunications services are subject to economic regulation by state and federal agencies. The Company, as an Internet access provider, is not currently subject to direct economic regulation by the Federal Communications Commission or any state regulatory body, other than the type and scope of regulation that is applicable to businesses generally. In April 1998, the Federal Communications Commission reaffirmed that Internet access providers should be classified as unregulated "information service providers" rather than regulated "telecommunications providers" under the terms of the Federal Telecommunications Act of 1996. As a result, the Company is not subject to federal regulations applicable to telephone companies and similar carriers merely because it provides its services using telecommunications services provided by third-party carriers. To date, no state has attempted to exercise economic regulation over Internet access providers.

Governmental regulatory approaches and policies to Internet access providers and others that use the Internet to facilitate data and communication transmissions are continuing to develop and, in the future, the Company could be exposed to regulation by the Federal Communications Commission or other federal agencies or by state regulatory agencies or bodies. In this regard, the Federal Communications Commission has expressed an intention to consider whether to regulate providers of voice and fax services that employ the Internet, or IP, switching as "telecommunications providers", even though Internet access itself would not be regulated. The Federal Communications Commission is also considering whether providers of Internet-based telephone services should be required to contribute to the universal service fund, which subsidizes telephone service for rural and low income consumers, or should pay carrier access charges on the same basis as applicable to regulated telecommunications providers. To the extent that the Company engages in the provision of Internet or Internet protocol-based telephony or fax services, it may become subject to regulations promulgated by the Federal Communications Commission or states with respect to such activities. No assurance can be given that such regulations, if adopted, would not adversely affect the Company's ability to offer certain enhanced business services in the future.

Regulation of the Internet. Due to the increasing popularity and use of the Internet by broad segments of the population, it is possible that laws and regulations may be adopted with respect to the Internet pertaining to content of Web sites, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, and copyright infringement and other intellectual property issues. No one is able to predict the effect, if any, that any future regulatory changes or developments may have on the demand for the Company's Internet access or other Internet-related services. Changes in the regulatory environment relating to the Internet access industry, including the enactment of laws or promulgation of regulations that directly or indirectly affect the costs of telecommunications access or that increase the likelihood or scope of competition from national or regional telephone companies, could materially and adversely affect the Company's business, operating results and financial condition.

                           BUSINESS

History

In July 1999, the Company changed its name to "USURF America, Inc.", its name having been Internet Media Corporation. The Company was incorporated on November 1, 1996, under the name "Media Entertainment, Inc.", to act as a holding company in the wireless cable and community (low power) television industries. Due to current market conditions in the wireless cable industry, the Company has abandoned its efforts to develop its wireless cable properties. In furtherance of its plan to focus on the exploitation of its Wireless Internet Access products and expansion of its other Internet services, the Company has assigned all of its community (low power) television properties to New Wave Media Corp., in exchange for 1,500,000 shares of such entity's common stock. The Company's Board of Directors has declared a dividend with respect to all 1,500,000 New Wave Media Corp. shares.

In September 1998, the Company, through a wholly-owned subsidiary, Santa Fe Wireless Internet, Inc. ("SFWI"), acquired the assets and going business of Desert Rain Internet Services ("DSRT"), a Santa Fe, New Mexico-based Internet Service Provider (ISP) with approximately 140 customers, for $25,000 in cash. The Company has transferred the customers of DSRT onto its Internet network.

In January 1999, the Company acquired all of the outstanding capital stock of CyberHighway, a Boise, Idaho-based ISP with approximately 27,000 subscribers, at that time, in exchange for 2,000,000 shares of Company Common Stock.

In June 1999, the Company, through SFWI, acquired Santa Fe Trail Internet Plus, Inc., another Santa Fe, New Mexico-based ISP, with approximately 2,000 customers, in exchange for 100,000 shares of Company Common Stock.

In August 1999, the Company, through a wholly-owned subsidiary, USURF America (Alabama), Inc. ("USURF Alabama"), acquired Net 1, Inc., an Alabama-based ISP, with approximately 1,500 customers, in exchange for 250,000 shares of Company Common Stock. This transaction is currently the subject of arbitration, wherein the Company is seeking to rescind the entire transaction. (See "Litigation").

In August 1999, the Company, through CyberHighway, acquired Premier Internet Services, Inc., an Idaho Falls, Idaho-based ISP, which was an affilate-ISP in the CyberHighway network. This acquisition was made for 127,000 shares of Company Common Stock.

In November 1999, the Company acquired the customer base of Cyber Mountain, Inc., a Denver, Colorado-based ISP, which was an affilate-ISP in the CyberHighway network. This acquisition was made for 25,000 shares of Company Common Stock.

In December 1999, the Company acquired a portion of the customer base of CyberHighway of North Georgia, Inc., a Demorest, Georgia-based ISP, which was an affilate-ISP in the CyberHighway network. This acquisition was made for 53,000 shares of Company Common Stock.

In July 1999, the Company acquired the business known as www.usurf.com, an Internet e-commerce web portal. The Company has integrated this business into its e-commerce site, "www.e-tail.com".

References herein to the "Company" include CyberHighway, Inc., Santa Fe Wireless Internet, Inc. and USURF America (Alabama), Inc., unless the context requires otherwise.

Current Overview

In recent months, the Company has negotiated contracts with two companies that serve as Internet backbone providers, NaviNet and IONet, a subsidiary of PSINet, Inc. These agreements, plus an existing agreement with Electric Lightwave, have, in effect, transformed the Company from a regional ISP to a national ISP, an ISP that can provide dial-up Internet access in the vast majority of the 100 largest metropolitan statistical areas in the United States. With these agreements in place, the Company announced its National Reseller Program for its dial-up Internet access service, marketed under the "USURF America" brand name. It is expected that the impact of this effort will begin to appear during the first quarter of 2000. Through the National Reseller Program and through acquisitions of local, independent ISPs, the Company intends to continue to seek growth in its dial-up Internet access business.

Nevertheless, all available current and future capital of the Company will be applied to the exploitation of the Company's US.RF Wireless Internet access products. It is these products upon which the Company's future is based.

Corporate Growth Strategy

General. During the past year, as the Company has refined its growth strategy, it has determined that, for a provider of Wireless Internet access to achieve the greatest growth and economies of scale, it is necessary to offer traditional dial-up Internet access as a means to facilitate the implementation of the Company's US.RF Wireless Internet products. Thus, to reach more Internet users, the Company will continue to provide high quality dial-up Internet access service, as it deploys its Wireless Internet products in its markets. The Company's growth strategy is based on its ability to offer high quality Internet access through traditional, telephone-line-based dial-up service, while focusing substantially all of its resources on the exploitation of its Wireless Internet access products.

US.RF Wireless Internet Strategy. The Company has selected ten as-yet unannounced markets in the United States in which it will construct a US.RF Wireless Internet access system. Each system will require between four and six weeks to construct, during which period of time sales will be aggressively pursued. With the recent $200,000 loan from the Company's President, the Company is capable of constructing the ten planned Wireless Internet access systems and obtaining at least 1,000 US.RF Wireless Internet customers. The Company expects all ten of the planned systems to be operational by the end of March 2000. US.RF Wireless Internet access systems will be constructed in as many additional cities as the Company's available capital will permit. Should the Company obtain a significant equity funding, the rate of expansion would be significantly faster than it would be, should the Company be forced to rely on available cash flow from operations with which to expand. There is no assurance that the Company will obtain a significant equity investment or that its operations will provide cash flow with which to expand.

ISP Acquisitions; Hub and Spoke Concept. The Company's growth strategy includes the acquisition of relatively small local, independent ISPs in a certain key city (or cities, depending on the size of a state) in each
state.   Each of these acquired ISPs would become a USURF America ISP and would serve as a hub for the Company's operations in a particular state. For example, in a state with a small population, the Company would acquire a single ISP to serve as the hub in that particular state, whereas, in a heavily populated state with several urban centers, the Company would likely acquire an ISP in each urban center. An acquired ISP would serve as a hub to same-state USURF America ISPs, who would, through telephone-line connections, become spokes in the USURF America network system. The Company believes that this hub and spoke concept is one which will afford the Company the greatest opportunity to achieve needed economies of scale in each of its markets.

Proposed Transactions

The Company intends to search actively for business combinations, which may be in the form of mergers, stock-for-stock exchanges or stock-for-assets acquisitions. While no specific criteria for evaluating potential combination partners have been established by the Company, it is the intention of the Company's management to pursue combination transactions with private businesses with a history of earnings or a potential for future growth, or both. The Company intends to utilize the shares of Acquisition Stock to which this Prospectus relates in consummating any such transaction. As of the date of this Prospectus, the Company had not agreed to acquire any particular privately-held enterprises involving shares of the Acquisition Stock to which this Prospectus relates. There can be no assurance that the Company will be able to consummate a business combination, or acquisition, through use of the Acquisition Stock. (See "Plan of Distribution").

Industry Background

Growth of the Internet; the World Wide Web. The Internet, commonly known as the World Wide Web, or simply the Web, is a collection of connected computer systems and networks that link millions of public and private computers to form, essentially, the largest computer network in the world. The Internet has experienced rapid growth in recent years and is expected to continue its impressive growth, based on estimated increases in the numbers of Web users, Web traffic and the number of Web sites. International Data Corporation estimates that there were over 38 million Web users in the United States and over 68 million worldwide at the end of 1997. International Data Corporation projects that the number of Web users will increase to over 135 million in the United States and over 319 million worldwide by the end of 2002. In April 1998, the U.S. Department of Commerce estimated that traffic on the Internet is doubling every 100 days.
 It is estimated that the number of Web sites in the United States will increase from approximately 450,000 in 1997 to nearly four million in 2002.

The following factors, in the Company's estimation, are primarily contributing to the Internet's continued rapid growth: (1) the Internet has become, on a global scale, an accepted communication medium, enabling people to obtain and share information and conduct business electronically,
(2) the proliferation of affordable personal computers, (3) advances in the performance and speed of personal computers, modems and networking components, (4) improvements in telecommunication network infrastructures,
(5) ease of access to the Internet and (6) the increasing use of the Internet by businesses as a competitive tool.

Internet Access. Internet access services represent the means by which ISPs interconnect business and consumer users to the Internet's resources. Access services vary from dial-up modem access, like that provided by the Company, for individuals and small businesses to high speed dedicated transmission lines for broadband access by large organizations to Wireless Internet access systems, like the Company's US.RF Wireless Internet products. An ISP provides Internet access either by developing a proprietary network infrastructure or by purchasing access service from a wholesale access vendor, or through a combination of both. The rapid development and growth of the Internet have resulted in a highly competitive and fragmented industry consisting of approximately 4,500 ISPs in the United States, with most having customer bases of less than 5,000 subscribers. The vast majority of U.S.-based ISPs conduct their operations within a single city or state, with just a small number of ISPs, such as EarthLink and MindSpring, providing nationwide coverage. Due to the disparity between the large number of smaller ISPs with limited resources and the emergence of a limited number of national ISPs with their associated economies of scale, the ISP industry is expected to undergo substantial consolidation.

Electronic Commerce Over the Internet. The Internet has created a new communication and sales channel that enables businesses to interact with large numbers of geographically dispersed consumers and other businesses. With the recent growth of the Internet, there have emerged many companies that focus solely on the Internet as the medium for selling products or delivering services directly to purchasers, bypassing traditional wholesale and retail channels. Moreover, businesses are implementing sophisticated Web sites to effect electronic commerce initiatives that offer competitive advantages. These businesses are deploying an expanding variety of Internet-enabled applications, ranging from Web-site marketing and recruiting programs to on-line customer interaction systems, telecommunications services, integrated purchase order and "just-in-time" inventory solutions for key customers and suppliers. These on-line capabilities require increasingly complex Web sites and accompanying support operations. In addition, advances in on-line security and payment mechanisms are more adequately addressing consumers' concerns associated with conducting transactions over the Internet, thereby prompting more consumers and businesses to use the Internet as a medium for commerce. Also, businesses continue to offer an ever-greater selection of electronic commerce services. International Data Corporation estimates that the number of consumers buying goods and services on the Internet will grow from 17.6 million in 1997 to over 128 million in 2002, and that the total value of goods and services purchased over the Internet by consumers and businesses will increase from approximately $12 billion in 1997 to over $425 billion by 2002.

Contract Internet Operations. Electronic commerce, or e-commerce, is growing at an explosive pace. More and more businesses are placing greater emphasis on their Internet transaction and communication abilities and operations. Increasingly, traditional businesses, as well as Internet-based businesses, require non-congested and scalable Internet operations that will permit them to engage in digital communication and commercial transactions anywhere in the world, via the Internet.

Due to constraints posed by the lack of technical personnel with Internet skills or experience, the high cost of advanced networking equipment and the complexity of innovative Web solutions, many businesses do not possess, internally, resources required to develop, maintain and update their Internet facilities and systems, to maintain standards required for these companies to conduct high levels of Internet-based business. As a result of these constraints and other factors, many businesses are seeking to contract out, or "outsource", their Internet facilities and systems requirements as the preferred means for establishing and maintaining electronic commerce solutions. To this end, the Company expects an increasing demand is developing for:

   1. Dedicated and broadband Internet access services to support reliable, high speed and/or constantly connected Internet access and communication;

   2. Web hosting and co-location services which enable businesses to obtain equipment, technical expertise and infrastructure for their Internet needs on an outsourced basis; and

   3. Electronic commerce solutions to sell goods and services on the Web in a transactionally-secure environment.

By outsourcing Internet facilities and systems needs, businesses can then focus on improving their business results, rather than expending financial resources on additional staff and Internet-related assets necessary to support their Internet operations.

Internet Service Opportunities. The number of businesses and consumers accessing the Internet is expected to continue to increase significantly in the foreseeable future. According to Forrester Research, the market for providing access to the Internet for businesses and consumers is expected to be approximately $18.4 billion in 2000. Additionally, as businesses and consumers are developing greater levels of comfort in the use of the Internet for electronic commerce, businesses are increasingly implementing sophisticated electronic commerce solutions which, in turn, require significantly greater bandwidth and other business services. In response to this demand, an increasing number of ISPs are attempting to augment their basic Internet access services with a wide range of business services. According to International Data Corporation, the market for Web hosting and Internet security business services is the fastest growing segment of the Internet services market, with revenues expected to increase from approximately $350 million in 1997 to approximately $7 billion in 2000.

The Company believes that ISPs that offer both Internet access to broad segments of the population and that offer a broad selection of business services will be positioned to attain greater economies of scale through lower network expansion and marketing costs on a per-subscriber basis. The Company's management believes that only a few national ISPs will be in a position to benefit fully from this continued growth in Internet usage.

It is the Company's opinion that the ISPs that will be in a position to benefit most from the expected continued growth of the Internet likely will be characterized by their (1) ability to respond quickly to market demands,
(2) ability to provide reliable coverage on a nationwide basis, (3) superior technical skills and customer support capabilities, (4) electronic commerce expertise and business services capabilities, (5) brand name recognition and the ability to exploit multiple marketing channels and (6) relatively lower network costs.

Wireless Internet

General. "Wireless Internet" is a new type of communications spectrum recently designated by the FCC. Wireless Internet access requires a transmission facility maintained by an ISP employing such a wireless system and the user's modem equipped with an antenna. Wireless Internet capability allows users to access the Internet from a stationary computer or from a mobile, lap-top computer located within the Wireless ISP's transmission area; that is, a user can travel in a car, bus, train, etc., within the Wireless ISP's transmission area and maintain constant Internet access. The Company believes that businesses, particularly service businesses, once made aware of the Company's Wireless Internet access technology, will readily subscribe to the Company's Wireless ISP service, although no assurance can be made in this regard, inasmuch as the Company's Wireless Internet technology has only recently begun to be deployed.

The Company's proprietary Wireless Internet Access System is marketed under the "US.RF Wireless Internet System" (US.RF stands for United States Radio Frequency) and "Quick-Cell" trade names.

The US.RF Quick-Cell Wireless Internet access system is a turn-key, plug-and-play, system that is capable of delivering customers Internet access at burstable T-1 equivalent speeds, at prices that range from 40% to 60% below those charged for traditional T-1 hardwire Internet access service. Each Quick-Cell system consists of one US.RF Quick-Cell, one
US.RF server modem and five US.RF wireless, two-way customer modems, all of which can be deployed in less than one week. Additional Quick-Cells can be added to a local system on an as-needed basis. Currently, the Company's Quick-Cell Wireless Internet access system is in use in Santa Fe, New Mexico.

Once the Company determines to construct a full-scale Wireless Internet access system in a particular market, the construction of a full-scale system, one that covers an area 12 miles in diameter, takes approximately four to six weeks.

US.RF Wireless Internet Access System. The Company's proprietary US.RF Wireless Internet Access System operates primarily within a broadcast signal in the 2400 MHz band using two-way modems outfitted with antennae. Thus, the Company's US.RF Wireless Internet Access System differs substantially in design from the Wireless Internet access available through cellular telephones and differs substantially from traditional telephone-line-based ISPs, because there is no reliance on hard wire to transfer data. Yet, the Company's management believes the Company's US.RF Wireless Internet System is capable of greater utility at lower cost than these other modes of Internet access.

It is the belief of the Company's management that the Company's US.RF Wireless Internet System provides the following competitive advantages for attracting potential consumer and business customers over other Internet access modes:

   Speed. The Company's US.RF Wireless Internet Access System provides a minimum data transmission speed of 64kbs, with data transmission speed capability of up to 10 Mbs.

   Lower Cost. The Company's US.RF Wireless Internet Access System will, depending on the particular market and desired Internet access speed, offered at costs between 20% to 60% less than available hard-wire Internet access (that is, less than monthly ISP charges plus monthly telephone line charges) currently offered by local telephone companies. In addition, the Company's US.RF Wireless Internet Access System offers significant savings over cellular-telephone-based Internet access methods, inasmuch as the Company's US.RF Wireless Internet Access System is offered on a monthly flat-rate charge rather than a per-minute charge.

   No Telephone Company Involvement. Because the Company's US.RF Wireless Internet Access System does not utilize telephone lines, Company customers will not be required to incur the expense of a hard-wire telephone line through which to access the Internet. The Company believes this characteristic is especially appealing to business customers. Also, in the many areas where there appears to exist disdain for the local telephone company, the Company believes it will be able to gain customers, at least in part, by emphasizing the fact that the local telephone company will no longer be needed for Internet access.

   Security/Encryption. The Company's US.RF Wireless Internet Access System is designed to allow the encryption (scrambling) of its broadcast signal, thereby offering a high degree of security to potential customers, particularly business customers who wish to transmit confidential information over the Internet. As designed, such encryption capability does not add significantly to the cost of the Company's US.RF Wireless Internet Access System to its customers.

   Mobility. The Company's US.RF Wireless Internet Access System is able to permit service personnel of a business to file contemporaneous reports, request and receive technical assistance and perform other computer-based functions from a customer's place of business or from a service vehicle, even if the service vehicle is traveling to its next destination. The Company believes this mobility feature, coupled with the high-speed data transmission feature, will be attractive to potential customers, especially business customers.

   Ethernet/Networking Capability. The Company's US.RF Wireless Internet Access System is compatible with existing so-called "ethernet" systems. Generally, an ethernet can be described as a self-contained network of desk-top computers, often located in the same building, through which individual computer users can communicate electronically (i.e., via e-mail), as well as access the Internet. The Company is capable of designing and installing an ethernet system in any existing building by installing a wireless communications system that links all computers, including computers that are to remain linked via hard wire, to one another and provides all computer users access to the Internet. The Company believes that its ability to provide a wireless ethernet system at substantially lower cost than that of a hard-wire ethernet system will be a competitive advantage. There is, however, no assurance in this regard.

The Company believes that its US.RF Wireless Internet Access System is able to satisfy any other special requirements of a potential customer, without significantly adding to the system's cost to that customer. However, there can be no assurance that such will be the case.

The Company's US.RF Wireless Internet Access System is being marketed to the business sector, as well as home-based Internet users.

Potential Future Applications. Currently, it is the Company's long-term objective to offer a full array of video entertainment via its US.RF Wireless Internet Access System. The Company believes its plans are easily achievable, due to the fact that the Company's Internet connection can be routed to the user's television, using existing, relatively inexpensive technology. Assuming market conditions permit, the Company expects that, by the year 2005, each of its Wireless Internet systems would be able to offer its subscribers many video services, including some services that, given the rapid evolution of technology, may not currently exist. The video entertainment services that the Company expects to be able to offer include:

   Movies. The Company believes that it will be able to offer an ever-expanding movie list, all of which would be available, in real time, at any time, upon request of the subscriber. It is expected that each movie would be sold, or "rented", to subscribers at a cost that would be less than the same movie were it to be rented from the local video rental store. The primary impediment to the Company's offering this service is its lack of capital with which to acquire necessary equipment, as well as digitized copies of the desired movies.

   Pay-Per-View Events. The Company believes that the Company will be able to offer to its subscribers access to pay-per-view events, such as concerts and sporting events, including boxing matches, such as are currently available from time to time through local cable television systems. The primary impediment to the Company's offering this service is its lack of capital with which to purchase necessary equipment, including satellite dishes.

   "Cable" Television. Although the Company expects that consumer acceptance will be sluggish at first, the Company believes that, with adequate capital for equipment and advertising, as well as consumer education, the Company will be able to provide a competitive offering of "cable" television channels that would be equal to those offered by any local cable television company and direct broadcast satellite systems. It is quite possible that market forces will dictate that this type of service would not be introduced to consumers for the foreseeable future. No prediction in this regard can be made.

The foregoing services that may be offered in the future by the Company remain in the development stage and no introduction date has been set by the Company's management. All of the services described appear to be feasible after initial tests, due to the high-speed data transmission capabilities of the Company's Wireless Internet system. Additional applications are currently being developed by the Company. No prediction as to when any or all of these services will be ready for commercial exploitation.

Current Markets. The Company's US.RF Quick-Cell Wireless Internet access system is operating in Santa Fe, New Mexico, and the Company currently is completing construction of a full-scale US.RF Wireless Internet access system there. It is expected that construction of the Santa Fe system will be completed by the end of December 1999. The Company has a Wireless Internet customer waiting list of over 300 in Santa Fe, and these customers have begun to be placed onto the US.RF Wireless Internet access system.
The Company has begun constructing US.RF Wireless Internet access systems in ten as-yet unannounced. The Company anticipates that construction of all ten of these systems will be completed by the end of March 2000, although there is no assurance that this will be the case.

Early in 1999, the Company licensed several independent ISPs to operate the Company's US.RF Quick-Cell Wireless Internet access systems. The Company has, since such time, determined not to pursue the licensing of independent ISPs, in favor of its plan to own and operate all US.RF Wireless Internet access systems. The licensed Quick-Cell system in Casper, Wyoming, operated for a period of three months, but was discontinued, due to the sale of the licensee's ISP business. The Santa Fe, New Mexico, licensee was acquired by the Company in June 1999.

Competition; Consumer Acceptance. The Company's Wireless Internet business faces the same severe competition for market share as does the Company's dial-up Internet access business, particularly in the larger markets of the U.S. In addition to the competitive factors described below, the Company's Wireless Internet products potentially must also overcome an initial lack of consumer acceptance, given the new and relatively unproven (commercially) nature of the Company's Wireless Internet products. (See " Competition" hereunder for a more complete discussion of competitive factors that are expected to impact the Company's business).

Other Wireless Products. In January 1998, the Company delivered its first proprietary Wireless DataLink System. The Company's Wireless DataLink System was delivered to the Baton Rouge refinery of one of the largest international oil companies, the refinery being the second largest in the U.S. The Company's Wireless DataLink System was purchased to replace an existing hard-wire (T-1 telephone line) data transmission system. The Company's Wireless DataLink System transfers data at the rate of 2 megabytes per second. Since such time, the Company's management has determined to focus all available resources on the development of its Wireless Internet products, as a more efficient means of achieving short-term profitability. As the Company begins to achieve success in implementing its growth strategy, the Company expects to begin to devote resources, if available, to the exploitation of these other proprietary wireless products. The Company believes its Wireless DataLink System can address, on a wide-spread basis, the needs of businesses to transmit ever-increasing volumes of data. However, there is no assurance that the Company will ever possess sufficient resources to exploit its Wireless DataLink System or that the Company's Wireless DataLink System will achieve wide-spread acceptance.

Dial-up Overview

The Company is a high quality, full service ISP, offering its services, directly and through affiliate-ISPs, to residential and business customers located in over 230 cities, in 12 states. The Company has approximately 30,000 dial-up customers, including several thousand business customers. The Company's Internet services include dial-up access, high speed access and other value-added services, as well as Wireless Internet access to approximately 90 customers. Because CyberHighway began offering wireless Internet service before its being acquired by the Company, the wireless Internet system employed by CyberHighway is not the Company's US.RF Wireless Internet access system. However, the Company will, over time, transfer all of its current wireless Internet customers onto the Company's US.RF Wireless Internet access system.

Customers and Markets

The Company provides Internet access to approximately 30,000 customers, nearly all of which utilize its dial-up Internet access services. The largest concentration of customers is in Idaho, where approximately 65% of Company customers reside. The bulk of the remaining Internet access customers of the Company are located as follows: 10% in Wyoming, 5% in Georgia, 5% in Oregon, 5% in Nevada, and3% in Arizona, with the remaining subscriber base spread among various other markets, including Denver, Colorado, and Jackson, Mississippi.

With the Company's existing agreements with NaviNet, PSINet and Electric Lightwave, all Internet backbone providers, the Company's management believes that its growth plan will extend the Company's potential customer base to include residents in nearly all of the largest 300 markets in the United States. Based on data collected from certain of the Company's subscribers, the Company believes that its subscribers tend to reflect the typical Internet user composite which, according to published surveys, indicates that over half of Internet users are male, approximately 50% are between the ages of 25 and 45, about one-third are college graduates and the average reported annual income of users is substantially higher than the median U.S. level.

To date, business customers have generally consisted of small and medium-sized businesses. However, with the introduction of the Company's US.RF Wireless Internet access products, the Company has begun to place a strong emphasis on the acquisition of larger business customers.

Sales and Marketing

Historically, CyberHighway's sales and marketing strategy was comprised of three components: (1) direct response marketing, (2) affiliate-ISP program and (3) corporate direct sales. Direct response marketing and the affiliate-ISP program were responsible for most of CyberHighway's growth in its subscriber base. However, the affiliate-ISP program has been abandoned. The Company, instead, in taking a more national approach founded upon its agreements with national Internet backbone providers, has launched a National Reseller Program, with respect to its USURF America dial-up Internet access service. Participating resellers receive monthly per customer residuals from the Company, as compensation for their sales efforts. The Company has received over 400 inquiries from prospective resellers. The Company expects that its National Reseller Program to be fully underway during the first quarter of 2000.

The Company has begun, and will continue, to place increasing emphasis on marketing its Internet services to businesses. The Company's US.RF Wireless Internet products are an important part of this effort. The Wireless Internet products permit the Company to compete effectively in its markets on sales of dedicated and high bandwidth Internet access services to business customers.

The Company engages in a variety of direct response marketing and various promotional activities to stimulate consumer awareness of its Internet access services. These marketing efforts are directed both to consumers who have not previously subscribed to Internet access services and to Internet users who may switch to the Company's service, after learning of its affordability and reliability. Radio advertising and direct mail distribution have been the principal media used for direct response marketing to solicit new subscribers. Recently, the marketing focus for the Company's dial-up Internet service was changed to the National Reseller Program structure described above. The Company believes this strategy is the most cost-effective way to develop its dial-up Internet access business, while permitting the Company to concentrate substantially all of its resources on the exploitation of the US.RF Wireless Internet access products.

Because it is the Company's belief that a consumer's selection of an Internet service provider is most often influenced by a personal referral, the Company strives always to deliver superior customer service and support. Historically, CyberHighway has achieved high levels of customer satisfaction that have led to positive customer referrals.

Affiliate-ISP Program

>From its inception, CyberHighway employed an affiliate marketing program, a technique designed to generate rapid expansion of CyberHighway's subscriber base. Under this program, an existing ISP entered into a license agreement with CyberHighway, wherein the local ISPs obtained the right to use the "CyberHighway" brand name and the local ISP allowed the connection of a Kbps-speed frame relay data circuit to connect from the local ISP's POP to CyberHighway's NOC. In effect, under this license arrangement, CyberHighway handles the local ISP's "backroom" operations, that is, hardware and system management, thereby allowing the local ISP's personnel to concentrate on marketing functions. In addition to certain monthly circuit fees, the local ISP pays CyberHighway a monthly per-customer royalty. These per-customer royalties average approximately $2.00.

The Company has determined to attempt to acquire as many of the CyberHighway affiliate-ISPs as possible. To this end, the Company has, during 1999, acquired three affilate-ISPs and has executed definitive acquisition agreements with one other. An acquisition agreement with respect to an additional ISP has been terminated by the terms of the acquisition agreement. There is no assurance that the Company will be able to acquire additional affiliate-ISPs.

Customer Service and Support

The Company is committed to the highest levels of customer satisfaction. Indeed, CyberHighway's history of high customer satisfaction, as measured by a low customer turn-over rate, was one of the most important factors in the Company's decision to acquire CyberHighway. The Company believes that maintaining high levels of customer satisfaction will remain as a key competitive factor that differentiates the Company from other purveyors of Internet-related services. The Company regularly reviews network utilization rates, and refines and expands its network capabilities as necessary, to ensure high levels of network performance and reliability. The Company maintains customer support for telephone inquiries seven days a week, with technical personnel available to address customer questions and concerns. The Company intends to begin to offer customer support 24 hours per day, in the near future. The Company intends to continue to dedicate the resources necessary to ensure that service calls are promptly answered and addressed by a customer support representative, and that customer issues are resolved promptly. Customers also can access customer support services through e-mail correspondence or access trouble-shooting tips and configuration information, as well as network status and performance reports, on the Company's Web site.

Consumer and business customers have very different support needs, as do Wireless Internet customers, especially as to technical requirements and the sophistication of the user who makes the customer service inquiry. As the Company's subscriber base grows, it intends to implement a tiered customer support system, where simple technical problems or other miscellaneous issues would be handled by non-technical support staff and complex and/or time sensitive technical questions would be referred to the trained technical support staff for resolution.

Network Infrastructure

The Company has designed its network and related systems to provide fast and reliable, high-quality Internet access services, while minimizing the capital investment needed for infrastructure development. CyberHighway continues to re-evaluate its network's structure and design so as to achieve maximum capacity with available resources. The Company intends to seek innovative, cost-saving measures as it expands its network, which is expected to provide maximum flexibility to the Company as it pursues its growth strategy. The Company further believes that it will be able to take advantage of market opportunities as they may develop, whether due to technological advances or regulatory changes. The Company's objective is to minimize both network costs and exposure to technological obsolescence of equipment. The Company believes its agreements with NaviNet, PSINet and Electric Lightwave for Internet backbone access greatly enhance its ability to accomplish these objectives.

The Company's current network consists of a state-of-the-art NOC located in Boise, Idaho, through which all subscribers, whether from company-owned or affiliate-ISPs, log onto the Internet. These facilities support the Company's POPs. The Company has designed a "mirror" NOC site, which would provide redundancy to the Company's network and greatly enhance the reliability of the Company's network. The Company will be able to construct this "mirror" site, only at such time as it obtains a significant equity funding.

The Company will continue to monitor capacity demands on its network, so that network resources will continue to expand ahead of market demands.

Network Operations Center

The Company's Network Operation Center (NOC) monitors network traffic, quality of services and security issues, as well as the performance of the equipment located at each company-owned and affiliate-ISP POPs, to ensure reliable service. The Company's NOC is comprised of state-of-the-art equipment and an uninterruptible power supply. The Company's NOC currently possesses excess capacity, to the extent that an additional 10,000 subscribers could be added to the Company's network without having to add equipment or telephone lines. The Company's NOC is staffed 24 hours a day, seven days a week, with technical and network security personnel. When an intruder, or "hacker", enters the Company's network, the network security personnel are able to monitor the intruder's activities, create a report about such activities and provide such information to customers who may have had their proprietary information tampered with by the intruder. To date, neither the Company nor any customer has incurred any material loss due to the efforts of hackers.

Network Design

Each Company-owned POP includes modern hardware, along with routing equipment and associated leased-telephone-line interface devices. Modems are interconnected to switched telephone networks serving the local area, and high-speed telephone lines connect the POP router to other sites within its network. The hardware and software deployed at each facility permits analysis of the performance of the network and performance of limited maintenance from the Boise, Idaho, NOC. The Company's network is designed with high levels of redundancy as a means of increasing network reliability, so as to avoid single points of system failure.

Strategic Relationships

The Company has entered into agreements with NaviNet, Inc., ioNET, Inc., a division of PSINet, Inc., and Electric Lightwave, with respect to such companies' providing Internet backbone access throughout their respective networks. Together, these companies provide Internet backbone access in a great majority of U.S. markets. The Company pays these providers a monthly per-customer fee, which fees fluctuate, depending on the number of Company customers that utilize such firms' access services. The services provided by these firms to the Company are transparent to customers of the Company, that is, Company customers appear to access the Internet directly through a Company-owned POP. These agreements are key to the Company's ability to offer national dial-up access to its customers. The Company continues to negotiate with other Internet backbone service providers, in an attempt to achieve better pricing alternatives.

Other Internet Services

In addition to the services usually offered by ISPs, the Company offers a Web site that facilitates e-commerce for its customers. This Web site is known as "e-tail.com". During 2000, the Company will attempt to direct significant Internet traffic to this site, although no assurance in this regard can be made. The Company will, in the future, have its e-tail.com operations begin to specialize in business-to-business e-commerce transactions, in addition to its offering desirable products to consumers.

The Company has determined to focus on business-to-business Internet solutions, due to its belief that this sector has not, historically, been well served by Internet access and Internet-related service providers. There is no assurance that the Company's efforts in this regard will be successful.

Competition

The market for the provision of Internet access services is extremely competitive and highly fragmented. Among the Company's national competitors, such as America Online, Mindspring, Earth Link and Flashnet, the Company competes against local, independent ISPs in each of its markets. As there are no significant barriers to entry, the Company expects that competition will intensify. It also believes that the primary competitive factors determining success as an ISP are (1) a reputation for reliability and high-quality service, (2) effective customer support, (3) access speed, (4) pricing, (5) effective marketing techniques for customer acquisition, (6) ease of use and (7) scope of geographic coverage.

The Company believes that it can, and in the future will, more effectively, compete in its markets, due to (1) its commitment to providing fast and reliable, high-quality Internet access and other Internet-related services, as well as exemplary customer service and support, and (2) the Company's US.RF Wireless Internet products, which are designed to be highly cost competitive and are expected to be well received in each of its markets. Nevertheless, there is no assurance that the Company will be able to compete successfully in its markets.

Current and prospective competitors of the Company include many large, nationally-known companies that possess substantially greater resources, financial and otherwise, market presence and brand name recognition than does the Company, including its subsidiaries. With respect to the Company's Internet access and other Internet-related services, the Company currently competes, or expects to compete, for the foreseeable future, with the following: national ISPs, numerous regional and local ISPs, most of which have significant market share in their markets; established on-line information service providers, such as America Online, which provide basic Internet access, as well as proprietary information not available through public Internet access; providers of web hosting, co-location and other Internet-based business services; computer hardware and software and other technology companies that provide Internet connectivity with their products; telecommunications companies, including global long distance carriers, regional Bell operating companies and local telephone companies; operators that provide Internet access through television cable lines; electric utility companies; communications companies; companies that provide television or telecommunications through participation in satellite systems; and, to a lesser extent, non-profit or educational Internet access providers.

With respect to potential competitors, the Company believes that manufacturers of computer hardware and software products, media and telecommunications companies and others will continue to enter the Internet services market, which will serve to intensify competition. In addition, as more consumers and businesses increase their Internet usage, the Company expects existing competitors to increase further their emphasis on Internet access and electronic commerce initiatives, resulting in even greater competition for the Company in its markets. The ability of competitors or others to enter into business combinations, strategic alliances or joint ventures, or to bundle their services and products with Internet access, could place the Company at a significant competitive disadvantage.

Moreover, the Company expects to face competition in the future from companies that provide connections to consumers' homes, such as telecommunications providers, cable companies and electrical utility companies. For example, recent advances in technology have enabled cable television operators to offer Internet access through their cable facilities at significantly higher speeds than existing analog modem speeds. Such companies could include Internet access in their basic bundle of services or offer such access for a nominal additional charge. Any such developments could materially and adversely affect the Company's business, operating results and financial condition.

Properties

General. The Company, including its subsidiaries, owns all of the equipment necessary to conduct its ISP operations, including, without limitation, servers, routers and modems. In addition, the Company owns office equipment necessary to conduct its business.

The Company leases approximately 650 square feet for its executive offices in Baton Rouge, Louisiana, for a monthly rental of $776. CyberHighway leases three separate facilities in the Boise, Idaho, area. The monthly rental payments for such facilities total approximately $3,500. SFTIP leases approximately 500 square feet in Santa Fe, New Mexico, for a monthly rental of approximately $500.

Wireless Cable Properties. The Company currently holds the rights to wireless cable channels in Poplar Bluff, Missouri, Lebanon, Missouri, Port Angeles, Washington, The Dalles, Oregon, Sand Point, Idaho, Fallon, Nevada, and Astoria, Oregon. The Company has, for the foreseeable future, abandoned its efforts to develop its wireless cable properties into operating wireless cable systems, due to current market conditions.
Rather, the Company intends to develop such properties into operating Wireless Internet systems, at such time as two-way data transmission on such frequencies is permitted.

Intellectual Property

The Company is nearing completion of patent applications relating to its Wireless Internet access system, which patent applications are to be filed as soon as they have been completed. Although the Company believes its Wireless Internet access system, or aspects thereof, to be patentable, there is no assurance that a patent or patents will be granted with respect to the Company's invention. Also, no assurance can be given that the steps taken by the Company will be adequate to prevent misappropriation of the Company's proprietary Wireless Internet technologies or that third parties, including competitors, will not independently develop technologies that are substantially equivalent or superior to the Company's proprietary Wireless Internet technologies.

The Company is preparing U.S. trademark applications for the following Company trademarks: "US.RF Wireless Internet", "US.RF Quick-Cell" and "USURF America".

The Company has received authorization to use the products of each manufacturer of software that is bundled in its software for users with personal computers operating on the Windows or Macintosh platforms. While certain of the applications included in the Company's start-up kit for Internet access services subscribers are shareware that it has obtained permission to distribute or that are otherwise in the public domain and freely distributable, certain other applications included in the Company's start-up kit have been licensed where necessary. The Company's currently intends to maintain or negotiate renewals of all existing software licenses and authorizations as necessary, although there is no assurance that such renewals will be available on acceptable terms, if at all. The Company may also enter into licensing arrangements for other applications, in the future.

Employees

The Company, including subsidiaries, currently has 24 employees, including four officers of the Company. Substantially all of the Company's hourly employees are employed by CyberHighway. The Company's President, David M. Loflin, Vice President, Waddell D. Loflin, the Company's Vice President - Corporate Development, James Kaufman and the Company's Vice President - U.S. Internet Operations, Darrell Davis, have entered into employment agreements with the Company. Mr. Kaufman may receive a part of his compensation in shares of Common Stock of the Company, in the Company's discretion. Mr. Basham, pursuant to a settlement agreement, resigned as Chief Operating Officer on January 4, 2000. (See "Certain Transactions").

None of the employees of the Company, or any subsidiary, is covered by any collective bargaining agreement, nor has the Company, or any subsidiary, ever experienced a work stoppage. The Company believes its relations with employees to be good. Much of the future success of the Company will depend, in large measure, upon the ability of the Company to continue to attract and retain highly skilled technical, sales, marketing and customer support personnel.

                             MANAGEMENT

Directors and Officers

The following table sets forth the officers and directors of the Company as of the date of this Prospectus.

Name                               Age   Position(s)

David M. Loflin(1)                 41    President and Director
Waddell D. Loflin(1)               49    Vice President, Secretary
                                          and Director
Julius W. Basham, II               51    Director
Darrell D. Davis                   35    Vice President - U.S. Internet
                                          Operations
James Kaufman                      35    Vice President - Corporate
                                          Development
Richard N. Gill                    41    Director
Ross S. Bravata                    40    Director
Michael Cohn                       41    Director
------------
(1)  David M. Loflin and Waddell D. Loflin are brothers.

The current officers and directors of the Company serve until the next annual meeting or until their respective successors are elected and qualified. All officers serve at the discretion of the Board of Directors.
 Family relationships between the Company's officers and directors are noted above. Certain information regarding the backgrounds of each of the officers and directors of the Company is set forth below.

David M. Loflin, President and Director of the Company, has, for more than the past five years, owned and operated Gulf Atlantic Communications, Inc. ("Gulf-Atlantic"), a Baton Rouge, Louisiana-based wireless technology firm specializing in development of wireless cable systems and broadcast television stations. Gulf Atlantic has designed, constructed and operated two wireless cable systems: (1) Baton Rouge, Louisiana, and (2) Selma, Alabama. Mr. Loflin developed and currently operates one television station, WTVK-TV11, Inc. (a Warner Brothers Network affiliate), Channel 11 in Baton Rouge, Louisiana. For over ten years, Mr. Loflin has served as a consultant for Wireless One, one of the largest wireless communications firms in the United States. Mr. Loflin is a member of the Wireless Cable Association International and the Community Broadcasters Association.

Waddell D. Loflin, Vice President, Secretary and Director of the Company, has, for more than the past five years, served as Vice President of Operations and Treasurer of Gulf Atlantic Communications, Inc. and
WTVK-TV11, Inc., both in Baton Rouge, Louisiana. In addition, Mr. Loflin serves as Production Manager and Film Director for WTVK-TV11, Inc. Mr.
Loflin served as General Manager for Baton Rouge Television Company, Baton Rouge, Louisiana, a wireless cable system, where he directed the development and launch of such wireless cable system. Also, Mr. Loflin has devoted over five years to demographic research relating to the wireless cable industry. Mr. Loflin is a member of the Wireless Cable Association International and the Community Broadcasters Association. Mr. Loflin holds a B.A. degree in Social Sciences from Oglethorpe University, Atlanta, Georgia.

James Kaufman, Vice President - Corporate Development, received a B.S. degree in Journalism from the University of Colorado, Boulder, Colorado. From 1994 to 1995, Mr. Kaufman was a registered representative with D.E. Fry, a Denver, Colorado-based broker-dealer. From 1995 to 1996, Mr. Kaufman was a registered representative with A.G. Edwards, a St. Louis, Missouri-based broker-dealer. From 1997 to February 1999, Mr. Kaufman served as Director of Corporate Development for B. Edward Haun & Company, a Denver, Colorado-based investment banking and research firm.

Darrell D. Davis, Vice President - U.S. Internet Operations, owned and operated Santa Fe Trail Internet Plus, Inc., a Santa Fe, New Mexico-based ISP, from 1996 to June 1999, when such firm was acquired by the Company. From 1994 to 1996, Mr. Davis was employed by Galaxy Computer Services, Santa Fe, New Mexico. In 1995, Mr. Davis declared Chapter 7 bankruptcy.

Julius W. Basham, II, Director of the Company, served as Chief Operating Officer of the Company from January 1999 to January 4, 2000. Mr. Basham served as President and a director of CyberHighway, Inc., the Company's wholly-owned subsidiary, from January 1996 to July 1999. From 1981 through December 1995, Mr. Basham was President and owner of ProData, Inc., a data processing contracting and consulting company.

Richard N. Gill, Director of the Company, has, for more than the past five years, served as Chairman of the Board, President and General Manager of Campti-Pleasant Hill Telephone Company, Inc., a Pleasant Hill, Louisiana-based independent telecommunications company involved in the cellular telephone service industry, the wireless cable industry and the Internet service provider industry. Mr. Gill currently serves on the Board of Directors of Artcrete, Inc., and is on the Advisory Board of Peoples State Bank, Pleasant Hill, Louisiana. Mr. Gill currently serves as a member of the Industry Telecommunication Advisory Committee for the Electrical Engineering Department at the University of Southwestern Louisiana, Lafayette, Louisiana. Mr. Gill is a past-Chairman and current member of the Louisiana Telephone Association. Mr. Gill is also a member of the United States Telephone Association and the National Telephone Cooperative Association.

Ross S. Bravata, Director of the Company, has, since 1981, worked for Novartis (formerly Ciba Corporation), in various positions, and currently serves as a Senior Control Systems Technician. In such capacity, Mr. Bravata supervises the service and maintenance of electronic instrumentation. Since 1988, Mr. Bravata has served as a director and principal financial officer of CG Federal Credit Union, Baton Rouge, Louisiana. Also, Mr. Bravata has, since its inception in 1994, served as a director of Trinity's Restaurant, Inc., in Baton Rouge, Louisiana.

Michael Cohn, Director of the Company, has, for over 20 years, owned and operated Arrow Pest Control, Inc., Baton Rouge, Louisiana. In addition, Mr. Cohn owns Arrow Pest Control of New Orleans, Wilson and Sons
Exterminating in Mobile, Alabama, and Premier Termite and Pest Control in
Florida.

Executive Committee

The Board of Directors of the Company has created an Executive Committee to facilitate Company management between meetings of the full Board of Directors. David M. Loflin, Waddell D. Loflin and Ross S. Bravata comprise the Executive Committee of the Board of Directors.

The Company's Bylaws (Section 5.1) provide that the Executive Committee has the authority to exercise all powers of the Board of Directors, except the power to declare dividends; to issue stock, except that the Executive Committee shall have the power to issue (1) an unlimited number of shares of stock in business and/or asset acquisition transactions and (2) up to 25,000 shares of stock to an employee of the Company or a subsidiary, in connection with any such employee's employment, to recommend to shareholders any action requiring their approval; and to change the membership of any committee, fill the vacancies thereon or discharge any
committee.   The Executive Committee has taken action by unanimous written consent in lieu of a meeting seven times, since its creation.

Audit Committee

In September 1999, the Company's Board of Directors created an Audit Committee of the Board of Directors, consisting of three members, the majority of whom shall be outside directors. The initial members of the Audit Committee are David M. Loflin, Michael Cohn and Richard N. Gill. The Audit Committee has the responsibility to review the Company's internal controls, accounting policies and financial reporting practices, to review the financial statements, the arrangements for, and scope of, the independent audit as well as the results of the audit arrangement and to review the services and fees of the independent auditors, their independence and recommend to the Board of Directors for its approval and for the ratification by the Company's shareholders the engagement of the independent auditors of the Company to serve the following year in examining the accounts of the Company. The Audit Committee has held one meeting, since its creation, wherein it approved the recent change in the Company's independent auditor. (See "Recent Change of Independent Auditor").

Executive Compensation

The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief Executive Officer of the Company and each executive officer of the Company who received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                                             Long-
                                             term
                                             Compen-
                                    Other    sation     All
                                    Annual   Awards     Other
                                    Compen-  of Stock   Compen-
Principal         Salary    Bonus   sation   Options    sation
Position   Year      $        $       $         #         $

David M.   1998   $55,000   $  -0-  $  -0-      -0-     $  -0-
 Loflin    1997       -0-      -0-     -0-      -0-        -0-
 President 1996       -0-      -0-     -0-      -0-        -0-
 (Princi-
 pal Exec-
 cutive
 Officer
 and Prin-
 cipal Fin-
 ancial
 Officer)

Compensation of Directors

In March 1998, four of the Company's directors, Waddell Loflin, Ross S. Bravata, Richard N. Gill and Michael Cohn, were issued 20,000 shares each of Company Common Stock as a bonus for their services as directors, which shares were valued at $.80 per share. On the date of such issuances, the most recent closing bid price of the Common Stock of the Company was $.56 per share.

Employment Contracts and Termination of Employment and Change-in-Control Agreements. Until 1998, the Company's President, David M. Loflin, and Vice President, Waddell D. Loflin, served since the Company's inception without compensation. During 1998, these officers received salaries of $55,000 and $48,000, respectively.

In August 1999, each of Messrs. Loflin entered into an employment agreement with the Company. Since such time, Messers. Loflin have accrued their salaries ($150,000 and $100,000 per year, respectively) until such time as the Company is able to pay such salaries. The Company's Vice President - Corporate Development, James Kaufman, and the Company's Vice President - U.S. Internet Operations, Darrell Davis, have entered into employment agreements with the Company. Mr. Kaufman may receive as part of his compensation in shares of Common Stock of the Company, in the Company's discretion.

The Company has no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of an executive officer's employment with the Company and its subsidiaries or from a change in control of the Company or a change in an executive officer's responsibilities following a change-in-control.

Option/SAR Grants in Last Fiscal Year. The Company did not grant any options to any person during the fiscal year ended December 31, 1998. The Company has never granted any stock appreciation rights ("SARs"), nor does it expect to grant any SARs in the foreseeable future.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company became subject to the provisions of Sections 16(a) of the Securities Exchange Act of 1934 on October 14, 1999. Section 16(a) requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Commission an Initial Statement of Beneficial Ownership of Securities (Form 3) and Statements of Changes of Beneficial Ownership of Securities (Form 4). Directors, executive officers and greater-than-10% shareholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

To the Company's knowledge, and based on a review of the copies of such reports furnished to the Company or representations that no other reports were required, the Company believes that all of its directors, executive directors and greater-than-10% beneficial owners filed their respective Form 3 reports, such Form 3 reports having been filed late. However, the Form 3 report of Darrell Davis, an officer of the Company, has not yet been filed. In addition, Form 4 reports for Michael Cohn, a director of the Company, and Darrell Davis, an officer of the Company, are due and have not yet been filed.

Indemnification of Directors and Officers

Article X of the Articles of Incorporation of the Company provides that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of fiduciary duty as a director officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X of the Company's Articles of Incorporation is that Company directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                        CERTAIN TRANSACTIONS

Founders

In November 1996, the Company's officers purchased a total of 1,800,000 shares of Company Common Stock for cash at $.10 per share, a total consideration of $1,800. Specifically, David M. Loflin, President and a director of the Company, purchased 1,600,000 shares and Waddell D. Loflin, Vice President, Secretary and a director of the Company, purchased 200,000 shares of Company Common Stock.

Loans by Officers

Since its formation, the Company has obtained loans and advances on open account from David M. Loflin in a total amount of $439,926. These loans and advances bear interest at eight percent per annum and are payable on demand. To date, $40,000 of such indebtedness have been repaid to Mr. Loflin. Mr. Loflin has advised the Company that he does not intend to demand further payment of any such loans and advances until such time as repayment would not adversely affect the financial position of the Company.

Subscription Agreements

Effective December 20, 1996, the Company entered into a Subscription Agreement with its President, David M. Loflin, whereby the Company issued 1,578,512 shares of Common Stock to Mr. Loflin in exchange for assignments of licenses and leases of licenses of television channels and wireless cable television channels and options to acquire such assets, as follows:
Monroe/Rayville, Louisiana (channel  26), Natchitoches, Louisiana (channel
38), Port Angeles, Washington (channels H1-2-3), Astoria, Oregon (channels H2-3), Sand Point, Utah (channels B1-2-3; C1-2-3), The Dalles, Oregon (channels B1-2-3; C1-2-3), and Fallon, Nevada (channels E1-2-3-4; H3)

The assets acquired by the Company under such Subscription Agreement were valued at $1,826,873, which value was determined pursuant to a market report and appraisal as of December 20, 1996 (the "Appraisal"), delivered to the Company by Broadcast Services International, Inc., Sacramento, California. (See "Appraisal" hereunder for a full discussion of the Appraisal). Mr. Loflin's total acquisition costs of the assets underlying such Subscription Agreement are unknown. Accordingly, the financial statements of the Company attribute no value to such assets. See the second paragraph under "Appraisal" hereinbelow for a discussion of Mr. Loflin's acquisition costs of the assets vis-a-vis the appraised value of such assets.

Effective December 20, 1996, the Company entered into a Subscription Agreement with its Vice President, Waddell D. Loflin, whereby the Company issued 104,249 shares of Common Stock to Mr. Loflin in exchange for an assignment of the license of television channel 36 in Bainbridge, Georgia. The assets acquired by the Company under such Subscription Agreement were valued at $120,652, which value was determined pursuant to the Appraisal. Mr. Loflin's acquisition costs of the assets underlying such Subscription Agreement are unknown. Accordingly, the financial statements of the Company attribute no value to such assets. See the second paragraph under "Appraisal" hereinbelow for a discussion of Mr. Loflin's acquisition costs of the assets vis-a-vis the appraised value of such assets.

Reorganizations

Effective December 31, 1996, the Company entered into an Agreement and Plan of Reorganization (the "WEI Reorganization") among the Company, Winter Entertainment, Inc., a Delaware corporation (WEI), and David M. Loflin, as WEI's sole shareholder, pursuant to which transaction WEI became a wholly-owned subsidiary of the Company. WEI owns and operates K13VE Channel 13 in Baton Rouge, Louisiana. Under the WEI Reorganization, Mr. Loflin received 227,336 shares of Company Common Stock in exchange for his shares of WEI common stock. The shares of WEI common stock acquired by the Company in the WEI Reorganization were valued at $263,106, which value was determined pursuant to the Appraisal. WEI's acquisition costs relating to the rights to K13VE Channel 13 were $6,750. In addition, WEI has capitalized a total of $10,587 in exploiting such channel rights, including station construction costs. See the second paragraph under "Appraisal" hereinbelow for a discussion of WEI's acquisition costs relating to K13VE Channel 13 vis-a-vis the appraised value thereof.

Effective December 31, 1996, the Company entered into an Agreement and Plan of Reorganization (the "MCTV Reorganization") among the Company, Missouri Cable TV Corp., a Louisiana corporation (MCTV), and the shareholders of MCTV, pursuant to which transaction MCTV became a wholly-owned subsidiary of the Company. MCTV owns licenses and leases of licenses of wireless cable television channels in Poplar Bluff, Missouri, which system is ready for broadcast operations, and Lebanon, Missouri, which system has yet to be developed. Under the MCTV Reorganization, David M. Loflin, as a shareholder of MCTV, received 1,179,389 shares of Company Common Stock in exchange for his shares of MCTV common stock. The shares of MCTV common stock acquired by the Company from Mr. Loflin in the MCTV Reorganization were valued at $1,364,553. Also under the MCTV Reorganization, Ross S. Bravata, a director of the Company, received, as a shareholder of MCTV, 42,887 shares of Company Common Stock in exchange for his shares of MCTV common stock. The shares of MCTV common stock acquired by the Company from Mr. Bravata were valued at $49,620. In addition, Michael Cohn, a director of the Company, received, as a shareholder of MCTV, 53,608 shares of Company Common Stock in exchange for his shares of MCTV common stock. The shares of MCTV common stock acquired by the Company from Mr. Cohn were valued at $62,024. The value of the shares of MCTV common stock acquired by the Company from Messrs. Loflin, Bravata and Cohn under the MCTV Reorganization was determined pursuant to the Appraisal. MCTV acquired substantially all of its assets from Mr. David Loflin, whose acquisition costs of such assets were $179,611. The other shareholders of MCTV received their shares of MCTV common stock for nominal consideration.
Since acquiring its assets from Mr. Loflin, MCTV has capitalized an additional $22,722 in exploiting such assets. See the second paragraph under "Appraisal" hereinbelow for a discussion of Mr. Loflin's acquisition costs relating to MCTV's assets vis-a-vis the appraised value thereof.

Securities Purchases

In March 1997, one of the Company's directors, Michael Cohn, purchased 20,000 shares of Company Common Stock for cash in the amount of $50,000.
At the time of such transaction, Mr. Cohn was not a director of the Company.

In January 1999, Mr. Cohn purchased 30,000 units of Company securities in a private offering, at a purchase of $4.50 per unit, or $135,000 in the aggregate. Each unit purchased by Mr. Cohn consisted of one share of Company Common Stock and one Common Stock Purchase Warrant to purchase one share of Company Common Stock at an exercise price of $7.00 per share. Mr. Cohn purchased units on the same terms and conditions as were offered to unaffiliated investors.

In November 1999, Mr. Cohn purchased 50,000 units of Company securities in a private offering, at a purchase of $3.00 per unit, or $150,000 in the aggregate. Each unit purchased by Mr. Cohn consisted of one share of Company Common Stock and one Common Stock Purchase Warrant to purchase one share of Company Common Stock at an exercise price of $7.00 per share. Mr. Cohn purchased units on the same terms and conditions as were offered to unaffiliated investors.

Stock Bonus

In March 1998, four of the Company's directors, Waddell Loflin, Ross S. Bravata, Richard N. Gill and Michael Cohn, were issued 20,000 shares each of Company Common Stock as a bonus for their services as directors, which shares were valued at $.56 per share. On the date of such issuances, the most recent closing bid price of the Common Stock of the Company was $.56 per share.

Employment Agreements

In June 1999, the Company entered into an employment agreement with David
M. Loflin, the Company's President. The employment agreement with Mr. Loflin is for a term of seven years. Mr. Loflin receives $150,000 per year, under the terms of his employment agreement. However, Mr. Loflin has agreed to defer payment of his salary until such time as the Company is able to pay it. As of the date of this Prospectus, Mr. Loflin had deferred salary in the amount of $87,500.

In June 1999, the Company entered into an employment agreement with Waddell
D. Loflin, the Company's Vice President and Secretary. The employment agreement with Mr. Loflin is for a term of seven years. Mr. Loflin receives $100,000 per year, under the terms of his employment agreement. However, Mr. Loflin has agreed to defer payment of his salary until such time as the Company is able to pay it. As of the date of this Prospectus, Mr. Loflin had deferred salary in the amount of $58,000.

In October 1999, the Company entered into an employment agreement with Darrell Davis, the Company's Vice President - U.S. Internet Operations.
The employment agreement with Mr. Davis is for a term of five years. Mr. Davis receives $86,000 per year, under the terms of his employment agreement.

In March 1999, the Company entered into an employment agreement with James Kaufman, the Company's Vice President - Corporate Development. The employment agreement with Mr. Kaufman is for a term of one year. Under the terms of his employment agreement, Mr. Kaufman receives $120,000 per year, up to 80% of which is payable in shares of Company Common Stock, at the Company's discretion, based on the market price for the Company's Common Stock.

In January 1999, the Company entered into an employment agreement with Julius W. Basham, II, a director of the Company and the Company's former Chief Operating Officer. Pursuant to the terms of a settlement agreement, Mr. Basham resigned as Chief Operating Officer on January 4, 2000. (See "Settlement Agreement" hereunder).

Voting Agreement

On January 29, 1999, David W. Loflin, Waddell D. Loflin, Julius W. Basham, David W. Brown and Wm. Kim Stimpson entered into a Voting Agreement, whereby all of such persons are required to vote all shares owned by them for David M. Loflin, Waddell D. Loflin and Julius W. Basham in all elections of directors of the Company, for a period of five years. Currently, 6,025,903 shares are subject to this voting agreement.

Settlement Agreement

On November 30, 1999, the Company entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement"), which settled certain legal proceedings in which the Company and CyberHighway, had been involved. The parties to the Settlement Agreement were: the Company, CyberHighway, Julius
W. Basham, II, the Company's Chief Operating Officer and a director, William Kim Stimpson ("Stimpson") and David W. Brown ("Brown").

Pursuant to the Settlement Agreement, the following legal proceedings have been settled in full: (1) David W. Brown, Plaintiff v. USURF America, Inc. and Cyberhighway, Inc., Defendants, in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada, Civil Case No. CV OC 9904230D; (2) Julius W. Basham, II, Individual Plaintiff, David W. Brown, William Kim Stimpson, Individuals, Involuntary Party Plaintiffs v. USURF America, Inc., formerly known as Internet Media, Inc., in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada, Civil Case No. CVOC 9904382D; and (3) David W. Brown, Claimant v. Cyberhighway, Inc., Respondent, Industrial Commission, State of Idaho, IDOL 3362-1999.

Other material terms of the Settlement Agreement include the following: (1) each and every of the claims made in the legal proceedings described above by Basham, Stimpson and Brown, as the case may be, are dismissed with prejudice and any other potential claims of Basham, Stimpson and Brown against the Company and/or CyberHIghway are released; (2) the Company and CyberHighway released any and all claims against Basham, Stimpson and Brown, and each of them; (3) Basham, Stimpson and Brown each reaffirmed their existing Agreements Not to Compete, with the exception that Brown is now able to seek any employment opportunity, except that Brown remains prohibited from working for any person or entity engaged in the 2.4 GHz Wireless Internet access industry; (4) Basham, Stimpson and Brown each reaffirmed their existing Confidentiality Agreements in their entirety; (5) prior to January 1, 2000, the Company shall deliver to the escrow holder appointed in the Settlement Agreement a total of 340,000 shares of its common stock, as follows: 215,000 shares in the name of Basham; 34,000 shares in the name of Stimpson; and 91,000 shares in the name of Brown; (6) prior to January 1, 2000, the Company shall deliver to the escrow holder appointed in the Settlement Agreement orders of dismissal with respect to each of the legal proceedings described above; (7) prior to January 7, 2000, Basham shall deliver to the escrow holder appointed in the Settlement Agreement his written resignation as Chief Operating Officer of the Company; (8) the Settlement Agreement shall become null and void, should any of the requirements described in paragraphs 6 or 7 not be met; (9) beginning December 1, 1999, the Company and CyberHighway shall, as reimbursement for attorneys fees incurred by Basham, Stimpson and or Brown, pay the total sum of $43,325.00, in 10 equal installments payable every other week, to the trust account of the law firm of Givens Pursley, Boise, Idaho; (10) each of Basham, Stimpson and Brown acknowledged that a Voting Agreement, dated as of January 29, 1999, among Basham, Stimpson, Brown, David M. Loflin, President of the Company, and Waddell D. Loflin, Vice President and Secretary of the Company, remained in full force and effect;
(11) nothing contained in the Settlement Agreement is construed as an admission of liability by any party to the Settlement Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a discussion on the financial impact to the Company of the Settlement Agreement. The Board of Directors of the Company determined that entering into the Settlement Agreement was in the best interest of the Company.

H + N Partners

During 1998, the Company issued a total of 187,000 shares of its Common Stock to H + N Partners, a fictitious name division of B. Edward Haun & Company, a Denver, Colorado-based investment banking and research firm in which James Kaufman, Vice President - Corporate Development of the Company, was a partner. Mr. Kaufman received a portion of the shares issued to H + N Partners. 37,000 of such shares were valued at $2.00 per share and 150,000 of such shares were valued at $2.50 per share. All of such shares were the subject of effective registration statements filed with the SEC. Mr. Kaufman was not an officer of the Company at the time of the stock issuances to H + N Partners.

Also during 1998, in connection with a private offering of Company securities, the Company issued to H + N Partners 56,667 warrants to purchase a like number of shares of Company Common Stock at an exercise price of $1.25 per share and 56,667 warrants to purchase a like number of shares of Company Common Stock at an exercise price of $1.50 per share.
The shares underlying these warrants possess demand rights of registration.
 Mr. Kaufman was not an officer of the Company at the time of the warrant issuances to H + N Partners.

Appraisal

Background. The Appraisal was delivered to the Company by Broadcast Services International, Inc., a Sacramento, California-based communications appraisal firm. The report of BSI was based on 1990 Census Data. With respect to the wireless cable markets, the engineering studies relied upon by BSI indicate the number of households within the broadcast radius using the 1200 MHZ frequency. The 1200 MHZ frequency was assumed, due to BSI's experience that, given all of the variables that may be present in a market-by-market system build-out, the actual benchmark performance is more truly reflected by using the higher (1200 MHZ) frequency, such that the signal attenuation is not over-stated. Valuation formulas for the wireless cable markets of the Company were based on initial public offerings within the wireless cable industry during the past three years. The formulas used in evaluation of the Company's broadcast channels are based on recent sales and market evaluation techniques employed by the Community Broadcasters Association, among others.

Use of Appraisal. At the Company's inception, the Company's Board of Directors adopted a plan that provided that the initial capitalization of the Company be 6,000,000 shares of Common Stock. 1,800,000 of such shares were sold as founders' stock and 360,000 shares were sold to a public company for distribution as a dividend. The balance of such shares, 3,840,000 shares, were to be utilized to acquire the Company's assets, which assets were acquired pursuant to the Subscription Agreements with Mr. David Loflin and Mr. Waddell Loflin, the WEI Reorganization and the MCTV Reorganization. The Board of Directors utilized the Appraisal as a means to allocate the 3,840,000 shares among the assets underlying the referenced Subscription Agreements, the WEI Reorganization and the MCTV Reorganization, as follows:

                                       Shares of
                      Appraised        Common        Historical
                       Value of        Stock            Cost
Transaction        Assets Acquired     Issued        of Assets
-----------        ---------------     ---------     ----------

Subscription
 Agreement with
 David M. Loflin     $1,826,873        1,578,512      Unknown

Subscription
 Agreement with
 Waddell D.
 Loflin                 120,652          104,249      Unknown

WEI Reorganization      263,106          227,336      $ 17,337

MCTV Reorganization   2,233,555        1,929,903      $179,611

   Total             $4,444,186        3,840,000      $196,948

The apparent $1.157 per share value was determined by dividing the 3,840,000 shares of Company Common Stock allocated by the Board of Directors for asset acquisition into the $4,444,186 total appraised value of the assets acquired. The Board of Directors utilized this apparent per share value for corporate purposes, that is, the determination of consideration received for the issuance of shares of Common Stock.
However, the independent appraiser did not value the shares of Company Common Stock issued in consideration of the assets acquired. Rather, the independent appraiser valued only the assets acquired by the Company in the various transactions. The $1.157 per share figure was utilized by the Board of Directors primarily as a means of allocating the 3,840,000 shares among the four asset acquisition transactions consummated in completing its plan for the initial capitalization of the Company. Thus, the $1.157 figure, while utilized in two ways by the Board of Directors, was determined arbitrarily by the Board of Directors and is not based on any accounting or other financial criteria.

The appraised value of the assets described above bears no relationship to the costs of such assets to the affiliates from whom they were acquired.

                        PRINCIPAL SHAREHOLDERS

On the date of this Prospectus, there were 12,707,977 shares of Company Common Stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of Company Common Stock as of the date of this Prospectus, and after giving effect to (1) the issuance of all 2,000,000 shares of the Acquisition Stock in business combination transactions and (2) the issuance of all 330,477 shares of Common Stock underlying currently outstanding options and warrants of the Company, by (i) persons known to the Company to be beneficial owners of more than 5% of the Common Stock of the Company, (ii) each of the Company's officers and directors and (iii) the officers and directors of the Company as a group.

Name and
Address of          Shares Owned  Percent   Shares Owned  Percent
Beneficial Owner    Beneficially  Owned(1)  Beneficially  Owned(2)
----------------    ------------  --------  ------------  --------

David M. Loflin(3)    3,565,903    28.01%     3,565,903    23.71%
8748 Quarters
 Lake Road
Baton Rouge,
 Louisiana 70809

Waddell D. Loflin(3)    120,000      *          120,000       *
8748 Quarters
 Lake Road
Baton Rouge,
 Louisiana 70809

Julius W.
 Basham, II(3)        1,609,000    12.66%     1,609,000    10.70%
6176 Laurelwood
 Drive
Reno, Nevada 89509

James Kaufman           452,000     3.55%       452,500     3.00%
665 W. Velarde
 Drive
Thousand Oaks,
 California 91360

Darrell Davis            70,000       *          70,000       *
8748 Quarters
 Lake Road
Baton Rouge,
 Louisiana 70809

Richard N. Gill          20,000       *          20,000       *
8748 Quarters
 Lake Road
Baton Rouge,
 Louisiana 70809

Ross S. Bravata          32,000       *          32,000       *
8748 Quarters
 Lake Road
Baton Rouge,
 Louisiana 70809

Michael Cohn            217,000(4)  1.71%       137,000(5)    *
8748 Quarters
 Lake Road
Baton Rouge,
 Louisiana 70809

All officers and
 directors as a
 group (8 persons)    6,085,903    46.71%      6,085,903   40.49%
------------
* Less than 1%.
(1) Based on 13,038,454 shares outstanding, assuming the issuance of all 330,477 shares underlying currently exercisable warrants of the Company, but prior to the issuance of any shares of the Acquisition Stock.
(2) Based on 15,038,454 shares outstanding, assuming the issuance of all 330,477 shares underlying currently exercisable warrants of the Company and all 2,000,000 shares of the Acquisition Stock.
(3) All of the shares owned by this shareholder are subject to a Voting Agreement among David W. Loflin, Waddell D. Loflin, Julius W. Basham, II, David W. Brown and Wm. Kim Stimpson, whereby all of such persons are required to vote all shares owned by them for David M. Loflin, Waddell D. Loflin and Julius W. Basham, II, in all elections of directors of the Company, for a period of five years from January 29, 1999. (See "Certain Transactions - Voting Agreement").
(4) 80,000 of such shares have not been issued, but underlie currently exercisable warrants of the Company.
(5) Assumes all 80,000 shares underlying warrants of the Company owned by Mr. Cohn are purchased and sold pursuant to this Prospectus.

                           LITIGATION

In September 1999, the Company tendered the acquired shares of capital stock of Net 1, Inc. for rescission. The Company made such tender of rescission, due to numerous and material misrepresentations made by Net 1, Inc. and its principals. The Company had intended to commence arbitration to pursue its rescission claim. However, one of the former owners of Net 1, Inc., Knud Nielsen, III, has instituted arbitration, through the American Arbitration Association, and is seeking to enforce certain registration rights associated with a portion of the shares of Company Common Stock received by him in the acquisition transaction.

Now, the Company will present its rescission claim as a counterclaim in the pending arbitration proceeding. The counterclaim will be made against Net 1, Inc. and its former owners, including Mr. Nielsen, wherein the Company will seek to rescind the acquisition transaction that occurred in August 1999, and recover the 250,000 shares of common stock issued by it in connection with such acquisition. The Company will allege fraud and the failure to make statements necessary to make statements made not misleading. Although the Company believes it will be successful on the merits of such action, no prediction in this regard can be made.

                      PLAN OF DISTRIBUTION

The shares of Acquisition Stock to which this Prospectus relates are to be offered by the Company from time to time in business combination transactions involving the issuance of shares of the Acquisition Stock. It is the Company's intention to search actively for business combinations, which may be in the form of mergers, stock-for-stock exchanges or stock-for-assets acquisitions. The Company will not derive cash proceeds from any such issuances of shares of the Acquisition Stock. The Company has made no commitments for a business combination as of the date of this Prospectus involving the issuance of shares of the Acquisition Stock to which this Prospectus relates. The price per share of the Acquisition
Stock will be negotiated on a transaction-by-transaction basis and no prediction as to the actual negotiated price can be made. (See "Dilution").

The Selling Shareholder Stock subject hereto are being offered for sale by the Selling Shareholders. Consequently, the Selling Shareholders will receive the proceeds from the sale of the Selling Shareholder Stock pursuant to this Prospectus. The shares of Selling Shareholder Stock may be sold to purchasers, from time to time, in privately negotiated transactions directly by, and subject to, the discretion of the Selling Shareholders. The Selling Shareholders may, from time to time, offer their respective shares of the Selliing Shareholder Stock for sale through underwriters, dealers or agents, who may receive compensation in the form of commissions from the Selling Shareholders and/or the purchasers of such shares for whom they act as agents. The Selling Shareholders and any underwriter, dealer or agent who participates in the distribution of the shares of the Selling Shareholders may be deemed to the "underwriters" under the Securities Act and any profit on the sale of such shares by any of them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting compensation under the Securities Act. The Selling Shareholders may also sell the shares of Selling Shareholder Stock owned by them pursuant to Rule 144 under the Securities Act, if Rule 144 is available for such resales.
At the time of a particular offer of shares of the Selling Shareholder Stock is made by or on the behalf of a Selling Shareholder, a Prospectus and, to the extent required, a Prospectus Supplement, will be distributed, which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for such shares purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders, discounts commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public. The shares of the Selling Shareholder Stock may be sold from time to time in one or more transactions: (i) at an offering price which is fixed or which may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Shareholders or by agreement between the Selling Shareholders and their respective underwriters. In order to comply with the applicable securities laws, if any, of certain states, the Securities may be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, such securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and is complied with. Under applicable rules and regulations promulgated under the Exchange Act, any person engaged in a distribution of securities may not simultaneously bid for or purchase securities of the same class for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, in connection with transactions in shares of the Selling Shareholder Stock during effectiveness of the Registration Statement of which this Prospectus is a part. All of the foregoing may affect the marketability of such securities. The Company has agreed to pay all of the expenses incident to the registration of the foregoing securities (including registration pursuant to the securities laws of certain states) other than: (i) any fees or expenses of any counsel retained by any Selling Shareholder and any out-of-pocket expenses incurred by any Selling Shareholder or any person retained by any Selling Shareholder in connection with registration of the Selling Shareholder Stock and (ii) commissions, expenses, reimbursements, and discounts of underwriters, dealers, or agents, if any.

                       SELLING SHAREHOLDERS

The following table assumes that each Selling Shareholder is offering for sale shares of Common Stock previously issued or issuable by the Company. The Company has agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel of the respective Selling Shareholders). None of the Selling Shareholders has ever held any position with the Company or had any other material relationship with the Company. The following table sets forth the beneficial ownership of the shares of the Selling Shareholder Stock by each person who is a Selling Shareholder. The Company will not receive any proceeds from the sale of shares of the Selling Shareholder Stock by the Selling Shareholders.

                    Shares
                    of
                    Common     Shares
                    Stock      of
                    Bene-      Common
                    fic-       Stock         Percentage Owned
Name of             ally       Being        Before        After
Beneficial Owner    Owned      Offered    Offering(1)  Offering(2)
----------------    ------     -------    -----------  -----------

Dennis A. Faker     150,000     50,000        *             *
Jeanne Rowzee        30,000     10,000        *             *
Albert Gottlieb      30,000     10,000        *             *
Rogers Family Trust  45,000     15,000        *             *
Barbara V. Schiller  90,000     30,000        *             *
Delaware Charter
 Guarantee & Trust
 Company f/b/o
 Clarence Yim IRA    60,000     20,000        *             *
Delaware Charter
 Guarantee & Trust
 Company f/b/o
 R. Logan Kock IRA   60,000     20,000        *             *
H + N Partners      113,334(3) 113,334        *             *
Centex Securities,
 Inc.                12,143(4)  12,143        *             *
Terry Lewis          21,857     21,857        *             *
Michael Cohn        217,000(5) 130,000      1.71%           *
Walter C. Schiller   20,000(6)  10,000        *             *
Michael R. Van
 Geons               20,000(7)  10,000        *             *
Harry P. Kunecki
 Trust               10,000(8)   5,000        *             *
Frank L. Leyba       10,000(9)   5,000        *             *
Shelter Capital,
 Ltd.                50,000(10) 25,000        *             *
Walter Engler        20,000(11) 10,000        *             *
Alan Taylor         122,405     31,750        *             *
CyberHighway of
 North Georgia,
 Inc.                53,000     53,000        *             *
Mark Bove           150,000     30,000      1.15%           *
Darrell Davis
 and Deanna
 Davis               70,000     21,000        *             *
Roger Davis
 and Gloria Davis    30,000      9,000        *             *
Peter Rochow         30,000     30,000        *             *
Nostas/Faessel
 Group               30,000     30,000        *             *
JF Mills/Worldwide    6,000      6,000        *             *
The Research
 Works, Inc.(12)     60,000(12) 60,000        *             *
Cyber Mountain,
 Inc.                25,000     25,000        *             *
------------
(1) Based on 13,038,454 shares outstanding, assuming the issuance of a total of 330,477 shares of Common Stock that can be acquired by any person pursuant to any option, warrant or other right within 60 days of the date of this Prospectus, all of which are deemed outstanding for the purpose of computing the percentage of existing shares beneficially owned by each person listed, but prior to the issuance of the 2,000,000 shares of the Acquisition Stock.
(2) Based on 15,038,454 shares outstanding, assuming the issuance of all 330,477 shares of Common Stock that can be acquired by any person pursuant to any option, warrant or other right within 60 days of the date of this Prospectus, all of which are deemed outstanding for the purpose of computing the percentage of existing shares beneficially owned by each person listed, and all 2,000,000 shares of the Acquisition Stock.
(3) All of these shares underlie currently exercisable warrants of the Company; none of such shares has been issued.
(4) All of these shares underlie currently exercisable warrants of the Company; none of such shares has been issued.
(5) 80,000 of these shares underlie currently exercisable warrants of the Company; only 137,000 of such shares have been issued.
(6) 10,000 of these shares underlie currently exercisable warrants of the Company; only 10,000 of such shares have been issued.
(7) 10,000 of these shares underlie currently exercisable warrants of the Company; only 10,000 of such shares have been issued.
(8) 5,000 of these shares underlie currently exercisable warrants of the Company; only 5,000 of such shares have been issued.
(9) 5,000 of these shares underlie currently exercisable warrants of the Company; only 5,000 of such shares have been issued.
(10) 25,000 of these shares underlie currently exercisable warrants of the Company; only 25,000 of such shares have been issued.
(11) 10,000 of these shares underlie currently exercisable warrants of the Company; only 10,000 of such shares have been issued.
(12) All of these shares underlie currently exercisable warrants of the Company; none of such shares has been issued.

                   DESCRIPTION OF SECURITIES

Authorized Capital Stock

The authorized capital stock of the Company consists of One Hundred Million (100,000,000) shares of Common Stock, $.0001 par value per share. The following description of certain provisions of the Common Stock of the Company does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Articles of Incorporation, as amended.

Description of Common Stock

As of the date of this Prospectus, there were 12,707,977 shares of Company Common Stock outstanding. An additional 330,477 shares of Common Stock have been reserved for issuance pursuant to various warrants issued by the Company. Each share of Common Stock is entitled to one (1) vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock, nor are there any subscription, conversion or redemption rights applicable to the Common Stock. The Articles of Incorporation of the Company, as amended, prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities. All outstanding shares of Common Stock are fully paid and non-assessable.

Transfer Agent and Registrar

The Company has retained Securities Transfer Corporation, Dallas, Texas, as transfer agent and registrar for the Common Stock of the Company.

                           LEGAL MATTERS

The law firm of Newlan & Newlan, Lewisville, Texas, has acted as legal counsel for the Company in connection with the Registration Statement of which this Prospectus forms a part and related matters. As of the date of this Prospectus, the partners of the firm of Newlan & Newlan owned a total of 235,000 shares of Company Common Stock.

                              EXPERTS

The financial statements of the Company included in this Prospectus and Registration Statement have been audited by Weaver and Tidwell, L.L.P., independent auditor, for the period indicated in its report thereon which appear elsewhere herein and in the Registration Statement. The financial statements audited by Weaver and Tidwell, L.L.P., have been included in reliance on its reports given as its authority as an expert in accounting and auditing.

On January 11, 2000, Weaver and Tidwell, L.L.P. was dismissed as the Company's independent auditor. (See "Recent Change of Independent Auditor").


INDEX TO FINANCIAL STATEMENTS
                                                     Page
USURF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheet as at September
  30, 1999 (unaudited), and December 31, 1998
Consolidated Statement of Operations for the Three Months Ended September 30, 1999 and
  1998 (unaudited), and the Nine Months Ended
  September 30, 1999 and 1998 (unaudited)
Consolidated Statement of Cash Flows for the
  Nine Months Ended September 30, 1999 and
  1998 (unaudited)
Notes to Consolidated Financial Statements

INTERNET MEDIA CORPORATION (NOW USURF
AMERICA, INC.) AND SUBSIDIARIES
Independent Auditor's Report
Consolidated Balance Sheets as at December 31,
  1998 and 1997
Consolidated Statements of Operations for the Years Ended December 31, 1998, 1997 and 1996, and Cumulative Since Inception (December 28,
  1995) to December 31, 1998
Consolidated Statements of Changes in Stock-holders' Equity for the Years Ended December
  31, 1998, 1997 and 1996, and the Period From
  Inception (December 28, 1995) to December
  31, 1998
Consolidated Statements of Cash Flows for the
  Years Ended December 31, 1998, 1997 and
  1996, and Cumulative Since Inception (December
  28, 1995) to December 31, 1998
Notes to Consolidated Financial Statements

CYBERHIGHWAY, INC.
Independent Auditor's Report
Balance Sheets as of January 31, 1999 and 1998
Statements of Operations for the Years Ended
  January 31, 1999, 1998 and 1997
Statements of Changes in Stockholders' Equity for the Years Ended January 31, 1999,
  1998 and 1997
Statements of Cash Flows for the Years Ended
  January 31, 1999, 1998 and 1997
Notes to Financial Statements

PRO FORMA FINANCIAL STATEMENTS
           USURF AMERICA, INC. AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEET


                            12/31/98          9/30/99
                            (audited)       (unaudited)

ASSETS

CURRENT ASSETS
   Cash                    $     7,232       $   87,456
   Accounts receivable           1,033          221,576
   Due from affiliate                0            1,614
   Inventory                         0           32,150
   Prepaid expenses                  0           22,253
   Deposits                          0                0
                            ----------       ----------

      Total current
       assets                    8,265          365,049

PROPERTY AND EQUIPMENT,
   net of accumulated
    depreciation of $1,412
    and $472,234,
    respectively               247,267        1,425,253

INVESTMENTS                     43,750           54,260

INTANGIBLES
   Licenses and rights to
    leases of licenses, net
    of accumulated
    amortization                34,207           76,932
   Acquired customer base,
    net of accumulated
    amortization of $0
    and $3,526,211
    respectively                     0       12,851,404
   Goodwill, net of
    accumulated
    amortization of $0
    and $1,770,263
    respectively                     0        6,368,172
                            ----------       ----------

                                34,207       19,296,678
                            ----------       ----------
      Total assets            $333,659      $20,669,006

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable -
    current portion                  0           15,605
   Leases payable -
    current portion                  0                0
   Accounts payable -
    trade                            0           93,069
   Customer deposits                 0            1,787
   Accounts payable -
    affiliate                   10,069           10,069
   Property dividends
    payable                     57,519           57,519
   Taxes payable                     0              731
   Accrued expenses             19,652           73,357
   Accrued interest -
    majority stockholder        15,416           20,561
   Notes payable to
    majority stockholder       146,415          209,926
   Deferred revenue                  0           73,788
                            ----------       ----------

      Total current
       liabilities             249,071          556,412

LONG-TERM LIABILITIES
   Deferred tax liability            0        4,352,451
                            ----------       ----------

         Total
          liabilities          249,071        4,908,863

STOCKHOLDERS' EQUITY
   Common stock, $.0001
    par value, 100,000,000
    shares authorized,
    8,497,259 and
    11,819,259 shares
    issued and
    outstanding,
    respectively                   850            1,182
   Additional paid-in
    capital                  2,874,189       25,043,684
   Deficit accumulated
    during the
    development stage       (1,686,667)      (7,306,112)
   Subscriptions
    receivable                    (860)            (860)
   Deferred consulting      (1,102,924)      (1,977,751)
                            ----------       ----------

                                84,588       15,760,143
                            ----------       ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY          $333,659      $20,669,006


The Notes to Consolidated Financial Statements are an integral part of these statements.
            USURF AMERICA, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF OPERATIONS

                     Three Months Ended  Nine Months Ended
                        September 30,       September 30,
                       1999      1998     1999      1998
           (unaudited)        (unaudited)

Revenue        $  781,282  $   3,200  $2,047,364  $   3,200
 Cost of
  Goods Sold     (216,021)         0    (687,895)         0
   Gross
    Profit        565,261      3,200   1,359,469      3,200

Operating
 Expenses
  Depreciation
   and amorti-
   zation       2,086,017        345   5,433,339      1,035
   Professional
    fees          381,879    108,205   1,212,366    393,349
   Rent            35,920      7,203      88,837      7,318
   Salary and
    commissions   369,276    113,128     979,291    113,816
   Contract
    services       64,839          0      64,839          0
   Advertising     35,024          0      88,273          0
   Other           95,718    199,888     284,929    334,765

    Total
     Operating
     Expenses   3,068,673    428,769   8,151,874    850,283

    Loss from
     opera-
     tions     (2,503,417)  (425,569) (6,792,405)  (847,083)

Other income
 (expense)
  Interest
   expense         (3,725)         0      (9,758)         0

Loss before
 income tax    (2,507,137)  (425,569) (6,802,163)  (847,083)

Income tax
 benefit          448,347          0   1,182,718          0

   Net loss   $(2,058,790) $(425,569)$(5,619,445) $(847,083)

   Net loss
    per
    common
    share        (0.17)      (.059)     (0.51)       (.12)

   Weighted
    average
    number
    of shares
     out-
     stand-
     ing       11,784,748 7,201,922 11,034,764 7,057,000


The Notes to Consolidated Financial Statements are an integral part of these statements.

            USURF AMERICA, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CASH FLOWS

                       Nine Months Ended   Nine Months Ended
                            9/30/99             9/30/98
                          (unaudited)         (unaudited)

CASH FLOWS FROM
OPERATING ACTIVITIES
   Net loss             $(5,619,445)          $(847,083)

   Adjustment to
    reconcile net loss
    to net cash used
    in operating
    activities
     Depreciation and
      amortization        5,433,339               1,035
     Recognition of
      services per-
      formed for
      stock               1,125,173             553,874
     Deferred income
      taxes              (1,183,920)                  0
     Due from
      affiliate              (1,614)                  0
     Loss on
      disposal                  280                   0
     Accounts
      receivable           (126,941)                  0
     Inventory               38,575                   0
     Deposits                     0                   0
     Customer
      deposits                1,787                   0
     Taxes payable              731                   0
     Other assets           (38,420)                  0
     Deferred revenue         9,446                   0
     Accounts payable -
      trade                (91,584)             (65,106)
     Prepaid expenses        (8,773)                  0
     Accrued expenses        35,551               5,988

       Net cash used
        in operating
        activities         (425,815)           (341,484)
CASH FLOWS FROM
INVESTING ACTIVITIES
   Proceeds on disposal
    of fixed assets          15,090                   0
   Purchase of business           0             (25,000)
   Cash acquired in
    acquisitions            186,318                   0
   Capital expenditures    (423,295)             (5,000)

      Net cash used
       in investing
       activities          (221,887)            (30,000)

CASH FLOWS FROM
FINANCING ACTIVITIES
   Payments on notes
    payable                 (55,673)                  0
   Payments on capital
    lease obligations          (722)                  0
   Increase in note
    payable to
    stockholder              62,000               8,941
   Issuance of common
    stock for cash          395,000             340,000
   Warrants exercised       337,321                   0
   Payment on note
    payable - stockholder   (10,000)            (30,000)

      Net cash provided
       by financing
       activities           727,926             348,941

      Net increase
       (decrease)
       in cash               80,224             (22,543)

Cash, beginning of period     7,232              37,394

Cash, end of period          87,456              14,852

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING

In January 1999, the Company acquired all of the stock of CyberHighway, Inc. by issuing 2,000,000 shares of stock valued at approximately $16,000,000. In addition, 325,000 shares were issued in payment of a finder's fee arising out of this acquisition, which shares were valued at approximately $2,600,000. This acquisition was accounted for as a purchase business combination.

In June 1999, the Company entered into a five-year investor relations consulting agreement by issuing 500,000 shares of stock valued at $2,000,000.

In June 1999, the Company acquired all of the stock of Santa Fe Trail Internet Plus, Inc. by issuing 100,000 shares of stock valued at $400,000. This acquisition was accounted for as a purchase business combination.

In August 1999, the Company acquired all of the stock of Premier Internet Services, Inc. by issuing 127,000 shares of stock valued at $508,000. This acquisition was accounted for as a purchase business combination.

In August 1999, the Company acquired the going business known as www.usurf.com by issuing 150,000 shares of stock valued at $600,000. This acquisition was accounted for as a purchase business combination.

In August 1999, the Company acquired all of the stock of Net 1, Inc. by issuing 250,000 shares of stock valued at $1,000,000. Because the Company has tendered the stock of Net 1, Inc. for rescission of the acquisition transaction, none of the operating data or balance sheet data associated with Net 1, Inc. is presented.


The Notes to Consolidated Financial Statements are an integral part of these statements.

                    USURF AMERICA, INC.

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             Nine Months Ended September 30, 1999
                        (Unaudited)

Note 1.  Nature of Business, Organization and
          Basis of Presentation

USURF America, Inc. (USURF) was incorporated in the State of Nevada on November 1, 1996, as Media Entertainment, Inc., changed its name to Internet Media Corporation in July 1998, and again changed its name to the current name in July 1999. USURF was incorporated to operate as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry. In 1998, the Company changed its focus to concentrate in the Internet industry, including the Wireless Internet industry. The Company has ceased efforts to develop the wireless cable and low power television business areas and has announced that assets from the low power activities will be distributed to shareholders in 1999. Therefore, management has not provided separate segment information in these financial statements.

Effective December 31, 1996, IMC acquired all of the outstanding common stock of Winter Entertainment, Inc., a Delaware corporation incorporated on December 28, 1995 (WEI), and Missouri Cable TV Corp., a Louisiana corporation incorporated on October 9, 1996 (MCTV). WEI operates a community television station in Baton Rouge, Louisiana; MCTV owns wireless cable television channels in Poplar Bluff, Missouri, which system has been constructed and is ready for operation, and Lebanon, Missouri. The acquisition of WEI and MCTV by USURF was accounted for as a reorganization of companies under common control. The assets and liabilities acquired were recorded at historical cost in a manner similar to a pooling of
interests.    Effective October 8, 1998, the Company formed Santa Fe
Wireless Internet, Inc., a New Mexico corporation (SFWI), to hold the assets acquired from Desert Rain Internet Services (DSRT), an Internet Service Provider (ISP). SFWI was organized to operate as an Internet Service Provider (ISP). The acquisition of DSRT was accounted for as a purchase whereby the cost is allocated to the assets acquired.

In January 1999, the Company acquired all of the outstanding capital stock of CyberHighway, Inc., an Idaho corporation, in exchange for shares of Company common stock. This acquisition was accounted for as a purchase.

In June 1999, the Company acquired, by merger, Santa Fe Trail Internet Plus, Inc., a New Mexico corporation ("Trail"), in exchange for shares of Company common stock. This acquisition was accounted for as a purchase.






In August 1999, the Company acquired, by merger, Premier Internet Services, Inc., an Idaho corporation ("PISI"), in exchange for shares of Company common stock. This acquisition was accounted for as a purchase.

In August 1999, the Company acquired the going business known as www.usurf.com ("usurf.com"), in exchange for shares of Company common stock. This acquisition was accounted for as a purchase.

In August 1999, the Company acquired, by merger, Net 1, Inc., an Alabama corporation ("Net 1"), in exchange for shares of Company common stock. Because the Company has tendered the stock of Net 1, Inc. for rescission of the acquisition transaction, none of the operating data or balance sheet data associated with Net 1, Inc. is presented. The Company is involved in arbitration of its demand for rescission.

Note 2.  Interim Consolidated Financial Statements

In the opinion of management, the accompanying consolidated financial statements for the nine months ended September 30, 1999 and 1998, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition, results of operations and cash flows of the Company, including subsidiaries, and include the accounts of the Company and all of its subsidiaries. All material inter-company transactions and balances are eliminated.

The financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. It is suggested that these unaudited financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB filed with the SEC. Certain reclassifications and adjustments may have been made to the financial statements for the comparative period of the prior fiscal year to conform with the 1998 presentation. The results of operations for the interim periods are not necessarily indicative of the results to be obtained for the entire year.

Note 3.  Acquisitions

Effective December 31, 1996, the Company acquired WEI and MCTV by issuing 2,157,239 shares of common stock in exchange for all the common stock of each company. The majority shareholder of the Company was also the sole shareholder of WEI and the majority shareholder of MCTV. Therefore, the acquisitions have been accounted for at historical cost in a manner similar to a pooling of interests. The consolidated statement of operations includes the Company and its predecessors WEI and MCTV from inception of WEI.

Effective January 29, 1999, the Company acquired CyberHIghway, which acquisition has been accounted for as a purchase and not as a pooling of interests.

Effective June 2, 1999, the Company acquired Trail, which acquisition has been accounted for as a purchase and not as a pooling of interests.

Effective August 14, the Company acquired usurf.com, which acquisition has been accounted for as a purchase and not as a pooling of interests.

Effective August 30, 1999, the Company acquired PISI, which acquisition has been accounted for as a purchase and not as a pooling of interests.

Effective August 20, 1999, the Company acquired Net 1. Because the Company has tendered the stock of Net 1, Inc. for rescission of the acquisition transaction, none of the operating data or balance sheet data associated with Net 1, Inc. is presented. The Company is involved in arbitration of its demand for rescission.

Note 4.  Notes Payable to Shareholder

                                   September 30, 1999
                                       (unaudited)
Notes payable to majority
stockholder, interest
accrues at 8%, due on
demand and unsecured                    $209,926

Note 5.  Stock Issuances

During the nine months ended September 30, 1999, the Company issued shares of common stock, as follows:

A. In January 1999, 60,000 shares were issued in a private offering, which shares were sold for cash at a price of $4.50 per share, or $270,000 in the aggregate.

B. In January 1999, 2,000,000 shares were issued in exchange for all of the capital stock of CyberHighway, which shares were valued at $7.97 per share, or $16,000,000 in the aggregate.

C. In February 1999, 325,000 shares were issued in payment of a finder's fee arising out of the Company's acquisition of CyberHighway, which shares were valued at $7.97 per share, or $2,600,000 in the aggregate.

D. In May 1999, 35,000 shares were issued in a private offering, which shares were sold for cash at a price of $3.00 per share, or $105,000.

E. In June 1999, the Company received $310,000 from the exercise of warrants, whereby the Company issued 155,000 shares of common stock upon such warrant exercise. The warrant exercise price of the warrants exercised was $2.00 per share.

F. In June 1999, the Company entered into an Investor Relations Agreement with a consultant to the Company. Under its agreement with the consultant, the Company has issued 500,000 shares of common stock, which shares were valued at $4.00 per share, or $2,000,000 in the aggregate. The term of the agreement is five years. The $2,000,000 in compensation is to be amortized over the entire term of the agreement.

G. In June 1999, 100,000 shares were issued in the acquisition of Trail, which shares were valued at $4.00 per share, or $400,000 in the aggregate.

H. In July 1999, 150,000 shares were issued in the acquisition of usurf.com, which shares were valued at $4.00 per share, or $600,000 in the aggregate.

I. In August 1999, 127,000 shares were issued in the acquisition of PISI, which shares were valued at $4.00 per share, or $508,000 in the aggregate.

J. Also in August 1999, 250,000 shares were issued in the acquisition of Net 1, which shares were valued at $4.00 per share. However, because the Company has tendered the stock of Net 1 for rescission of the acquisition transaction, none of the operating data or balance sheet data associated with Net 1 is presented. The Company is involved in arbitration of its demand for rescission. Although the Company believes it will be successful on the merits of its claims, no prediction as to the outcome of such arbitration can be made.

Note 6.  Subsequent Events

In November 1999, the Company issued 50,000 shares in a private offering, which shares were sold for $3.00 per share. A like number of warrants, exercisable at $6.00 per share, were issued to the purchaser of such shares. Michael Cohn, a director of the Company, purchase such securities.
 Mr. Cohn's purchase was made in connection with a private offering of securities made by the Company to other persons who have no affiliation with the Company.


INDEPENDENT AUDITOR'S REPORT

To the Board of Director's and Stockholders
Internet Media Corporation

We have audited the accompanying consolidated balance sheets of Internet Media Corporation and subsidiaries, (a development stage company) as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996, and the period from inception (December 28, 1995) to December 31, 1998. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet Media Corporation and subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for the years ended December 31, 1998, 1997 and 1996, and the period from inception (December 28, 1995) to December 31, 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has insignificant operating revenue. In addition, the Company has limited capital resources and a loss from operations since inception, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
April 9, 1999

                 INTERNET MEDIA CORPORATION
                      AND SUBSIDIARIES
                (a development stage company)
                 CONSOLIDATED BALANCE SHEETS
                  DECEMBER 31, 1998 and 1997

                                   1998         1997

ASSETS

CURRENT ASSETS
   Cash                        $    7,232     $        -
   Accounts receivable              1,033            224

      Total current assets          8,265            224


PROPERTY AND EQUIPMENT,
 net of accumulated
 depreciation of $1,412
 and $706, respectively           247,267        210,472

INVESTMENTS                        43,750              -

INTANGIBLES
   Organization costs, net
    of accumulated amorti-
    zation of $435 and $134,
    respectively                        -            435
   Licenses and rights to
    leases of licenses, net
    of accumulated amorti-
    zation of $4,475 and
    $2,625, respectively           34,207         25,125

                                   34,207         25,560

OTHER ASSETS                          170              -

         TOTAL ASSETS          $  333,659     $  236,256

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Checks issued in excess
    of deposits                $        -     $      116
   Notes payable to
    majority stockholder          146,415        116,282
   Accounts payable and
    accrued expenses               19,652         65,636
   Accounts payable -
    affiliate                      10,069         10,069
   Property dividends
    payable                        57,519              -
   Accrued expenses -
    majority stockholder           15,416          6,835

      Total current
       liabilities                249,071        198,938

STOCKHOLDERS' EQUITY
   Common stock, $.0001
    par value, 100,000,000
    shares authorized,
    8,497,259 and 6,424,000
    shares issued and
    outstanding1998 and
    1997, respectively                850            642
   Additional paid-in
    capital                     2,874,189        998,466
   Deficit accumulated
    during the development
    stage                      (1,686,667)    (  649,041)
   Subscriptions receivable    (      860)    (      860)
   Deferred consulting         (1,102,924)    (  311,889)

                                   84,588         37,318

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY         $   333,659    $   236,256

The Notes to Consolidated Financial Statements are an integral part of these statements.


                INTERNET MEDIA CORPORATION
                     AND SUBSIDIARIES
               (a development stage company)
           CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 Cumulative
                                                 Since
                                                 Inception
                                                 (December
                                                 28,1995) to
                                                 December
                 Years Ended December 31,        31, 1998
             1998         1997         1996

Revenue   $    5,440  $      596  $    3,337     $    9,373

Expenses:
 Depre-
  ciation
  and
  amorti-
  zation       4,394       2,721       1,450          8,565
 Profes-
  sional
  fees       813,517     530,669      15,238      1,359,424
 Rent         15,823      11,877       1,820         29,520
 Salary      154,924      44,733       4,691        204,348
 Other        45,806      29,385       3,555         78,746

   Total
    oper-
    ating
    expen-
    ses    1,034,464     619,385      26,754      1,680,603

   Oper-
    ating
    loss  (1,029,024)  ( 618,789)  (  23,417)    (1,671,230)

Other
 income
 (ex-
 pense)
  Inter-
  est
  ex-
  pense  (     8,602)  (   6,015)  (     820)   (    15,437)

   Net
   loss  ($1,037,626)  ($624,804)  ($ 24,237)   ($1,686,667)

Net loss
 per
 share      ($0.14)      ($0.10)     ($0.04)       ($0.36)

Weighted
 average
 number
 of
 shares
 out-
 stand-
 ing       7,361,275   6,193,678     631,622      4,715,763


The Notes to Consolidated Financial Statements are an integral part of these statements.


                INTERNET MEDIA CORPORATION
                     AND SUBSIDIARIES
               (a development stage company)
            CONSOLIDATED STATEMENTS OF CHANGES
                 IN STOCKHOLDERS' EQUITY
        YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
        AND PERIOD FROM INCEPTION (December 28, 1995)
                   TO DECEMBER 31, 1998

                                    Defi-
                                    cit
                                    Accu-
                                    mul-
                                    ated
                                    Dur-
                                    ing
                                    the      Subs-  Def-
                         Addi-      Dev-     crip-  erred
                         tional     elop-    tions  Con-
        Common Stock     Paid-in    ment     ceiv-  sul-
       Shares   Amount   Capital    Stage    able   ting
       ------   ------   -------    -----    -----  -----

BAL-
ANCE,
DEC-
EM-
BER
28,
1995          -  $   -   $     -    $     -  $   -  $     -

Iss-
uance
of
com-
mon
stock
for
fut-
ure
serv-
ices    227,336     23    17,314          -      -        -

Net
loss          -      -         -          -      -        -

BAL-
ANCE,
DEC-
EM-
BER
31,
1995    227,336     23    17,314          -      -        -

Iss-
uance
of
com-
mon
stock
for
as-
sets  1,929,903    193   179,418          -      -        -

Iss-
uance
of
com-
mon
stock
for
sub-
scr-
ip-
tion
re-
ceiv-
able  2,160,000    216     1,944          - (2,160)       -

Iss-
uance
of
com-
mon
stock
for
as-
sign-
ment
of
lic-
enses
and
lea-
ses   1,682,761    168    (  168)         -      -        -

 Net
 loss         -      -         -    (24,237)     -        -

BAL-
ANCE,
DEC-
EM-
BER
31,
1996  6,000,000    600   198,508    (24,237) (2,160)      -

Issu-
ance
of
com-
mon
stock
for
fu-
ture
serv-
ices    404,000     40   749,960          -      - (750,000)

Pay-
ment
on
sub-
scrip-
tion
re-
ceiv-
able          -      -         -          -  1,300        -

Iss-
uance
of
com-
mon
stock
for
cash     20,000      2    49,998          -      -        -

Rec-
ogni-
tion
of
ser-
vices
per-
formed
for
stock         -      -         -          -      -  438,111

 Net
  loss        -      -         -   (624,804)     -        -

BAL-
ANCE,
DEC-
EM-
BER
31,
1997  6,424,000    642   998,466   (649,041)  (860)(311,889)

Iss-
uance
of
com-
mon
stock
for
fu-
ture
ser-
vices 1,655,759    166 1,556,734          -    - (1,556,900)

Iss-
uance
of
com-
mon
stock
for
cash    400,000     40   332,760          -      -        -
Iss-
uance
of
com-
mon
stock
for
in-
vest-
ments    17,500      2    43,748          -      -        -

Dec-
lared
divi-
dends         -      -   (57,519)         -      -        -

Rec-
ogni-
tion
of
ser-
vices
per-
formed
for
stock         -      -         -          -      -  765,865

 Net
  loss        -      -         - (1,037,626)     -        -

BAL-
ANCE,
DEC-
EM-
BER
31,
1998  8,497,259   850 2,874,189 (1,686,667) (860)(1,102,924)


The Notes to Consolidated Financial Statements are an integral part of these statements.

                 INTERNET MEDIA CORPORATION
                      AND SUBSIDIARIES
                (a development stage company)
            CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 Cumulative
                                                 Since
                                                 Inception
                                                 (December
                                                 28, 1995)
                  Years Ended December 31,       to December
               1998         1997         1996    31, 1998

CASH
FLOWS
FROM
OPER-
AING
ACTIV-
ITIES
 Net
 loss      ($1,037,626) ($  624,804)  ($ 24,237)($1,686,667)

  Adjust-
  ments
  to re-
  con-
  cile
  net
  loss
  to net
  cash
  used in
  opera-
  ting
  activi-
  ties

   Depre-
    cia-
    tion         1,658          706         706       3,070
   Amort-
    iza-
    tion         2,736        2,014         745       5,495
   Recog-
    ni-
    tion
    of
    serv-
    ices
    per-
    formed
    for
    stock      765,865      438,111           -   1,203,976
    Changes
     in
     assets
     and
     liab-
     ilities,
     net of
     effects
     from
     pur-
     chase
     of
     Santa
     Fe
      Acc-
      ounts
      re-
      ceiv-
      able     (809)             86        (310)     (1,033)
      Other
      assets   (300)              -           -        (300)
   Checks
    issued
    in excess
    of dep-
    osits      (116)            116           -           -
   Customer
    deposits  1,787               -           -       1,787
   Accounts
    payable
    and acc-
    ruals   (39,194)         71,651      10,889      43,346

 Net cash
 used in
 operating
 acti-
 vities    (305,999)       (112,120)    (12,207)   (430,326)

CASH
FLOWS
FROM
INVEST-
ING
ACTIV-
ITIES
 Purchase
  of
  equip-
  ment      (25,605)        (14,964)     (6,722)    (47,291)
 Purchase
  of net
  assets
  of Santa
  Fe, net
  of cash
  acquired  (24,666)              -           -     (24,666)
 Payment
  of org-
  aniza-
  tion
  costs         569               -        (569)          -
 Purchase
  of lic-
  enses and
  rights to
  leases
  of lic-
  enses          (-)         (5,000)    (16,000)    (21,000)

 Net cash
 used in
 invest-
 ing acti-
 vities     (49,702)        (19,964)    (23,291)    (92,957)

CASH
FLOWS
FROM
FINAN-
CING
ACTIV-
ITIES
 Increase
  in note
  payable
  to maj-
  ority
  stock-
  holder    $30,133         $66,282     $50,000    $146,415
 Sale of
  common
  stock     332,800          50,000           -     382,800
 Payment
  of sub-
  scrip-
  tions
  receiv-
  able            -           1,300           -       1,300

 Net cash
 provided
 by finan-
 cing acti-
 vities     362,933         117,582      50,000     530,515

Net incr-
 ease (de-
 crease)
 in cash      7,232         (14,502)     14,502       7,232

CASH,
 BEGINNING
 OF PERIOD        -          14,502           -           -

CASH,
 END OF
 PERIOD      $7,232         $     -     $14,502      $7,232

SUPPLEMENTAL DISCLOSURE OF NONCASH
INVESTING AND FINANCING ACTIVITIES:

Noncash investing and financing activities for the year ended December 31, 1998 and 1997 include 1,655,759 and 404,000 shares issued for consulting and legal services to be performed valued at $1,556,900 and $750,000, respectively. In addition, in December 1998, the Company authorized issuance of 17,500 shares of common stock for investments in the common stock of two privately held companies valued at $43,750. The Company then declared a property dividend payable which will be paid by distribution of the investments to the Company's shareholders. The property dividends payable are recorded as a liability at December 31, 1998.

Also, in December 1998, the Company authorized the formation of a new subsidiary to hold the Company's community television related assets with a net book value of $13,769. The Company then declared a property dividend payable, which will be paid by distribution of the company's investment in the new subsidiary to the Company's shareholders. The property dividend payable is recorded as a liability at December 31, 1998.

Noncash investing and financing activities for the year ended December 31, 1996 include $179,611 of equipment given as paid-in capital by majority stockholders, subscriptions receivable of $2,160 for services rendered, and $16,737 in exchange for common stock to majority stockholder.



The Notes to Consolidated Financial Statements are an integral part of these statements.

                  INTERNET MEDIA CORPORATION
                       AND SUBSIDIARIES
                 (a development stage company)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.   NATURE OF BUSINESS, ORGANIZATION
           AND BASIS OF PRESENTATION

Internet Media Corporation (IMC) was incorporated as Media Entertainment, Inc. in the State of Nevada on November 1, 1996, to operate as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry. In 1998 the Company changed it's focus to concentrate in the wireless internet communications industry. The Company has ceased efforts to develop the wireless cable and low power business areas and has announced that assets from the low power activities will be distributed to shareholders in 1999. Therefore, management has not provided separate segment information in these financial statements.

Effective December 31, 1996, IMC acquired all of the outstanding common stock of Winter Entertainment, Inc., a Delaware corporation incorporated on December 28, 1995 (WEI), and Missouri Cable TV Corp., a Louisiana corporation incorporated on October 9, 1996 (MCTV). WEI operates a community television station in Baton Rouge, Louisiana; MCTV owns wireless cable television channels in Poplar Bluff, Missouri, which system has been constructed and is ready for operation, and Lebanon, Missouri. Effective October 8, 1998, the Company formed Santa Fe Wireless Internet, Inc. (Santa
Fe), a New Mexico corporation, to hold the assets acquired from Desert Rain Internet Services. Santa Fe was organized to provide wireless internet access. The acquisition of WEI and MCTV by IMC was accounted for as a reorganization of companies under common control. The assets and liabilities acquired were recorded at historical cost in a manner similar to a pooling of interests. The acquisition of Santa Fe was accounted for as a purchase whereby the cost is allocated to the assets acquired.

Therefore, these financial statements include the operations of IMC and its predecessors from inception of WEI on December 28, 1995. WEI had no operations or cash flows for the period ended December 31, 1995.

The financial statements have been prepared on a going concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. Since the Company is in the development stage, it has limited capital resources, insignificant revenue and a loss from operations since its inception. The appropriateness of using the going concern basis is dependent upon the Company's ability to obtain additional financing or equity capital and, ultimately, to achieve profitable operations. The uncertainty of these conditions raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise capital by obtaining financing and, eventually, through public offerings. Management intends to use the proceeds from any borrowings to acquire and develop markets to implement its Wireless Internet Access System and sell its service. The Company believes that these actions will enable the Company to carry out its business plan and ultimately to achieve profitable operations.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include all the accounts of IMC and its wholly owned subsidiaries, WEI, MCTV and Santa Fe. All intercompany transactions and balances have been eliminated in the consolidation. The consolidated group is referred to as the "Company".

Broadcast Equipment

Equipment is recorded at cost. Depreciation is calculated using a straight-line method over the estimated useful lives of the assets, ranging from 3 to 15 years.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of ninety days or less from the date of purchase to be cash equivalents.

Revenue

Revenue is recognized in the period services are provided.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

The Financial Accounting Standards Board (FASB) has issued Financial Accounting Standards (SFAS) No. 130 Reporting Comprehensive Income. This statement requires an enterprise to display total comprehensive income (total nonowner changes in equity) in a full set of financial statements. Currently the Company has no items to be reported as "other comprehensive income".

In addition, FASB has issued SFAS No. 131 Disclosures about Segments of an Enterprise and Related Information. This statement requires a "management approach" as opposed to an industry approach in defining operations to be shown as separate segments. Currently, the Company plans to operate in one segment.

The Company has adopted SFAS No. 130 and No. 131 for its fiscal year beginning January 1, 1998. There were no significant changes in financial statement presentation as a result of implementing these new accounting standards.

Loss Per Common Share

The basic loss per common share has been computed by dividing the net loss by the weighted average number of shares of common stock outstanding throughout the period. Calculation of diluted loss per common share - is not presented because the effects of potential common stock issuable upon exercise of stock options and contingently issuable shares would be antidilutive.

Amortization

Licenses and rights to leases of licenses are being amortized on a straight-line basis over the license and lease rights periods of 5 to 15 years.

Long-lived Assets

The Company follows the provisions of the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 121 Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of. Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company continuously evaluates the recoverability of its long-lived assets based on estimated future cash flows and the estimated liquidation value of such long-lived assets, and provides for impairment if such undiscounted cash flows are insufficient to recover the carrying amount of the long-lived assets.

Advertising

The Company expenses advertising costs as incurred. During the years ended December 31, 1998, 1997 and 1996, the Company incurred $940, $0 and $0, respectively, in advertising costs.

Investments

Investments include minority interests held in two non-public companies recorded at cost, which approximates fair value.

NOTE 3.   ACQUISITIONS

Effective December 31, 1996, the Company acquired WEI and MCTV by issuing 2,157,239 shares of common stock in exchange for all the common stock of each company. The majority stockholder of the Company was also the sole stockholder of WEI and the majority stockholder of MCTV. Therefore, the acquisitions have been accounted for at historical cost in a manner similar to a pooling of interests.

Effective October 8, 1998, the Company acquired Santa Fe by purchasing all of its common stock for $25,000. The acquisition has been accounted for as a purchase whereby the cost is allocated to the assets acquired.
Disclosure of what operations would have been as if the transaction had occurred at the beginning of the period are not shown due to the transaction being immaterial to the financial statements taken as a whole. The consolidated statements of operations includes the Company and its predecessors WEI and MCTV from inception of WEI. The operations of Santa Fe are included from the acquisition date (October 8, 1998) to December 31, 1998.


NOTE  4.  WIRELESS CABLE ASSETS

Property and equipment includes wireless cable station equipment, which is operational but has not been put into use. The equipment is recorded at cost of approximately $201,000 and is not being depreciated. In addition, the Company owns licenses in the wireless cable markets, which operate on the same frequencies and will be used in the wireless internet market.

Management's strategy is to pursue the wireless internet service market. Management plans on using the existing wireless cable equipment to provide interactive wireless internet service and to use its license agreements to develop wireless internet markets. The Company's ability to provide two-way interactive internet service on its current channel license agreements depends on pending Federal Communication Commission (FCC) approval of two-way communication on the related frequencies. Management believes approval by the FCC is eminent; however, if such approval is not obtained, future recoverability of the carrying value may become impaired.

NOTE 5.   LICENSES AND RIGHTS TO LEASES OF LICENSES

The Company owns licenses or rights to leases of licenses in the following wireless cable and community television markets:

Wireless Cable Market         Expiration Date

Poplar Bluff, Missouri        October 16, 2006
Lebanon, Missouri             October 16, 2006
Port Angeles, Washington      December 21, 2003
Astoria, Oregon               December 21, 2003
Sand Point, Idaho             August 09, 2006
The Dalles, Oregon            August 09, 2006
Fallon, Nevada                August 09, 2006

Community Television Market

Baton Rouge, Louisiana        July 01, 2007
Monroe/Rayville, Louisiana    July 01, 2007
Natchitoches, Louisiana       July 01, 2007
Bainbridge, Georgia           July 01, 2007

Application for renewal of licenses must be filed within a certain period prior to expiration.

NOTE 6.  NOTE PAYABLE MAJORITY STOCKHOLDER

                              1998             1997

Note payable to majority
stockholder, interest
accrues at 8%, due on
demand and unsecured        $146,415         $116,282

NOTE 7.   INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the period in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. At December 31, 1998, 1997 and 1996, there was no current or deferred tax expense.

Deferred tax asset and liability balances are as follows:

                             1998              1997

Deferred tax asset         $573,467          $220,674
Deferred tax liability            0                 0

  Net deferred tax asset    573,467           220,674
  Valuation allowance      (573,467)         (220,674)

                           $      0          $      0

The net change in the valuation allowance for the periods ended December 31, 1998 and 1997 were $352,793 and $212,433, respectively. The deferred tax asset results from net operating loss carryovers.

The Company has a net operating loss carryover of approximately $1,686,000 available to offset future income for income tax reporting purposes, which will ultimately expire between 2011 and 2018 if not previously utilized.

NOTE  8.   INVESTMENT IN JOINT VENTURE

During the year ended December 31, 1997, the Company entered into an agreement with Web One, Inc. forming Web One Wireless I.S.P. - Baton Rouge, J.V. (the "Joint Venture"). The Joint Venture was created to operate as a Wireless Internet Service Provider in Baton Rouge, Louisiana. The agreement gave the Company the option to buy all the outstanding capital stock of Web One, Inc. at any time on or before August 1, 1998. The option price was to be based on an appraisal of Web One, Inc. During the year ended December 31, 1998, the Joint Venture was abandoned, and as a result the initial investment of $2,500 has been impaired and provided for in the financial statements.

NOTE 9.  STOCK OPTIONS

The Company entered into a stock options agreement effective October 14, 1997. Pursuant to the agreement, the Company issued 300,000 options to purchase common stock in consideration for consulting services to be performed for one year from the date of the agreement. Options may be exercised from the date of the agreement through the expiration dates as follows: 100,000 shares may be purchased at a price of $3.00 per share and expire on January 31, 1998, 100,000 shares may be purchased at a price of $4.00 per share and expire on June 30, 1998 and 100,000 shares may be purchased at a price of $5.00 per share and expire on September 30, 1998.

Based on the market value of the underlying stock at the date the options were granted, management has determined that the stock options have no fair value. Therefore, no compensation expense has been recognized for options granted for the year ended December 31, 1997. All options expired unexercised during the year ended December 31, 1998.

NOTE 10.   RELATED PARTY

The Company has issued stock pursuant to various consulting agreements. Deferred consulting costs, which are valued on the stock price on the date of the agreements, are recorded as a reduction of shareholder's equity and will be amortized over the life of the agreements.

In March 1998, four directors of the Company were issued 20,000 shares each of Company common stock as a bonus for their services as directors. Compensation expense of approximately $45,000 was recorded based on the fair value of the common stock on the date of issue.

NOTE 11.  COMMON STOCK TRANSACTIONS

On April 24, 1998, the Company completed a private placement consisting of 300,000 units. Each unit consists of two shares of common stock and a warrant to purchase one share of common stock. The per unit price was $2.00 and was allocated $1.00 to each share of common stock and no value to the warrant to purchase a share of common stock.

The warrants entitle the holder to purchase one share of common stock for $2.00 and expire on May 18, 2000. The net proceeds to the Company from the sale of 160,000 units amounted to $288,000 after deducting offering costs of $32,000. The 160,000 warrants related to the units sold are still outstanding at December 31, 1998.

In connection with that offering, the Company agreed to issue to the placement agent warrants (the "Underwriter's Warrants") to purchase one share each of common stock. The Warrants are exercisable for $1.25 per share and expire four years from the date of the offering. At December 31, 1998, 32,000 warrants have been issued and are outstanding.

In addition, the Company agreed to issue Finder's Fee Warrants to purchase one share each of common stock in connection with that offering. At December 31, 1998, warrants issued and outstanding were as follows; 56,667 warrants exercisable at $1.25 per share and 56,667 warrants exercisable at $1.50 per share.

NOTE 12.  SUBSEQUENT EVENTS

On January 29, 1999, the Company acquired all of the tangible and intangible assets and rights used in connection with the Internet services business operated in the United States by CyberHighway, Inc.
(CyberHighway), a Idaho corporation.

The acquisition was effected pursuant to a Plan and Agreement of Reorganization dated January 20, 1999 between Media and CyberHighway. Media paid the shareholders of CyberHighway approximately $15,940,000 through the issuance of 2,000,000 shares of Media common stock. The purchase price was based upon the weighted average closing price of Media common stock for five days prior and subsequent to the acquisition date.

The transaction will be accounted for as a purchase. The purchase price will be allocated to the underlying assets purchased and liabilities assumed based on their fair market values at the acquisition date.

The following table summarizes the net assets purchased in connection with the CyberHighway acquisition and the amount attributable to cost in excess of net assets acquired:

     Net assets acquired         $     372,472
     Acquired customer base         15,566,787
     Other assets                    5,260,690
     Deferred tax liability         (5,260,690)

The preliminary estimate of net assets represents management's best estimate based on currently available information; however, such estimate may be revised up to one year from the acquisition date. Acquired customer bases are amortized over 3 years.

The following shows the unaudited proforma condensed balance sheets of Media and CyberHighway as if the acquisition occurred on December 31, 1998:








                  Historical
               Internet   Cyber-   Proforma    Proforma
               Media      Highway  Adjustments Consolidated

Current
 assets     $    8,265   $306,018  $         -  $   314,283
Property
 and equip-
 ment, net     247,267    408,558      (72,692)     583,133
Other
 assets         43,920     13,480            -       57,400
Intang-
ibles           34,207          -   20,827,477   20,861,684

  Total
   assets     $333,659   $728,056  $20,754,785  $21,816,500

Current
 liabilities  $249,071   $282,892  $         -  $   531,963
Deferred
 tax
 liability           -          -    5,260,690    5,260,690
Stockholders'
 equity         84,588    445,164   15,494,095   16,023,847

  Total
   liabil-
   ities
   and
   stock-
   holders'
   equity     $333,659   $728,056  $20,754,785  $21,816,500

The following unaudited proforma condensed statements of operations assumes the CyberHighway acquisition occurred on January 1, 1998. In the opinion of management, all adjustments necessary to present fairly such unaudited pro forma condensed statements of operations have been made.

                  Historical
               Internet   Cyber-   Proforma    Proforma
               Media      Highway  Adjustments Consolidated

Revenues    $    5,440 $2,449,156  $         - $  2,454,596
Expenses
 Internet
  access
  cost               -    510,036            -      510,036
Equipment
 cost                -    326,488            -      326,488
Deprecia-
 tion and
 amorti-
 zation          4,394    138,674    6,918,262    7,061,330
General
 and
 admini-
 strative    1,030,070  1,292,526            -    2,322,596
Selling              -    110,397            -      110,397
  Total
   opera-
   ting
   expense   1,034,464  2,378,121    6,918,262   10,330,847

Operating
 income
 (loss)     (1,029,024)    71,035   (6,918,262)  (7,876,251)

Other
 income
 (expense)  (    8,602)     6,960            -   (    1,642)

Income
 (loss)
 before
 taxes      (1,037,626)    77,995   (6,918,262)  (7,877,893)

Income
 tax
 benefit             -          -   (1,753,563)  (1,753,563)

Net income
 (loss)    ($1,037,626)  $ 77,995  ($5,164,699) ($6,124,330)

Net income
 (loss)
 per share    ($0.14)     $31.51      ($0.65)

Weighted
 average
 number
 of shares
 out-
 standing    7,361,275      2,475                 9,361,275


Subsequent to year end, the Company authorized a private offering of units to sell 225,000 units of its securities at an offering price of $4.50 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $7.00. As of April 9, 1999, the Company has issued 50,444 shares of common stock for approximately $227,000.

NOTE 13.  YEAR 2000 ISSUES

Many currently installed computer systems and software products are coded to accept only two digit entries in the date-code field. These date-code fields will need to accept four digit entries to distinguish 21st Century dates from 20th Century dates. Confusion of dates by computer systems and software products may bring about system failures or miscalculations, causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar business activities. As a result, many companies' software and computer systems need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company, including CyberHighway, has established procedures for evaluating and managing the risks and costs associated with this problem. Currently, all components of CyberHighway's Network Operations Center is Year 2000 compliant, except for a single server, which is scheduled to be replaced during the third quarter of 1999.
 CyberHighway expects that its computer systems will be Year 2000 compliant by the end of the third quarter of 1999. However, many of CyberHighway's customers maintain their Internet operations on commercially available operating systems, which may be affected by Year 2000 complications.

Because of the unprecedented nature of the Year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the year 2000 and thereafter. Management cannot assure that the Company is or will be Year 2000 ready, that the Company's remediation efforts will be successful in whole or in part, or that parties with whom the Company does business will be Year 2000 ready.

INDEPENDENT AUDITOR'S REPORT


To the Shareholders
CyberHighway, Inc.

We have audited the accompanying balance sheets of CyberHighway, Inc. (the Company) as of January 31, 1999 and 1998, and the related statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended January 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CyberHighway, Inc. at January 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1999, in conformity with generally accepted accounting principles.



WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
March 23, 1999



CYBERHIGHWAY, INC.
BALANCE SHEETS
JANUARY 31, 1999 AND 1998

                              1999           1998
ASSETS

CURRENT ASSETS
Cash                        $177,270      $  56,730
Trade receivables             58,023         17,165
Inventory                     70,725         42,696
                             -------        -------

Total current assets         306,018        116,591

PROPERTY AND
 EQUIPMENT, net              408,558        367,648

OTHER ASSETS                  13,480         16,489

TOTAL ASSETS                $728,056       $500,728


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current maturities of
 long-term debt            $  30,912      $  29,577
Current maturities of
 capital lease obligations       722          8,142
Accounts payable and
 accrued expenses            184,050        102,221
Deferred revenue              64,342         49,204

Total current
 liabilities                 280,026        189,144

LONG-TERM LIABILITIES
Long-term debt                 2,866         33,778
Capital lease
 obligations                       -            722
                               2,866         34,500

STOCKHOLDERS' EQUITY
Common shares, no par
 value, 10,000 shares
 authorized, 2,475
 issued and
 outstanding                 623,500        623,500
Retained earnings
 (deficit)                (  178,336)    (  256,331)
Stock subscription
 receivable                        -     (   90,085)

                             445,164        277,084

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY        $728,056       $500,728

CYBERHIGHWAY, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED JANUARY 31, 1999, 1998 AND 1997


                         1999          1998          1997

REVENUES
Access fees           $1,175,051   $   947,229   $   405,111
Licensed affiliate
 fees                    875,025       627,992       406,753
Equipment sales          399,080       483,280       235,651

Total revenues         2,449,156     2,058,501     1,047,515

COSTS AND EXPENSES
Internet access cost     510,036       267,807       166,323
Equipment cost           326,488       360,083       180,800
General and
 administrative        1,292,526     1,215,052       848,462
Selling                  110,397        75,402        64,719
Depreciation and
 amortization            138,674       115,784        65,167

Total operating
 expenses              2,378,121     2,034,128     1,325,471

Income (loss) from
 operations               71,035        24,373    (  277,956)

OTHER INCOME AND
 EXPENSES
Miscellaneous
 income, net              12,147         8,519        20,532
Interest expense      (    5,187)   (   10,638)   (    3,642)

Income (loss) before
 income taxes             77,995        22,254    (  261,066)

INCOME TAXES                   -             -             -

NET INCOME (LOSS)     $   77,995    $   22,254	 $(  261,066)

Basic earnings
 (loss) per common
 share                    $31.51         $9.32      ($210.73)

Weighted average
 number of shares
 outstanding               2,475         2,387         1,239


CYBERHIGHWAY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEARS ENDED JANUARY 31, 1999, 1998 AND 1997

                                            Stock
                                Retained    Subscr-
               Common Shares    Earnings    iption
              Number   Amount   (Deficit)   Receivable   Total

BALANCE,
January 31,
1996           1,000   $2,000   ($17,519)   $        -  ($15,519)
Issuance
 of common
 stock,
 net of
 1,000
 shares
 cancelled       815  256,000          -             -   256,000
Net loss           -        - (  261,066)            -  (261,066)

BALANCE,
January 31,
1997           1,815  258,000   (278,585)            -  ( 20,585)
Issuance
 of common
 stock           660  365,500          -      ( 90,085)  275,415
Net income         -        -     22,254             -    22,254

BALANCE,
January 31,
1998           2,475  623,500   (256,331)     ( 90,085)  277,084
Collection
 of stock
 subscription
 receivable        -        -          -        90,085    90,085
Net income         -        -     77,995             -    77,995

BALANCE,
January 31,
1999           2,475 $623,500  $(178,336)      $     -  $445,164


CYBERHIGHWAY, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED JANUARY 31, 1999, 1998 AND 1997

                         1999        1998        1997

CASH FLOWS FROM
OPERATING ACTIVITIES

Net income (loss)     $  77,995   $  22,254   ($261,066)

Adjustments to
 reconcile net
 income (loss) to
 net cash provided
 by (used in)
 operating activities:

   Depreciation
    and amortization    138,674     115,784      65,167
   Impairment loss       18,488           -           -
   Changes in
    operating assets
    and liabilities
     Trade
      receivables      ( 40,858)     10,599    ( 24,281)
     Inventory         ( 28,029)   ( 28,782)   ( 13,914)
     Other assets         3,009    ( 13,135)   (  1,262)
   Accounts payable
    and accrued
    expenses             81,829    ( 44,931)     89,886
   Deferred
    revenue              15,138      28,373      18,995
   Other                      -    (    169)          -

Net cash provided by
(used in) operating
activities              266,246      89,993    (126,475)

CASH FLOWS FROM
INVESTING ACTIVITIES:

Capital expenditures   (198,072)   (125,069)   (319,586)

Net cash used in
investing activities   (198,072)   (125,069)   (319,586)

CASH FLOWS FROM
FINANCING ACTIVITIES

Proceeds from sale
 of common stock              -      70,000     236,000
Proceeds from
 subscription
 receivable              90,085           -           -
Proceeds from
 long-term debt               -           -     275,478
Proceeds from
 capital lease
 obligations                  -           -       6,085
Payments on
 long-term debt        ( 29,577)   ( 27,123)   ( 61,185)
Payments on
 capital lease
 obligations           (  8,142)   ( 24,273)   ( 23,875)

Net cash provided
by investing
activities               52,366      18,604     432,503

Net increase
(decrease) in cash      120,540    ( 16,472)   ( 13,558)

CASH, beginning
 of period               56,730      73,202      86,760

CASH, end of period    $177,270    $ 56,730    $ 73,202

SCHEDULE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES

In 1997, the Company exchanged 550 shares of common stock for the balance of a note payable to a shareholder of $20,000.

In 1998, the Company exchanged 660 shares of common stock for the balance of notes payable to shareholders of $205,415. The difference between the notes payable and the value of the shares exchanged of $90,085 was transferred to a stock subscription agreement.




CYBERHIGHWAY, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION

CyberHighway, Inc. (the Company) is a regional Internet service provider incorporated in the State of Idaho on February 27, 1995. The Company is a full-service ISP, offering its services, directly and through licensees to residential and business customers in eleven states throughout the midwestern United States. On January 29, 1999, the Company became a wholly-owned subsidiary of Internet Media Corporation.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Inventory

Inventory consists of internet access equipment held for sale and is valued at the lower of cost or market. Cost is determined using the specific identity method.

Property and Equipment

Property and equipment are stated as cost. Depreciation is calculated using the straight-line method over the estimated useful lives ranging from three to seven years.

Impairment of Long-Lived Assets

At each balance sheet date, management determines whether any property or equipment or any other assets have been impaired based on the criteria established in Statement of Financial Accounting Standards No. 121 (SFAS
121), Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of.

Revenue Recognition

The Company maintains license agreements with affiliate ISP's to provide Internet access to affiliate's customers. License fees are typically billed in the month the services are provided. The Company charges direct customers (residential and business subscribers) monthly access fees to the Internet and recognizes the revenue in the month the access is provided. For certain subscribers billed in advance, the Company recognizes the revenue over the period the billing covers. Revenue for other services provided, including set-up fees charged to customers and affiliates, and equipment sales are recognized as the service is performed or the equipment is delivered.

Costs of Access Revenues

Costs of access revenues primarily consist of telecommunications expenses inherent in the network infrastructure. Costs of access revenues also include fees paid for lease of the Company's backbone, as well as license fees for Web browser software based on a per-user charge, other license fees paid to third-party software vendors, product costs, and contractor fees for distribution of software to new subscribers.

Advertising Costs

The Company expenses advertising costs as incurred. During the years ended January 31, 1999, 1998 and 1997, the Company incurred approximately $110,500, $75,500 and $65,000, respectively, in advertising costs.

Income Taxes

Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. For all periods presented, the Company's net deferred tax asset has been fully reserved with a valuation allowance.

Financial Instruments and Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and trade receivables. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers and markets, which comprise the Company's customer base. The Company generally does not require collateral and receivables are generally due within 30 days.

The carrying amounts of financial instruments including cash, trade receivables, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturities of these instruments. The difference between the carrying amount and fair value of the Company's long-term debt is not significant.

Sources of Supplies

The Company relies on local telephone companies and other companies to provide data communications. Although management believes alternative telecommunications facilities could be found in a timely manner, any disruption of these services could have an adverse effect on operating results.

The Company maintains various vendors for required products, such as modems, terminal services and high-performance routers, which are important components of its network. Some of the Company's suppliers have limited resources and production capacity. If the suppliers are unable to meet the Company's needs as it is building out its network infrastructure, then delays and increased costs in the expansion of the Company's network infrastructure could result, having an adverse effect on operating results.





Earnings Per Share

Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period.
 The Company has no potential common shares.

NOTE 3.   PROPERTY AND EQUIPMENT

Classifications of property and equipment and accumulated depreciation were as follows for the years ended January 31, 1999 and 1998:

                                1999              1998

     Equipment                $367,100          $274,076
     Furniture and fixtures     32,738            24,009
     Office equipment          286,531           247,045
     Leasehold improvements     19,680            16,915

                               706,049           562,045

     Accumulated
      depreciation             297,491           194,397

     Property and
      equipment, net          $408,558          $367,848

NOTE 4.   IMPAIRED EQUIPMENT

On January 31, 1999, management determined that various network operating center computer equipment was impaired based on criteria established in SFAS 121, including the fact that the computer equipment has been replaced by other equipment due to changes in technology. The equipment is included in inventory for resale on January 31, 1999. The impairment loss of $18,488 recognized in the accompanying 1999 financial statements was measured as the amount by which the carrying amount of the computer equipment exceeded its fair value. Fair value was determined based upon market value. No impairment loss occurred during 1998 or 1997.

NOTE 5.   LONG-TERM DEBT

Long term debt on January 31, 1999 and 1998 consists of the following:

                                   1999             1998

Note payable to bank with
interest at 9.25%, due in
monthly payments of $2,887,
with final payment due
February 25, 2000, secured
by accounts receivable,
inventory and equipment.
(Additional borrowing up to
$90,478, the original amount
of the note, is allowed under
the note agreement.)           $  33,778         $  63,355

Less current maturities:          30,912            29,577

                               $   2,866         $  33,778

Aggregate maturities
of long-term debt are
as follows:

          2000                 $  30,912         $  29,577
          2001                     2,866            30,912
          2002                         -             2,866

                               $  33,778         $  63,355

NOTE 6.   CAPITAL LEASES

The Company is the lessee of communication and data processing equipment under capital leases expiring through 2000. The assets and liabilities under capital lease are recorded at the lower of the present value of minimum lease payments or the fair value of the assets. The equipment is amortized over the related useful lives of the assets. Amortization of assets under capital leases is included in depreciation expense.

Property held under capital leases is summarized as follows:

                                    1999           1998

Communication and data
  processing equipment          $  66,770       $  66,770
Less accumulated amortization      46,729          33,375

                                $  20,041       $  33,395

Pursuant to the terms of the capital lease agreements, the Company will be required to make future minimum payments as follows:

  Year Ended
  January 31

                                 2000       $   763
    Less amount representing
     interest                                    41

                                                722

    Less current maturities                     722

                                            $     -

NOTE 7.   OPERATING LEASES

The Company has contracts with various telephone companies and other companies to provide data communication services. The terms on these agreements range from month-to-month to three years. Future obligations under these agreements as of January 31, 1999 are approximately $240,000 for fiscal 2000 and 2001.

NOTE 8.   INCOME TAXES

The Company provides for deferred income taxes resulting from temporary differences between the tax basis of assets and liabilities, and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company uses the cash basis of accounting for preparation of U.S. Federal income tax returns. Under the provisions of the Internal Revenue Code, the Company has net operating loss carryforwards of approximately $160,000, which begin to expire in 2012.
The tax effect of this and other temporary differences are as follows:

                                    1999        1998
Deferred tax assets
  Net operating loss
   carryforwards                 $  54,326   $  89,669
  Cash to accrual
   differences                      66,003      45,124

                                   120,329     134,793

Deferred tax liabilities
  Property and equipment             5,260      21,552
  Cash to accrual
   differences                      23,797       9,158
  Accumulated depreciation          29,644      17,047

                                    58,701      47,757

Net deferred tax asset
 before valuation allowance         61,628      87,036
Valuation allowance               ( 61,628)   ( 87,036)

Net deferred tax asset            $      -    $      -

The Company's tax provision for 1999, 1998 and 1997 consists of the following:
                       1999        1998        1997

Current taxes        $      -    $      -    $      -
Deferred taxes         25,408       7,566           -
Re-evaluation of
 valuation allowance
 on beginning
 temporary
 differences         ( 25,408)   (  7,566)          -

                     $      -    $      -    $      -

The 1999, 1998 and 1997 tax provision differs from the amount calculated by applying statutory tax rates to pre-tax income as follows:

                       1999        1998        1997

Tax at statutory
 rates               $  26,518   $  7,566    ($88,762)
Re-evaluation of
 valuation
 allowance on
 beginning
 temporary
 differences          ( 25,408)  (  7,566)          -
Loss not providing
 tax benefit                 -          -      88,762
Other                 (  1,110)         -           -

                      $      -   $      -     $     -



NOTE 9.   LITIGATION

The Company is involved in a dispute with a vendor with potential exposure of approximately $60,000. Management believes the vendor's claim is without merit and is vigorously defending its position. Management does not expect the ultimate outcome to materially affect the Company's financial position.

NOTE 10.   YEAR 2000

The Company is working to resolve the potential impact of the Year 2000 on the ability of the Company's computerized information systems to accurately process information that may be date sensitive. Any of the Company's programs that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures. The Company utilizes a number of computer programs across its entire operation. The Company has not completed its assessment, but currently believes that costs of addressing this issue will not have a material adverse impact on the Company's financial position. However, if the Company and third parties upon which it relies are unable to address this issue in a timely manner, it could result in a material financial risk to the Company. In order to assure that this does not occur, the Company plans to devote all resources required to resolve any significant Year 2000 issues in a timely manner.

Because of the unprecedented nature of the Year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the year 2000 and thereafter. Management cannot assure that the Company is or will be Year 2000 ready, that the Company's remediation efforts will be successful in whole or in part, or that parties with whom the Company does business will be Year 2000 ready.



On January 29, 1999, the Company acquired all of the tangible and intangible assets and rights used in connection with the Internet services business operated in the United States by CyberHighway, Inc.
(CyberHighway), a Idaho corporation.

The acquisition was effected pursuant to a Plan and Agreement of Reorganization dated January 20, 1999 between Media and CyberHighway. Media paid the shareholders of CyberHighway approximately $15,940,000 through the issuance of 2,000,000 shares of Media common stock. The purchase price was based upon the weighted average closing price of Media common stock for five days prior and subsequent to the acquisition date.

The transaction will be accounted for as a purchase. The purchase price will be allocated to the underlying assets purchased and liabilities assumed based on their fair market values at the acquisition date.

The following table summarizes the net assets purchased in connection with the CyberHighway acquisition and the amount attributable to cost in excess of net assets acquired:

     Working capital                  $     23,126
     Property and equipment                335,866
     Acquired customer base             15,566,787
     Other assets                           13,480
     Goodwill                            5,260,690
     Deferred tax liability             (5,260,690)

The preliminary estimate of net assets represents management's best estimate based on currently available information; however, such estimate may be revised up to one year from the acquisition date. Acquired customer bases are amortized over 3 years.

The following shows the unaudited proforma condensed balance sheets of Media and CyberHighway as if the acquisition occurred on December 31, 1998:

                   Historical
               Internet   Cyber-    Proforma    Proforma
               Media      Highway   Adjustments Consolidated

Current
 assets     $    8,265   $306,018 $         -   $   314,283
Property
 and equi-
 ment, net     247,267    408,558     (72,692)(1)   583,133
Other
 assets            170     13,480           -        13,650
Intangibles     34,207          -  20,827,477(1) 20,861,684

  Total
   assets     $289,909   $728,056 $20,754,785   $21,772,750

Current
 liabil-
 ities        $191,552   $282,892 $         -   $   474,444
Deferred
 tax
 liability           -          -   5,260,690(1)  5,260,690
Stock-
 holders'
 equity         98,357    445,164  15,494,095(1) 16,037,616

  Total
   liabil-
   ities
   and
   stock-
   holders'
   equity     $289,909   $728,056 $20,754,785   $21,772,750

The following unaudited proforma condensed statements of operations assumes the CyberHighway acquisition occurred on January 1, 1998. In the opinion of management, all adjustments necessary to present fairly such unaudited pro forma condensed statements of operations have been made.

                   Historical
               Internet   Cyber-    Proforma    Proforma
               Media      Highway   Adjustments Consolidated

Revenues     $   5,440 $2,449,156 $         -   $ 2,454,596
Expenses
 Internet
  access
  cost               -    510,036           -       510,036
Equipment
 cost                -    326,488           -       326,488
Deprecia-
 tion and
 amorti-
 zation          4,394    138,674   6,918,262(2)  7,061,330
General
 and admin-
 istrative   1,030,070  1,292,526           -     2,322,596
Selling              -    110,397           -       110,397

  Total
   operat-
   ing ex-
   pense     1,034,464  2,378,121   6,918,262    10,330,847

Operating
 income
 (loss)     (1,029,024)    71,035  (6,918,262)   (7,876,251)

Other
 income
 (expense)  (    8,602)     6,960           -    (    1,642)

Income
 (loss)
 before
 taxes      (1,037,626)    77,995  (6,918,262)   (7,877,893)

Income
 tax
 benefit             -          -  (1,753,563)(3)(1,753,563)

Net
 income
 (loss)    ($1,037,626)  $ 77,995 ($5,164,699)  ($6,124,330)

Net
 income
 (loss)
 per
 share       ($0.14)      $31.51    ($0.84)

Weighted
 average
 number
 of shares
 outstand-
 ing         7,360,506      2,475   9,360,506

(1) To record the net assets purchased in connection with the CyberHighway acquisition and the amount attributable to cost in excess of net assets acquired based upon total purchase price of $15,940,000.

(2) Depreciation and amortization expense on acquired customer base, goodwill and property and equipment have been computed by amortizing them over their useful lives of 3 years.

(3) To record the income tax benefit based on temporary differences related to acquired customer base and property and equipment.




<BACK PAGE OF PROSPECTUS>

                        TABLE OF CONTENTS

                                           Page
FORWARD-LOOKING STATEMENTS
ADDITIONAL INFORMATION
GLOSSARY OF TERMS
PROSPECTUS SUMMARY
RECENT DEVELOPMENTS
THE COMPANY
RISK FACTORS
DILUTION
USE OF PROCEEDS
TRADING AND MARKET PRICES
DIVIDENDS
CAPITALIZATION
SELECTED FINANCIAL DATA
RECENT CHANGE OF INDEPENDENT AUDITOR
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS
REGULATION
BUSINESS
MANAGEMENT
CERTAIN TRANSACTIONS
PRINCIPAL SHAREHOLDERS
LITIGATION
PLAN OF DISTRIBUTION
SELLING SHAREHOLDERS
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS


                           PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Estimated expenses payable by the Company in connection with the registration of Common Stock covered hereby are as follows:

Registration fee                               $  6,003.31
Underwriter's unaccountable expense allowance         0.00
Printing and engraving expenses                   3,000.00 *
Legal fees and expenses                          25,000.00
Accounting fees and expenses                      7,500.00 *
Blue Sky fees and expenses                            0.00
Transfer agent and registrar fees and expenses        0.00
Miscellaneous                                     1,000.00 *
---------------                                  ---------
(* estimate)               Total                $42,503.31 *

Item 14.  Indemnification of Directors and Officers.

Registrant is a Nevada corporation. Section 78.751 of Nevada Revised Statutes (the "Nevada Act") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity as directors and officers. The Nevada Act further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, vote of the shareholders or otherwise.

Section VIII of Registrant's Bylaws, included as Exhibit 3.2 filed herewith, which provides for the indemnification of directors and officers, is incorporated herein by reference.

Registrant has purchased no insurance for indemnification of its officers and directors, agents, etc., nor has there been any specific agreement for indemnification made between Registrant and any of its officers and directors, or others, with respect to indemnification for them arising out of their duties to Registrant.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, Registrant has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Nevada Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities.

  1. (a) Securities Sold. On February 1, 1997, 150,000 shares of Company Common Stock were issued.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting and Legal Services Agreement, at a value of $.40 per share, or $60,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  2. (a) Securities Sold. On March 7, 1997, 20,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Michael Cohn.
     (c) Consideration. Such shares of Common Stock were sold for cash pursuant to a Stock Purchase Agreement, at a price of $2.50 per share, or $50,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  3. (a) Securities Sold. On September 30, 1997, 60,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to The Humbolt Corporation.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $2.50 per share, or $150,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  4. (a) Securities Sold. On October 16, 1997, 10,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Clarion Financial Services, Inc.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $2.50 per share, or $25,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  5. (a) Securities Sold. On October 29, 1997, 40,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Tre Vega.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $120,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  6. (a) Securities Sold. On November 12, 1997, 44,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Langley Downey Entertainment, Inc.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $1.25 per share, or $55,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  7. (a) Securities Sold. On December 16, 1997, 100,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Nibar Group, Inc.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $.25 per share, or $25,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  8. (a) Securities Sold. On February 17, 1998, 400,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting and Legal Services Agreement, at a price of $.10 per share, or $40,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  9. (a) Securities Sold. On February 17, 1998, 36,092 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Langley Downey Entertainment, Inc.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $1.25 per share, or $45,115, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  10. (a) Securities Sold. On March 20, 1998, 22,667 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Geoff Newlan, d/b/a jara.com productions.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $.375 per share, or $8,500, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  11. (a) Securities Sold. On March 21, 1998, a total of 80,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Waddell D. Loflin (20,000 shares), Ross S. Bravata (20,000 shares), Michael Cohn (20,000 shares) and Richard N. Gill (20,000 shares).
     (c) Consideration. Such shares of Common Stock were issued as a bonus for services rendered, at a price of $.80 per share, or $64,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  12. (a) Securities Sold. On June 22, 1998, a total of 300,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Dennis A. Faker (100,000 shares), Barbara V. Schiller (60,000 shares), Jeanne M. Rowzee (20,000 shares), Alvin Gottlieb (20,000 shares), Rogers Family Trust (60,000 shares), Delaware Charter Guarantee & Trust Company f/b/o Clarence Yim (20,000 shares) and Delaware Charter Guarantee & Trust Company f/b/o R. Logan Kock (20,000 shares).
     (c) Consideration. Such shares of Common Stock were sold for cash pursuant to a private offering, at a price of $1.00 per share, or $300,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  13. (a) Securities Sold. On June 22, 1998, a total of 150,000 common stock purchase warrants of the Company were issued.
     (b) Underwriter or Other Purchasers. Such warrants were issued to Dennis A. Faker (50,000 warrants), Barbara V. Schiller (30,000 warrants), Jeanne M. Rowzee (10,000 warrants), Alvin Gottlieb (10,000 warrants), Rogers Family Trust (30,000 warrants), Delaware Charter Guarantee & Trust Company f/b/o Clarence Yim (10,000 warrants) and Delaware Charter Guarantee & Trust Company f/b/o R. Logan Kock (10,000 warrants).
     (c) Consideration. Such warrants were issued for no additional consideration as part of units of securities in a private offering.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.
      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $2.00 per share and exercisable for a period of two years from issuance.
 The warrants are redeemable by the Company at any time the bid price of the Company's Common Stock has been at or above $4.00 per share for five consecutive trading days.

  14. (a) Securities Sold. On May 18, 1999, 56,667 common stock purchase warrants of the Company were issued.
     (b) Underwriter or Other Purchasers. Such warrants were issued to H+N Partners.
    (c) Consideration. Such warrants were issued pursuant to an Investment Banking Agreement.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.
      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $1.25 per share and exercisable for a period of four years from issuance.

  15. (a) Securities Sold. On May 18, 1999, 56,667 common stock purchase warrants of the Company were issued.
     (b) Underwriter or Other Purchasers. Such warrants were issued to H+N Partners.
    (c) Consideration. Such warrants were issued pursuant to an Investment Banking Agreement.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.
      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $1.50 per share and exercisable for a period of four years from issuance.

  16. (a) Securities Sold. On May 18, 1999, 34,000 common stock purchase warrants of the Company were issued.
     (b) Underwriter or Other Purchasers. Such warrants were issued to Centex Securities, Inc.
    (c)   Consideration.  Such warrants were issued pursuant to a Selling
Agreement.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.
      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $1.25 per share and exercisable for a period of five years from issuance.

  17. (a) Securities Sold. On June 15, 1998, 37,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to H+N Partners.
     (c) Consideration. Such shares of Common Stock were issued pursuant a Consulting Agreement, at a price of $2.00 per share, or $74,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  18. (a) Securities Sold. On July 31, 1998, 10,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Craig Boothe.
     (c) Consideration. Such shares of Common Stock were issued as a signing bonus pursuant a Business Acquisition Agreement, at a price of $1.00 per share, or $10,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  19. (a) Securities Sold. On August 26, 1998, a total of 40,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Delaware Charter Guarantee & Trust Company f/b/o Clarence
Yim (20,000 shares) and Delaware Charter Guarantee & Trust Company f/b/o R. Logan Kock (20,000 shares).
     (c) Consideration. Such shares of Common Stock were issued in a private offering, at a price of $1.00 per share, or $40,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  20. (a) Securities Sold. On August 26, 1998, a total of 20,000 common stock purchase warrants of the Company were issued.
     (b) Underwriter or Other Purchasers. Such warrants were issued to Delaware Charter Guarantee & Trust Company f/b/o Clarence Yim (10,000 warrants) and Delaware Charter Guarantee & Trust Company f/b/o R. Logan Kock (10,000 warrants).
     (c) Consideration. Such warrants were issued for no additional consideration as part of units of securities in a private offering.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.
      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $2.00 per share and exercisable for a period of two years from issuance.
 The warrants are redeemable by the Company at any time the bid price of the Company's Common Stock has been at or above $4.00 per share for five consecutive trading days.

  21. (a) Securities Sold. On September 9, 1998, 300,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Capital Financial Consultants, Inc.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $1.10 per share, or $330,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  22. (a) Securities Sold. On September 1, 1998, 400,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting and Legal Services Consulting Agreement, at a price of $1.00 per share, or $400,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  23. (a) Securities Sold. On October 14, 1998, 100,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $.70 per share, or $70,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  24. (a) Securities Sold. On August 14, 1998, 5,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Darrell Davis.
     (c) Consideration. Such shares of Common Stock were issued as a signing bonus pursuant to an Agreement and Plan of Reorganization, at a price of $1.00 per share, or $5,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  25. (a) Securities Sold. On November 3, 1998, 150,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Fair Market Value, LLC.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $.50 per share, or $75,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  26. (a) Securities Sold. On December 30, 1998, 150,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to H+N Partners.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $2.50 per share, or $375,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  27. (a) Securities Sold. On December 30, 1998, 60,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to The Humbolt Corporation.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $2.50 per share, or $150,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  28. (a) Securities Sold. On January 29, 1999, a total of 2,000,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Julius W. Basham, II (1,394,000 shares), Wm. Kim Stimpson (303,000 shares) and David W. Brown (303,000 shares).
     (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $7.97 per share, or $15,940,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  29. (a) Securities Sold. On January 20, 1999, a total of 60,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Michael Cohn (30,000 shares), Walter C. Schiller (10,000 shares), Michael R. Van Geons (10,000 shares), Harry P. Kunecki Trust (5,000 shares) and Frank L. Leyba (5,000 shares).
     (c) Consideration. Such shares of Common Stock were sold for cash pursuant to a private offering, at a price of $4.50 per share, or $270,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  30. (a) Securities Sold. On January 20, 1999, a total of 60,000 common stock purchase warrants of the Company were issued.
     (b) Underwriter or Other Purchasers. Such warrants were issued to Michael Cohn (30,000 warrants), Walter C. Schiller (10,000 warrants), Michael R. Van Geons (10,000 warrants), Harry P. Kunecki Trust (5,000 warrants) and Frank L. Leyba (5,000 warrants).
     (c) Consideration. Such warrants were issued for no additional consideration as part of units of securities in a private offering.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.
      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $7.00 per share and exercisable for a period of two years from issuance.
 The warrants are redeemable by the Company at any time the bid price of the Company's Common Stock has been at or above $8.50 per share for five consecutive trading days.

  31. (a) Securities Sold. On February 5, 1999, 325,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to James Kaufman.
     (c) Consideration. Such shares of Common Stock were issued as a finder's fee, at a price of $7.97 per share, or $2,590,250, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  32. (a) Securities Sold. On June 2, 1999, a total of 100,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Darrell Davis and Deanna Davis (74,000 shares) and Roger Davis and Gloria C. Davis (26,000).
     (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $400,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  33. (a) Securities Sold. On June 4, 1999, a total of 35,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Walter Engler (10,000 shares) and Shelter Capital Ltd. (25,000 shares).
     (c) Consideration. Such shares of Common Stock were sold for cash pursuant to a private offering, at a price of $3.00 per share, or $105,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  34. (a) Securities Sold. On June 4, 1999, a total of 35,000 common stock purchase warrants of the Company were issued.
     (b) Underwriter or Other Purchasers. Such warrants were issued to Walter Engler (10,000 warrants) and Shelter Capital Ltd. (35000 warrants).
     (c) Consideration. Such warrants were issued for no additional consideration as part of units of securities in a private offering.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.
      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $7.00 per share and exercisable for a period of one year from issuance. Warrants are redeemable by the Company at any time the bid price of the Company's Common Stock has been at or above $10.00 per share for five consecutive trading days.

  35. (a) Securities Sold. On June 4, 1999, 500,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Interactive Business Channel.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $4.00 per share, or $2,000,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  36. (a) Securities Sold. In July, 1999, a total of 155,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Dennis A. Faker (50,000 shares), Barbara V. Schiller (30,000 shares), Jeanne M. Rowzee (10,000 shares), Alvin Gottlieb (10,000 shares), Rogers Family Trust (15,000 shares), Delaware Charter Guarantee & Trust Company f/b/o Clarence Yim (20,000 shares) and Delaware Charter Guarantee & Trust Company f/b/o R. Logan Kock (20,000 shares).
     (c) Consideration. Such shares of Common Stock were issued upon the exercise of warrants, at a price of $2.00 per share, or $310,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  37. (a) Securities Sold. On February 5, 1999, 21,857 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Terry Lewis.
     (c) Consideration. Such shares of Common Stock were issued upon the exercise of warrants, at a price of $1.25 per share, or $27,321, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  38. (a) Securities Sold. On August 11, 1999, 150,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Mark Bove.
     (c) Consideration. Such shares of Common Stock were issued pursuant to an Business Acquisition Agreement, at a price of $4.00 per share, or $600,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  39. (a) Securities Sold. On August 23, 1999, 250,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Knud Nielsen, III (127,500 shares) and Gary Stanley (122,500 shares).
     (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $1,000,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  40. (a) Securities Sold. On August 30, 1999, 127,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Alan L. Taylor (122,405 shares), Brent Bates (518 shares), Kim Jorgensen (475 shares), Chris Allison (472 shares), Robert Carlson (1,423 shares) and Lane Virgin (1,707 shares).
     (c) Consideration. Such shares of Common Stock were issued pursuant to an Agreement and Plan of Reorganization, at a price of $4.00 per share, or $508,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  41. (a) Securities Sold. On September 24, 1999, 11,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Alonzo B. See, III.
     (c) Consideration. Such shares of Common Stock were issued pursuant to an Employment Agreement, at a price of $5.00 per share, or $40,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  42. (a) Securities Sold. On November 12, 1999, 25,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Cyber Mountain, Inc.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Letter Agreement, at a price of $4.00 per share, or $100,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  43. (a) Securities Sold. On December 9, 1999, a total of 340,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Julius W. Basham, II (215,000 shares), Wm. Kim Stimpson (34,000 shares) and David W. Brown (91,000 shares).
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Settlement Agreement and Mutual Release, at a price of $2.6875 per share, or $913,750, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  44. (a) Securities Sold. On December 9, 1999, 30,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $90,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  45. (a) Securities Sold. On December 13, 1999, 25,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to Nostas/Faeseel Group.
     (c) Consideration. Such shares of Common Stock were issued pursuant to a Consulting Agreement, at a price of $3.00 per share, or $75,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  46. (a) Securities Sold. On December 13, 1999, 53,000 shares of Company Common Stock were sold.
     (b) Underwriter or Other Purchasers. Such shares of Common Stock were issued to CyberHighway of North Georgia, Inc.
     (c) Consideration. Such shares of Common Stock were issued pursuant to an Asset Acquisition Agreement, at a price of $4.00 per share, or $212,000, in the aggregate.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.

  47. (a) Securities Sold. On December 1, 1999, 60,000 common stock purchase warrants of the Company were issued.
     (b) Underwriter or Other Purchasers. Such warrants were issued to The Research Works, Inc.
    (c) Consideration. Such warrants were issued pursuant to a Consulting Agreement.
     (d) Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof, as a transaction not involving a public offering.
      (e) Terms of Conversion or Exercise. Exercise price of the warrants is $3.50 per share and the warrants are exercisable for a period of two years from issuance.

Item 16.  Exhibits and Financial Statements Schedules.

   1.  Exhibits.

Exhibit No.   Description

#   3.1       Articles of Incorporation of Registrant.
+   3.2       Bylaws of Registrant, as amended.
+   3.3       Bylaws of Executive Committee of the Board of
              Directors of Registrant.
+   3.4       Bylaws of Audit Committee of the Board of Directors
              of Registrant.
*   3.5       Articles of Amendment to Articles of Incorporation
              of Registrant.
**  3.6       Articles of Amendment to Articles of Incorporation
              of Registrant.
+   4.1       Specimen Common Stock Certificate.
+   5.1       Opinion of Newlan & Newlan, Attorneys at Law, re:
              Legality.
+  10.1       Registration Rights Letter Agreement between
              Registrant and Centex Securities, Inc., dated May
              20, 1998.
+  10.2       Finder's Fee Letter between Registrant and H+N
              Partners, dated March 27, 1998.
+  10.3       Registration Rights Letter Agreement between
              Registrant and Dennis A. Faker, dated June 19, 1998.
+  10.4       Registration Rights Letter Agreement between
              Registrant and Delaware Charter Guaranty and Trust
              Company, f/b/o R. Logan Kock IRA, dated June 19,
              1998.
+  10.5       Registration Rights Letter Agreement between
              Registrant and Alvin Gottlieb, dated June 19, 1998.
+  10.6       Registration Rights Letter Agreement between
              Registrant and Rogers Family Trust, dated June 19,
              1998.
+  10.7       Registration Rights Letter Agreement between
              Registrant and Jeanne Rowzee, dated June 19, 1998.
+  10.8       Registration Rights Letter Agreement between
              Registrant and Barbara V. Schiller, dated June 19,
              1998.
+  10.9       Registration Rights Letter Agreement between
              Registrant and Delaware Charter Guarantee and Trust
              Company f/b/o Clarence Yim IRA, dated June 19, 1998.
+  10.9.1     Warrant Agreement between Registrant and Securities
              Transfer Corporation, dated May 18, 1998.
+  10.10      Warrant Agreement between Registrant and Securities
              Transfer Corporation, dated May 20, 1998.
+  10.11      Warrant Agreement between Registrant and Securities
              Transfer Corporation, dated May 20, 1998.
+  10.12      Warrant Agreement between Registrant and Securities
              Transfer Corporation dated January 19, 1999.
+  10.13      Registration Rights Letter Agreement between
              Registrant and Michael Cohn, dated January 19, 1999.
+  10.14      Registration Rights Letter Agreement between
              Registrant and Walter C. Schiller, dated January 19,
              1999.
+  10.15      Registration Rights Letter Agreement between
              Registrant and Michael R. Van Geons, dated January
              19, 1999.
+  10.16      Registration Rights Letter Agreement between
              Registrant and Harry P. Kunecki Trust, dated January
              19, 1999.
+  10.17      Registration Rights Letter Agreement between
              Registrant and Frank L. Leyba, dated January 19,
              1999.
+  10.18      Warrant Agreement between Registrant and Securities
              Transfer Corporation, dated May 3, 1999.
+  10.19      Registration Rights Letter Agreement between
              Registrant and Shelter Capital, Ltd., dated May 28,
              1999.
+  10.20      Registration Rights Letter Agreement between
              Registrant and Walter Engler, dated May 28, 1999.
+  10.21      Agreement and Plan of Reorganization, dated April
              28, 1999, among Registrant, Santa Fe Wireless
              Internet, Inc., Santa Fe Trail Internet Plus, Inc.,
              and Darrell Davis.
+  10.21.1    Agreement of Merger, dated June 2, 1999, among
              Registrant, Santa Fe Wireless Internet, Inc. and
              Santa Fe Trail Internet Plus, Inc.
+  10.22      Registration Rights Letter Agreement between
              Registrant and Darrell Davis and Deanna Davis, dated
              June 2, 1999.
+  10.23      Registration Rights Letter Agreement between
              Registrant and Roger Davis and Gloria C. Davis,
              dated June 2, 1999.
+  10.24      Business Acquisition Agreement between Registrant
              and Mark Bove, dated July 14, 1999.
+  10.25      Registration Rights Letter Agreement between
              Registrant and Mark Bove, dated August 11, 1999.
+  10.26      Agreement and Plan of Reorganization, dated August
              24, 1999, among Registrant, CyberHighway, Inc.,
              Premier Internet Services, Inc. and Alan Taylor.
+  10.27      Agreement of Merger among Registrant, CyberHighway,
              Inc. and Premier Internet Services, Inc., dated
              August 30, 1999.
+  10.28      Confidentiality Agreement between Registrant and
              Alan Taylor, dated August 30, 1999.
+  10.29      Agreement Not to Compete between Registrant and Alan
              Taylor, dated August 30, 1999.
+  10.30      Registration Rights Letter Agreement between
              Registrant and Alan Taylor, dated August 30, 1999.
+  10.31      Asset Purchase Agreement between Registrant and
              CyberHighway of North Georgia, Inc., dated October
              29, 1999.
+  10.32      Confidentiality Agreement among Registrant,
              CyberHighway of North Georgia, Inc., Grady E.
              Brooks, Jr. and Anthony Woodall, dated December 20,
              1999.
+  10.33      Agreement Not to Compete among Registrant,
              CyberHighway of North Georgia, Inc., Grady E.
              Brooks, Jr., and Anthony Woodall, dated December 20,
              1999.
+  10.34      Registration Rights Letter Agreement between
              Registrant and CyberHighway of North Georgia, Inc.,
              dated December 20, 1999.
+  10.35      Employment Agreement between Registrant and James
              Kaufman, dated March 22, 1999.
+  10.36      Confidentiality Agreement between Registrant and
              James Kaufman, dated March 22, 1999.
+  10.37      Agreement Not to Compete between Registrant and
              James Kaufman, dated March 22, 1999.
+  10.38      Employment Agreement between Registrant and Darrell
              Davis, dated October 4, 1999.
+  10.39      Confidentiality Agreement between Registrant and
              Darrell Davis, dated October 4, 1999.
+  10.40      Agreement Not to Compete between Registrant and
              Darrell Davis, dated October 4, 1999.
+  10.41      Employment Agreement between Registrant and David M.
              Loflin, dated August 1, 1999.
+  10.42      Confidentiality Agreement between Registrant and
              David M. Loflin, dated August 1, 1999.
+  10.43      Agreement Not to Compete between Registrant and
              David M. Loflin, dated August 1, 1999.
+  10.44      Employment Agreement between Registrant and Waddell
              D. Loflin, dated August 1, 1999.
+  10.45      Confidentiality Agreement between Registrant and
              Waddell D. Loflin, dated August 1, 1999.
+  10.46      Agreement Not to Compete between Registrant and
              Waddell D. Loflin, dated August 1, 1999.
*** 10.47     Settlement Agreement and Mutual Release, dated
              November 30, 1999, among Registrant, CyberHighway,
              Inc., Julius W. Basham, II, Wm. Kim Stimpson and
              David W. Brown.
+  10.48      Wholesale Customer - Dial Access Agreement between
              Registrant and ioNET, Inc. (a division of PSINet,
              Inc.), dated July 21, 1999.
+  10.49      ISP Agreement between Registrant and NaviNet, Inc.,
              dated August 2, 1999.
+  10.50      Warrant Agreement between Registrant and Securities
              Transfer Corporation, dated November 1, 1999.
+  10.50.1    Registration Rights Letter Agreement between
              Registrant and Michael Cohn, dated November 1, 1999.
+  10.51      Letter Agreement between Registrant and The Research
              Works, Inc., dated December 1, 1999.
+  10.51.1    Warrant Agreement between Registrant and Securities
              Transfer Corporation, dated December 1, 1999.
+  10.52      Financial Public Relations and Investor Relations
              Services Agreement between Registrant and Peter
              Rochow, dated October 27, 1999.
+  10.53      Consultation Agreement - Investor Relations between
              Registrant and Nostas/Faessel Group, dated October
              23, 1999.
+  10.54      Corporate Communications Services Agreement between
              Registrant and JFMills/ Worldwide, dated November 1,
              1999.
+  10.55      Agreement and Plan of Reorganization, dated July 23,
              1999, among Registrant, USURF America (Alabama),
              Inc., Net 1, Inc. and Gary Stanley.
+  10.56      Agreement of Merger, dated August 23, 1999, among
              Registrant, USURF America (Alabama), Inc. and Net 1,
              Inc.
+  10.57      Registration Rights Letter Agreement between
              Registrant and Kund Nielsen, III, dated August 23,
              1999.
+  10.58      Registration Rights Letter Agreement between
              Registrant and Gary Stanley, dated August 23, 1999.
+  10.59      Confidentiality Agreement between Registrant and
              Kund Nielsen, III, dated August 23, 1999.
+  10.60      Agreement Not to Compete between Registrant and Kund
              Nielsen, III, dated August 23, 1999.
+  11         Statement Regarding Computation of Per Share
              Earnings.
+  22.1       Subsidiaries of Registrant.
+  23.1       Consent of Weaver and Tidwell, L.L.P., independent
              auditor.
+  23.2       Consent of Newlan & Newlan, Attorneys at Law.
------------
# Incorporated by reference from Registrant's Registration Statement on Form S-1, Commission File No. 333-26385.

* Incorporated by reference from Registrant's Current Report on Form 8-K, date of event: July 21 1998.

** Incorporated by reference from Registrant's Current Report on Form 8-K, date of event: July 6, 1999.

*** Incorporated by reference from Registrant's Current Report on Form 8-K, date of event: November 30, 1999.

+    Filed herewith.

   2.  Financial Statement Schedules.

   All schedules are omitted since they are furnished elsewhere in the Prospectus.

Item 17.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To included any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act);

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 24, 2000.

                        USURF AMERICA, INC.


                        By: /s/ David M. Loflin
                            David M. Loflin
                            President

Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signatures             Title                        Date


/s/ David M. Loflin       President (Principal     January 24, 2000
David M. Loflin           Executive Officer
                          and Principal
                          Accounting Officer)
                          and Director


/s/ Waddell D. Loflin     Vice President,          January 24, 2000
Waddell D. Loflin         Secretary and
                          Director




/s/ Julius W. Basham, II  Director              January 31, 2000
Julius W. Basham, II,


/s/ Ross S. Bravata       Director                 January 24, 2000
Ross S. Bravata


/s/ Richard N. Gill       Director                 January 24, 2000
Richard N. Gill


/s/ Michael Cohn          Director                 January 24, 2000
Michael Cohn



------------------
EXHIBIT 3.2
------------------

	BYLAWS
	OF
	USURF AMERICA, INC.

	ARTICLE I - OFFICE AND REGISTERED AGENT

	The principal office of the Corporation in the State of Nevada shall be located at 502 East John, Carson City, Nevada 89706. The Corporation may maintain such other offices, within or without the State of Nevada, as the Board of Directors may from time to time designate. The location of the principal office may be changed by the Board of Directors. The name of the registered agent of the Corporation in the State of Nevada at its principal office is CSC Services of Nevada, Inc.

	ARTICLE II - SHAREHOLDERS' MEETINGS

	Section 2.1. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held on the first Tuesday of December of each year. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of directors and for the transaction of such other business as may properly come before it.

	In the event that such annual meeting is omitted by oversight or otherwise on the date herein provided for, the directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. If the election of directors shall not be held on the date designated herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as may conveniently be called. Such subsequent meeting shall be called in the same manner as is provided for the annual meeting of shareholders.

	Section 2.2. Special Meetings. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the President, or by a majority of the directors, and must be called by the President upon written request of the holders of not less than 10% of the issued and outstanding shares entitled to vote at such special meeting.

	Section 2.3. Notice of Shareholders' Meetings. The President, Vice President or Secretary shall give written notice stating the place, day and hour of the meeting, and in the case of a special meeting the purpose or purposes for which the meeting is called, which shall be delivered not less than ten nor more than fifty days before the day of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.

	Any meeting of which all shareholders shall at any time waive or have waived notice in writing shall be a legal meeting for the transaction of business notwithstanding that notice has not been given as hereinbefore provided.

	Section 2.4. Waiver of Notice. Whenever any notice whatever is required to be given by these Bylaws, or the Articles of Incorporation, or by any of the Corporation Laws of the State of Nevada, a shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice.


	Section 2.5. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the Corporation.

	Section 2.6. Closing of Transfer Books or Fixing Record Date. For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a period not to exceed in any case 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding the date determined to be the date of record. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and in case of a meeting of shareholders not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders or shareholders to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be deemed the date of record for such determination of shareholders. When a determination of persons entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

	Section 2.7. Quorum of Shareholders. Except as herein provided and as otherwise provided by law, at any meeting of shareholders a majority in interest of all the shares issued and outstanding represented by shareholders of record in person or by proxy shall constitute a quorum, but a less interest may adjourn any meeting and the meeting may be held as adjourned without further notice; provided; however, that directors shall not be elected at the meeting so adjourned. When a quorum is present at any meeting, a majority in interest of the shares represented is one upon which the express provision of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

	Section 2.8. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder, for any purpose germane to the meeting, during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

	Section 2.9. Voting. A holder of an outstanding share entitled to vote at a meeting may vote at such meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

	Section 2.10. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

	Section 2.11.  Informal Action by Shareholders.   Any action required to
be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof, provided that if any greater proportion and voting power is required for such action, then such greater proportion of written consents shall be required.

	ARTICLE III - BOARD OF DIRECTORS

	Section 3.1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper.

	Section 3.2. Number, Tenure and Qualifications. The number of directors for the Board of Directors of the Corporation shall be not less than two nor more than ten.  Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and
qualified.   Directors need not be residents of the State of Nevada or
shareholders of the Corporation.

	Section 3.3. Election of Board of Directors. The Board of Directors shall be chosen by ballot at the annual meeting of shareholders or at any meeting held in place thereof as provided by law.

	Section 3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately following and at the same place as the annual meeting of the shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than this resolution.

	Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting under this subsection shall constitute presence in person at the meeting, pursuant to Nevada Revised Statute, Section 78.315.

	Section 3.5. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or by one-third of the directors. The Secretary shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephoning or telecopying or wiring the same at least one day before the meeting to each director.

	Section 3.6. Waiver of Notice. Whenever any notice whatever is required to be given by these Bylaws, or the Articles of Incorporation of the Corporation, or by any of the Corporation Laws of the State of Nevada, a director may waive the notice of meeting by attendance in person at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice.

	Section 3.7. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

	Section 3.8. Manner of Acting. At all meetings of the Board of Directors, each director shall have one vote. The act of a majority present at a meeting shall be the act of the board of Directors, provided a quorum is present. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors. The directors may conduct a meeting by means of a conference telephone or any similar communication equipment by which all persons participating in the meeting can hear each other.

	Section 3.9. Powers of Directors. The Board of Directors shall have the responsibility for the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation the Board of Directors is hereby vested with all of the powers possessed by the Corporation itself so far as this delegation of authority is not inconsistent with the laws of the State of Nevada and with the Articles of Incorporation or with these Bylaws. The Board of Directors shall have the power to determine what constitutes net earnings, profits and surplus, respectively, and what amounts shall be reserved for working capital and for any other purpose and what amounts shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

	Section 3.10. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director is to be elected, to elect the full authorized number to be elected at that meeting.

	Any vacancy occurring in the Board of Directors, whether arising from death, resignation, removal (with or without cause), any increase in the number of directors or any other reason, may be filled by an affirmative vote of the majority of the remaining directors, though less than a quorum of the Board of Directors, or by the shareholders at the next annual meeting thereof or at a special meeting thereof, and each director so elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

	Section 3.11. Removals. Directors may be removed at any time at a meeting called expressly for that purpose by a vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote. Such vacancy shall be filled by the directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election, by the shareholders, at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

	Section 3.12. Resignations. A director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Such resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall upon the tenth day be deemed accepted.

	Section 3.13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

	Section 3.14. Compensation. By resolution of the Board of Directors, the directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

	Section 3.15. Emergency Power. When, due to a national disaster or death, a majority of the directors are incapacitated or otherwise unable to attend the meetings and function as directors, the remaining members of the Board of Directors shall have all powers necessary to function as a complete Board and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such time as all directors can attend or vacancies can be filled pursuant to these Bylaws.

	Section 3.16. Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

	ARTICLE IV - OFFICERS

	Section 4.1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person. Officers may or may not be directors or shareholders of the Corporation.

	Section 4.2. Election and Term of Office. The officers of the Corporation are to be elected by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

	Section 4.3. Resignation. Any officer may resign at any time by delivering a written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

	Section 4.4. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the officer in question if he is also a director.

	Section 4.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

	Section 4.6. President. The President shall be the chief executive and administrative officer of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business and affairs of the Corporation and over its several officers. He may appoint officers, agents or employees other than those appointed by the Board of Directors.
He may sign, execute and deliver in the name of the Corporation, powers of attorney, certificates of stock, contracts, bonds, deeds, mortgages and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

	Section 4.7. Vice President. The Vice President shall have such powers and perform such duties as may be assigned to him by the Board of Directors or the President. In the absence or disability of the President, the Vice President designated by the board or the President shall perform the Duties and exercise the powers of the President. In the event there is more than one Vice President and the Board of Directors has not designated which Vice President is to act as President, then the Vice President who was elected first shall act as President. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

	Section 4.8. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and of the Board of Directors and to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of the meetings of shareholders, of the Board of Directors and of any committee appointed by the board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the Corporation not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director.
He may sign or execute contracts with the President or Vice President thereunto authorized in the name of the Corporation and affix the seal of the Corporation thereto. He shall perform such other duties as may be prescribed from time to time by the board of Directors or by the Bylaws.
He shall be sworn to the faithful discharge of his duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

	Section 4.9. Treasurer. The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation for collection of checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President, or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation.
He shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by him on account of the Corporation; shall at all reasonable times exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

	Section 4.10. General Manager. The Board of Directors may employ and appoint a General Manager who may, or may not, be one of the officers or directors of the Corporation. If employed by the Board of Directors he shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. He shall have the exclusive management of the business of the Corporation and of all of its dealings, but at all times subject to the control of the Board of Directors. Subject to the approval of the Board of Directors or the executive committee, he shall employ all employees of the Corporation, or delegate such employment to subordinate officers, or such division officers, or such division chiefs, and shall have authority to discharge any person so employed. He shall make a quarterly report to the President and directors, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of Directors shall require.

	Section 4.11. Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

	Section 4.12. Salaries. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

	Section 4.13. Surety Bonds. In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the Corporation a bond in such sums and with sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the Corporation which may come into his hands.

	ARTICLE V - COMMITTEES

	Section 5.1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than seven members, one of whom shall be the President, and shall designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The
Board of Directors reserves to itself alone the power to declare dividends, issue stock, except that the Executive Committee shall have the power to issue (A) an unlimited number of shares of stock in business and/or asset acquisition transactions and (B) up to 25,000 shares of stock to an employee of the corporation, or a subsidiary, in connection with any such employee's employment, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

	Section 5.2. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.

	ARTICLE VI - CONTRACTS, LOANS, DEPOSITS AND CHECKS

	Section 6.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

	Section 6.2. Loans. No loan or advances shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the corporation unless and except as authorized by the Board of Directors.
Any such authorization may be general or confined to specific instances.

	Section 6.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board of Directors.

	Section 6.4. Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

	Section 6.5. Bonds and Debentures. Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice President and by the Treasurer or by the Secretary, and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

	ARTICLE VII - CAPITAL STOCK

	Section 7.1. Certificates of Shares. The shares of the Corporation shall be represented by certificates prepared by the Board of Directors and signed by the President or aVice President, and by the Secretary, or an Assistant Secretary, and sealed with the seal of the Corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.
All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

	Section 7.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

	Section 7.3. Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

	Section 7.4. Lost or Destroyed Certificates. The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representatives to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

	Section 7.5. Consideration for Shares. The capital stock of the Corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

	Section 7.6. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time may confer like powers upon any other person or persons.

	ARTICLE VIII - INDEMNIFICATION

	Section 8.1. Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

	Section 8.2. Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

	Section 8.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or the laws of the State of Nevada.

	Section 8.4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

	ARTICLE IX - AMENDMENTS

	These Bylaws may be altered, amended, repealed, or added to by the affirmative vote of the holders of a majority of the shares entitled to vote in the election of any director at an annual meeting or at a special meeting called for that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meetings at least ten days before the date of such annual or special meetings, which notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice. The Bylaws may also be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaws adopted by the Board may be altered, amended, or repealed by a majority of the shareholders entitled to vote.

	ARTICLE X - FISCAL YEAR

	The fiscal year of the Corporation shall be December 31, and may be varied by resolution of the Board of Directors.

	ARTICLE XI - DIVIDENDS

	The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the unreserved and unrestricted earned surplus of the Corporation except the directors may declare dividends in accordance with the laws of the State of Nevada.

	ARTICLE XII - CORPORATE SEAL

	The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of incorporation.

------------------
EXHIBIT 3.3
------------------

USURF America, Inc.

EXECUTIVE COMMITTEE BYLAWS


I.	NUMBER AND TERM OF OFFICE

	The number of directors who shall constitute the whole Executive Committee of the Board of Directors (the "Executive Committee") shall be three, with one alternate member to be named by the Board of Directors; each member, including the alternate member, shall be a director of the Corporation.
Each Executive Committee Member shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

II.	VACANCIES

	If the office of any Executive Committee Member becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the Executive Committee Members remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected an qualified.

III.	REGULAR MEETINGS

	Regular meetings of the Executive Committee shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Executive Committee and publicized among all Executive Committee Members. A notice of each regular meeting shall not be required.

IV.	SPECIAL MEETINGS

	Special meetings of the Executive Committee may be called by one or more of the Executive Committee Members then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix.
Notice of the place, date and time of each such special meeting shall be given each Committee Member by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting or by communicating via telephone or telecopier with the same not less than eight (8) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all lawful business may be transacted at a special meeting.

V.	QUORUM

	At any meeting of the Executive Committee, a majority of the members shall constitute a quorum for all purposes.

VI.	PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE

	Members of the Executive Committee may participate in a meeting of such committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear
each other.   Such participation shall constitute presence in person at
such meeting.

VII.	CONDUCT OF BUSINESS

	At any meeting of the Executive Committee, business shall be transacted in such order and manner as the Committee may from time to time determine, and all matters shall be determined by the vote of a majority of the members present, except as otherwise provided herein or required by law. Action may be taken by the Executive Committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Executive Committee.


VIII.	POWERS

	The Executive Committee may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Board of Directors, except the following:

		A.	Declare dividends;

		B.	Issue stock, except that the Executive Committee shall have the power to issue (1) an unlimited number of shares of stock in business and/or asset acquisition transactions and (2) up to 25,000 shares of stock to an employee of the corporation, or a subsidiary, in connection with any such employee's employment,

		C.	Recommend to shareholders any action requiring their approval; and

		D.	Change the membership of any committee, fill the vacancies thereon or discharge any committee.

------------------
EXHIBIT 3.4
------------------

USURF America, Inc.

AUDIT COMMITTEE BYLAWS


I.	NUMBER AND TERM OF OFFICE

	The number of directors who shall constitute the whole Audit Committee of the Board of Directors (the "Audit Committee") shall be three, with one alternate member to be named by the Board of Directors; each member, including the alternate member, shall be a director of the Corporation.
Each Audit Committee Member shall be elected for a term of one year and until his successor is elected and qualified, except as otherwise provided herein or required by law.

II.	VACANCIES

	If the office of any Executive Committee Member becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the Audit Committee Members remaining in office, although less than a quorum, may elect a successor for the unexpired term and until his successor is elected an qualified.

III.	REGULAR MEETINGS

	Regular meetings of the Audit Committee shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Audit Committee and publicized among all Audit Committee Members. A notice of each regular meeting shall not be required.

IV.	SPECIAL MEETINGS

	Special meetings of the Audit Committee may be called by one or more of the Audit Committee Members then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date and time of each such special meeting shall be given each Committee Member by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting or by communicating via telephone or telecopier with the same not less than eight (8) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all lawful business may be transacted at a special meeting.

V.	QUORUM

	At any meeting of the Audit Committee, a majority of the members shall constitute a quorum for all purposes.

VI.	PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE

	Members of the Audit Committee may participate in a meeting of such committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear
each other.   Such participation shall constitute presence in person at
such meeting.

VII.	CONDUCT OF BUSINESS

	At any meeting of the Audit Committee, business shall be transacted in such order and manner as the Committee may from time to time determine, and all matters shall be determined by the vote of a majority of the members present, except as otherwise provided herein or required by law. Action may be taken by the Audit Committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Audit Committee.




VIII.	POWERS

	The Audit Committee shall be empowered, except as otherwise required by law, to:

		A.	Nominate the independent auditors of the Corporation to the
shareholders of the Corporation;

		B.	Discuss the independent auditor's work with them, facilitate cooperation by corporate employees, solve any problems encountered and implement internal financial controls.

-----------------
EXHIBIT 4.1
-----------------

<FACE OF SPECIMEN COMMON STOCK CERTIFICATE>

USURF AMERICA, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK


 CUSIP No. 91732M 10 5

Number
  See Reverse for

      Certain Definitions

This certificate is transferable in
Dallas, Texas or New York, New York

This certifies that


is the owner of


fully paid and non-assessable shares of the common stock, $.0001 par value of USURF AMERICA, INC.

(hereinafter called the "Corporation"), transferable on the books of the Corporation for the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Date:


<Corporate Seal>
USURF America, Inc.
NEVADA


/s/ David M. Loflin
President

/s/ Waddell D. Lofli
Secretary

Countersigned:

Securities Transfer Corporation
P.O. Box 701629
Dallas, Tx. 75370

By:
Transfer Agent - Authorized Signature


<REVERSE SIDE OF SPECIMEN STOCK CERTIFICATE>

USURF AMERICA, INC.

Transfer Fee $15.00 per new certificate issued

A full statement of the relative rights, interests, preferences and restrictions of each class of stock will be furnished by the Corporation to any shareholder upon written request, without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -        Custodian
                    (Cust)             (Minor)
                    under Uniform Gifts to Minors Act

                                  (State)

For value received,           hereby sell, assign and
transfer unto

(please insert social
security or other
identifying number of
assignee)



Shares of the Common Stock represented by the within
Certificate, and do hereby irrevocably constitute and
appoint                               Attorney to transfer
the said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated:


Signature:

X

X


Signature Guarantee:

THE SIGNATURE(S) MUST BE MEDALLION BANK GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION PURSUANT TO SEC RULE 17AD-15.

Signature(s) guaranteed by:

---------------------
EXHIBIT 5.1
---------------------

January 24, 2000

The Board of Directors
USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Gentlemen:

We have acted as counsel to USURF America, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement covers the following securities of the Company:

A.	Up to 2,000,000 shares of Company Common Stock, $.0001 par value per share (the "Common Stock"), to be offered to the public in connection with business combination transactions, which may be in the form of mergers, stock-for-stock exchanges or stock-for-assets acquisitions (such 2,000,000 shares being referred to herein as the "Acquisition Stock");

B.	Up to 407,607 shares of Company Common Stock, all of which are issued and outstanding, and all of which are held by shareholders of the Company (such 407,607 shares being referred to herein as the "Selling Shareholder Stock"); and

C.	Up to 330,477 shares of Company Common Stock underlying issued and outstanding common stock purchase warrants of the Company (such 330,477 shares being referred to herein as the "Warrant Stock").

As counsel for the Company, we have examined the originals or copies certified, or otherwise authenticated to our satisfaction, of the corporate records of the Company and such other documents or certificates of public officials as we have deemed necessary for the opinions expressed herein.

In rendering the opinions set forth herein, we have assumed (i) the legal capacity of all natural persons, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as copies.

Based upon our examination of such documents, materials, certificates and information as we have deemed appropriate or relevant for the purpose of delivering this opinion, but subject to the qualifications set forth herein, we are of the following opinion:

1.	The Company is a corporation duly organized and lawfully existing and in good standing under the laws of the State of Nevada.

2.	The 2,000,000 shares of the Acquisition Stock, when issued and delivered in accordance with the offering as set forth in the Prospectus filed as part of the Registration Statement, the shares of Acquisition Stock will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

3.	The 407,607 shares of the Selling Shareholder Stock owned by the various shareholders named in the Prospectus filed as part of the Registration
Statement are validly issued and were duly authorized for issuance by the Board of Directors of the Company at valid meetings thereof, after due consideration by the Board of Directors of the facts and circumstances surrounding such issuances, legally issued in accordance with the laws of the State of Nevada, and appropriate stock certificates representing such shares of Selling Shareholder Stock have been issued. Also, such 407,607 shares of Selling Shareholder Stock are fully paid and non-assessable.

4.	The 330,477 shares of Warrant Stock issuable upon exercise of certain outstanding common stock purchase warrants of the Company, when paid for and issued in accordance with their respective terms, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

The foregoing is based solely on the facts stated herein. No opinion contained herein shall be construed to infer an opinion relating to any other situation, unless such opinion is stated expressly herein.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus forming part of the Registration Statement.

Sincerely,

/s/

NEWLAN & NEWLAN

------------------
EXHIBIT 10.1
------------------

May 20, 1998

Centex Securities, Inc.
1020 Prospect Street
Suite 200
La Jolla, California 92037
	Registration Rights Letter Agreement
Gentlemen:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 60,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Media Entertainment, Inc., a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to July 1, 1998.  Upon receipt of your written demand for registration, the
Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by the Company.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination", or the equivalent thereof, of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such
Registration Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					MEDIA ENTERTAINMENT, INC.



					By: /s/ David M. Loflin
						David M. Loflin
						President

AGREED AND ACCEPTED as of the
date and year first above written:

CENTEX SECURITIES, INC.



By: /s/
	its authorized representative

--------------------
EXHIBIT 10.2
--------------------

March 27,1998

H+N Partners
B. Edward Haun
1444 Wazee Street
Denver, Colorado 802
	Finder's Fee Letter
Gentlemen:

	This letter will serve to memorialize our agreement with respect to payment of finder's fees for your services in locating and referring a securities broker to this company for the purpose of making a private sale of securities. We intend to make a private offering of Common Stock of Media Entertainment, Inc. (the "Company"). You have agreed to use your best efforts to introduce the Company to a securities broker with the ability to offer the Company's securites, on a private placement basis, to persons qualifed as Accredited Investors, as that term is used in Rule 501 of Regulation D of the Rules of the Securities and Exchange Commission for
the purpose of their making an investment in the Company.   The total
offering is to be $800,000, and shall consist of Units of securities, each Unit consisting of one share of Common Stock and one Common Stock Purchase Warrant (the "Warrants"). The offering price of the Units will equal the opening bid price of the Company's common stock on the NASD's OTC Electronic Bulletin Board (Symbol: MEME) on the day of execution of a Selling Agreement between the Company and a securities broker introduced by you. The exercise price of the Warrants is to be two times the offering price of the Units. The exercise period of the Warrants is to be three years from the date of their issue and they will contain standard anti-dilution provisions.

	We have agreed to pay to you (i) cash compensation equal to 5% of the funds invested in the Units and (ii) issue to you 200,000 Common Stock Purchase Warrants to purchase one share of Common Stock of the Company at an exercise price equal to $1.25 per share as to 100,000 warrants and an exercise price equal to $1.50 per share as to the remaining 100,000 warrants, with an exercise period equal to three years from the date of their issuance and they will contain standard anti-dilution provisions.
In performing your duties as a finder, you are to do no more in the process of selling the offered securities than refer one or more securities brokers to us and make introductions of them. You agree not to perform any services that would normally be performed by a licensed securities broker or dealer, as you will not be acting in the capacity of a securities broker or agent. When you have made an introduction or referred a securities broker or brokers who are capable of undertaking the subject offering, you will have performed all of the service required for you to have earned the described finder's fee, should such referred securities broker or brokers undertake and complete an offering along the lines set forth herein. You will be paid both your cash compensation and have the Warrants issued to you, at such time as the offering of securities is concluded, the investment funds are accepted by the Company and the Units offered and sold are issued to the purchasers thereof.

	 With respect to referrals and/or introductions to be made by you, you are to advise the Company in writing of the identity of such Securities Broker or Brokers. If such referred person is already known to the Company and is a securites broker with whom the Company has an existing relationship through its efforts, we will advise you on the day we receive your letter of introduction or reference, and you will not be considered a finder as to that securites broker. If we do not so advise you on the day of receipt of your advice, you will be considered a finder of such securities broker.

	If this letter properly reflects your understanding, please indicate such in the space below. We thank you for your assistance and look forward to working with you.

							Sincerely,

							/s/ David M. Loflin
							David M. Loflin
							President
ACCEPTED AND AGREED:
/s/ Bruce E. Haun
Bruce E. Haun
on behalf of H + N Partners

---------------------
EXHIBIT 10.3
---------------------


June 19, 1998


Mr. Dennis A. Faker
129 N. Meadow Street
Watertown, New York 13601

	Registration Rights Letter Agreement
Dear Mr. Faker:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 50,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Media Entertainment, Inc., a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to July 1, 1998.  Upon receipt of your written demand for registration, the
Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by the Company.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

					Yours very truly,

					MEDIA ENTERTAINMENT, INC.


					By: /s/ David M. Loflin
						David M. Loflin, President


--------------------
EXHIBIT 10.4
--------------------

June 19, 1998

Delaware Charter Guarantee & Trust Company
IRA FBO R. LOGAN KOCK A/C #44448867
1700 Pacific Avenue, Suite 500
Dallas, Texas 75201

	Registration Rights Letter Agreement
Gentlemen:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 10,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Media Entertainment, Inc., a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to July 1, 1998.  Upon receipt of your written demand for registration, the
Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by the Company.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

					Yours very truly,

					MEDIA ENTERTAINMENT, INC.



					By: /s/ David M. Loflin
						David M. Loflin, President


-----------------------
EXHIBIT 10.5
-----------------------

June 19, 1998


Mr. Alvin Gottlieb


	Registration Rights Letter Agreement
Dear Mr. Miofsky:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 10,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Media Entertainment, Inc., a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to July 1, 1998.  Upon receipt of your written demand for registration, the
Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by the Company.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

					Yours very truly,

					MEDIA ENTERTAINMENT, INC.



					By: /s/ David M. Loflin
						David M. Loflin, President

--------------------
EXHIBIT 10.6
--------------------

June 19, 1998


Ronald G. Rogers and Leah A. Rogers, Trustees
Rogers Family Trust
1409 Paseo Dorado
Fullerton, California 92833

	Registration Rights Letter Agreement
Dear Mr. and Mrs. Rogers:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 30,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Media Entertainment, Inc., a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to July 1, 1998.  Upon receipt of your written demand for registration, the
Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by the Company.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

					Yours very truly,

					MEDIA ENTERTAINMENT, INC.



					By: /s/ David M. Loflin
						David M. Loflin, President

--------------------
EXHIBIT 10.7
--------------------


June 19, 1998


Ms. Jeanne Rowzee
7 Las Cruces
Irvine, California 92614

	Registration Rights Letter Agreement
Dear Ms. Rowzee:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 10,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Media Entertainment, Inc., a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to July 1, 1998.  Upon receipt of your written demand for registration, the
Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by the Company.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

					Yours very truly,

					MEDIA ENTERTAINMENT, INC.



					By: /s/ David M. Loflin
						David M. Loflin, President

---------------------
EXHIBIT 10.8
---------------------


June 19, 1998


Ms. Barbara V. Schiller
1121 Farmington Avenue
West Hartford, Connecticut 06107

	Registration Rights Letter Agreement
Dear Ms. Schiller:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 30,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Media Entertainment, Inc., a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to July 1, 1998.  Upon receipt of your written demand for registration, the
Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by the Company.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

					Yours very truly,

					MEDIA ENTERTAINMENT, INC.



					By: /s/ David M. Loflin
						David M. Loflin, President

---------------------
EXHIBIT 10.9
---------------------


June 19, 1998


Delaware Charter Guarantee & Trust Company
IRA FBO CLARENCE YIM A/C #44415447
1700 Pacific Avenue, Suite 500
Dallas, Texas 75201

	Registration Rights Letter Agreement
Gentlemen:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 10,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Media Entertainment, Inc., a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to July 1, 1998.  Upon receipt of your written demand for registration, the
Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by the Company.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

					Yours very truly,

					MEDIA ENTERTAINMENT, INC.



					By: /s/ David M. Loflin
						David M. Loflin, President



-----------------------
EXHIBIT 10.09.1
-----------------------


WARRANT AGREEMENT

THIS AGREEMENT dated as of May 18, 1998, between Media Entertainment, Inc., a Nevada corporation (the "Company"), and Securities Transfer Corporation, a Texas corporation (the "Warrant Agent").

	RECITALS:

	A.	Pursuant to a private offering of 300,000 units of securities (the
"Units") by the Company, the Company proposes to issue to the purchasers of the Units 300,000 Warrants (individually, a "Warrant", and, collectively, the "Warrants"), to purchase an aggregate of 300,000 shares of Common Stock of the Company (the "Warrant Shares").

	B.	The Company desires to provide for the issuance of warrant certificates
(the "Warrant Certificates") representing the Warrants.

	C.	The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

	1.	Definitions.  As used herein:

		A.	"Common Stock" shall mean shares of common stock of the Company,
$.0001 par value (the "Common Stock"), whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

		B.	"Corporate Office" shall mean the place of business of the Warrant
Agent located in Dallas, Texas, or its successor (for the mailing address of the Warrant Agent, see paragraph 12 hereof).

		C.	"Exercise Period" shall mean the period commencing on the date of the issuance of the Warrants and ending on the Expiration Date.

		D.	"Exercise Price" shall mean a purchase price of $2.00 per share of
Common Stock (the "Warrant Exercise Price").

		E.	"Expiration Date" shall mean 5:00 p.m. Central Time, on the date which is two (2) years from the date of execution hereof, or if such day shall be a holiday or day on which banks are authorized to close, then 5:00 p.m.
Central Time, whichever is in effect, on the next following day that in the
State of Texas is not a holiday or a day on which banks are authorized to close.

		F.	"Registered Holder" shall mean the person in whose name any Warrant
Certificate shall be registered on the books maintained by the Warrant
Agent pursuant to this Agreement.

		G.	"Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

		H.	"Transfer Agent" shall mean the Company's transfer agent, Securities
Transfer Corporation, or its successor.

		I.	"Warrant" or "Warrants" shall mean and include up to 300,000 Warrants to be issued to the purchasers of the Units to purchase a like number of shares of the authorized and unissued Common Stock of the Company.

		J.	"Warrant Shares" shall mean and include up to 300,000 shares of authorized and unissued Common Stock initially reserved for issuance on exercise of the Warrants and any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the
Warrants pursuant to paragraph 5 of this Agreement.

	2.	Appointment of Warrant Agent.  The Company hereby appoints the Warrant
Agent to act as agent for the Company in accordance with the instructions set forth hereafter in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the duties and obligations required of it, as such duties and obligations are set forth herein.

	3.	Warrants and Issuance of Warrant Certificates.  Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one shares of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in paragraph 9. The Warrant Certificates will be issued and delivered by the Warrant Agent on written order of the Company signed by its President and attested by its Secretary or Assistant Secretary. The
Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

	4.	Form and Execution of Warrant Certificates.  The Warrant Certificates
representing the Warrants to be issued to the purchasers of the Units shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the
Company may deem appropriate and as are not inconsistent with the provisions hereof.

 		The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

		Warrant Certificates representing the Warrants to be issued to the purchasers of the Units shall be numbered serially with the letters "WPO" preceding the number of each Warrant Certificate.

		Warrant Certificates shall be executed on behalf of the Company by its
President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the
Company's seal.  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  In the event any officer of the Company who executed the
Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

	5.	Exercise of Warrants.  The Warrants shall be exercisable during the
Exercise Period.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "Exercise Date") of the Warrant Certificate.  The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America.  Such payment shall be in an amount equal to the Exercise Price per Warrant as hereinabove defined.

		The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such
Warrant Shares as of the close of business on the Exercise Date.  The
Company shall not be obligated to issue any fractional share interests in
Warrant Shares issuable on exercise of a Warrant.  If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

		As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.  No adjustment shall be made in respect of cash dividends on
Warrant Shares deliverable on exercise of any Warrant.  The Warrant Agent shall promptly notify the Company in writing of any exercise of any Warrant and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company.  The parties contemplate such payments will be made by the
Warrant Agent to the Company as collected funds are received by the Warrant
Agent.  The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by the Warrant Agent, at all times relevant hereto.
Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause share certificates to be issued representing the number of Warrants exercised by the holder.

		Expenses incurred by the Warrant Agent hereunder, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services.

		A detailed accounting statement setting forth the number of Warrants exercised, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount.  Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period.  The Warrant Agent shall render to the Company a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of shares issued, the amounts to be distributed to the Company and all other expenses incurred by the Warrant Agent, at the completion of the Exercise Period.

	6.	Reservation of Shares and Payment of Taxes.  The Company covenants that it will, at all times, reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants.  The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

		If any Warrant Shares require registration with, or approval of, any government authority under any Federal or state law before such shares may be validly issued or delivered, the Company covenants it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

		Warrantholders shall pay all documentary stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the
Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants.  In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the
Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

		The Warrant Agent is hereby irrevocably authorized to requisition certificates for Warrant Shares from the Transfer Agent as required from time to time. The Company has, contemporaneously with the execution of this Agreement, authorized the Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for the Company's
Common Stock issuable on exercise of the Warrants and of any successor
Transfer Agent.

	7.	Registration of Transfer of Warrant Certificates.  The Warrant
Certificates may not be transferred in whole or in part except as authorized in this Agreement. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

		The Warrant Agent shall keep transfer books at its Corporate Office in which it shall register Warrant Certificates and the transfer thereof.  On due presentment for transfer of any Warrant Certificates at such office, the Company shall execute, and the Warrant Agent shall issue and deliver to the transferee or transferees, a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

		The Warrants will not be publicly traded.

	8.	Loss or Mutilation.  On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number
of Warrants.   In the case of loss, theft or destruction of any Warrant
Certificate, the individual requesting issuance of a new Warrant
Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them.  In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the
Warrant Agent prior to delivery of a new Warrant Certificate.  Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

	9.	Adjustment of Exercise Price and Shares.

		A.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Common
Stock into a greater number of shares, then, in either of such events, the
Exercise Price in effect at the time of such action shall be reduced proportionately and the number of shares of Common Stock purchasable pursuant to the Warrants shall be increased proportionately.  Conversely, in the event the Company shall reduce the number of its outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of shares of
Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately.  Such stock dividend paid or distributed on the
Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid or distributed in shares of Common Stock to the extent shares of Common
Stock are issuable on the payment or conversion thereof.

		B.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value or in the event of any other material change of the capital structure of the
Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the shares of Common
Stock of the Company theretofore purchasable on the exercise of any
Warrant, such securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and, in any such event, the rights of any holder of a Warrant to any adjustment in the number of shares of Common Stock purchasable on exercise of such
Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company will not be considered a "material change" for purposes of this paragraph, and no adjustment shall be made under this paragraph 9 by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

		C.	In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a  Warrant may thereafter receive, on exercise of such
Warrant, in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the
Company; provided, however, that, in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Central Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

		D.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its
Common Stock for the purpose of entitling them to purchase shares of its
Common Stock at a price per share more than 10% below the then-current market price per share (as defined below) of its Common Stock at the date of taking such record, then (i) the number of shares of Common Stock purchasable pursuant to the Warrants shall be redetermined as follows: the number of shares of Common Stock purchasable pursuant to a Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common
Stock of the Company then outstanding (excluding the Common Stock then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of shares of Common Stock of the Company outstanding (excluding the Common Stock owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Exercise
Price per share of Common Stock purchasable pursuant to a Warrant shall be redetermined as follows:  the Exercise Price in effect immediately prior to the taking of such record shall be multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable immediately prior to the taking of such record, and the denominator of which is the number of shares of Common Stock purchasable immediately after the taking of such record as determined pursuant to clause (i) above.  For the purpose hereof, the current market price per share of Common Stock of the Company at any date shall be deemed to be the average of (A) the highest bid and asked prices as reported by NASDAQ if the Common Stock of the Company is admitted to listing for trading thereon, or (B) the highest bid and asked prices reported on the OTC Electronic Bulletin Board of the NASD, for 30
consecutive business days commencing 15 business days prior to the record date.

		E.	On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one share of Common Stock on the basis of the Exercise Price per share.

		F.	In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the
Common Stock or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record.  Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed.  Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant
Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

		G.	The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock, unless the
Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

		H.	No adjustment of the Exercise Price shall be made as a result of, or in connection with, (i) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Stock on exercise of any options pursuant to any such plan, (ii) the issuance of individual warrants or options to purchase Common Stock, the issuance of Common Stock upon exercise of such warrants or options, or the issuance of Common Stock in connection with compensation arrangements for directors, officers, employees, consultants or agents of the Company or any Subsidiary, and the like, or (iii) the issuance of Common Stock in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

	10.	Duties, Compensation and Termination of Warrant Agent.  The Warrant
Agent shall act hereunder as agent and in a ministerial capacity for the
Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not, by issuing and delivering Warrant
Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant
Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant.  The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant
Certificates to make or cause to be made any adjustment of the Exercise
Price or to determine whether any fact exists which may require any such adjustments.

		The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement, except for its own negligence or willful misconduct.

		The Warrant Agent may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with such notice, statement, instruction, request, direction, order or demand.

		Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary.  The
Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

		The Company agrees to pay the Warrant Agent compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses in accordance with the terms of Exhibit "B" attached hereto and incorporated herein by this reference.  The Company further agrees to indemnify the
Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

		The Warrant Agent may resign its duties or the Company may terminate the
Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party.  At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each
Warrant Certificate.  On such resignation or termination, the Company shall appoint a new Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.  Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000.

		After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the
Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant
Agent and shall forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate.

		Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant
Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the
Warrant Agent.  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.  No further action shall be required for establishment and authorization of such successor
Warrant Agent.

		The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the
Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent.
Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

	11.	Modification of Agreement.  The Warrant Agent and the Company may, by
supplemental agreement, make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained.
Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the holders of
Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect, except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 66 2/3% of the Warrants outstanding; provided, however, that no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, or the Exercise Price or the Exercise
Period thereof shall be made without the consent, in writing, of the
Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

	12.	Notices.  All notices, demands, elections, opinions or requests
(however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent via a nationally recognized overnight courier service, by registered or certified mail, return receipt requested and postage prepaid, or by facsimile to:

		in the case of the Company:			Media Entertainment, Inc.
								Attention: David M. Loflin
								8748 Quarters Lake Road
								Baton Rouge, Louisiana 70809
								Facsimile: (504) 922-9123

		with a copy to:					Newlan & Newlan
								Attorneys at Law
								2512 Program Drive
								Suite 101
								Dallas, Texas 75220
								Facsimile: (214) 654-9520

		and, in the case of the Warrant Agent:		Securities Transfer Corporation
								Attention: Kevin Halter, Jr.
								16910 Dallas Parkway
								Suite 100
								Dallas, Texas 75248
								Facsimile: (972) 248-4797

		and, if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

	13.	Persons Benefitting.  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant
Certificates. Nothing in this Agreement is intended to or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

	14.	Further Instruments.  The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

	15.	Severability.  If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

	16.	Waiver.  All the rights and remedies of either party under this
Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

	17.	General Provisions.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.  Except as otherwise expressly stated herein, time is of the essence in performing hereunder.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above-mentioned.

						MEDIA ENTERTAINMENT, INC.



						By: /s/ David M. Loflin
							David M. Loflin, President

						SECURITIES TRANSFER CORPORATION



						By: /s/ Kevin Halter, Jr.
							Kevin Halter, Jr., President

------------------------
EXHIBIT 10.10
------------------------


WARRANT AGREEMENT

THIS AGREEMENT dated as of May 18, 1998, between Media Entertainment, Inc., a Nevada corporation (the "Company"), and Securities Transfer Corporation, a Texas corporation (the "Warrant Agent").

	RECITALS:

	A.	In payment of a finder's fee arising from the introduction of the
Company by H+N Partners to a broker/dealer that has completed a private offering of 300,000 units of securities by the Company, the Company proposes to issue to H+N Partners 200,000 Warrants (individually, a "Warrant", and, collectively, the "Warrants"), to purchase an aggregate of 200,000 shares of Common Stock of the Company (the "Warrant Shares").

	B.	The Company desires to provide for the issuance of warrant certificates
(the "Warrant Certificates") representing the Warrants.

	C.	The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

	1.	Definitions.  As used herein:

		A.	"Common Stock" shall mean shares of common stock of the Company,
$.0001 par value (the "Common Stock"), whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

		B.	"Corporate Office" shall mean the place of business of the Warrant
Agent located in Dallas, Texas, or its successor (for the mailing address of the Warrant Agent, see paragraph 14 hereof).

		C.	"Exercise Period" shall mean the period commencing on the Completion
Date and ending on the Expiration Date.

		D.	"Exercise Price" shall mean, (1) with respect to 100,000 of the
Warrants to be issued to H+N Partners, a purchase price of $1.25 per share of Common Stock, and, (2) with respect to the remaining 100,000 Warrants to be issued to H+N Partners, a purchase price of $1.50 per share of Common
Stock (collectively, the "Warrant Exercise Price").

		E.	"Expiration Date" shall mean 5:00 p.m. Central Time, on the date which is three (3) years from the date of execution hereof, or if such day shall be a holiday or day on which banks are authorized to close, then 5:00 p.m.
Central Time, whichever is in effect, on the next following day that in the
State of Texas is not a holiday or a day on which banks are authorized to close.

		F.	"Registered Holder" shall mean the person in whose name any Warrant
Certificate shall be registered on the books maintained by the Warrant
Agent pursuant to this Agreement.

		G.	"Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

		H.	"Transfer Agent" shall mean the Company's transfer agent, Securities
Transfer Corporation, or its successor.

		I.	"Warrant" or "Warrants" shall mean and include up to 200,000 Warrants to be issued to H+N Partners to purchase a like number of shares of the authorized and unissued Common Stock of the Company.

		J.	"Warrant Shares" shall mean and include up to 200,000 shares of authorized and unissued Common Stock initially reserved for issuance on exercise of the Warrants and any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the
Warrants pursuant to paragraph 5 of this Agreement.

	2.	Appointment of Warrant Agent.  The Company hereby appoints the Warrant
Agent to act as agent for the Company in accordance with the instructions set forth hereafter in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the duties and obligations required of it, as such duties and obligations are set forth herein.

	3.	Warrants and Issuance of Warrant Certificates.  Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one shares of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in paragraph 9. The Warrant Certificates will be issued and delivered by the Warrant Agent on written order of the Company signed by its President and attested by its Secretary or Assistant Secretary. The
Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

	4.	Form and Execution of Warrant Certificates.  The Warrant Certificates
representing the 100,000 Warrants to be issued to H+N Partners with an exercise price of $1.25 per share shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions hereof.

		The Warrant Certificates representing the 100,000 Warrants to be issued to H+N Partners with an exercise price of $1.50 per share shall be substantially in the form attached as Exhibit "B" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the
Company may deem appropriate and as are not inconsistent with the provisions hereof.

 		The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

		Warrant Certificates representing the 100,000 Warrants to be issued to
H+N Partners with an exercise price of $1.25 per share shall be numbered serially with the letters "WHNA" preceding the number of each Warrant
Certificate.

		Warrant Certificates representing the 100,000 Warrants to be issued to
H+N Partners with an exercise price of $1.50 per share shall be numbered serially with the letters "WHNB" preceding the number of each Warrant
Certificate.

		Warrant Certificates shall be executed on behalf of the Company by its
President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the
Company's seal.  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  In the event any officer of the Company who executed the
Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

	5.	Exercise of Warrants.  The Warrants shall be exercisable during the
Exercise Period.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "Exercise Date") of the Warrant Certificate.  The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America.  Such payment shall be in an amount equal to the Exercise Price per Warrant as hereinabove defined.

		The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such
Warrant Shares as of the close of business on the Exercise Date.  The
Company shall not be obligated to issue any fractional share interests in
Warrant Shares issuable on exercise of a Warrant.  If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

		As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.  No adjustment shall be made in respect of cash dividends on
Warrant Shares deliverable on exercise of any Warrant.  The Warrant Agent shall promptly notify the Company in writing of any exercise of any Warrant and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company.  The parties contemplate such payments will be made by the
Warrant Agent to the Company as collected funds are received by the Warrant
Agent.  The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by the Warrant Agent, at all times relevant hereto.
Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause share certificates to be issued representing the number of Warrants exercised by the holder.

		Expenses incurred by the Warrant Agent hereunder, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services.

		A detailed accounting statement setting forth the number of Warrants exercised, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount.  Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period.  The Warrant Agent shall render to the Company a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of shares issued, the amounts to be distributed to the Company and all other expenses incurred by the Warrant Agent, at the completion of the Exercise Period.

	6.	Reservation of Shares and Payment of Taxes.  The Company covenants that it will, at all times, reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants.  The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

		If any Warrant Shares require registration with, or approval of, any government authority under any Federal or state law before such shares may be validly issued or delivered, the Company covenants it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

		Warrantholders shall pay all documentary stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the
Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants.  In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the
Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

		The Warrant Agent is hereby irrevocably authorized to requisition certificates for Warrant Shares from the Company's Transfer Agent as required from time to time. The Company has, contemporaneously with the execution of this Agreement, authorized the Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for the Company's Common Stock issuable on exercise of the Warrants and of each successor Transfer Agent, if any.

	7.	Registration of Transfer of Warrant Certificates.  The Warrant
Certificates may not be transferred in whole or in part except as authorized in this Agreement. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

		The Warrant Agent shall keep transfer books at its Corporate Office in which it shall register Warrant Certificates and the transfer thereof.  On due presentment for transfer of any Warrant Certificates at such office, the Company shall execute, and the Warrant Agent shall issue and deliver to the transferee or transferees, a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

		The Warrants will not be publicly traded.

	8.	Loss or Mutilation.  On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number
of Warrants.   In the case of loss, theft or destruction of any Warrant
Certificate, the individual requesting issuance of a new Warrant
Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them.  In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the
Warrant Agent prior to delivery of a new Warrant Certificate.  Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

	9.	Adjustment of Exercise Price and Shares.

		A.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Common
Stock into a greater number of shares, then, in either of such events, the
Exercise Price in effect at the time of such action shall be reduced proportionately and the number of shares of Common Stock purchasable pursuant to the Warrants shall be increased proportionately.  Conversely, in the event the Company shall reduce the number of its outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of shares of
Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately.  Such stock dividend paid or distributed on the
Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid or distributed in shares of Common Stock to the extent shares of Common
Stock are issuable on the payment or conversion thereof.

		B.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value or in the event of any other material change of the capital structure of the
Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the shares of Common
Stock of the Company theretofore purchasable on the exercise of any
Warrant, such securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and, in any such event, the rights of any holder of a Warrant to any adjustment in the number of shares of Common Stock purchasable on exercise of such
Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company will not be considered a "material change" for purposes of this paragraph, and no adjustment shall be made under this paragraph 9 by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

		C.	In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a  Warrant may thereafter receive, on exercise of such
Warrant, in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the
Company; provided, however, that, in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Central Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

		D.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its
Common Stock for the purpose of entitling them to purchase shares of its
Common Stock at a price per share more than 10% below the then-current market price per share (as defined below) of its Common Stock at the date of taking such record, then (i) the number of shares of Common Stock purchasable pursuant to the Warrants shall be redetermined as follows: the number of shares of Common Stock purchasable pursuant to a Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common
Stock of the Company then outstanding (excluding the Common Stock then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of shares of Common Stock of the Company outstanding (excluding the Common Stock owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Exercise
Price per share of Common Stock purchasable pursuant to a Warrant shall be redetermined as follows:  the Exercise Price in effect immediately prior to the taking of such record shall be multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable immediately prior to the taking of such record, and the denominator of which is the number of shares of Common Stock purchasable immediately after the taking of such record as determined pursuant to clause (i) above.  For the purpose hereof, the current market price per share of Common Stock of the Company at any date shall be deemed to be the average of (A) the highest bid and asked prices as reported by NASDAQ if the Common Stock of the Company is admitted to listing for trading thereon, or (B) the highest bid and asked prices reported on the OTC Electronic Bulletin Board of the NASD, for 30
consecutive business days commencing 15 business days prior to the record date.

		E.	On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one share of Common Stock on the basis of the Exercise Price per share.

		F.	In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the
Common Stock or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record.  Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed.  Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant
Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

		G.	The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock, unless the
Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

		H.	No adjustment of the Exercise Price shall be made as a result of, or in connection with, (i) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Stock on exercise of any options pursuant to any such plan, (ii) the issuance of individual warrants or options to purchase Common Stock, the issuance of Common Stock upon exercise of such warrants or options, or the issuance of Common Stock in connection with compensation arrangements for directors, officers, employees, consultants or agents of the Company or any Subsidiary, and the like, or (iii) the issuance of Common Stock in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

	10.	Duties, Compensation and Termination of Warrant Agent.  The Warrant
Agent shall act hereunder as agent and in a ministerial capacity for the
Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not, by issuing and delivering Warrant
Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant
Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant.  The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant
Certificates to make or cause to be made any adjustment of the Exercise
Price or to determine whether any fact exists which may require any such adjustments.

		The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement, except for its own negligence or willful misconduct.

		The Warrant Agent may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with such notice, statement, instruction, request, direction, order or demand.

		Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary.  The
Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

		The Company agrees to pay the Warrant Agent compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses in accordance with the terms of Exhibit "C" attached hereto and incorporated herein by this reference.  The Company further agrees to indemnify the
Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

		The Warrant Agent may resign its duties or the Company may terminate the
Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party.  At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each
Warrant Certificate.  On such resignation or termination, the Company shall appoint a new Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.  Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000.

		After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the
Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant
Agent and shall forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate.

		Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant
Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the
Warrant Agent.  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.  No further action shall be required for establishment and authorization of such successor
Warrant Agent.

		The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the
Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent.
Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

	11.	Modification of Agreement.  The Warrant Agent and the Company may, by
supplemental agreement, make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained.
Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the holders of
Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect, except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 66 2/3% of the Warrants outstanding; provided, however, that no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, or the Exercise Price or the Exercise
Period thereof shall be made without the consent, in writing, of the
Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

	12.	Notices.  All notices, demands, elections, opinions or requests
(however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent via a nationally recognized overnight courier service, by registered or certified mail, return receipt requested and postage prepaid, or by facsimile to:

		in the case of the Company:			Media Entertainment, Inc.
								8748 Quarters Lake Road
								Baton Rouge, Louisiana 70809
								Facsimile: (504) 922-9123

		with a copy to:					Newlan & Newlan
								Attorneys at Law
								2512 Program Drive, Suite 101
								Dallas, Texas 75220
								Facsimile: (214) 654-9520

		and, in the case of the Warrant Agent:		Securities Transfer Corporation
								16910 Dallas Parkway
								Suite 100
								Dallas, Texas 75248
								Facsimile: (972) 248-4797

		and, if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

	13.	Persons Benefiting.  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant
Certificates. Nothing in this Agreement is intended to or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

	14.	Further Instruments.  The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

	15.	Severability.  If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

	16.	Waiver.  All the rights and remedies of either party under this
Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

	17.	General Provisions.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.  Except as otherwise expressly stated herein, time is of the essence in performing hereunder.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above-mentioned.

						MEDIA ENTERTAINMENT, INC.



						By: /s/ David M. Loflin
							David M. Loflin, President

						SECURITIES TRANSFER CORPORATION



						By: /s/ Kevin Halter, Jr.
							Kevin Halter, Jr., President

------------------------
EXHIBIT 10.11
------------------------


WARRANT AGREEMENT

THIS AGREEMENT dated as of May 18, 1998, between Media Entertainment, Inc., a Nevada corporation (the "Company"), and Securities Transfer Corporation, a Texas corporation (the "Warrant Agent").

	RECITALS:

	A.	Pursuant to a Selling Agreement with Centex Securities, Inc. relating to a private offering of 300,000 units of securities by the Company, the
Company proposes to issue to Centex Securities, Inc. 60,000 Warrants
(individually, a "Warrant", and, collectively, the "Warrants"), to purchase an aggregate of 60,000 shares of Common Stock of the Company (the "Warrant
Shares").

	B.	The Company desires to provide for the issuance of warrant certificates
(the "Warrant Certificates") representing the Warrants.

	C.	The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

	1.	Definitions.  As used herein:

		A.	"Common Stock" shall mean shares of common stock of the Company,
$.0001 par value (the "Common Stock"), whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

		B.	"Corporate Office" shall mean the place of business of the Warrant
Agent located in Dallas, Texas, or its successor (for the mailing address of the Warrant Agent, see paragraph 12 hereof).

		C.	"Exercise Period" shall mean the period commencing on the date of the issuance of the Warrants and ending on the Expiration Date.

		D.	"Exercise Price" shall mean a purchase price of $1.25 per share of
Common Stock (the "Warrant Exercise Price").

		E.	"Expiration Date" shall mean 5:00 p.m. Central Time, on the date which is four (4) years from the date of execution hereof, or if such day shall be a holiday or day on which banks are authorized to close, then 5:00 p.m.
Central Time, whichever is in effect, on the next following day that in the
State of Texas is not a holiday or a day on which banks are authorized to close.

		F.	"Registered Holder" shall mean the person in whose name any Warrant
Certificate shall be registered on the books maintained by the Warrant
Agent pursuant to this Agreement.

		G.	"Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

		H.	"Transfer Agent" shall mean the Company's transfer agent, Securities
Transfer Corporation, or its successor.

		I.	"Warrant" or "Warrants" shall mean and include up to 60,000 Warrants to be issued to Centex Securities, Inc. to purchase a like number of shares of the authorized and unissued Common Stock of the Company.

		J.	"Warrant Shares" shall mean and include up to 60,000 shares of authorized and unissued Common Stock initially reserved for issuance on exercise of the Warrants and any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the
Warrants pursuant to paragraph 5 of this Agreement.

	2.	Appointment of Warrant Agent.  The Company hereby appoints the Warrant
Agent to act as agent for the Company in accordance with the instructions set forth hereafter in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the duties and obligations required of it, as such duties and obligations are set forth herein.

	3.	Warrants and Issuance of Warrant Certificates.  Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one shares of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in paragraph 9. The Warrant Certificates will be issued and delivered by the Warrant Agent on written order of the Company signed by its President and attested by its Secretary or Assistant Secretary. The
Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

	4.	Form and Execution of Warrant Certificates.  The Warrant Certificates
representing the Warrants to be issued to Centex Securities, Inc. shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the
Company may deem appropriate and as are not inconsistent with the provisions hereof.

 		The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

		Warrant Certificates representing the Warrants to be issued to Centex
Securities, Inc. shall be numbered serially with the letters "WCSI"
preceding the number of each Warrant Certificate.

		Warrant Certificates shall be executed on behalf of the Company by its
President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the
Company's seal.  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  In the event any officer of the Company who executed the
Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

	5.	Exercise of Warrants.  The Warrants shall be exercisable during the
Exercise Period.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "Exercise Date") of the Warrant Certificate.  The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America.  Such payment shall be in an amount equal to the Exercise Price per Warrant as hereinabove defined.

		The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such
Warrant Shares as of the close of business on the Exercise Date.  The
Company shall not be obligated to issue any fractional share interests in
Warrant Shares issuable on exercise of a Warrant.  If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

		As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.  No adjustment shall be made in respect of cash dividends on
Warrant Shares deliverable on exercise of any Warrant.  The Warrant Agent shall promptly notify the Company in writing of any exercise of any Warrant and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company.  The parties contemplate such payments will be made by the
Warrant Agent to the Company as collected funds are received by the Warrant
Agent.  The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by the Warrant Agent, at all times relevant hereto.
Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause share certificates to be issued representing the number of Warrants exercised by the holder.

		Expenses incurred by the Warrant Agent hereunder, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services.

		A detailed accounting statement setting forth the number of Warrants exercised, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount.  Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period.  The Warrant Agent shall render to the Company a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of shares issued, the amounts to be distributed to the Company and all other expenses incurred by the Warrant Agent, at the completion of the Exercise Period.

	6.	Reservation of Shares and Payment of Taxes.  The Company covenants that it will, at all times, reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants.  The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

		If any Warrant Shares require registration with, or approval of, any government authority under any Federal or state law before such shares may be validly issued or delivered, the Company covenants it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

		Warrantholders shall pay all documentary stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the
Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants.  In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the
Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

		The Warrant Agent is hereby irrevocably authorized to requisition certificates for Warrant Shares from the Transfer Agent as required from time to time. The Company has, contemporaneously with the execution of this Agreement, authorized the Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for the Company's
Common Stock issuable on exercise of the Warrants and of any successor
Transfer Agent.

	7.	Registration of Transfer of Warrant Certificates.  The Warrant
Certificates may not be transferred in whole or in part except as authorized in this Agreement. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

		The Warrant Agent shall keep transfer books at its Corporate Office in which it shall register Warrant Certificates and the transfer thereof.  On due presentment for transfer of any Warrant Certificates at such office, the Company shall execute, and the Warrant Agent shall issue and deliver to the transferee or transferees, a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

		The Warrants will not be publicly traded.

	8.	Loss or Mutilation.  On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number
of Warrants.   In the case of loss, theft or destruction of any Warrant
Certificate, the individual requesting issuance of a new Warrant
Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them.  In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the
Warrant Agent prior to delivery of a new Warrant Certificate.  Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

	9.	Adjustment of Exercise Price and Shares.

		A.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Common
Stock into a greater number of shares, then, in either of such events, the
Exercise Price in effect at the time of such action shall be reduced proportionately and the number of shares of Common Stock purchasable pursuant to the Warrants shall be increased proportionately.  Conversely, in the event the Company shall reduce the number of its outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of shares of
Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately.  Such stock dividend paid or distributed on the
Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid or distributed in shares of Common Stock to the extent shares of Common
Stock are issuable on the payment or conversion thereof.

		B.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value or in the event of any other material change of the capital structure of the
Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the shares of Common
Stock of the Company theretofore purchasable on the exercise of any
Warrant, such securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and, in any such event, the rights of any holder of a Warrant to any adjustment in the number of shares of Common Stock purchasable on exercise of such
Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company will not be considered a "material change" for purposes of this paragraph, and no adjustment shall be made under this paragraph 9 by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

		C.	In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a  Warrant may thereafter receive, on exercise of such
Warrant, in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the
Company; provided, however, that, in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Central Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

		D.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its
Common Stock for the purpose of entitling them to purchase shares of its
Common Stock at a price per share more than 10% below the then-current market price per share (as defined below) of its Common Stock at the date of taking such record, then (i) the number of shares of Common Stock purchasable pursuant to the Warrants shall be redetermined as follows: the number of shares of Common Stock purchasable pursuant to a Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common
Stock of the Company then outstanding (excluding the Common Stock then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of shares of Common Stock of the Company outstanding (excluding the Common Stock owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Exercise
Price per share of Common Stock purchasable pursuant to a Warrant shall be redetermined as follows:  the Exercise Price in effect immediately prior to the taking of such record shall be multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable immediately prior to the taking of such record, and the denominator of which is the number of shares of Common Stock purchasable immediately after the taking of such record as determined pursuant to clause (i) above.  For the purpose hereof, the current market price per share of Common Stock of the Company at any date shall be deemed to be the average of (A) the highest bid and asked prices as reported by NASDAQ if the Common Stock of the Company is admitted to listing for trading thereon, or (B) the highest bid and asked prices reported on the OTC Electronic Bulletin Board of the NASD, for 30
consecutive business days commencing 15 business days prior to the record date.

		E.	On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one share of Common Stock on the basis of the Exercise Price per share.

		F.	In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the
Common Stock or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record.  Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed.  Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant
Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

		G.	The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock, unless the
Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

		H.	No adjustment of the Exercise Price shall be made as a result of, or in connection with, (i) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Stock on exercise of any options pursuant to any such plan, (ii) the issuance of individual warrants or options to purchase Common Stock, the issuance of Common Stock upon exercise of such warrants or options, or the issuance of Common Stock in connection with compensation arrangements for directors, officers, employees, consultants or agents of the Company or any Subsidiary, and the like, or (iii) the issuance of Common Stock in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

	10.	Duties, Compensation and Termination of Warrant Agent.  The Warrant
Agent shall act hereunder as agent and in a ministerial capacity for the
Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not, by issuing and delivering Warrant
Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant
Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant.  The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant
Certificates to make or cause to be made any adjustment of the Exercise
Price or to determine whether any fact exists which may require any such adjustments.

		The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement, except for its own negligence or willful misconduct.

		The Warrant Agent may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with such notice, statement, instruction, request, direction, order or demand.

		Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary.  The
Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

		The Company agrees to pay the Warrant Agent compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses in accordance with the terms of Exhibit "B" attached hereto and incorporated herein by this reference.  The Company further agrees to indemnify the
Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

		The Warrant Agent may resign its duties or the Company may terminate the
Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party.  At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each
Warrant Certificate.  On such resignation or termination, the Company shall appoint a new Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.  Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000.

		After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the
Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant
Agent and shall forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate.

		Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant
Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the
Warrant Agent.  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.  No further action shall be required for establishment and authorization of such successor
Warrant Agent.

		The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the
Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent.
Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

	11.	Modification of Agreement.  The Warrant Agent and the Company may, by
supplemental agreement, make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained.
Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the holders of
Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect, except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 66 2/3% of the Warrants outstanding; provided, however, that no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, or the Exercise Price or the Exercise
Period thereof shall be made without the consent, in writing, of the
Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

	12.	Notices.  All notices, demands, elections, opinions or requests
(however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent via a nationally recognized overnight courier service, by registered or certified mail, return receipt requested and postage prepaid, or by facsimile to:

		in the case of the Company:			Media Entertainment, Inc.
								Attention: David M. Loflin
								8748 Quarters Lake Road
								Baton Rouge, Louisiana 70809
								Facsimile: (504) 922-9123

		with a copy to:					Newlan & Newlan
								Attorneys at Law
								2512 Program Drive
								Suite 101
								Dallas, Texas 75220
								Facsimile: (214) 654-9520

		and, in the case of the Warrant Agent:		Securities Transfer Corporation
								Attention: Kevin Halter, Jr.
								16910 Dallas Parkway
								Suite 100
								Dallas, Texas 75248
								Facsimile: (972) 248-4797

		and, if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

	13.	Persons Benefitting.  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant
Certificates. Nothing in this Agreement is intended to or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

	14.	Further Instruments.  The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

	15.	Severability.  If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

	16.	Waiver.  All the rights and remedies of either party under this
Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

	17.	General Provisions.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.  Except as otherwise expressly stated herein, time is of the essence in performing hereunder.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above-mentioned.

						MEDIA ENTERTAINMENT, INC.



						By: /s/ David M. Loflin
							David M. Loflin, President

						SECURITIES TRANSFER CORPORATION



						By: /s/ Kevin Halter, Jr.
							Kevin Halter, Jr., President

-----------------------
EXHIBIT 10.12
-----------------------


WARRANT AGREEMENT

THIS AGREEMENT dated as of January 19, 1999, between Internet Media Corporation, a Nevada corporation (the "Company"), and Securities Transfer Corporation, a Texas corporation (the "Warrant Agent").

	RECITALS:

	A.	Pursuant to a private offering of 225,000 units of securities (the
"Units") by the Company, the Company proposes to issue to the purchasers of the Units 225,000 Warrants (individually, a "Warrant", and, collectively, the "Warrants"), to purchase an aggregate of 225,000 shares of Common Stock of the Company (the "Warrant Shares").

	B.	The Company desires to provide for the issuance of warrant certificates
(the "Warrant Certificates") representing the Warrants.

	C.	The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

	1.	Definitions.  As used herein:

		A.	"Common Stock" shall mean shares of common stock of the Company,
$.0001 par value (the "Common Stock"), whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

		B.	"Corporate Office" shall mean the place of business of the Warrant
Agent located in Dallas, Texas, or its successor (for the mailing address of the Warrant Agent, see paragraph 13 hereof).

		C.	"Exercise Period" shall mean the period commencing on the date of the issuance of the Warrants and ending on the Expiration Date.

		D.	"Exercise Price" shall mean a purchase price of $7.00 per share of
Common Stock (the "Warrant Exercise Price").

		E.	"Expiration Date" shall mean 5:00 p.m. Central Time, on the date which is six (6)  months from the date of execution hereof, or if such day shall be a holiday or day on which banks are authorized to close, then 5:00 p.m.
Central Time, whichever is in effect, on the next following day that in the
State of Texas is not a holiday or a day on which banks are authorized to close.

		F.	"Registered Holder" shall mean the person in whose name any Warrant
Certificate shall be registered on the books maintained by the Warrant
Agent pursuant to this Agreement.

		G.	"Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

		H.	"Transfer Agent" shall mean the Company's transfer agent, Securities
Transfer Corporation, or its successor.

		I.	"Warrant" or "Warrants" shall mean and include up to 225,000 Warrants to be issued to the purchasers of the Units to purchase a like number of shares of the authorized and unissued Common Stock of the Company.

		J.	"Warrant Shares" shall mean and include up to 225,000 shares of authorized and unissued Common Stock initially reserved for issuance on exercise of the Warrants and any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the
Warrants pursuant to paragraph 5 of this Agreement.

	2.	Appointment of Warrant Agent.  The Company hereby appoints the Warrant
Agent to act as agent for the Company in accordance with the instructions set forth hereafter in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the duties and obligations required of it, as such duties and obligations are set forth herein.

	3.	Warrants and Issuance of Warrant Certificates.  Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one shares of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in paragraph 10. The Warrant Certificates will be issued and delivered by the Warrant Agent on written order of the Company signed by its President and attested by its Secretary or Assistant Secretary. The
Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

	4.	Form and Execution of Warrant Certificates.  The Warrant Certificates
representing the Warrants to be issued to the purchasers of the Units shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the
Company may deem appropriate and as are not inconsistent with the provisions hereof.

 		The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

		Warrant Certificates representing the Warrants to be issued to the purchasers of the Units shall be numbered serially with the letters "WPOB" preceding the number of each Warrant Certificate.

		Warrant Certificates shall be executed on behalf of the Company by its
President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the
Company's seal.  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  In the event any officer of the Company who executed the
Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

	5.	Exercise of Warrants.  The Warrants shall be exercisable during the
Exercise Period.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "Exercise Date") of the Warrant Certificate.  The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America.  Such payment shall be in an amount equal to the Exercise Price per Warrant as hereinabove defined.

		The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such
Warrant Shares as of the close of business on the Exercise Date.  The
Company shall not be obligated to issue any fractional share interests in
Warrant Shares issuable on exercise of a Warrant.  If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

		As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.  No adjustment shall be made in respect of cash dividends on
Warrant Shares deliverable on exercise of any Warrant.  The Warrant Agent shall promptly notify the Company in writing of any exercise of any Warrant and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company.  The parties contemplate such payments will be made by the
Warrant Agent to the Company as collected funds are received by the Warrant
Agent.  The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by the Warrant Agent, at all times relevant hereto.
Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause share certificates to be issued representing the number of Warrants exercised by the holder.

		Expenses incurred by the Warrant Agent hereunder, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services.

		A detailed accounting statement setting forth the number of Warrants exercised, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount.  Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period.  The Warrant Agent shall render to the Company a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of shares issued, the amounts to be distributed to the Company and all other expenses incurred by the Warrant Agent, at the completion of the Exercise Period.

	6.	Redemption of Warrants.  The Warrants are redeemable upon 30-days'
written notice to their holders for $.01 per Warrant at any time that (1)
the bid price of the Company's Common Stock has equalled or exceeded $8.50 per share for a period of 5 consecutive trading days preceding the stated redemption date and (2) the shares of Common Stock underlying the Warrants shall have been duly registered under the Securities Act of 1933, as amended. The Company shall provide Warrant Agent with a copy of any such notice of redemption.

		From and after the redemption date, all rights of the holders of Warrants
(except the right to receive the redemption price) shall terminate, but only if (a) on or prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent as paying agent a sufficient amount to pay on the redemption the redemption price for all Warrants called for redemption and (b) the notice of redemption shall have stated
the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent on or before the redemption date.

	7.	Reservation of Shares and Payment of Taxes.  The Company covenants that it will, at all times, reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants.  The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

		If any Warrant Shares require registration with, or approval of, any government authority under any Federal or state law before such shares may be validly issued or delivered, the Company covenants it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

		Warrantholders shall pay all documentary stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the
Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants.  In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the
Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

		The Warrant Agent is hereby irrevocably authorized to requisition certificates for Warrant Shares from the Transfer Agent as required from time to time. The Company has, contemporaneously with the execution of this Agreement, authorized the Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for the Company's
Common Stock issuable on exercise of the Warrants and of any successor
Transfer Agent.

	8.	Registration of Transfer of Warrant Certificates.  The Warrant
Certificates may not be transferred in whole or in part except as authorized in this Agreement. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

		The Warrant Agent shall keep transfer books at its Corporate Office in which it shall register Warrant Certificates and the transfer thereof.  On due presentment for transfer of any Warrant Certificates at such office, the Company shall execute, and the Warrant Agent shall issue and deliver to the transferee or transferees, a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

		The Warrants will not be publicly traded.

	9.	Loss or Mutilation.  On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number
of Warrants.   In the case of loss, theft or destruction of any Warrant
Certificate, the individual requesting issuance of a new Warrant
Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them.  In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the
Warrant Agent prior to delivery of a new Warrant Certificate.  Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

	10.	Adjustment of Exercise Price and Shares.

		A.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Common
Stock into a greater number of shares, then, in either of such events, the
Exercise Price in effect at the time of such action shall be reduced proportionately and the number of shares of Common Stock purchasable pursuant to the Warrants shall be increased proportionately.  Conversely, in the event the Company shall reduce the number of its outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of shares of
Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately.  Such stock dividend paid or distributed on the
Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid or distributed in shares of Common Stock to the extent shares of Common
Stock are issuable on the payment or conversion thereof.

		B.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value or in the event of any other material change of the capital structure of the
Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the shares of Common
Stock of the Company theretofore purchasable on the exercise of any
Warrant, such securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and, in any such event, the rights of any holder of a Warrant to any adjustment in the number of shares of Common Stock purchasable on exercise of such
Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company will not be considered a "material change" for purposes of this paragraph, and no adjustment shall be made under this paragraph 10 by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

		C.	In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a  Warrant may thereafter receive, on exercise of such
Warrant, in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the
Company; provided, however, that, in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Central Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

		D.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its
Common Stock for the purpose of entitling them to purchase shares of its
Common Stock at a price per share more than 10% below the then-current market price per share (as defined below) of its Common Stock at the date of taking such record, then (i) the number of shares of Common Stock purchasable pursuant to the Warrants shall be redetermined as follows: the number of shares of Common Stock purchasable pursuant to a Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common
Stock of the Company then outstanding (excluding the Common Stock then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of shares of Common Stock of the Company outstanding (excluding the Common Stock owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Exercise
Price per share of Common Stock purchasable pursuant to a Warrant shall be redetermined as follows:  the Exercise Price in effect immediately prior to the taking of such record shall be multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable immediately prior to the taking of such record, and the denominator of which is the number of shares of Common Stock purchasable immediately after the taking of such record as determined pursuant to clause (i) above.  For the purpose hereof, the current market price per share of Common Stock of the Company at any date shall be deemed to be the average of (A) the highest bid and asked prices as reported by NASDAQ if the Common Stock of the Company is admitted to listing for trading thereon, or (B) the highest bid and asked prices reported on the OTC Electronic Bulletin Board of the NASD, for 30
consecutive business days commencing 15 business days prior to the record date.

		E.	On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one share of Common Stock on the basis of the Exercise Price per share.

		F.	In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the
Common Stock or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record.  Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed.  Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant
Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

		G.	The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock, unless the
Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

		H.	No adjustment of the Exercise Price shall be made as a result of, or in connection with, (i) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Stock on exercise of any options pursuant to any such plan, (ii) the issuance of individual warrants or options to purchase Common Stock, the issuance of Common Stock upon exercise of such warrants or options, or the issuance of Common Stock in connection with compensation arrangements for directors, officers, employees, consultants or agents of the Company or any Subsidiary, and the like, or (iii) the issuance of Common Stock in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

	11.	Duties, Compensation and Termination of Warrant Agent.  The Warrant
Agent shall act hereunder as agent and in a ministerial capacity for the
Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not, by issuing and delivering Warrant
Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant
Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant.  The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant
Certificates to make or cause to be made any adjustment of the Exercise
Price or to determine whether any fact exists which may require any such adjustments.

		The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement, except for its own negligence or willful misconduct.

		The Warrant Agent may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with such notice, statement, instruction, request, direction, order or demand.

		Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary.  The
Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

		The Company agrees to pay the Warrant Agent compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses in accordance with the terms of Exhibit "B" attached hereto and incorporated herein by this reference.  The Company further agrees to indemnify the
Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

		The Warrant Agent may resign its duties or the Company may terminate the
Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party.  At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each
Warrant Certificate.  On such resignation or termination, the Company shall appoint a new Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.  Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000.

		After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the
Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant
Agent and shall forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate.

		Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant
Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the
Warrant Agent.  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.  No further action shall be required for establishment and authorization of such successor
Warrant Agent.

		The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the
Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent.
Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

	12.	Modification of Agreement.  The Warrant Agent and the Company may, by
supplemental agreement, make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained.
Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the holders of
Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect, except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 66 2/3% of the Warrants outstanding; provided, however, that no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, or the Exercise Price or the Exercise
Period thereof shall be made without the consent, in writing, of the
Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

	13.	Notices.  All notices, demands, elections, opinions or requests
(however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent via a nationally recognized overnight courier service, by registered or certified mail, return receipt requested and postage prepaid, or by facsimile to:

		in the case of the Company:			Internet Media Corporation
								Attention: David M. Loflin
								8748 Quarters Lake Road
								Baton Rouge, Louisiana 70809
								Facsimile: (504) 922-9123

		with a copy to:					Newlan & Newlan
								Attorneys at Law
								819 Office Park Circle
								Lewisville, Texas 75057
								Facsimile: (972) 353-3880

		and, in the case of the Warrant Agent:		Securities Transfer Corporation
								Attention: Kevin Halter, Jr.
								16910 Dallas Parkway, Suite 100
								Dallas, Texas 75248
								Facsimile: (972) 447-9890

		and, if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

	14.	Persons Benefitting.  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant
Certificates. Nothing in this Agreement is intended to or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

	15.	Further Instruments.  The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

	16.	Severability.  If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

	17.	Waiver.  All the rights and remedies of either party under this
Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

	18.	General Provisions.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.  Except as otherwise expressly stated herein, time is of the essence in performing hereunder.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above-mentioned.

						INTERNET MEDIA CORPORATION



						By: /s/ David M. Loflin
							David M. Loflin, President

						SECURITIES TRANSFER CORPORATION



						By: /s/ Kevin Halter, Jr.
							Kevin Halter, Jr., President

-----------------------
EXHIBIT 10.13
-----------------------


January 19, 1999


Mr. Michael Cohn
6328 Quinn Drive
Baton Rouge, Louisiana 70817

	Registration Rights Letter Agreement
Dear Mr. Cohn:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 30,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Internet Media Corporation, a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to March 1, 1999.  Upon receipt of your written demand for registration, the Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you and all other selling shareholders, on a pro rata basis, based on the percentage that your shares bear to all shares being registered for selling shareholders.
In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					INTERNET MEDIA CORPORATION



					By: /s/ David M. Loflin
						David M. Loflin, President

----------------------
EXHIBIT 10.14
----------------------


January 19, 1999


Mr. Walter C. Schiller
1121 Farmington Avenue
West Hartford, Connecticut 06107

	Registration Rights Letter Agreement
Dear Mr. Schiller:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 10,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Internet Media Corporation, a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to March 1, 1999.  Upon receipt of your written demand for registration, the Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you and all other selling shareholders, on a pro rata basis, based on the percentage that your shares bear to all shares being registered for selling shareholders.
In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					INTERNET MEDIA CORPORATION



					By: /s/ David M. Loflin
						David M. Loflin, President

----------------------------
EXHIBIT 10.15
----------------------------


January 19, 1999


Mr. Michael R. Van Geons
7 Oakville Avenue
Waterbury, Connecticut 06708

	Registration Rights Letter Agreement
Dear Mr. Van Geons:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 10,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Internet Media Corporation, a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to March 1, 1999.  Upon receipt of your written demand for registration, the Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you and all other selling shareholders, on a pro rata basis, based on the percentage that your shares bear to all shares being registered for selling shareholders.
In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					INTERNET MEDIA CORPORATION



					By: /s/ David M. Loflin
						David M. Loflin, President

----------------------
EXHIBIT 10.16
----------------------


January 19, 1999


Mr. Harry P. Kunecki, Trustee
Harry P. Kunecki Trust
1896 Leisure World
Mesa, Arizona 85206

	Registration Rights Letter Agreement
Dear Mr. Kunecki

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 5,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Internet Media Corporation, a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to March 1, 1999.  Upon receipt of your written demand for registration, the Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you and all other selling shareholders, on a pro rata basis, based on the percentage that your shares bear to all shares being registered for selling shareholders.
In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					INTERNET MEDIA CORPORATION



					By: /s/ David M. Loflin
						David M. Loflin, President

----------------------
EXHIBIT 10.17
----------------------


January 19, 1999


Mr. Frank L. Leyba
2132 Foothill
Santa Ana, California 92705

	Registration Rights Letter Agreement
Dear Mr. Leyba:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 5,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Internet Media Corporation, a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you;
provided, however, that such registration right may not be exercised prior to March 1, 1999.  Upon receipt of your written demand for registration, the Company will take steps to register your Subject Shares in a registration statement (the "Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you and all other selling shareholders, on a pro rata basis, based on the percentage that your shares bear to all shares being registered for selling shareholders.
In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					INTERNET MEDIA CORPORATION



					By: /s/ David M. Loflin
						David M. Loflin, President




----------------------
EXHIBIT 10.18
----------------------


WARRANT AGREEMENT

THIS AGREEMENT dated as of May 3, 1999, between Internet Media Corporation, a Nevada corporation (the "Company"), and Securities Transfer Corporation, a Texas corporation (the "Warrant Agent").

	RECITALS:

	A.	Pursuant to a private offering of 100,000 units of securities (the
"Units") by the Company, the Company proposes to issue to the purchasers of the Units 100,000 Warrants (individually, a "Warrant", and, collectively, the "Warrants"), to purchase an aggregate of 100,000 shares of Common Stock of the Company (the "Warrant Shares").

	B.	The Company desires to provide for the issuance of warrant certificates
(the "Warrant Certificates") representing the Warrants.

	C.	The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

	1.	Definitions.  As used herein:

		A.	"Common Stock" shall mean shares of common stock of the Company,
$.0001 par value (the "Common Stock"), whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

		B.	"Corporate Office" shall mean the place of business of the Warrant
Agent located in Dallas, Texas, or its successor (for the mailing address of the Warrant Agent, see paragraph 13 hereof).

		C.	"Exercise Period" shall mean the period commencing on the date of the issuance of the Warrants and ending on the Expiration Date.

		D.	"Exercise Price" shall mean a purchase price of $7.00 per share of
Common Stock (the "Warrant Exercise Price").

		E.	"Expiration Date" shall mean 5:00 p.m. Central Time, on the date which is six (6)  months from the date of execution hereof, or if such day shall be a holiday or day on which banks are authorized to close, then 5:00 p.m.
Central Time, whichever is in effect, on the next following day that in the
State of Texas is not a holiday or a day on which banks are authorized to close.

		F.	"Registered Holder" shall mean the person in whose name any Warrant
Certificate shall be registered on the books maintained by the Warrant
Agent pursuant to this Agreement.

		G.	"Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

		H.	"Transfer Agent" shall mean the Company's transfer agent, Securities
Transfer Corporation, or its successor.

		I.	"Warrant" or "Warrants" shall mean and include up to 100,000 Warrants to be issued to the purchasers of the Units to purchase a like number of shares of the authorized and unissued Common Stock of the Company.

		J.	"Warrant Shares" shall mean and include up to 100,000 shares of authorized and unissued Common Stock initially reserved for issuance on exercise of the Warrants and any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the
Warrants pursuant to paragraph 5 of this Agreement.

	2.	Appointment of Warrant Agent.  The Company hereby appoints the Warrant
Agent to act as agent for the Company in accordance with the instructions set forth hereafter in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the duties and obligations required of it, as such duties and obligations are set forth herein.

	3.	Warrants and Issuance of Warrant Certificates.  Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one shares of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in paragraph 10. The Warrant Certificates will be issued and delivered by the Warrant Agent on written order of the Company signed by its President and attested by its Secretary or Assistant Secretary. The
Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

	4.	Form and Execution of Warrant Certificates.  The Warrant Certificates
representing the Warrants to be issued to the purchasers of the Units shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the
Company may deem appropriate and as are not inconsistent with the provisions hereof.

 		The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

		Warrant Certificates representing the Warrants to be issued to the purchasers of the Units shall be numbered serially with the letters "WPOC" preceding the number of each Warrant Certificate.

		Warrant Certificates shall be executed on behalf of the Company by its
President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the
Company's seal.  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  In the event any officer of the Company who executed the
Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

	5.	Exercise of Warrants.  The Warrants shall be exercisable during the
Exercise Period.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "Exercise Date") of the Warrant Certificate.  The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America.  Such payment shall be in an amount equal to the Exercise Price per Warrant as hereinabove defined.

		The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such
Warrant Shares as of the close of business on the Exercise Date.  The
Company shall not be obligated to issue any fractional share interests in
Warrant Shares issuable on exercise of a Warrant.  If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

		As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.  No adjustment shall be made in respect of cash dividends on
Warrant Shares deliverable on exercise of any Warrant.  The Warrant Agent shall promptly notify the Company in writing of any exercise of any Warrant and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company.  The parties contemplate such payments will be made by the
Warrant Agent to the Company as collected funds are received by the Warrant
Agent.  The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by the Warrant Agent, at all times relevant hereto.
Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause share certificates to be issued representing the number of Warrants exercised by the holder.

		Expenses incurred by the Warrant Agent hereunder, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services.

		A detailed accounting statement setting forth the number of Warrants exercised, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount.  Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period.  The Warrant Agent shall render to the Company a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of shares issued, the amounts to be distributed to the Company and all other expenses incurred by the Warrant Agent, at the completion of the Exercise Period.

	6.	Redemption of Warrants.  The Warrants are redeemable upon 30-days'
written notice to their holders for $.01 per Warrant at any time that (1)
the bid price of the Company's Common Stock has equalled or exceeded $10.00 per share for a period of 5 consecutive trading days preceding the stated redemption date and (2) the shares of Common Stock underlying the Warrants shall have been duly registered under the Securities Act of 1933, as amended. The Company shall provide Warrant Agent with a copy of any such notice of redemption.

		From and after the redemption date, all rights of the holders of Warrants
(except the right to receive the redemption price) shall terminate, but only if (a) on or prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent as paying agent a sufficient amount to pay on the redemption the redemption price for all Warrants called for redemption and (b) the notice of redemption shall have stated
the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent on or before the redemption date.

	7.	Reservation of Shares and Payment of Taxes.  The Company covenants that it will, at all times, reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants.  The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

		If any Warrant Shares require registration with, or approval of, any government authority under any Federal or state law before such shares may be validly issued or delivered, the Company covenants it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

		Warrantholders shall pay all documentary stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the
Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants.  In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the
Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

		The Warrant Agent is hereby irrevocably authorized to requisition certificates for Warrant Shares from the Transfer Agent as required from time to time. The Company has, contemporaneously with the execution of this Agreement, authorized the Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for the Company's
Common Stock issuable on exercise of the Warrants and of any successor
Transfer Agent.

	8.	Registration of Transfer of Warrant Certificates.  The Warrant
Certificates may not be transferred in whole or in part except as authorized in this Agreement. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

		The Warrant Agent shall keep transfer books at its Corporate Office in which it shall register Warrant Certificates and the transfer thereof.  On due presentment for transfer of any Warrant Certificates at such office, the Company shall execute, and the Warrant Agent shall issue and deliver to the transferee or transferees, a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

		The Warrants will not be publicly traded.

	9.	Loss or Mutilation.  On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number
of Warrants.   In the case of loss, theft or destruction of any Warrant
Certificate, the individual requesting issuance of a new Warrant
Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them.  In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the
Warrant Agent prior to delivery of a new Warrant Certificate.  Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

	10.	Adjustment of Exercise Price and Shares.

		A.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Common
Stock into a greater number of shares, then, in either of such events, the
Exercise Price in effect at the time of such action shall be reduced proportionately and the number of shares of Common Stock purchasable pursuant to the Warrants shall be increased proportionately.  Conversely, in the event the Company shall reduce the number of its outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of shares of
Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately.  Such stock dividend paid or distributed on the
Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid or distributed in shares of Common Stock to the extent shares of Common
Stock are issuable on the payment or conversion thereof.

		B.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value or in the event of any other material change of the capital structure of the
Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the shares of Common
Stock of the Company theretofore purchasable on the exercise of any
Warrant, such securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and, in any such event, the rights of any holder of a Warrant to any adjustment in the number of shares of Common Stock purchasable on exercise of such
Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company will not be considered a "material change" for purposes of this paragraph, and no adjustment shall be made under this paragraph 10 by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

		C.	In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a  Warrant may thereafter receive, on exercise of such
Warrant, in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the
Company; provided, however, that, in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Central Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

		D.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its
Common Stock for the purpose of entitling them to purchase shares of its
Common Stock at a price per share more than 10% below the then-current market price per share (as defined below) of its Common Stock at the date of taking such record, then (i) the number of shares of Common Stock purchasable pursuant to the Warrants shall be redetermined as follows: the number of shares of Common Stock purchasable pursuant to a Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common
Stock of the Company then outstanding (excluding the Common Stock then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of shares of Common Stock of the Company outstanding (excluding the Common Stock owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Exercise
Price per share of Common Stock purchasable pursuant to a Warrant shall be redetermined as follows:  the Exercise Price in effect immediately prior to the taking of such record shall be multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable immediately prior to the taking of such record, and the denominator of which is the number of shares of Common Stock purchasable immediately after the taking of such record as determined pursuant to clause (i) above.  For the purpose hereof, the current market price per share of Common Stock of the Company at any date shall be deemed to be the average of (A) the highest bid and asked prices as reported by NASDAQ if the Common Stock of the Company is admitted to listing for trading thereon, or (B) the highest bid and asked prices reported on the OTC Electronic Bulletin Board of the NASD, for 30
consecutive business days commencing 15 business days prior to the record date.

		E.	On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one share of Common Stock on the basis of the Exercise Price per share.

		F.	In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the
Common Stock or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record.  Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed.  Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant
Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

		G.	The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock, unless the
Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

		H.	No adjustment of the Exercise Price shall be made as a result of, or in connection with, (i) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Stock on exercise of any options pursuant to any such plan, (ii) the issuance of individual warrants or options to purchase Common Stock, the issuance of Common Stock upon exercise of such warrants or options, or the issuance of Common Stock in connection with compensation arrangements for directors, officers, employees, consultants or agents of the Company or any Subsidiary, and the like, or (iii) the issuance of Common Stock in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

	11.	Duties, Compensation and Termination of Warrant Agent.  The Warrant
Agent shall act hereunder as agent and in a ministerial capacity for the
Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not, by issuing and delivering Warrant
Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant
Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant.  The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant
Certificates to make or cause to be made any adjustment of the Exercise
Price or to determine whether any fact exists which may require any such adjustments.

		The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement, except for its own negligence or willful misconduct.

		The Warrant Agent may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with such notice, statement, instruction, request, direction, order or demand.

		Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary.  The
Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

		The Company agrees to pay the Warrant Agent compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses in accordance with the terms of Exhibit "B" attached hereto and incorporated herein by this reference.  The Company further agrees to indemnify the
Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

		The Warrant Agent may resign its duties or the Company may terminate the
Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party.  At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each
Warrant Certificate.  On such resignation or termination, the Company shall appoint a new Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.  Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000.

		After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the
Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant
Agent and shall forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate.

		Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant
Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the
Warrant Agent.  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.  No further action shall be required for establishment and authorization of such successor
Warrant Agent.

		The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the
Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent.
Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

	12.	Modification of Agreement.  The Warrant Agent and the Company may, by
supplemental agreement, make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained.
Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the holders of
Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect, except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 66 2/3% of the Warrants outstanding; provided, however, that no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, or the Exercise Price or the Exercise
Period thereof shall be made without the consent, in writing, of the
Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

	13.	Notices.  All notices, demands, elections, opinions or requests
(however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent via a nationally recognized overnight courier service, by registered or certified mail, return receipt requested and postage prepaid, or by facsimile to:

in the case of the Company:        Internet Media Corporation
                                   Attention: David M. Loflin
                                   8748 Quarters Lake Road
                                   Baton Rouge, Louisiana 70809
                                   Facsimile: (504) 922-9123

with a copy to:                    Newlan & Newlan
                                   Attorneys at Law
                                   819 Office Park Circle
                                   Lewisville, Texas 75057
                                   Facsimile: (972) 353-3880

and, in the case of
 the Warrant Agent:                Securities Transfer Corporation
                                   Attention: Kevin Halter, Jr.
                                   16910 Dallas Parkway, Suite 100
                                   Dallas, Texas 75248
                                   Facsimile: (972) 447-9890

and, if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

	14.	Persons Benefitting.  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant
Certificates. Nothing in this Agreement is intended to or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

	15.	Further Instruments.  The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

	16.	Severability.  If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

	17.	Waiver.  All the rights and remedies of either party under this
Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

	18.	General Provisions.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.  Except as otherwise expressly stated herein, time is of the essence in performing hereunder.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above-mentioned.

						INTERNET MEDIA CORPORATION



						By: /s/ David M. Loflin
							David M. Loflin, President

						SECURITIES TRANSFER CORPORATION



						By: /s/ Kevin Halter, Jr.
							Kevin Halter, Jr., President

---------------------
EXHIBIT 10.19
---------------------


May 28, 1999


Shelter Capital Ltd.
P.O. Box 64
Providenciales
Turks and Caicos Islands
British West Indies
	Registration Rights Letter Agreement
Sir/Madam:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 25,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Internet Media Corporation, a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you.
Upon receipt of your written demand for registration, the Company will take steps to register your Subject Shares in a registration statement (the
"Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you and all other selling shareholders, on a pro rata basis, based on the percentage that your shares bear to all shares being registered for selling shareholders.
In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					INTERNET MEDIA CORPORATION



					By: /s/ David M. Loflin
						David M. Loflin, President

AGREED AND ACCEPTED as of the date and year first above written:

SHELTER CAPITAL LTD.



By: /s/ Peter Rochow
        Managing Director


-----------------------
EXHIBIT 10.20
-----------------------


May 28, 1999


Mr. Walter Engler
4572 Benz Crescent
Langley, British Columbia
Canada V2Z 1B3

	Registration Rights Letter Agreement
Sir/Madam:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 10,000 shares of the $.0001 par value common stock
(the "Subject Shares") of Internet Media Corporation, a Nevada corporation
(the "Company"), which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you. It is our understanding that:

	1.	Registration Rights.  At any time during the exercise period of the
Warrants and after you have elected to exercise all of the Warrants owned by you, you may demand on one occasion, in writing, the registration under the Act for sale the Subject Shares underlying the Warrants owned by you.
Upon receipt of your written demand for registration, the Company will take steps to register your Subject Shares in a registration statement (the
"Registration Statement") under the Act.  Your right to such registration may be exercised one time only.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you and all other selling shareholders, on a pro rata basis, based on the percentage that your shares bear to all shares being registered for selling shareholders.
In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					INTERNET MEDIA CORPORATION



					By: /s/ David M. Loflin
						David M. Loflin, President

AGREED AND ACCEPTED as of the date and year first above written:



/s/ Walter Engler
Walter Engler

--------------------------
EXHIBIT 10.21
--------------------------


AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION, dated as of April 28, 1999 (the "Agreement"), among Internet Media Corporation, a Nevada corporation ("Parent"), Santa Fe Wireless Internet, Inc., a New Mexico corporation wholly owned by Parent ("Acquiror"), Santa Fe Trail Internet Plus, Inc., a New Mexico corporation ("Target") (Acquiror and Target being hereinafter collectively referred to as the "Constituent Corporations"), and Darrell Davis, the majority shareholder of Santa Fe Trail Internet Plus, Inc., executing this Agreement (the "Shareholder).

WHEREAS, the Boards of Directors of Parent, Acquiror and Target have approved the acquisition of Target by Parent;

WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Acquiror and Target have each approved the merger of Target into Acquiror (the "Merger"), pursuant to an Agreement of Merger in the form attached hereto as Exhibit "A" (the "Merger Agreement"), and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the States of Nevada and New Mexico and upon the terms and subject to the conditions set forth herein; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1 )(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquiror, Target and the Shareholder hereby agree as follows:

ARTICLE I. THE MERGER

Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Merger Agreement, Target shall be merged with and into Acquiror, the separate corporate existence of Target shall cease and Acquiror shall continue as the surviving corporation, in accordance with the applicable provisions of the Business Corporation Law of the State of New Mexico (the "New Mexico Law"). Acquiror, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

Section 1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, and provided that this Agreement has not been terminated or abandoned pursuant to Article IX, the Constituent Corporations shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the office of the Secretary of State of the State of New Mexico, in such form as required by, and executed in accordance with, the relevant provisions of the New Mexico Law. Subject to, and in accordance with, the New Mexico Law, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of the State of New Mexico or such later time or date as may be specified in the Certificate of Merger (the "Effective Time"). Each of the parties shall use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Article VII hereof.

Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the New Mexico Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4. Articles of Incorporation: Bylaws. (a) At the Effective Time, the Articles of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

(b)	The Bylaws of Acquiror, as in effect immediately prior to the Effective
Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

Section 1.5. Directors and Officers. The directors of Acquiror immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquiror immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

Section 1.6. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the following shall occur:

(a)	each share of common stock of Target (the "Target Common Stock") held in the treasury of Target and each such share of Target Common Stock owned by Acquiror, Parent or any direct or indirect wholly-owned subsidiary of Parent or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(b)	each share of Target Common Stock which is outstanding immediately prior to the Effective Time,
other than those shares of Target Common Stock cancelled as set forth in subsection (a) hereof, shall be converted into the right to receive 66.66 shares of the $.0001 par value per share common stock of Parent (the "Parent Common Stock"), a total of 100,000 shares of Parent Common Stock.

(c)	the common stock, par value $.0001 per share, of Acquiror issued and outstanding immediately prior to the Effective Time shall remain validly issued, fully paid and non-assessable common stock of the Surviving Corporation.

Section 1.7. Surrender of and Exchange of Target Common Stock. (a) As soon as practicable after the Effective Time, the stock certificates representing Target Common Stock issued and outstanding at the Effective
Time shall be surrendered for exchange to the Surviving Corporation. Until so surrendered for exchange, each such stock certificate nominally representing Target Common Stock shall be deemed for all purposes (except for payment of dividends thereon or redemption thereof) to evidence the ownership of the number of shares of Parent Common Stock which the holder would be entitled to receive upon its surrender to the Surviving Corporation.

(b)	No redemption with respect to Parent Common Stock shall be made with respect to any unsurrendered certificates representing shares of Target Common Stock with respect to which the shares of Parent Common Stock shall have been issued in the Merger, until such certificates shall be surrendered as provided herein.

(c)	All rights to receive the Merger Consideration into which shares of
Target Common Stock shall have been converted pursuant to this Article I shall be deemed to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such shares of Target Common Stock.

1.8. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place (a) at the offices of Acquiror at 10:00 a.m. , local time, on the earlier of (i) July 31' 1999, and (ii) the third business day immediately following the date on which the last of the conditions set forth in Article VI is fulfilled or waived, or (b) at such other time and place and on such other date as Parent and Target shall agree (the "Closing Date").

ARTICLE II. FURTHER AGREEMENTS

Section 2.1. Employment Agreement -Shareholder. Prior to or at the Closing, Acquiror and the Shareholder shall execute an employment agreement (the "Davis Employment Agreement"). The Davis Employment Agreement shall be substantially in the form attached hereto as Exhibit "B".

Section 2.2. Non-Competition Agreement. Prior to or at the Closing, Acquiror and the Shareholder shall execute a non-competition agreement (the "Agreement Not to Compete") substantially in the form attached hereto as Exhibit "C".

Section 2.3. Confidentiality Agreement. Prior to or at the Closing, Acquiror and the Shareholder shall execute a confidentiality agreement (the "Confidentiality Agreement") substantially in the form attached hereto as Exhibit "D".

Section 2.4. Continuity of Interest Agreement. Prior to or at the Closing, Parent, Acquiror and the Shareholder shall execute a continuity of interest agreement (the "Continuity of Interest Agreement") substantially in the form attached hereto as Exhibit "E".

Section 2.5. Escrow Agreement. Upon delivery by Target of the audited financial statements required under Section 4.7, Parent shall execute an escrow agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit "F" and deliver to the Escrow Agent named therein such executed document, along with a check in the amount of $37,500, payable to Los Alamos National Bank.

Section 2.6. Registration Rights. Prior to or at the Closing, Parent shall deliver to the holders of shares of Parent Common Stock received hereunder a registration rights letter agreement (the "Registration Agreement") substantially in the form attached hereto as Exhibit "G".

Section 2.7. Access to Information: Confidentiality. (a) From the date hereof to the Effective Time, each of Parent, Acquiror and Target shall, and shall cause their respective subsidiaries, affiliates, officers, directors, employees, auditors and agents to, afford the officers, employees and agents of one another complete access at all reasonable times to one another s officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish one another with all financial, operating and other data and information as each, through its officers, employees or agents, may reasonably request; provided, however, that no party shall be required to provide access or furnish information which it is prohibited by law or contract to provide or furnish.

(b)	Each of Parent, Acquiror and Target shall, and shall cause their respective affiliates and their respective officers, directors, employees and agents, to hold in strict confidence all data and information obtained by them from one another or their respective subsidiaries, affiliates, directors, officers, employees and agents (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure or such information is required by law) and shall insure that such officers, directors, employees and agents do not disclose such information to others without the prior written consent of Parent, Acquiror or Target, as the case may be.

(c)	In the event of the termination of this Agreement, Parent, Acquiror and
Target shall, and shall cause their respective affiliates, officers, directors, employees and agents to, (i) return promptly every document furnished to them by one another or any of their respective subsidiaries, affiliates, officers, directors, employees and agents in connection with the transactions contemplated hereby and any copies thereof, and (ii) shall cause others to whom such documents may have been furnished promptly to return such documents and any copies thereof any of them may have made.

(d)	No investigation pursuant to this Section II shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

Section 2.8. Notification of Certain Matters. Target shall give prompt notice to Parent, and Parent shall give prompt notice to Target, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of Target, Parent or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Article II shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 2.9. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary , proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 2.10. Public Announcements. Parent shall have the exclusive right to issue a press release or otherwise make any public statements with respect to the Merger.

Section 2.11. Registration Rights. The holders of Parent Common Stock received hereunder shall have the registration rights with respect to their respective shares of Parent Common Stock as are set forth in the Registration Agreement.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUIROR

Parent and Acquiror hereby, jointly and severally, represent and warrant to Target that, except as set forth in the Disclosure Schedule delivered prior to the date which is three days prior to the Closing Date by Parent and Acquiror to Target (the "Parent Disclosure Schedule"):

Section 3.1. Organization and Qualification: Subsidiaries. Each of Parent and Acquiror and each of Parent s other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Neither Parent nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term "Material Adverse Effect", as used herein, means any change in or effect on the business of Parent or any of its properties (including intangible properties), prospects, condition (financial or otherwise), assets or subsidiaries, taken as a whole. Parent has four wholly-owned subsidiaries: (a) Missouri Cable TV Corp., a Louisiana corporation; (b) Winter Entertainment, Inc., a Delaware corporation; (c) Santa Fe Wireless Internet, Inc., a New Mexico corporation (Acquiror); and (d) CyberHighway, Inc., an Idaho corporation.

Section 3.2. Articles of Incorporation and Bylaws. Parent shall, as part of the Parent Disclosure Schedule, furnish to Target a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Parent and Acquiror. Such Articles of Incorporation and Bylaws are in full force and effect.

Section 3.3. Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, $0001 par value per share. As of the date hereof, (a) 10,890, 120 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (b) no shares of Parent Common Stock are held in the treasury of Parent or by subsidiaries of Parent. 2,550,000 shares of Parent Common Stock are reserved for future issuance under certain contracts, all as described in the Parent Disclosure Schedule. Each of the outstanding shares of capital stock of each of Parent s subsidiaries is duly authorized, validly issued, fully paid and non-assessable and such shares owned by Parent are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Parent s voting rights, charges or other encumbrances of any nature whatsoever.

Section 3.4. Authority Relative to this Agreement. Each of Parent and Acquiror has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Acquiror and the consummation by Parent and Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Acquiror other than filing and recordation of appropriate merger documents as required by the New Mexico Law. This Agreement has been duly executed and delivered by Parent and Acquiror and, assuming the due authorization, execution and delivery by Target, constitutes a legal, valid and binding obligation of each such corporation.

Section 3.5. No Conflict: Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Acquiror do not, and the performance of this Agreement by Parent and Acquiror shall not, (i) conflict with or violate either the Articles of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Acquiror, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Acquiror or by which either of them or their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Acquiror pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Acquiror is a party or by which Parent or Acquiror or any of their respective properties is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

(b)	The execution and delivery of this Agreement by Parent and Acquiror does not, and the performance of this Agreement by Parent and Acquiror shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and State securities laws ("Blue Sky Laws").

Section 3.6. Compliance. Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, including, without limitation, health and safety, environmental, civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.7. SEC Filings: Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to Target, in the form filed with the SEC, (i) its Annual Report on Form 1 O-KSB for the year ended December 31,1998; (ii) its Quarterly Report on Form 1 O-QSB for the period ended September 30, 1998,
(iii) all other reports or registration statements filed by Parent with the SEC since December 31, 1998, and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC since September 30,1998 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (x) were, and will be, prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (y) did not, and will not, at the time they were, or will be, filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)	Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been, and will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents, and will present, the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c)	Except as and to the extent set forth on the consolidated balance sheet of Parent and its subsidiaries as at December31, 1998, including the notes thereto (the "1998 Balance Sheet"), neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since December31 , 1998, which would not, individually or in the aggregate, have a Material Adverse Effect.

(d)	Parent has heretofore furnished to Target a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act. Section 3.8. Absence of Litigation. Except as disclosed in the Parent Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Parent nor any of its subsidiaries nor any of their properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

Section 3.9. Absence of Certain Changes or Events. Since December 31, 1998, except as contemplated or permitted by this Agreement or disclosed in Parent SEC Reports filed since that date and through the date hereof, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the financial condition, results of operations, business or prospects of Parent or any of its subsidiaries having a Material Adverse Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries having a Material Adverse Effect, (c) any material change by Parent in its accounting methods, principles or practices, (d) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would individually or in the aggregate, exceed five percent of the total assets of Parent and its subsidiaries as reflected on the consolidated balance sheets in Parent s Annual Report on Form 10-KSB for the period ended December 31,1998; ( e) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Parent Common Stock or any redemption, purchase or other acquisition of any of its securities; (f) any change in the Federal Communications Commission rules, regulations and orders affecting the business of Parent or any of its subsidiaries which shall have a Material Adverse Effect; or (g) any change in the status of any litigation, claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, which, as a result of such change, will have a Material Adverse Effect.

Section 3.10. Environmental Matters. To the best of Parent s knowledge, there are no environmental liabilities (whether accrued, absolute, contingent or otherwise) of Parent or any subsidiary.

Section 3.11. Labor Matters. Except as set forth in the Parent Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have a Material Adverse Effect; (b) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; (c) neither Parent nor any of its subsidiaries has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against any such parties under any such agreement or contract; (d) there are no unfair labor practice complaints pending against Parent or any of its subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of Parent or any of its subsidiaries; and (e) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

Section 3.12. Contracts. The Parent Disclosure Schedule lists or describes all material contracts or arrangements to which Parent or any subsidiary is a party, or by which it is bound, as of the date hereof. All such contracts and arrangements are in full force and effect and there has been no notice of termination or threatened termination with respect to any such contracts and arrangements, whether or not termination is permitted by the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a breach or default under any such contract or arrangement, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained.

Section 3.13. Title to Properties. Parent has, and at the Effective Time will have, good and marketable title to the equipment and other property shown as assets on its records and books of account as of December 31, 1998, free and clear of all liens, encumbrances and charges, except as reflected in such records and books of account and in the 1998 Balance Sheet.

Section 3.14. Patents. To the best knowledge of Parent, Parent or its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, inventions, designs, processes, formulae and other proprietary information used or held for use in connection with the business of Parent or any of its subsidiaries as currently being, or proposed to be, conducted and is unaware of any assertions or claims challenging the validity of any of the foregoing which would have a Material Adverse Effect. The conduct of the business of Parent and its subsidiaries as now conducted or proposed to be conducted does not and will not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way which would have a Material Adverse Effect. No material infringement of any proprietary right owned by or licensed by or to Parent or any of its subsidiaries is known to Parent which would have a Material Adverse Effect.

Section 3.15. Taxes. Parent and its subsidiaries have filed all federal and state tax returns and reports and, to the best of Parent s knowledge, all state, local and foreign tax returns and reports required to be filed by them and have paid and discharged all taxes, including sales and use tax, shown as due thereon and have paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Parent s knowledge, threatening to assert against parent or any of its subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

Section 3.16. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Acquiror.

Section 3.17. Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Parent or Acquiror to Target pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary , in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF TARGET

Target and the Shareholder, and each of them, hereby, jointly and severally, represent and warrant to Parent and Acquiror that, except as set forth in the Disclosure Schedule delivered prior to the date which is three days prior to the Closing Date by Target to Parent (the "Target Disclosure Schedule"):

Section 4.1. Organization and Qualification: Subsidiaries. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Target has not received any notice of proceedings relating to the revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term "Material Adverse Effect" as used in this Article IV, means any change in or effect on the business of Target that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), prospects, condition (financial or otherwise), assets or liabilities of Target taken as a whole. Target has no subsidiaries.

Section 4.2. Articles of Incorporation and Bylaws. Target shall, as part of the Target Disclosure Schedule, furnish to Parent a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Target. Such Articles of Incorporation and Bylaws are in full force and effect.
Section 4.3. Capitalization. The authorized capital stock of Target consists of 1 ,500 shares of Target Common Stock, no par value per share. As of the date hereof, (a) 1 ,500 shares of Target Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (b) no shares of Target Common Stock are held in the treasury of Target or by any subsidiary of Target. Except as set forth in the Target Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Target or obligating Target to issue or sell any shares of capital stock of, or other equity interests in, Target. All shares of Target Common Stock subject to issuance shall be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock.

Section 4.4. Authority Relative to this Agreement. Target has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target subject to the approval of the Merger and adoption of this Agreement by Shareholder in accordance with the New Mexico Law. This Agreement has been duly executed and delivered by Target and, assuming the due authorization, execution and delivery by Parent and Acquiror, constitutes a legal, valid and binding obligation of Target.
Section 4.5. No Conflict: Required Filings and Consents. (a) The execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Target, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Target pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for such breaches, defaults or other occurrences which would not, individually or in the aggregate have a Material Adverse Effect.

(b)	The execution and delivery of this Agreement by Target does not, and the performance of this Agreement shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

Section 4.6. Compliance. Target is not in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, including, without limitation, health and safety, environmental and civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.7. Financial Statements. Target has delivered to Parent and Acquiror copies of the its unaudited financial statements for the years ended December 31' 1998, 1997, 1996 and I 995, and a statement of operations and balance sheet as at March 31' 1999. All of such statements are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as indicated in the notes thereto. Each of such balance sheets presents a true and complete statement, as of its date, of the financial condition and assets and liabilities of Target. Except to the extent reflected or reserved against therein (including the notes thereto), Target did not have, as of the date thereof, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet or notes thereto, prepared in accordance with generally accepted accounting principles. Each of such statements of operations presents a true and complete statement of the results of operations of Target.

Section 4.8. Bank Account Statements. Target has delivered to Parent and Acquiror copies of the its bank account statements for the months of August, September, October, November and December 1998 and January, February and March 1999. All of such statements are true and complete.

Section 4.9. Absence of Certain Changes or Events. Since March 31' 1999, except as contemplated by this Agreement or disclosed in the Target Disclosure Schedule, Target has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the financial condition, results of operations, business or prospects of Target having a Material Adverse Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Target having a Material Adverse Effect, (c) any material change by Target in its accounting methods, principles or practices, (d) any revaluation by Target of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would, individually or in the aggregate, exceed five percent of the total assets of Target as reflected on the financial statements for the period ended March 31' 1999, or (e) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Target Common Stock or any redemption, purchase or other acquisition of any of its securities, except in the ordinary course of business consistent with past practice.

Section 4.10. Absence of Litigation. Except as disclosed in Target Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Target, threatened against Target, or any properties or rights of Target, before any court, arbitrator, or administrative, governmental or regulatory authority or body, that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Target nor its properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

Section 4.11. Labor Matters. Except as set forth in the Target Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Target, threatened, between Target and any of its employees, which controversies have a Material Adverse Effect; and (b) Target is not a party to any collective bargaining agreement or other labor union contract.

Section 4.12. Contracts. The Target Disclosure Schedule lists or describes all contracts, authorizations, approvals or arrangements to which Target is a party, or by which it is bound, as of the date hereof, and which (a) obligates or may obligate Target to pay more than $500; or (b) are financing documents, loan agreements or agreements providing for the guarantee of the obligations of any party in each case involving an obligation in excess of $1,000.

Section 4.13. Title to Property and Leases. (a) Each asset owned or leased by Target is owned or leased free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.

(b)	All leases of real property leased for the use or benefit of Target to which Target is a party, and all amendments and modifications thereof are in full force and effect and have not been modified or amended and there exists no material default under the leases by Target, nor any event which, with the giving of notice or lapse of time, or both, would constitute a material default thereunder by Target.

(c)	A statement describing all assets of Target is included in the Target
Disclosure Schedule.

Section 4.14. Insurance. All material properties and risks of Target are covered by valid and currently effective insurance policies issued in favor of Target, in such amounts and against such risks and losses as are customary in their locales of operation for companies operating similar businesses and operations, and Target is included as an insured party under such policies, with full rights as a loss payee. Copies of all such insurance policies shall be included in the Target Disclosure Schedule.

Section 4.15. Taxes. Target has filed all federal and state tax returns and reports and, to the best of Target s knowledge, all state, local and foreign tax returns and reports required to be filed have been filed and Target has paid and discharged all taxes, including sales and use taxes, shown as due thereon and has paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Target s knowledge, threatening to assert against Target any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Target has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

Section 4.16. Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Target or the Shareholder to Parent and Acquiror pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

The Shareholder hereby represents and warrants to Parent and Acquiror that:

Section 5.1. No Legal Disability. The Shareholder is under no legal disability with respect to entering into this Agreement.

Section 5.2. Receipt of Disclosure The Shareholder hereby represents and warrants that he has received and reviewed all of the information concerning Parent required to be delivered by Parent hereunder. With respect to such information, the Shareholder further represents and warrants that he has had an opportunity to ask questions of, and to receive answers from, the officers of Parent.

Section 5.3. Representation Relating to Parent Common Stock. The Shareholder represents and warrants to Parent that the shares of Parent Common Stock being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledge that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC. and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

Section 5.4. Consent to Legend. The Shareholder consents to the placement of a legend restricting future transfer on the share certificates representing the Parent Common Stock delivered hereunder, which legend shall be in the following, or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT
REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION."

ARTICLE VI. CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1. Conduct of Business by Target Pending the Merger. Target covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of Target shall be conducted only in, and Target shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Target shall use its best efforts to preserve substantially intact the business organization of Target, to keep available the services of the present officers, employees and consultants of Target and to preserve the present relationships of Target with customers, suppliers and other persons with which Target has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Target shall not, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

(a)	amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

(b)	issue, sell, pledge, dispose of, encumber or authorize the issuance, sale, pledge, disposition or encumbrance of (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Target or (ii) any assets of Target or any other material assets of Target other than in the ordinary course of business consistent with past practices;

(c)	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

( d)	reclassify , combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)	(i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guaranty or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) authorize any single capital expenditure which is in excess of $1 ,000 or capital expenditures which are, in the aggregate, in excess of $3,000 for Target; or (iv) enter into or amend any contract, agreement, commitment or arrangement to any of the effects set forth in this paragraph (e) of Section 6.1 ;

(1) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of Target who are not officers of Target in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of Target, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

(g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payments of accounts payable and collection of accounts receivable);

(h) settle or compromise any material federal, state, local or foreign income tax liability; or

(i) pay, discharge, compromise or consent to any arrangements concerning or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, compromise, settlement, arrangement or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Target or incurred in the ordinary course of business and consistent with past practice.

Section 6.2. Conduct of Business by Parent and Acquiror Pending the Merger. Parent and Acquiror covenant and agree that, between the date of this Agreement and the Effective Time, Parent shall not sell or otherwise dispose of all or substantially all of its assets.

Section 6.3. Approval of Shareholders. Target shall secure the written consent of all of the shareholders of Target to this Agreement, the Merger Agreement and the Merger.

Section 6.4. Securities Law Compliance. Parent shall take any action required to be taken under applicable Federal and/or state securities laws applicable to (a) the Merger and (b) the issuance of Parent Common Stock pursuant to the Merger. Parent shall promptly deliver to Target copies of any filings made by Parent and/or Acquiror pursuant to this Section 6.4.

Section 6.5. Third Party Consents. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Merger.

ARTICLE VII. CONDITIONS OF MERGER

Section 7.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

(a)	Shareholder Approval. This Agreement shall have been approved and adopted by all of the shareholders of Target.

(b)	No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the conversion of Target Common Stock into the Merger
Consideration illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

(c)	No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any other person challenging, or seeking material damages in connection with the conversion of Target Common Stock into the Merger Consideration pursuant to the Merger or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of Target, Acquiror, Parent or any of their respective subsidiaries or affiliates.

(d)	Tax Opinions. Target and the Shareholder shall receive an opinion of
James S. Rubin, Esquire, to the effect that under the provisions of United States federal income tax laws, rules and regulations, provided that the Merger qualifies as a statutory merger under the applicable laws of the State of New Mexico, it will be a reorganization within the meaning of Sections 368(a)(1 )(A) and 368(a)(2)(D) of the Code and that, with respect to the Parent Common Stock to be issued to the shareholders in the Merger, the exchange provided for in Section 1.7 will not result in current income to Target or the Shareholder.

Such opinions will be based upon certain assumptions and representations of the respective managements of Parent and Target.

Section 7.2. Additional Conditions to Obligations of Parent and Acquiror. The obligations of Parent and Acquiror to effect the Merger are also subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

(a)	Audit of Target. Target shall have delivered to Parent and Acquiror audited financial statements for each of the years ending December 31, 1998, 1997 and 1996, which financial statements shall contain balance sheets, statements of operations and statements of cash flows for each of such periods and shall not be materially different from the unaudited financial statements of Target required to be delivered by Target hereunder. The cost of such audit shall be borne solely by Target.

(b)	Customers of Target. The actual number of customers of Target who shall be current in their accounts as of the last billing date immediately preceding the Closing Date shall equal or exceed 2,100 customers. For purposes of this Section 7.2(b), "customers" shall mean actually subscribed and paying customers and shall exclude, without limitation, customers obtained through free promotions, free bases or any other manner not requiring payment for services.

(c)	Representations and Warranties. The representations and warranties of
Target and the Shareholder contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Parent and Acquiror shall have received a Certificate of the President of Target which is to that effect, which certificate shall be in the form attached hereto as Exhibit "H .

(d)	Agreements and Covenants. Target and the Shareholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Parent and Acquiror shall have received a Certificate of the President of Target to that effect, which certificate shall be in the form attached hereto as Exhibit "H".

(e)	Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Target for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Target.

(f)	Employment Agreement -Shareholder. Acquiror and the Shareholder shall have executed the Davis Employment Agreement.

(g)	Non-Competition Agreement. Acquiror and the Shareholder shall have executed the Agreement Not to Compete.

(h)	Confidentiality Agreement. Acquiror and the Shareholder shall have executed the Confidentiality Agreement.

(i)	Continuity of Interest Agreement. Parent, Acquiror and the Shareholder
shall have executed the Continuity of Interest Agreement.

(j)	Escrow Agreement. Parent and Target shall have executed the Escrow
Agreement.

(k)	Registration Agreement. Parent shall have delivered a Registration
Agreement to each of the persons receiving shares of Parent Common Stock hereunder.

(I) 	Opinion of Counsel. Parent and Acquiror shall have received, from counsel for Target, an opinion substantially in the form attached hereto as Exhibit "I", dated as of the Closing Date.

(m)	No Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of Target.

Section 7.3. Additional Conditions to Obligation of Target. The obligation of Target to effect the Merger is also subject to fulfillment of all of the following conditions precedent, at or prior to the Effective Time:

(a)	Representations and Warranties. The representations and warranties of
Parent and Acquiror contained in the Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Target shall have received a Certificate of the President of Parent which is to that effect, which certificate shall be in the form attached hereto as Exhibit "J".

(b)	Agreements and Covenants. Parent and Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Target shall have received a Certificate of the President of Parent which is to that effect, which certificate shall be in the form attached hereto as Exhibit "J".

{c) 	Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Acquiror for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Acquiror.

{d)	Employment Agreement -Shareholder. Acquiror and the Shareholder shall have executed the Davis Employment Agreement.

{e)	Non-Competition Agreement. Acquiror and the Shareholder shall have executed the Agreement Not to Compete.

{f)	Confidentiality Agreement. Acquiror and the Shareholder shall have executed the Confidentiality Agreement.

{g)	Continuity of Interest Agreement. Parent, Acquiror and the Shareholder
shall have executed the Continuity of Interest Agreement.

{h)	Escrow Agreement. Parent and Target shall have executed the Escrow
Agreement.

{i)	Registration Agreement. Parent shall have delivered a Registration
Agreement to each of the persons receiving shares of Parent Common Stock hereunder.

{j) Opinion of Counsel. Target shall have received from Newlan & Newlan, counsel for Parent and Acquiror, an opinion in substantially the form attached hereto as Exhibit "K", dated as of the Closing Date.

{k)	No Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of Parent.

ARTICLE VIII. INDEMNIFICATION

Section 8.1. General Indemnification Covenants. The Shareholder shall indemnify , save and keep Parent and its affiliates, agents, attorneys, successors and permitted assigns {including the Surviving Corporation) {the "Parent Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys fees, disbursements and expenses {collectively, the "Damages"), sustained or incurred by any of the Parent Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation or non-fulfillment of any agreement or covenant on the part of Target or the Shareholder, whether contained in this Agreement or the Merger Agreement or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or to be furnished to Parent or Acquiror pursuant hereto or in any closing document delivered by Target or the Shareholder to Parent or Acquiror in connection herewith.

Section 8.2. Tax Indemnity. {a) The Shareholder hereby agrees to pay, indemnify, defend and hold Parent and Acquiror harmless from and against any and all taxes of Target with respect to any period {or any portion thereof) up to and including the Effective Time, except for taxes of Target which are reflected as current liabilities for taxes that exist as of the Effective Time {"Current Tax Liabilities") on the financial statements delivered to Parent and Acquiror hereunder, together with all reasonable legal fees, disbursements and expenses incurred by Parent and Acquiror in connection therewith.

{b)	The Shareholder shall prepare and file any tax return of Target required to be filed after the Effective Time and which relates to any period or portion thereof up to and including the Effective Time.

{c) The indemnity provided for in this Section 8.2 shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the taxes referred to herein, and any taxes subject to the indemnification for taxes set forth in this Section
7.2 shall not be subject to the provisions of Sections 9.1 or 9.4 hereof. Notwithstanding anything in this Agreement to the contrary, the Shareholder will not be obligated to indemnify Parent and Acquiror under any provision of this Agreement, with respect to taxes or other liabilities that arise as a direct result of a failure of the Merger to qualify as a reorganization within the meaning of Section 368{a){1 ){A) and 368{a){2){D) of the Code, provided that the Shareholder is not in breach of any of his representations, covenants or agreements contained in the Continuity of Interest Agreement.

Section 8.3. Release by the Shareholder. The Shareholder hereby releases and discharges Parent and Acquiror and each of its officers, directors, agents and attorneys from, and agree and covenant that, in no event, will the Shareholder commence any litigation or other legal or administrative proceeding against Parent, Acquiror or any of their officers, directors, agents or attorneys, whether in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present and future, arising out of or in any way connected with his ownership or alleged ownership of Target Common Stock prior to the Effective Time, other than claims or demands arising out of the transactions contemplated by this Agreement and the Merger Agreement.

ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER

Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Target:

(a) By mutual consent of the Boards of Directors of Parent and Target.

(b) By either Parent or Target, if (i) the Merger shall not have been consummated by July 31' 1999 (the "Termination Date"); (ii) the requisite consent of the shareholders of Target to approve this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall not be obtained; (iii) any governmental or regulatory body, the consent of which is a condition to the obligations of Parent, Acquiror and Target to consummate the transactions contemplated hereby or by the Merger Agreement, shall have been unsuccessful, or (iv) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and non-appealable; provided however, that the right to terminate this Agreement under this Section 8.1 (b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

Section 9.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Acquiror or Target or their respective officers or directors, except that nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

Section 9.3. Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Section 9.4. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.5. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X. GENERAL PROVISIONS

Section 10.1. Survival of Representation. Warranties and Agreements. The representations, warranties and agreements in this Agreement shall survive the Merger indefinitely.

Section 10.2. Publicity. There shall be no public announcements with respect to the Merger made by Target. The right to publicize the execution of this Agreement and the Merger Agreement, as well as the consummation of the Merger, shall be that of Parent.

Section 10.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a) If to Parent or Acquiror:     Internet Media Corporation
                                  8748 Quarters Lake Road
                                  Baton Rouge, Louisiana 70809

with copies to:                   Newlan & Newlan, Attorneys at Law
                                  819 Office Park Circle
                                  Lewisville, Texas 75057

(b) if to Target or
     the Shareholder:             Santa Fe Trail Internet Plus, Inc.
                                  P.O. Drawer 250
                                  Los Alamos, New Mexico 87504-0250

with copies to:                   James S. Rubin, Esquire
                                  Rubin, Katz, Salazar, Alley & Rouse
                                  123 East Marcy Street, Suite 200
                                  Santa Fe, New Mexico 87501

Section 10.4. Non-Waiver. The failure in anyone or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

Section 10.5. Arbitration. Any dispute arising under this Agreement and/or the Merger Agreement, as well as any of the transactions contemplated hereby and thereby, shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which aware may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

Section 10.6. Binding Effect: Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

Section 10.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 10.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 10.9. Assignability. This Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

Section 10.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in such State.

Section 10.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Parent, Acquiror and Target, by their respective officers thereunto duly authorized, and the Shareholder have caused this Agreement to be executed as of the date first written above.

                                     INTERNET MEDIA CORPORATION
ATTEST:
                                     By: /s/ David M. Loflin
                                          David M. Loflin, President
/s/ Waddell D. Loflin
    Waddell D. Loflin Secretary

                                     SANTA FE WIRELESS INTERNET, INC.
ATTEST:
/s/ David M. Loflin
David M. Loflin Secretary
                                     By: /s/ Waddell D. Loflin
                                          Waddell D. Loflin
                                          Chief Executive Officer

                                     SANTA FE TRAIL INTERNET PLUS, INC.
ATTEST:

/s/ Secretary                        By: /s/ Darrell Davis
                                          Darrell Davis
                                          President

/s/ Darrell Davis
Darrell Davis, individually


------------------------
EXHIBIT 10.21.1
------------------------

AGREEMENT OF MERGER

	AGREEMENT OF MERGER, dated as of June 2, 1999 (the "Merger Agreement"), by and among Internet Media Corporation, a Nevada corporation ("Parent"),
Santa Fe Wireless Internet, Inc., a New Mexico corporation ("Acquiror"), and Santa Fe Trail Internet Plus, Inc., a New Mexico corporation ("Target") (Acquiror and Target being hereinafter collectively referred to as the "Constituent Corporations").

	WHEREAS, prior to the execution of this Merger Agreement, Parent, Acquiror and Target have entered into an Agreement and Plan of Reorganization dated as of April 28, 1999 (the "Plan of Reorganization"), providing for certain representations, warranties and agreements in connection with the transaction contemplated; and

	WHEREAS, the Board of Directors of Parent, Acquiror and Target have approved the acquisition of Target by Acquiror; and

	WHEREAS, the Boards of Directors of Parent, Acquiror and Target have approved the merger of Target into Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization; and

	WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the
"Code"); and

	NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquiror and Target agree as follows:

ARTICLE I.  THE MERGER

	Section 1.1.  The Merger.  (a) At the Effective Time (as defined in
Section 1.2) and subject to the terms and conditions of this Merger Agreement and the Plan of Reorganization, Target shall be merged into Acquiror and the separate existence of Target shall thereupon cease, in accordance with the applicable provisions of the Business Corporation Law of the State of New Mexico (the "New Mexico Law").

	(b)	Acquiror will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of New Mexico, and the separate corporate existence of Acquiror and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the laws of the State of New Mexico will continue unaffected by the Merger.

	(c)	The Merger will have the effects specified by the New Mexico Law.

	Section 1.2. Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article 1.2 of the Plan of Reorganization and provided that this Merger Agreement has not been terminated or abandoned pursuant to Article IV hereof, the Constituent Corporations will cause a Certificate of Merger (the "Certificate of Merger") to be filed with the office of the Secretary of State of New Mexico, as provided in the New Mexico Law. Subject to and in accordance with the New Mexico Law, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of New Mexico, or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

ARTICLE II.  THE SURVIVING CORPORATION

	Section 2.1. Articles of Incorporation. The Articles of Incorporation of Acquiror as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective
Time.

	Section 2.2. Bylaws. The Bylaws of Acquiror as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving
Corporation after the Effective Time.

	Section 2.3. Board of Directors. From and after the Effective Time, the Board of Directors of Acquiror shall be the Board of Directors of the Surviving Corporation.

ARTICLE III.  CONVERSION OF SHARES

	Section 3.1. Conversion of Target Shares in the Merger. Pursuant to this Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Target:

	(a)	all shares of Common Stock of Target (the "Target Common Stock") owned by Parent or any subsidiary of Parent or Target shall be cancelled and shall cease to exist from and after the Effective Time; and

	(b)	each remaining issued and outstanding share of Target Common Stock shall be converted into, and become exchangeable for 66.66 shares of the $.0001 par value per share common stock of Parent (the "Parent Common
Stock"), a total of 100,000 shares of Parent Common Stock. The consideration referred to in this Section 3.1(b) is hereinafter referred to as the "Merger Consideration".

	Section 3.2. Status of Acquiror Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Acquiror, each issued and outstanding share of common stock of Acquiror shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

	Section 3.3. Exchange of Target Common Stock Certificates. As soon as practicable after the Effective Time, Parent shall cause the exchange of Target Common Stock for Parent Common Stock (as required in Section 3.1(b) herein and Section 1.6 of the Plan of Reorganization) to occur and (b) deliver to the shareholder of Target the sum of cash required to be so delivered in Section 3.1(b) herein and in Section 1.6 of the Plan of Reorganization. Shares of Parent Common Stock into which shares of Target Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

ARTICLE IV.  TERMINATION AND AMENDMENT

	Section 4.1. Termination. This Merger Agreement shall terminate in the event of, and upon termination of, the Plan of Reorganization.

	Section 4.2. Amendments. This Merger Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of Target, but, after any such approval, no amendment shall be made which (a) changes the ratio at which Target Common Stock is to be converted into Parent Common Stock pursuant to Section 3.1, (b) in any way materially adversely affects the rights of holders of Target Common Stock or (c) changes in any of the principal terms of this Merger Agreement, in each case, without the further approval of such shareholder. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

	Section 4.3. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set foth in an instrument in writing signed on behalf of such party.

	Section 4.4. Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) buisness days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the applicable parties as follows:

	(a)	If to Parent or Acquiror:

		Internet Media Corporation
		8748 Quarters Lake Road
		Baton Rouge, Louisiana 70809

		with copies to:

		Newlan & Newlan
		Attorneys at Law
		819 Office Park Circle
		Lewisville, Texas 75057

	(b)	if to Target:

		Santa Fe Trail Internet Plus, Inc.
		P.O. Drawer 250
		Los Alamos, New Mexico 87504-0250

		with copies to:

		James S. Rubin, Esquire
		Rubin, Katz, Salazar, Alley & Rouse
		123 East Marcy Street
		Suite 200
		Santa Fe, New Mexico 87501

	Section 4.5. Arbitration. Any dispute arising under this Merger Agreement shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which aware may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys' fees to the prevailing party.

	Section 4.6. Entire Agreement. This Merger Agreement and the Plan of Reorganization constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.
The parties and their respective affiliates make no representations or warranties to each other, except as contained in the Plan of Reorganization, and any and all prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Merger Agreement and the Plan of Reorganization, it being intended that no such representations or statements shall survive the execution and delivery of this Merger
Agreement and the Plan of Reorganization.

	Section 4.7. Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Merger Agreement, to exercise any right or privilege conferred in this Merger Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Merger
Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

	Section 4.8. Counterparts. This Merger Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

	Section 4.9. Severability. The invalidity of any provision of this Merger Agreement or portion of a provision shall not affect the validity of any other provision of this Merger Agreement or the remaining portion of the applicable provision.

	Section 4.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in such State.

	Section 4.11. Binding Effect; Benefit. This Merger Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Merger Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Merger Agreement, including, without limitation, third party beneficiary rights.

	Section 4.12. Assignability. This Merger Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

	Section 4.13. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	IN WITNESS WHEREOF, Parent, Acquiror and Target have executed this Agreement of Merger on the date first above written.

PARENT:                               TARGET:

INTERNET MEDIA CORPORATION            SANTA FE TRAIL INTERNET PLUS, INC.


By: /s/ Waddell D. Loflin             By: /s/ Darrell Davis
     Waddell D. Loflin                     Darrell Davis
     Vice President                        President

ACQUIROR:

SANTA FE WIRELESS INTERNET, INC.


By: /s/ Waddell D. Loflin
     Waddell D. Loflin
     Chief Executive Officer


-------------------------
EXHIBIT 10.22
-------------------------

June 2, 1999


Darrell and Deanna Davis
P.O. Drawer 250
Los Alamos, New Mexico 87504-0250

	Registration Rights Letter Agreement
Dear Mr. and Mrs. Davis:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to thirty percent (30%) of the shares of the $.0001 par value common stock (the "Subject Shares") of Internet Media
Corporation, a Nevada corporation (the "Company"), received, and currently owned, by you under that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") among the Company, Santa Fe Wireless Internet,
Inc. and Santa Fe Trail Internet Plus, Inc.  It is our understanding that:

	1.	Registration Rights.  Should the Company file a registration statement
(the "Registration Statement") under the Act, you may demand, in writing, the inclusion of the Subject Shares in the Registration Statement.  Your
right to such registration is exercisable only with respect to the
Registration Statement first filed by the Company following the closing under the Reorganization Agreement.  Not less than 15 days prior to the filing of the Registration Statement, the Company shall notify you in writing of its intention to file the Registration Statement.  Within 10 days from receipt of the Company's notice, you shall provide the Company written advice as to your desire to have the Subject Shares included in the
Registration Statement.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you, on a pro rata basis, based on the percentage that your shares bear to all shares being registered under the Registration Statement.  In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					INTERNET MEDIA CORPORATION



					By: /s/ Waddell D. Loflin
						Waddell D. Loflin
						Vice President

AGREED AND ACCEPTED as of the
date and year first above written:



/s/ Darrell Davis
    Darrell Davis


/s/ Deanna Davis
   Deanna Davis

---------------------
EXHIBIT 10.23
---------------------


June 2, 1999


Roger and Gloria C. Davis
P.O. Drawer 250
Los Alamos, New Mexico 87504-0250

	Registration Rights Letter Agreement
Dear Mr. and Mrs. Davis:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to thirty percent (30%) of the shares of the $.0001 par value common stock (the "Subject Shares") of Internet Media
Corporation, a Nevada corporation (the "Company"), received, and currently owned, by you under that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") among the Company, Santa Fe Wireless Internet,
Inc. and Santa Fe Trail Internet Plus, Inc.  It is our understanding that:

	1.	Registration Rights.  Should the Company file a registration statement
(the "Registration Statement") under the Act, you may demand, in writing, the inclusion of the Subject Shares in the Registration Statement.  Your
right to such registration is exercisable only with respect to the
Registration Statement first filed by the Company following the closing under the Reorganization Agreement.  Not less than 15 days prior to the filing of the Registration Statement, the Company shall notify you in writing of its intention to file the Registration Statement.  Within 10 days from receipt of the Company's notice, you shall provide the Company written advice as to your desire to have the Subject Shares included in the
Registration Statement.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you, on a pro rata basis, based on the percentage that your shares bear to all shares being registered under the Registration Statement.  In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					INTERNET MEDIA CORPORATION



					By: /s/ Waddell D. Loflin
						Waddell D. Loflin
						Vice President

AGREED AND ACCEPTED as of the
date and year first above written:



/s/ Roger Davis
      Roger Davis


/s/ Gloria C. Davis
    Gloria C. Davis

---------------------
EXHIBIT 10.24
---------------------


BUSINESS PURCHASE AGREEMENT

BUSINESS PURCHASE AGREEMENT, dated as of July 14, 1999 (the 'Agreement"), between USURF America, Inc., a Nevada corporation ("Purchaser"), and Mark
Bove ('Owner"), d/b/a usurf.com, a sole proprietorship (the "Proprietorship").

WHEREAS, the Proprietorship operates as an Internet web site facilitating and conducting electronic commerce, or e-commerce, over the Internet; and

WHEREAS, Owner is the sole owner of the Proprietorship; and

WHEREAS, Purchaser desires to purchase all of the assets of the Proprietorship, including the name, good will and contract rights, from Owner, and Owner desires to sell all of the assets, including the name, good will and contract rights, of the Proprietorship to Purchaser (the "Purchase"); and

WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection herewith and also to prescribe various conditions thereto; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser and Owner hereby agree as follows:

ARTICLE I. THE PURCHASE

Section 1.1. Purchase and Sale. Owner hereby sells to Purchaser and Purchaser hereby buys from Owner all of the assets of the Proprietorship (a list of such assets being attached hereto as Exhibit "A" and incorporated herein by this reference), including, but not limited to, (a) the name and good will, (b) the following Internet domain names, and all of the rights thereto and content contained therein, (i) www.usurf.com, (ii) www.yousurf.com and (iii) www.yousurf.net, (c) all of the content of each such Internet domain and (d) any and all rights arising out of revenue-sharing arrangements and "click- through" relationships with e-commerce companies, all at the price and subject to all of the terms and conditions set forth herein.

Section 1 2. Liabilities. Purchaser does not assume, nor does Purchaser agree to assume, pay, discharge or perform any obligations, liabilities, including, without limitation, taxes of any nature and description owed or accrued as of the date of this Agreement and as of Closing, or commitments of Owner, including, but not limited to, any equipment or real estate leases, obligations of any kind to present or former employees, sales representatives and independent contractors. Further, Owner hereby indemnifies and holds Purchaser harmless as to any and all liabilities, claims, loss or damage arising out of the operations of the business conducted under the name "usurf.com" carried on by Owner prior to the Closing and, in the event of any suit or other proceeding related to any such liability, claim, loss or damage, Owner shall provide, at his sole expense, a defense thereto.

Section 1.3. Purchase Price; Payment. The purchase price for the
Proprietorship, including the assets described in Section 1.1, shall be $600,000, payable by delivery, at the Closing hereunder, of 150,000 of Purchaser s $0001 par value common stock (the "Acquisition Stock"), which shares shall be valued at $4.00 per share.

Section 1.4. Delivery of Bill of Sale and Assignment. At the Closing, Owner shall deliver to Purchaser a Bill of Sale and Assignment, substantially in the form of Exhibit "B" attached hereto, relating to the assets of the Proprietorship purchased and sold hereunder.
Section 1.5. Allocation of Purchase Price. The purchase price may be allocated among the assets acquired hereunder by Purchaser, in its sole discretion.

Section 1.6. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place (a) at the offices of the Proprietorship at 2:00 p.m., local time, on July 27,1999, or (b) at such other time and place and on such other date as all of the parties shall agree in writing (the "Closing Date").

ARTICLE II. FURTHER AGREEMENTS

Section 2.1. Registration Rights. Owner, as the recipient of the shares of Acquisition Stock to be delivered by Purchaser hereunder, shall have the registration rights with respect to his shares of the Acquisition Stock as are set forth in the form of Registration Rights Letter Agreement (the "Registration Agreement") attached hereto as Exhibit "C". Purchaser agrees and undertakes that is shall, with all reasonable diligence, prepare, file and pursue to effectiveness a registration statement which shall include, in part, certain of the shares of the Acquisition Stock as required by the Registration Agreement.

Section 2.2. Consulting. As further inducement for Purchaser to execute this Agreement, Owner agrees that, for a period of two months following the Closing hereunder, Owner shall provide consulting services to Purchaser relating to the business and assets that are the subject of this Agreement. During such two- month period, Owner shall provide to Purchaser up to 15 hours of consulting services per week, during normal business hours of Owner; provided, however, that Purchaser shall pay Owner s reasonable out-of-pocket expenses, including, without limitation, travel, lodging and per diem expenses, associated with his performing the consulting services on behalf of Purchaser.

Section 2.3. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 2.4. Public Announcements. Purchaser shall have the exclusive right to issue a press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement.

Section 2.5. Access to Information: Confidentiality. (a) From the date hereof to the Closing Date, Owner shall, and shall cause his affiliates, managers, officers, employees, auditors and agents to, afford the officers, employees and agents of Purchaser complete access at all reasonable times to the Proprietorship s officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish Purchaser with all financial, operating and other data and information as Purchaser, through its officers, employees or agents, may reasonably request; provided, however, that Owner shall not be required to provide access or furnish information which it is prohibited by law or contract to provide or furnish.

(b) Each of Purchaser and Owner shall, and shall cause their respective affiliates and their respective officers, directors, employees and agents, to hold in strict confidence all data and information obtained by them from one another or their respective subsidiaries, affiliates, directors, officers, employees and agents (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure or such information is required by law) and shall insure that such officers, directors, employees and agents do not disclose such information to others without the prior written consent of Purchaser and Owner, as the case may be.

(c) In the event of the termination of this Agreement, Purchaser shall, and shall cause its affiliates, officers, directors, employees and agents to,
(i) return promptly every document furnished to it by Owner or any of Owner s affiliates, managers, officers, employees and agents in connection with the transactions contemplate hereby and any copies thereof, and (ii) cause others to whom such documents may have been furnished promptly to return such documents and any copies thereof Purchaser may have made.
(d) No investigation pursuant to this Article II shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

Section 2.6. Notification of Certain Matters. Owner shall give prompt notice to Purchaser of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of Owner to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Article II shall not limit or otherwise affect the remedies available to Purchaser hereunder. Purchaser shall give prompt notice to Owner of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause a representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of Purchaser to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Article II shall not limit or otherwise affect the remedies available to Owner hereunder.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Owner that:

Section 3.1. Organization and Corporate Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification. Purchaser has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

Section 3.2 Authority Relative to this Agreement. Purchaser has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser if the transactions contemplated hereby have been duly authorize by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery by Owner, constitutes a legal, valid and binding obligation of Purchaser.

Section 3.3. No Conflict: Required Filings and Consents. (a) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser shall not, (i) conflict with or violate either the Articles of Incorporation or Bylaws of Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Purchaser or by which it or its properties is bound or affected, or (iii) result in any breach of or constitute a default ( or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Purchaser pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by Purchaser do not, and the performance of this Agreement by Purchaser shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements of the Securities Act of 1933, as amended (the "'33 Act"), the Securities Exchange Act of 1934 (the "'34 Act") and State securities laws.

Section 3.4. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Purchaser.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF OWNER

Owner hereby represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule delivered prior to the date which is three days prior to the Closing Date by Owner to Purchaser (the "Owner Disclosure Schedule"):

Section 4.1. Status. The Proprietorship is the sole proprietorship of Owner doing business under the fictitious name "usurf.com" in the City of Burbank, County of Los Angeles, California, and has the requisite power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carryon its business as it is now being conducted, and is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. The Proprietorship has not received any notice of proceedings relating to the revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term "Material Adverse Effect" as used in this Article IV, means any change in or effect on the business of the Proprietorship that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), prospects, condition (financial or otherwise), assets or liabilities of the Proprietorship taken as a whole.

Section 4.2. Options. Except as set forth in the Owner Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the purchase of any such interest in the Proprietorship or obligating Owner to sell any interest in the Proprietorship.

Section 4.3. No Conflict: Required Filings and Consents. (a) The execution and delivery of this Agreement by Owner does not, and the performance of this Agreement by Owner shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Owner or the Proprietorship or by which its properties are bound or affected, or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Proprietorship pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Proprietorship is a party or by which the Proprietorship or its properties are bound or affected, except for such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by Owner does not, and the performance of this Agreement shall not, require any consent, approval, authorization or permit of, or filing with or notification of, any governmental or regulatory authority, domestic or foreign.

Section 4.4. Compliance. The Proprietorship is not in conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to the Proprietorship or by which its properties are bound or affected, including, without limitation, health and safety, environmental and civil rights laws and regulations and zoning ordinances and building codes, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which the Proprietorship is a party or by which the Proprietorship or its properties are bound or affected, except for any such conflicts, defaults or violations which would not have, individually or in the aggregate, a Material Adverse Effect.

Section 4.5. Financial Statements. Owner has delivered, as part of the Owner Disclosure Schedule, to Purchaser copies of the unaudited financial statements of the Proprietorship since inception through June 30, 1999, which financial statements are accurate to the best knowledge of Owner.

Section 4.6. Absence of Certain Changes or Events. Since June 30, 1999, except as contemplated by this Agreement or disclosed in the Owner Disclosure Schedule, the Proprietorship has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the financial condition, results of operations, business or prospects of the Proprietorship having a Material Adverse Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Proprietorship having a Material Adverse Effect, (c) any material change by the Proprietorship in its accounting methods, principles or practices, or (d) any revaluation by the Proprietorship of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would, individually or in the aggregate, exceed five percent of the total assets of the Proprietorship as reflected on the financial statements of the Proprietorship delivered to Purchaser hereunder.

Section 4.7. Absence of Litigation. Except as disclosed in the Owner Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Owner, threatened against the Proprietorship, or any properties or rights of the Proprietorship, before any court, arbitrator, or administrative, governmental or regulatory authority or body, that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Owner, the Proprietorship nor its properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

Section 4.8. Labor Matters. Except as set forth in the Owner Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Owner, threatened, between the Proprietorship and any of its employees, which controversies have a Material Adverse Effect; and (b) the Proprietorship is not a party to any collective bargaining agreement or other labor union contract.

Section 4.9. Contracts. The Owner Disclosure Schedule lists or describes all contracts authorizations, approvals or arrangements to which Owner and/or the Proprietorship is a party, or by which it is bound, as of the date hereof, and which (a) obligates or may obligate Owner and/or the Proprietorship to pay more than $500; or (b) are financing documents, loan agreements or agreements providing for the guarantee of the obligations of any party in each case involving an obligation in excess of $1,000.

Section 4.10. Title to Property and Leases. (a) Each asset owned or leased by Owner and/or the Proprietorship is owned or leased free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.

(b) All leases of real property leased for the use or benefit of the Proprietorship to which Owner and/or the Proprietorship is a party, and all amendments and modifications thereof are in full force and effect and have not been modified or amended and there exists no material default under the leases by Owner and/or the Proprietorship, nor any event which, with the giving of notice or lapse of time, or both, would constitute a material default thereunder by Owner and/or the Proprietorship.

(c) A statement describing all assets and liabilities, absolute and contingent, of the Proprietorship is included in the Owner Disclosure Schedule.

Section 4.11. Insurance. All material properties of the Proprietorship are covered by valid and currently effective insurance policies issued in favor of Owner and/or the Proprietorship, in such amounts and against such risks and losses as are customary in their locales of operation for companies operating similar businesses and operations, and Owner and/or the Proprietorship is included as an insured party under such policies, with full rights as a loss payee. Copies of all such insurance policies shall be included in the Owner Disclosure Schedule.

Section 4.12. Taxes. Owner has filed all federal and state tax returns and reports and, to the best of Owner s knowledge, all state, local and foreign tax returns and reports required to be filed have been filed and Owner has paid and discharged all taxes, including sales and use taxes, shown as due thereon and has paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Owner s knowledge, threatening to assert against Owner any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Owner has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

Section 4.13. No Legal Disability. Owner represents and warrants to Purchaser that he is under no legal disability with respect to entering into this Agreement.

Section 4.14. Ownership of the Proprietorship. Owner represents and warrants that he is the sole owner of the Proprietorship free and clear of any encumbrances and liens, except as disclosed in the Owner Disclosure Schedule.

Section 4.15. Cooperation of Owner. Owner represents and warrants that he will assist and cooperate with Purchaser s attorneys and accountants as is necessary for Purchaser to comply with applicable provisions of the '33 Act and the '34 Act, including the rules and regulations promulgated thereunder.

Section 4.16. Receipt of Disclosure. Owner hereby represents and warrants that he has received and reviewed all of the following documents: (a) Annual Report on Form 1 O-KSB for the year ended December 31, 1998, (b) Quarterly Report on Form 10-QSB for the period ended March 31, 1999, (c) Current Report on Form 8-K/A, date of event reported: January 29, 1999, and ( d) Current Report on Form 8-K, date of event reported: July 6, 1999. With respect to such information, Owner further represents and warrants that he has had an opportunity to ask questions of, and to receive answers from, the officers of Purchaser.

Section 4.17. Representations Relating to Acquisition Stock. Owner represents and warrants to Purchaser that the shares of Acquisition Stock being acquired pursuant to this Agreement are being acquired for his account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares of Acquisition Stock being issued have not been registered under the '33 Act or any state securities law and are "restricted securities, as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

Section 4.18. Consent to Legend. Owner consents to the placement of a legend restricting future transfer on the share certificates representing the Acquisition Stock delivered hereunder, which legend shall be in the following, or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT
REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION."

ARTICLE V. CONDUCT OF BUSINESS PRIOR TO THE CLOSING

Section 5.1. Conduct of Business by the Proprietorship Prior to the Closing. Owner covenants and agrees that, between the date of this Agreement and the Closing Date, unless Purchaser shall otherwise agree in writing, the business of the Proprietorship shall be conducted only in, and the Proprietorship shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Owner shall use its best efforts to preserve substantially intact the business organization of the Proprietorship, to keep available the services of the present officers, managers, employees and consultants of the Proprietorship and to preserve the present relationships of the Proprietorship with customers, suppliers and other persons with which the Proprietorship has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Owner shall not cause the Proprietorship to do, or propose to do, any of the following without the prior written consent of Purchaser, which consent shall not be unreasonably withheld: (a) issue, sell, pledge, dispose of, encumber or authorize the issuance, sale, pledge, disposition or encumbrance of (i) any interest of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any ownership interest, in the Proprietorship or
(ii) any assets of the Proprietorship or any other material assets of the Proprietorship other than in the ordinary course of business consistent with past practices;

(b) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guaranty or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) authorize any single capital expenditure which is in excess of $1,000 or capital expenditures which are, in the aggregate, in excess of $3,000 for the Proprietorship, or (iv) enter into or amend any contract, agreement, commitment or arrangement to any of the effects set forth in this paragraph (b) of Section 5.1 ;

(c) increase the compensation payable or to become payable to its managers, officers or employees, except for increases in salary or wages of employees of the Proprietorship who are not managers or officers of the Proprietorship in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any manager, officer or employee of the Proprietorship, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any managers, officers or employees;

(d) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payments of accounts payable and collection of accounts receivable);

(e) settle or compromise any material federal, state, local or foreign income tax liability; or

(f) pay, discharge, compromise or consent to any arrangements concerning or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, compromise, settlement, arrangement or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Proprietorship or incurred in the ordinary course of business and consistent with past practice.

Section 5.2. Third Party Consents. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby.

ARTICLE VI. CONDITIONS OF THE PURCHASE

Section 6.1. Conditions to Obligation of Each Party to Effect the Purchase. The respective obligations of each party to effect the Purchase shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

(a) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the purchase and sale of the Interests contemplated hereunder illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

(b) No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any other person challenging, or seeking material damages in connection with the purchase and sale of the assets of the Proprietorship contemplated hereunder or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of the Proprietorship.

Section 6.2. Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Purchase are also subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

(a) Due Diligence Investigation. Purchaser s obligations hereunder shall be subject to its due diligence investigation of the Proprietorship whereby Purchaser shall not find any unacceptable (as determined by Purchaser in its sole discretion) item, condition or liability (an "Unacceptable Item"). Should Purchaser find an Unacceptable Item with respect to the Proprietorship, Purchaser shall notify Owner in writing of such finding and this Agreement shall become null and void, with no party having liability hereunder. Purchaser s written notice pursuant to this Section 6.2(a) shall be delivered to Owner prior to the close of business on the date that is 14 days from the date of the mutual execution of this Agreement. Should no written notice be delivered by Purchaser under this Section 6.2(a) prior to such date, Purchaser will be deemed to have not found an Unacceptable Item with respect to the Proprietorship.

(b) Representations and Warranties. The representations and warranties of Owner contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and Purchaser shall have received a Certificate of the Owner of the Proprietorship which is to that effect, which certificate shall be in the form attached hereto as Exhibit "D".

(c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Owner for the authorization, execution and delivery of this Agreement and the consummation by her of the transactions contemplated hereby shall have been obtained and made by Owner.

(d) No Material Adverse Change. There shall have been no material adverse change in the condition, fina.ncial or otherwise, of the Proprietorship.

(e) Deliveries at Closing. At or prior to the Closing, Owner shall have delivered to Purchaser the following:

(1) A Bill of Sale and Assignment, in the form of Exhibit 'B" attached hereto, duly executed;

(2) One or more duly executed Assignments of the Proprietorship s rights under thee-commerce agreements listed in Exhibit "A" attached hereto, which Assignments shall be in a form acceptable to Purchaser; and

(3) A Certificate of the Owner, in the form of Exhibit "D" attached hereto, duly executed.

Section 6.3. Additional Conditions to Obligation of Owner. The obligation of Owner to effect the Purchase is also subject to fulfillment of all of the following conditions precedent, at or prior to the Closing Date:

(a) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a Certificate of the President of Purchaser which is to that effect, which certificate shall be in the form attached hereto as Exhibit "E".

(b) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Purchaser for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Purchaser.

(c) Deliveries at Closing. At or prior to the Closing, Purchaser shall have delivered to Owner the following:

(1) A certificate representing 150,000 shares (the Acquisition Stock) of the $0001 par value common stock of Purchaser;

(2) The Registration Agreement, in the form of Exhibit "C" attached hereto, duly executed; and

(3) A Certificate of the President of Purchaser, in the form of Exhibit "E" attached hereto, duly executed.

ARTICLE VII. INDEMNIFICATION

Section 7.1. General Indemnification Covenants -Owner. Owner shall indemnify, save and keep Purchaser and its affiliates, agents, attorneys, successors and permitted assigns (the "Purchaser Indemnitees"), harmless against and from all liability , demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys fees, disbursements and expenses (collectively, the "Damages"), sustained or incurred by any of the Purchaser Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation or non-fulfillment of any agreement or covenant on the part of Owner, whether contained in this Agreement or any exhibit or schedule hereto or any written statement or certificate furnished or to be furnished to Purchaser pursuant hereto or in any closing document delivered by Owner in connection herewith.

Section 7.2. General Indemnification Covenants -Purchaser. Purchaser shall indemnify, save and keep Owner and his affiliates, agents, attorneys, successors and permitted assigns (the "Owner Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys fees, disbursements and expenses (collectively, the "Damages"), sustained or incurred by any of the Owner Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation or non-fulfillment of any agreement or covenant on the part of Purchaser, whether contained in this Agreement or any exhibit or schedule hereto or any written statement or certificate furnished or to be furnished to Owner pursuant hereto or in any closing document delivered by Purchaser in connection herewith.

Section 7.3. Tax Indemnity. (a) Owner hereby agrees to pay, indemnify, defend and hold Purchaser harmless from and against any and all taxes associated with the operations of the Proprietorship with respect to any period (or any portion thereof) up to and including the Closing Date, except for taxes associated with the operations of the Proprietorship which are reflected as current liabilities for taxes that exist as of the Closing Date ("Current Tax Liabilities") on the financial statements delivered to Purchaser hereunder, together with all reasonable legal fees, disbursements and expenses incurred by Purchaser in connection therewith.

(b) Owner shall prepare and file any tax return with respect to the operations of the Proprietorship which is required to be filed after the Closing Date and which relates to any period (or portion thereof) up to and including the Closing Date.

(c) The indemnity provided for in this Section 7.3 shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the taxes referred to herein, and any taxes subject to the indemnification for taxes set forth in this Section
7.3 shall not be subject to the provisions of Sections 8.1 or 8.4 hereof.

Section 7.4. Release by Owner. Owner hereby releases and discharges Purchaser and each of its officers, directors, agents and attorneys from, and agrees and covenants that, in no event, will Owner commence any litigation or other legal or administrative proceeding against, Purchaser or any of its officers, directors, agents or attorneys, whether in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present and future, arising out of or in any way connected with her ownership or alleged ownership of the Proprietorship prior to the Closing Date, other than claims or demands arising out of the transactions contemplated by this Agreement.

Section 7.5. Release by Purchaser. Purchaser hereby releases and discharges Owner and each of his affiliates, agents and attorneys from, and agrees and covenants that, in no event, will Purchaser commence any litigation or other legal or administrative proceeding against, Owner or any of his affiliates agents or attorneys, whether in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present and future, other than claims or demands arising out of the transactions contemplated by this Agreement.

ARTICLE VIII. TERMINATION, AMENDMENT AND WAIVER

Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) By mutual written consent of the parties hereto; or

(b) By either Purchaser or Owner, if (i) any governmental or regulatory body, the consent of which is a condition to the obligations of Purchaser and Owner to consummate the transactions contemplated hereby, shall not have been secured, or (ii) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the purchase and sale of the Interests contemplated hereunder and such order, judgment or decree shall have become final and non-appealable.

Section 8.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Purchaser or its officers or directors, or Owner, except that nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

Section 8.3. Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Purchase is consummated.

Section 8.4. Amendment. This Agreement may be amended by the parties hereto at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.5. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (C) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX. GENERAL PROVISIONS

Section 9.1. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall survive the Closing Date indefinitely.

Section 9.2. Publicity. (a) The right to publicize the execution of this Agreement and the Closing hereunder shall be that of Purchaser.

(b) The existence of this Agreement and the knowledge of the future consummation or termination of this Agreement constitutes privileged and "insider" information as that term is used in the securities markets. Owner and each of the employees of the Proprietorship each agree that they will refrain from purchasing or selling any of the stock of Purchaser at any time when a material fact relating to this Agreement, its existence or performance, breach or termination are not made publicly announced by Purchaser.

Section 9.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a) If to Purchaser:                USURF America, Inc.
                                    8748 Quarters Lake Road
                                    Baton Rouge, Louisiana 70809

with copies to:                     Newlan & Newlan, Attorneys at Law
                                    819 Office Park Circle
                                    Lewisville, Texas 75057

(b) if to Owner:                    Mark Bove
                                    714 East Walnut Street
                                    Burbank, California 91501

with copies to:                     Natasha Hoiseck
                                    7844 Forsythe Street
                                    Sunland, California 91040

Section 9.4. Non-Waiver. The failure in anyone or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

Section 9.5. Arbitration. Any dispute arising under this Agreement, as well as any of the transactions contemplated hereby, shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which award may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.
Section 9.6. Binding Effect: Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

Section 9.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 9.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 9.9. Assignability. This Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

Section 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in such State.

Section 9.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Purchaser and Owner have caused this Agreement to be executed as of the date first written above.

PURCHASER:

USURF AMERICA, INC.


By: /s/ David M. Loflin
        David M. Loflin, President

OWNER:


/s/ Mark Bove
Mark Bove

-----------------------
EXHIBIT 10.25
-----------------------


August 11, 1999


Mr. Mark Bove
714 East Walnut Street
Burbank, California 91501

	Registration Rights Letter Agreement
Dear Mr. Bove:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to twenty percent (20%) of the shares of the $.0001 par value common stock (the "Subject Shares") of USURF America, Inc., a Nevada corporation (the "Company"), received, and currently owned, by you under that certain Business Purchase Agreement (the "Purchase Agreement") between the Company and you. It is our understanding that:

	1.	Registration Rights.  Should the Company file a registration statement
(the "Registration Statement") under the Act, you may demand, in writing, the inclusion of the Subject Shares in the Registration Statement.  Your
right to such registration is exercisable only with respect to the
Registration Statement first filed by the Company following the closing under the Purchase Agreement.  Not less than 15 days prior to the filing of the Registration Statement, the Company shall notify you in writing of its intention to file the Registration Statement.  Within 10 days from receipt of the Company's notice, you shall provide the Company written advice as to your desire to have the Subject Shares included in the Registration Statement.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you, on a pro rata basis, based on the percentage that your shares bear to all shares being registered under the Registration Statement.  In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					USURF AMERICA, INC.



					By: /s/ James Kaufman
						James Kaufman
						Vice President - Corporate Development

AGREED AND ACCEPTED as of the
date and year first above written:



/s/ Mark Bove
  Mark Bove


----------------------
EXHIBIT 10.26
----------------------


AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION, dated as of August 24, 1999 (the "Agreement"), among USURF America, Inc., a Nevada corporation ("Parent"), CyberHighway, Inc., an Idaho corporation wholly owned by Parent ("Acquiror"), Premier Internet Services, Inc., d/b/a CyberHighway of Southeast Idaho, an Idaho corporation ("Target") (Acquiror and Target being hereinafter collectively referred to as the "Constituent Corporations"), and Alan Taylor ("Taylor"), the controlling shareholder of Target, executing this Agreement.

	WHEREAS, the Boards of Directors of Parent, Acquiror and Target have approved the acquisition of Target by Parent;

	WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Acquiror and Target have each approved the merger of Target into Acquiror (the "Merger"), pursuant to an Agreement of Merger in the form attached hereto as Exhibit "A" (the "Merger Agreement"), and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the States of Nevada and Idaho and upon the terms and subject to the conditions set forth herein; and

	WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the
"Code"); and

	WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto; and

	NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquiror, Target and Taylor hereby agree as follows:

ARTICLE I.  THE MERGER

	Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Merger Agreement, Target shall be merged with and into Acquiror, the separate corporate existence of Target shall cease and Acquiror shall continue as the surviving corporation, in accordance with the applicable provisions of the Idaho Business Corporation Act (the "Idaho Law").
Acquiror, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

	Section 1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, and provided that this Agreement has not been terminated or abandoned pursuant to Article IX, the Constituent Corporations shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the office of the Secretary of State of the State of Idaho, in such form as required by, and executed in accordance with, the relevant provisions of the Idaho Law. Subject to, and in accordance with, the Idaho Law, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of the State of Idaho or such later time or date as may be specified in the Certificate of Merger (the "Effective Time"). Each of the parties shall use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Article VII hereof.

	Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Idaho
Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

	Section 1.4. Articles of Incorporation; Bylaws. (a) At the Effective Time, the Articles of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

	(b)	The Bylaws of Acquiror, as in effect immediately prior to the
Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

	Section 1.5. Directors and Officers. The directors of Acquiror immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquiror immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

	Section 1.6.  Conversion of Securities.   At the Effective Time, by virtue
of the Merger and without any action on the part of Acquiror, the following shall occur:

	(a)	each share of common stock of Target (the "Target Common Stock") held in the treasury of Target and each such share of Target Common Stock owned by Acquiror, Parent or any direct or indirect wholly-owned subsidiary of
Parent or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

	(b)	each share of Target Common Stock which is outstanding immediately prior to the Effective Time, other than those shares of Target Common Stock cancelled as set forth in subsection (a) hereof, shall be converted into the right to receive 3.648 shares of the $.0001 par value per share common stock of Parent (the "Parent Common Stock"), a total of 127,000 shares of Parent Common Stock; and

	(c)	the common stock, no par value per share, of Acquiror issued and outstanding immediately prior to the Effective Time shall remain validly issued, fully paid and non-assessable common stock of the Surviving
Corporation.

	Section 1.7. Surrender of and Exchange of Target Common Stock. (a) As soon as practicable after the Effective Time, the stock certificates representing Target Common Stock issued and outstanding at the Effective
Time shall be surrendered for exchange to the Surviving Corporation. Until so surrendered for exchange, each such stock certificate nominally representing Target Common Stock shall be deemed for all purposes (except for payment of dividends thereon or redemption thereof) to evidence the ownership of the number of shares of Parent Common Stock that the holder would be entitled to receive upon surrender thereof to the Surviving Corporation.

	(b)	No redemption with respect to Parent Common Stock shall be made with respect to any unsurrendered certificates representing shares of Target
Common Stock with respect to which the shares of Parent Common Stock are to have been issued in the Merger, until such certificates shall be surrendered as provided herein.

	(c)	All rights to receive the Merger Consideration into which shares of
Target Common Stock shall have been converted pursuant to this Article I shall be deemed to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such shares of Target Common Stock.

	1.8. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place (a) at the offices of Target at 11:00 a.m., local time, on the earlier of (i) September 30, 1999, and (ii) the third business day immediately following the date on which the last of the conditions set forth in Article VII is fulfilled or waived, or
(b) at such other time and place and on such other date as Parent and Target shall agree (the "Closing Date").

ARTICLE II.  FURTHER AGREEMENTS

	Section 2.1. Non-Competition Agreement - Taylor. Prior to or at the Closing, Parent and Taylor shall execute a non-competition agreement (the "Taylor Agreement Not to Compete") substantially in the form attached hereto as Exhibit "B".

	Section 2.2. Confidentiality Agreement - Taylor. Prior to or at the Closing, Parent and Taylor shall execute a confidentiality agreement (the "Taylor Confidentiality Agreement") substantially in the form attached hereto as Exhibit "C".

	Section 2.3. Continuity of Interest Agreement. Prior to or at the Closing, Parent, Acquiror and Taylor shall execute a continuity of interest agreement (the "Continuity of Interest Agreement") substantially in the form attached hereto as Exhibit "D".

	Section 2.4. Registration Rights Letter Agreements. Prior to or at the Closing, Parent shall deliver to the holders of shares of Parent Common
Stock received hereunder a registration rights letter agreement (the "Registration Agreement") substantially in the form attached hereto as Exhibit "E".

	Section 2.5. Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, each of Parent, Acquiror and Target shall, and shall cause their respective subsidiaries, affiliates, officers, directors, employees, auditors and agents to, afford the officers, employees and agents of one another complete access at all reasonable times to one another's officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish one another with all financial, operating and other data and information as each, through its officers, employees or agents, may reasonably request; provided, however, that no party shall be required to provide access or furnish information which it is prohibited by law or contract to provide or furnish.

	(b)	Each of Parent, Acquiror and Target shall, and shall cause their respective affiliates and their respective officers, directors, employees and agents, to hold in strict confidence all data and information obtained by them from one another or their respective subsidiaries, affiliates, directors, officers, employees and agents (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure or such information is required by law) and shall insure that such officers, directors, employees and agents do not disclose such information to others without the prior written consent of Parent, Acquiror or Target, as the case may be.

	(c)	In the event of the termination of this Agreement, Parent, Acquiror and Target shall, and shall cause their respective affiliates, officers, directors, employees and agents to, (i) return promptly every document furnished to them by one another or any of their respective subsidiaries, affiliates, officers, directors, employees and agents in connection with the transactions contemplated hereby and any copies thereof, and (ii) shall cause others to whom such documents may have been furnished promptly to return such documents and any copies thereof any of them may have made.

	(d)	No investigation pursuant to this Section II shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

	Section 2.6. Notification of Certain Matters. Target shall give prompt notice to Parent, and Parent shall give prompt notice to Target, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of Target, Parent or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Article II shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

	Section 2.7. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

	Section 2.8. Public Announcements. Parent shall have the exclusive right to issue a press release or otherwise make any public statements with respect to the Merger.

	Section 2.9. Registration Rights. The holders of Parent Common Stock received hereunder shall have the registration rights with respect to their respective shares of Parent Common Stock as are set forth in the Registration Agreement.

ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUIROR

	Parent and Acquiror hereby, jointly and severally, represent and warrant to Target that, except as set forth in the Disclosure Schedule delivered prior to the date which is three days prior to the Closing Date by Parent and Acquiror to Target (the "Parent Disclosure Schedule"):

	Section 3.1. Organization and Qualification; Subsidiaries. Each of Parent and Acquiror and each of Parent's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Neither Parent nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term "Material Adverse Effect", as used herein, means any change in or effect on the business of Parent or any of its Acquirors or other subsiaries that is or is reasonably likely to be materially adverse to the business operations, properties (including intangible properties), prospects, condition (financial or otherwise), assets or subsidiaries, taken as a whole. Parent has three wholly-owned subsidiaries: (a) USURF America (Alabama), Inc., an Alabama corporation (Acquiror); (b) Santa Fe Wireless Internet, Inc., a New Mexico corporation; and (c) CyberHighway, Inc., an Idaho corporation.

	Section 3.2. Articles of Incorporation and Bylaws. Parent shall, as part of the Parent Disclosure Schedule, furnish to Target a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Parent and Acquiror. Such Articles of Incorporation and Bylaws are in full force and effect.

	Section 3.3. Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, $.0001 par value per share. As of the date hereof, (a) 12,121,977 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (b) no shares of Parent Common Stock are held in the treasury of Parent or by subsidiaries of Parent. Approximately 2,400,000 shares of Parent Common Stock are reserved for future issuance under certain contracts, all as described in the Parent Disclosure Schedule.
Each of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and non-assessable and such shares owned by Parent are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Parent's voting rights, charges or other encumbrances of any nature whatsoever.

	Section 3.4. Authority Relative to this Agreement. Each of Parent and Acquiror has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Acquiror and the consummation by Parent and Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Acquiror other than filing and recordation of appropriate merger documents as required by the Idaho Law. This Agreement has been duly executed and delivered by Parent and Acquiror and, assuming the due authorization, execution and delivery by Target, constitutes a legal, valid and binding obligation of each such corporation.

	Section 3.5. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Acquiror do not, and the performance of this Agreement by Parent and Acquiror shall not, (i) conflict with or violate either the Articles of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Acquiror, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Acquiror or by which either of them or their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Acquiror pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Acquiror is a party or by which Parent or Acquiror or any of their respective properties is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

	(b)	The execution and delivery of this Agreement by Parent and Acquiror does not, and the performance of this Agreement by Parent and Acquiror shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements of the Securities
Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and State securities laws ("Blue Sky Laws").

	Section 3.6. Compliance. Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, including, without limitation, health and safety, environmental, civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

	Section 3.7. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to Target, in the form filed with the SEC, (i) its Annual Report on Form 10-KSB for the year ended December 31, 1998; (ii) its Quarterly Report on Form 10-QSB for the period ended June 30, 1999, (iii) all other reports or registration statements filed by Parent with the SEC since June 30, 1999, and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC since June
30, 1999 (collectively, the "Parent SEC Reports").  The Parent SEC Reports
(x) were, and will be, prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (y) did not, and will not, at the time they were, or will be, filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

	(b)	Each consolidated financial statement (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been, and will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved
(except as may be indicated in the notes thereto) and each fairly presents, and will present, the financial position of Parent and its subsidiaries as at the respective dates thereof and the results of its operations and changes in financial position for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

	(c)	Except as and to the extent set forth on the consolidated balance sheet of Parent and its subsidiaries as at June 30, 1999, including the notes thereto (the "1999 Balance Sheet"), neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since June 30, 1999, which would not, individually or in the aggregate, have a Material Adverse Effect.

	(d)	Parent has heretofore furnished to Target a complete and correct copy of any amendments or modifications, which have not yet been filed with the
SEC, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the
Exchange Act.

	Section 3.8. Absence of Litigation. Except as disclosed in the Parent Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would have a Material
Adverse Effect. As of the date hereof, neither Parent nor any of its subsidiaries nor any of their properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material
Adverse Effect.

	Section 3.9. Absence of Certain Changes or Events. Since June 30, 1999, except as contemplated or permitted by this Agreement or disclosed in Parent SEC Reports filed since that date and through the date hereof, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the financial condition, results of operations, business or prospects of Parent or any of its subsidiaries having a Material Adverse Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries having a Material Adverse Effect, (c) any material change by Parent in its accounting methods, principles or practices, (d) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would, individually or in the aggregate, exceed five percent of the total assets of Parent and its subsidiaries as reflected on the consolidated balance sheets in Parent's
Annual Report on Form 10-KSB for the period ended December 31, 1998, and Quarterly Report on Form 10-QSB for the period ended June 30, 1999; (e) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Parent Common Stock or any redemption, purchase or other acquisition of any of its securities; (f) any change in the Federal Communications Commission rules, regulations and orders affecting the business of Parent or any of its subsidiaries which shall have a Material
Adverse Effect; or (g) any change in the status of any litigation, claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, which, as a result of such change, will have a Material Adverse Effect.

	Section 3.10. Environmental Matters. To the best of Parent's knowledge, there are no environmental liabilities (whether accrued, absolute, contingent or otherwise) of Parent or any subsidiary.

	Section 3.11. Labor Matters. Except as set forth in the Parent Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have a Material Adverse Effect; (b) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; (c) neither Parent nor any of its subsidiaries has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against any such parties under any such agreement or contract; (d) there are no unfair labor practice complaints pending against Parent or any of its subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of Parent or any of its subsidiaries; and (e) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

	Section 3.12. Contracts. Except as described in the Parent Disclosure Schedule, all material contracts and arrangements to which Parent or any subsidiary is a party, or by which it is bound, are in full force and effect and there has been no notice of termination or threatened termination with respect to any such contracts and arrangements, whether or not termination is permitted by the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a breach or default under any such contract or arrangement, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained.

	Section 3.13. Title to Properties. Parent has, and at the Effective Time will have, good and marketable title to the equipment and other property shown as assets on its records and books of account as of June 30, 1999, free and clear of all liens, encumbrances and charges, except as reflected in the such records and books of account and in the 1999 Balance Sheet.

	Section 3.14. Patents. To the best knowledge of Parent, Parent or its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, inventions, designs, processes, formulae and other proprietary information used or held for use in connection with the business of Parent or any of its subsidiaries as currently being, or proposed to be, conducted and is unaware of any assertions or claims challenging the validity of any of the foregoing which would have a Material Adverse Effect. The conduct of the business of Parent and its subsidiaries as now conducted or proposed to be conducted does not and will not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way which would have a Material Adverse Effect. No material infringement of any proprietary right owned by or licensed by or to Parent or any of its subsidiaries is known to Parent which would have a Material Adverse Effect.

	Section 3.15. Taxes. Parent and its subsidiaries have filed all federal and state tax returns and reports and, to the best of Parent's knowledge, all state, local and foreign tax returns and reports required to be filed by them and have paid and discharged all taxes, including sales and use tax, shown as due thereon and have paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Parent's knowledge, threatening to assert against parent or any of its subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

	Section 3.16. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Acquiror.

	Section 3.17. Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Parent or Acquiror to Target pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF TARGET

	Target and Taylor, and each of them, hereby, jointly and severally, represent and warrant to Parent and Acquiror that, except as set forth in the Disclosure Schedule delivered prior to the date which is three days prior to the Closing Date by Target to Parent (the "Target Disclosure Schedule"):

	Section 4.1. Organization and Qualification; Subsidiaries. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Target has not received any notice of proceedings relating to the revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term "Material Adverse Effect" as used in this Article IV, means any change in or effect on the business of Target that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), prospects, condition (financial or otherwise), assets or liabilities of Target taken as a whole. Target has no subsidiaries.

	Section 4.2. Articles of Incorporation and Bylaws. Target shall, as part of the Target Disclosure Schedule, furnish to Parent a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Target. Such Articles of Incorporation and Bylaws are in full force and effect.

	Section 4.3. Capitalization. The authorized capital stock of Target consists of 100,000 shares of Target Common Stock, with no par value. As of the date hereof, (a) 34,814 shares of Target Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (b) no shares of Target Common Stock are held in the treasury of Target or by any subsidiary of Target. Except as set forth in the Target Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Target or obligating Target to issue or sell any shares of capital stock of, or other equity interests in, Target. All shares of Target Common Stock subject to issuance shall be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock.

	Section 4.4. Authority Relative to this Agreement. Target has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target subject to the approval of the Merger and adoption of this Agreement by its shareholders in accordance with the Idaho Law. This Agreement has been duly executed and delivered by Target and, assuming the due authorization, execution and delivery by Parent and Acquiror, constitutes a legal, valid and binding obligation of Target.

	Section 4.5. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Target, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Target pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for such breaches, defaults or other occurrences which would not, individually or in the aggregate have a Material Adverse Effect.

	(b)	The execution and delivery of this Agreement by Target does not, and the performance of this Agreement shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

	Section 4.6. Compliance. Target is not in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, including, without limitation, health and safety, environmental and civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

	Section 4.7. Financial Statements. Target has delivered to Parent and Acquiror copies of the its unaudited financial statements for the years ended December 31, 1998, 1997 and 1996, and a statement of operations and balance sheet as at July 31, 1999. All of such statements are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as indicated in the notes thereto. Each of such balance sheets presents a true and complete statement, as of its date, of the financial condition and assets and liabilities of Target. Except to the extent reflected or reserved against therein (including the notes thereto), Target did not have, as of the date thereof, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet or notes thereto, prepared in accordance with generally accepted accounting principles. Each of such statements of operations presents a true and complete statement of the results of operations of Target.

	Section 4.8. Bank Account Statements. Target has delivered to Parent and Acquiror copies of its bank account statements, for each of its bank accounts, for the months of January, February, March, April, May, June and July 1999. All of such statements are true and complete and reflect all revenues received and all expenses incurred by Target in its business;
except as disclosed in the Target Disclosure Schedule, no such statement reflects revenues or expenses from any other source.

	Section 4.9. Absence of Certain Changes or Events. Since June 30, 1999, except as contemplated by this Agreement or disclosed in the Target
Disclosure Schedule, Target has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the financial condition, results of operations, business or prospects of Target having a Material Adverse
Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Target having a Material Adverse
Effect, (c) any material change by Target in its accounting methods, principles or practices, (d) any revaluation by Target of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would, individually or in the aggregate, exceed five percent of the total assets of Target as reflected on the financial statements for the period ended
June 30, 1999, or (e) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Target Common Stock or any redemption, purchase or other acquisition of any of its securities, except in the ordinary course of business consistent with past practice.

	Section 4.10. Absence of Litigation. Except as disclosed in Target Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Target, threatened against Target, or any properties or rights of Target, before any court, arbitrator, or administrative, governmental or regulatory authority or body, that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Target nor its properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

	Section 4.11. Labor Matters. Except as set forth in the Target Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Target, threatened, between Target and any of its employees, which controversies have a Material Adverse Effect; and (b) Target is not a party to any collective bargaining agreement or other labor union contract.

	Section 4.12. Contracts. The Target Disclosure Schedule lists or describes all contracts, authorizations, approvals or arrangements to which Target is a party, or by which it is bound, as of the date hereof, and which (a) obligates or may obligate Target to pay more than $500; or (b) are financing documents, loan agreements or agreements providing for the guarantee of the obligations of any party in each case involving an obligation in excess of $1,000.

	Section 4.13. Title to Property and Leases. (a) Each asset owned or leased by Target is owned or leased free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.

	(b)	All leases of real property leased for the use or benefit of Target to which Target is a party, and all amendments and modifications thereof are in full force and effect and have not been modified or amended and there exists no material default under the leases by Target, nor any event which, with the giving of notice or lapse of time, or both, would constitute a material default thereunder by Target.

	(c)	A statement describing all assets of Target is included in the Target
Disclosure Schedule.

	Section 4.14. Insurance. All material properties and risks of Target are covered by valid and currently effective insurance policies issued in favor of Target, in such amounts and against such risks and losses as are customary in their locales of operation for companies operating similar businesses and operations, and Target is included as an insured party under such policies, with full rights as a loss payee. Copies of all such insurance policies shall be included in the Target Disclosure Schedule.

	Section 4.15. Taxes. Target has filed all federal and state tax returns and reports and, to the best of Target's knowledge, all state, local and foreign tax returns and reports required to be filed have been filed and Target has paid and discharged all taxes, including sales and use taxes, shown as due thereon and has paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Target's knowledge, threatening to assert against Target any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Target has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

	Section 4.16. Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Target or Taylor to Parent and Acquiror pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF TAYLOR

	Taylor hereby represents and warrants to Parent and Acquiror that:

	Section 5.1. No Legal Disability. Taylor is under no legal disability with respect to entering into this Agreement.

	Section 5.2. Receipt of Disclosure. Taylor hereby represents and warrants that he has received and reviewed all of the information concerning Parent required to be delivered by Parent hereunder. With respect to such information, Taylor further represents and warrants that he has had an opportunity to ask questions of, and to receive answers from, the officers of Parent.

	Section 5.3. Representations Relating to Parent Common Stock. Taylor represents and warrants to Parent that the shares of Parent Common Stock he is acquiring pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

	Section 5.4. Consent to Legend. Taylor consents to the placement of a legend restricting future transfer on the share certificates representing the Parent Common Stock delivered hereunder, which legend shall be in the following, or similar, form:

	"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED
WITHOUT REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION."

ARTICLE VI.  CONDUCT OF BUSINESS PENDING THE MERGER

	Section 6.1. Conduct of Business by Target Pending the Merger. Target covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of Target shall be conducted only in, and Target shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Target shall use its best efforts to preserve substantially intact the business organization of Target, to keep available the services of the present officers, employees and consultants of Target and to preserve the present relationships of Target with customers, suppliers and other persons with which Target has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Target shall not, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

	(a)	 amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

	(b)	issue, sell, pledge, dispose of, encumber or authorize the issuance, sale, pledge, disposition or encumbrance of (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Target or (ii) any assets of Target or any other material assets of Target other than in the ordinary course of business consistent with past practices;

	(c)	 declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

	(d)	reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

	(e)	(i)  acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guaranty or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) authorize any single capital expenditure which is in excess of $1,000 or capital expenditures which are, in the aggregate, in excess of $3,000 for Target; or (iv) enter into or amend any contract, agreement, commitment or arrangement to any of the effects set forth in this paragraph (e) of Section 6.1;

	(f)	increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of
Target who are not officers of Target in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of Target, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

	(g)	take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payments of accounts payable and collection of accounts receivable);

	(h)	settle or compromise any material federal, state, local or foreign income tax liability; or

	(i)	pay, discharge, compromise or consent to any arrangements concerning or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, compromise, settlement, arrangement or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of
Target or incurred in the ordinary course of business and consistent with past practice.

	Section 6.2. Conduct of Business by Parent and Acquiror Pending the Merger. Parent and Acquiror covenant and agree that, between the date of this Agreement and the Effective Time, Parent shall not sell or otherwise dispose of all or substantially all of its assets.

	Section 6.3. Approval of Shareholders. Target shall secure the written consent of all of the shareholders of Target to this Agreement, the Merger Agreement and the Merger.

	Section 6.4. Securities Law Compliance. Parent shall take any action required to be taken under applicable Federal and/or state securities laws applicable to (a) the Merger and (b) the issuance of Parent Common Stock pursuant to the Merger. Parent shall promptly deliver to Target copies of any filings made by Parent and/or Acquiror pursuant to this Section 6.4.

	Section 6.5. Third Party Consents. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Merger.

ARTICLE VII.  CONDITIONS OF MERGER

	Section 7.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

	(a)	Shareholder Approval.  This Agreement shall have been approved and adopted by the shareholder of Target.

	(b)	No Order.  No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the conversion of Target Common Stock into the Merger
Consideration illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

	(c)	No Challenge.  There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any other person challenging, or seeking material damages in connection with the conversion of Target Common Stock into the
Merger Consideration pursuant to the Merger or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of Target, Acquiror, Parent or any of their respective subsidiaries or affiliates.

	(d)	Tax Opinions.  Target and Taylor shall receive an opinion of Gregory
Meacham, Esquire, to the effect that under the provisions of United States federal income tax laws, rules and regulations, provided that the Merger qualifies as a statutory merger under the applicable laws of the State of
Idaho, it will be a reorganization within the meaning of Sections
368(a)(1)(A) and 368(a)(2)(D) of the Code and that, with respect to the
Parent Common Stock to be issued to the shareholders in the Merger, the exchange provided for in Section 1.7 will not result in current income to
Target or Taylor.

	Section 7.2. Additional Conditions to Obligations of Parent and Acquiror. The obligations of Parent and Acquiror to effect the Merger are also subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

	(a)	Customers of Target.  The actual number of (i) dial-up customers of
Target who shall be current in their accounts as of the last billing date
30 days prior to the Closing Date shall equal or exceed 1,700 customers;
and (ii) wireless-access customers of Target who shall be current in their accounts as of the last billing date immediately preceding the Closing Date shall equal or exceed 6 customers.  For purposes of this Section 7.2(a),
"customers" shall mean actually subscribed and paying customers and shall exclude customers obtained through free promotions, free bases or any other manner not requiring payment for services.

	(b)	Representations and Warranties.  The representations and warranties of
Target and Taylor contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Parent and Acquiror shall have received a Certificate of the President of Target which is to that effect, which certificate shall be in the form attached hereto as Exhibit "F".

	(c)	Agreements and Covenants.  Target and Taylor shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Parent and Acquiror shall have received a
Certificate of the President of Target to that effect, which certificate shall be in the form attached hereto as Exhibit "F".

	(d)	Consents Obtained.  All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by
Target for the  authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Target.

	(e)	Non-Competition Agreement - Taylor.  Parent and Taylor shall have executed the Taylor Agreement Not to Compete.

	(f)	Confidentiality Agreement - Taylor.  Parent and Taylor shall have executed the Taylor Confidentiality Agreement.

	(g)	Continuity of Interest Agreement.  Parent, Acquiror and Taylor shall have executed the Continuity of Interest Agreement.

	(h)	Registration Agreements.  Parent shall have delivered a Registration
Agreement to each of the persons receiving shares of Parent Common Stock hereunder.

	(i)	Opinion of Counsel.  Parent and Acquiror shall have received, from counsel for Target, an opinion substantially in the form attached hereto as Exhibit "G", dated as of the Closing Date.

	(l)	No Material Adverse Change.  There shall have been no material adverse change in the condition, financial or otherwise, of Target.

	Section 7.3. Additional Conditions to Obligation of Target. The obligation of Target to effect the Merger is also subject to fulfillment of all of the following conditions precedent, at or prior to the Effective Time:

	(a)	Representations and Warranties.  The representations and warranties of
Parent and Acquiror contained in the Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Target shall have received a
Certificate of the President of Parent which is to that effect, which certificate shall be in the form attached hereto as Exhibit "H".

	(b)	Agreements and Covenants.  Parent and Acquiror shall have performed or complied in all material respects with all agreements and convenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Target shall have received a Certificate of the President of Parent which is to that effect, which certificate shall be in the form attached hereto as Exhibit "H".

	(c)	Consents Obtained.  All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by
Parent and Acquiror for the authorization, execution and delivery of this
Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Acquiror.

	(d)	Non-Competition Agreement - Taylor.  Parent and Taylor shall have executed the Taylor Agreement Not to Compete.

	(e)	Confidentiality Agreement - Taylor.  Parent and Taylor shall have executed the Taylor Confidentiality Agreement.

	(f)	Continuity of Interest Agreement.  Parent, Acquiror and Taylor shall have executed the Continuity of Interest Agreement.

	(g)	Registration Agreements.  Parent shall have delivered a Registration
Agreement to each of the persons receiving shares of Parent Common Stock hereunder.

	(h)	Opinion of Counsel.  Target shall have received from Newlan & Newlan, counsel for Parent and Acquiror, an opinion in substantially the form attached hereto as Exhibit "I", dated as of the Closing Date.

	(i)	No Material Adverse Change.  There shall have been no material adverse change in the condition, financial or otherwise, of Parent.

ARTICLE VIII.  INDEMNIFICATION

	Section 8.1. General Indemnification Covenants. Taylor shall indemnify, save and keep Parent and its affiliates, agents, attorneys, successors and permitted assigns (including the Surviving Corporation) (the "Parent Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, the "Damages"), sustained or incurred by any of the Parent Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation or non-fulfillment of any agreement or covenant on the part of Target or Taylor, whether contained in this Agreement or the Merger Agreement or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or to be furnished to Parent or Acquiror pursuant hereto or in any closing document delivered by Target or Taylor to Parent or Acquiror in connection herewith.

	Section 8.2. Tax Indemnity. (a) Taylor hereby agrees to pay, indemnify, defend and hold Parent and Acquiror harmless from and against any and all taxes of Target with respect to any period (or any portion thereof) up to and including the Effective Time, except for taxes of Target which are reflected as current liabilities for taxes that exist as of the Effective
Time ("Current Tax Liabilities") on the financial statements delivered to Parent and Acquiror hereunder, together with all reasonable legal fees, disbursements and expenses incurred by Parent and Acquiror in connection therewith.

	(b)	Taylor shall prepare and file, or cause to be prepared and filed, any tax return of Target required to be filed after the Effective Time and which relates to any period or portion thereof up to and including the
Effective Time.

	(c)	The indemnity provided for in this Section 8.2 shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the taxes referred to herein, and any taxes subject to the indemnification for taxes set forth in this Section
8.2 shall not be subject to the provisions of Sections 9.1 or 9.4 hereof.
Notwithstanding anything in this Agreement to the contrary, Taylor will not be obligated to indemnify Parent and Acquiror under any provision of this
Agreement, with respect to taxes or other liabilities that arise as a direct result of a failure of the Merger to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code,
provided that Taylor is not in breach of any of his representations, covenants or agreements contained in the Continuity of Interest Agreement.

	Section 8.3. Release by Taylor. Taylor hereby releases and discharges Parent and Acquiror and each of its officers, directors, agents and attorneys from, and agree and covenant that, in no event, will Taylor commence any litigation or other legal or administrative proceeding against Parent, Acquiror or any of their officers, directors, agents or attorneys, whether in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present and future, arising out of or in any way connected with his ownership of Target Common Stock prior to the Effective Time, other than claims or demands arising out of the transactions contemplated by this Agreement and the Merger Agreement.

ARTICLE IX.  TERMINATION, AMENDMENT AND WAIVER

	Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Target:

	(a)	By mutual consent of the Boards of Directors of Parent and Target.

	(b)	By either Parent or Target, if (i) the Merger shall not have been consummated by September 30, 1999 (the "Termination Date"); (ii) the requisite consent of the shareholders of Target to approve this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall not be obtained; (iii) any governmental or regulatory body, the consent of which is a condition to the obligations of Parent, Acquiror and Target to consummate the transactions contemplated hereby or by the Merger Agreement, shall have been unsuccessful, or (iv) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

	Section 9.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Acquiror or Target or their respective officers or directors, except that nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

	Section 9.3. Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

	Section 9.4. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

	Section 9.5. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X.  GENERAL PROVISIONS

	Section 10.1. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall survive the Merger indefinitely.

	Section 10.2. Publicity. There shall be no public announcements with respect to the Merger made by Target. The right to publicize the execution of this Agreement and the Merger Agreement, as well as the consummation of the Merger, shall be that of Parent.

	Section 10.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a)	If to Parent or Acquiror:     USURF America, Inc.
                                    8748 Quarters Lake Road
                                    Baton Rouge, Louisiana 70809

	with copies to:               Newlan & Newlan
                                    Attorneys at Law
                                    819 Office Park Circle
                                    Lewisville, Texas 75057

(b)	if to Target or Taylor:       Alan L. Taylor
                                    Premier Internet Services,
                                     Inc.
                                    P.O. Box 436
                                    Rigby, Idaho 83442

	with copies to:               Gregory Meacham, Esquire
                                    1970 East 17th Street
                                    Suite 103
                                    Idaho Falls, Idaho 83404

	Section 10.4. Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

	Section 10.5. Arbitration. Any dispute arising under this Agreement and/or the Merger Agreement, as well as any of the transactions contemplated hereby and thereby, shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which aware may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys' fees to the prevailing party.

	Section 10.6. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

	Section 10.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

	Section 10.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

	Section 10.9. Assignability. This Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

	Section 10.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to contracts executed in and to be performed in such State.

	Section 10.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	Section 10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

	IN WITNESS WHEREOF, Parent, Acquiror and Target, by their respective officers thereunto duly authorized, and Taylor have caused this Agreement to be executed as of the date first written above.

                           USURF AMERICA, INC.
ATTEST:

                           By: /s/ David M. Loflin
/s/ Waddell D. Loflin           David M. Loflin
Waddell D. Loflin               President
Secretary

                           CYBERHIGHWAY, INC.
ATTEST:

                           By: /s/ Darrell Davis
/s/                             Darrell Davis
Secretary                       President

                           PREMIER INTERNET SERVICES, INC.
ATTEST:                    d/b/a CyberHighway of Southeast Idaho


                           By: /s/ Alan Taylor
/s/                             Alan Taylor
Secretary                       President


/s/ Alan Taylor
Alan Taylor, individually

----------------------
EXHIBIT 10.27
----------------------

AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated as of August 30, 1999 (the "Merger Agreement"), by and among USURF America, Inc., a Nevada corporation ("Parent"), CyberHighway, Inc. , an Idaho corporation ("Acquiror"), and Premier Internet Services, Inc. , d/b/a CyberHighway of Southeast Idaho, an Idaho corporation ("Target") (Acquiror and Target being hereinafter collectively referred to as the "Constituent Corporations").

WHEREAS, prior to the execution of this Merger Agreement, Parent, Acquiror and Target have entered into an Agreement and Plan of Reorganization dated as of August 21' 1999 (the "Plan of Reorganization"), providing for certain representations, warranties and agreements in connection with the transaction contemplated; and

WHEREAS, the Board of Directors of Parent, Acquiror and Target have approved the acquisition of Target by Acquiror; and

WHEREAS, the Boards of Directors of Parent, Acquiror and Target have approved the merger of Target into Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1 )(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquiror and Target agree as follows:

ARTICLE I. THE MERGER

	Section 1.1. The Merger. (a) At the Effective Time (as defined in Section 1.2) and subject to the terms and conditions of this Merger Agreement and the Plan of Reorganization, Target shall be merged into Acquiror and the separate existence of Target shall thereupon cease, in accordance with the applicable provisions of the Idaho Business Corporation Act (the "Idaho Law").

	(b)	Acquiror will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Idaho, and the separate corporate existence of Acquiror and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the laws of the State of Idaho will continue unaffected by the Merger.

	(c)	The Merger will have the effects specified by the Idaho Law.

	Section 1.2. Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article 1.2 of the Plan of Reorganization and provided that this Merger Agreement has not been terminated or abandoned pursuant to Article IV hereof, the Constituent Corporations will cause a Certificate of Merger (the "Certificate of Merger") to be filed with the office of the Secretary of State of Idaho, as provided in the Idaho Law. Subject to and in accordance with the Idaho Law, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of Idaho, or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

ARTICLE II. THE SURVIVING CORPORATION

	Section 2.1. Articles of Incorporation.	The Articles of Incorporation of
Acquiror as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective
Time.

	Section 2.2. Bylaws. The Bylaws of Acquiror as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time.

	Section 2.3. Board of Directors. From and after the Effective Time, the Board of Directors of Acquiror shall be the Board of Directors of the Surviving Corporation.

ARTICLE III. CONVERSION OF SHARES

	Section 3. 1. Conversion of Target Shares in the Merger. Pursuant to this Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Target:

	(a)	all shares of Target (the "Target Common Stock") owned by Parent or any subsidiary of Parent or Target shall be cancelled and shall cease to exist from and after the Effective Time; and

	(b)	each remaining issued and outstanding Target share shall be converted into, and become exchangeable for 3.648 shares of the $.0001 par value per share common stock of Parent (the "Parent Common Stock"), a total of
127,000 shares of Parent Common Stock. The consideration referred to in this Section 3.1 (b) is hereinafter referred to as the "Merger Consideration".

	Section 3.2. Status of Acquiror Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Acquiror, each issued and outstanding share of common stock of Acquiror shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

	Section 3.3. Exchange of Target Common Stock Certificates. As soon as practicable after the Effective Time, Parent shall cause the exchange of Target Common Stock for Parent Common Stock (as required in Section 3.1 (b) herein and Section 1.6 of the Plan of Reorganization) to occur. Shares of Parent Common Stock into which shares of Target Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

ARTICLE IV. TERMINATION AND AMENDMENT

	Section 4.1. Termination. This Merger Agreement shall terminate in the event of, and upon termination of, the Plan of Reorganization.

	Section 4.2. Amendments. This Merger Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of Target, but, after any such approval, no amendment shall be made which (a) changes the ratio at which Target Common Stock is to be converted into Parent Common Stock pursuant to Section 3.1, (b) in anyway materially adversely affects the rights of holders of Target Common Stock or (c) changes in any of the principal terms of this Merger Agreement, in each case, without the further approval of such shareholder. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

	Section 4.3. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

	Section 4.4. Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the applicable parties as follows:

	(a)	If to Parent or Acquiror:
		USURF America, Inc.
		CyberHighway, Inc.
		8748 Quarters Lake Road
		Baton Rouge, Louisiana 70809

		with copies to:

		Newlan & Newlan Attorneys at Law
		819 Office Park Circle
		Lewisville, Texas 75057

	(b)	if to Target:

		Alan L. Taylor
		Premier Internet Services, Inc.
		P.O. Box 436
		Rigby, Idaho 83442

		with copies to:

		Gregory Meacham, Esquire
		1970 East 17th Street
		Suite 103
		Idaho Falls, Idaho 83404

	Section 4.5. Arbitration. Any dispute arising under this Merger Agreement shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which aware may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys' fees to the prevailing party.

	Section 4.6. Entire Agreement. This Merger Agreement and the Plan of Reorganization constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. The parties and their respective affiliates make no representations or warranties to each other, except as contained in the Plan of Reorganization, and any and all prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Merger Agreement and the Plan of Reorganization, it being intended that no such representations or statements shall survive the execution and delivery of this Merger
Agreement and the Plan of Reorganization.

	Section 4.7. Non-Waiver. The failure in anyone or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Merger Agreement, to exercise any right or privilege conferred in this Merger Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Merger
Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

	Section 4.8. Counterparts. This Merger Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

	Section 4.9. Severability. The invalidity of any provision of this Merger Agreement or portion of a provision shall not affect the validity of any other provision of this Merger Agreement or the remaining portion of the applicable provision.

	Section 4.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Idaho applicable to contracts executed in and to be performed in such State.

	Section 4. 11. Binding Effect: Benefit. This Merger Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Merger Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Merger
Agreement, including, without limitation, third party beneficiary rights.

	Section 4.12. Assignability. This Merger Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

	Section 4.13. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	IN WITNESS WHEREOF, Parent, Acquiror and Target have executed this Agreement of Merger on the date first above written.

PARENT:                    TARGET:

USURF AMERICA, INC.        PREMIER INTERNET SERVICES, INC.
                           d/b/a CyberHighway of Southeast Idaho

By: /s/ David M. Loflin    By: /s/ Alan Taylor
     David M. Loflin            Alan Taylor
Its: President             Its: President

ACQUIROR:

CYBERHIGHWAY, INC.

By: /s/ Darrell Davis
     Darrell Davis
Its: President

---------------------
EXHIBIT 10.28
---------------------


August 30, 1999


USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

	Re:	Confidentiality Agreement

Gentlemen:

	In connection with the execution of an Agreement and Plan of Reorganization (the "Reorganization Agreement") among Premier Internet Services, Inc., d/b/a CyberHighway of Southeast Idaho, CyberHighway, Inc., the undersigned, Alan Taylor, and USURF America, Inc., together with affiliates, including, without limitation, Santa Fe Wireless Internet, Inc., USURF America (Alabama), Inc., CyberHighway, Inc. (collectively, the "Company"), the Company has furnished, or may furnish, to the undersigned, Alan Taylor, certain information concerning its business, financial position, operations, business contacts, assets and liabilities, as well as certain items of equipment useful in the Wireless Internet access business.
 As a condition to such information's being furnished to the undersigned and as a condition to the undersigned's entering into the Reorganization Agreement with the Company and in consideration of the Company's entering into the Reorganization Agreement, the undersigned agrees to treat any information concerning the Company (whether prepared by the Company, its advisors, or otherwise, and irrespective of the form of communication) which is furnished to the undersigned, or, in the future, will be furnished, by or on behalf of the Company (together with the material described below, herein collectively referred to as the "Confidential Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

	The undersigned understand that the term "Confidential Material" also includes all notes, analysis, compilations, studies, interpretations or other documents prepared by the Company or its representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the undersigned. The term "Confidential Material" does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by the undersigned, or (B) was lawfully within the undersigned's possession prior to its being furnished to the undersigned by or on behalf of the Company, provided that the source of such information was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, or (C) is disclosed to the undersigned by a third party, provided that such third party was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

	The undersigned hereby agrees that he will use the Confidential Material solely in connection with the undersigned's entering into the Reorganization Agreement, that the Confidential Material will be kept confidential and that the undersigned will not disclose any of the Confidential Material in any manner whatsoever.

	The undersigned hereby agrees that he shall not reverse engineer, reverse assemble or otherwise attempt to recreate or duplicate any model or working model capable of performing the functions of any portion or all of the Company's Wireless Internet access system included in the Confidential
Material.

	In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not disclose to any other person the fact that the Confidential Material has been made available to the undersigned, that discussions or negotiations are taking place concerning a possible transaction involving the Company, or any of the terms, conditions or other facts with respect thereto (including the status thereof), unless, in the opinion of the undersigned's counsel, such disclosure must be made by the undersigned in order that the undersigned not commit a violation of law. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity, but shall not include the Securities and Exchange Commission or the Federal Trade Commission as to any required filing with either such agency.

	In the event that the undersigned is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Material, the undersigned will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the undersigned is, nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Material, the undersigned may, without liability hereunder, disclose only that portion of the Confidential Material specifically required by an order of Court. Additionally, the undersigned shall make every reasonable effort and take every reasonable action, including, without limitation, by cooperating with the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

	At any time upon the request of the Company, the undersigned will promptly deliver to the Company or certify destruction of, at the Company's direction, all Confidential Material (and all copies thereof) furnished to the undersigned by or on behalf of the Company pursuant hereto. All oral Confidential Material provided to the undersigned shall continue to be held confidential hereunder. Notwithstanding the return or destruction of the Confidential Material, the undersigned will continue to be bound by obligations of confidentiality hereunder.

	The undersigned agrees that the Company, without prejudice to any rights to judicial relief he may otherwise have, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement and that the undersigned will not oppose the granting of such relief. The undersigned also agrees that he will not seek and agrees to waive any requirement for the securing and posting of a bond in connection with the Company's seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that the undersigned has breached this letter agreement, then the undersigned, and each of them, will be liable to pay to the Company the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom. Also, in the event a court of competent jurisdiction determines that the undersigned has not breached this letter agreement, then the Company will be liable to pay to the undersigned the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

	This letter agreement is for the benefit of the Company, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Idaho applicable to agreements made and to be performed wholly within such jurisdiction. This letter agreement shall remain in full force and effect until terminated by the Company.

	Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement.

					Very truly yours,



					/s/ Alan Taylor
					Alan Taylor, individually

AGREED AND ACCEPTED as
of the date first written above:

USURF AMERICA, INC.


By: /s/ David M. Loflin
	David M. Loflin
Its:	President

----------------------
EXHIBIT 10.29
----------------------


AGREEMENT NOT TO COMPETE

	THIS AGREEMENT NOT TO COMPETE is entered into by and between USURF America, Inc., a Nevada corporation ("Parent"), and Alan Taylor ("Taylor").

		WHEREAS, Parent and Taylor are parties to an Agreement and Plan of Reorganization (the "Reorganization Agreement") among, Parent, Taylor, CyberHighway, Inc., and Premier Internet Services, Inc., d/b/a CyberHighway of Southeast Idaho ("Target"), an Internet Service Provider (ISP); and

		WHEREAS, as a condition to the Reorganization Agreement and in consideration of Parent's entering into the Reorganization Agreement, Taylor has agreed to sign and be bound by this Agreement Not to Compete; and

	NOW, THEREFORE, the parties agree as follows:

	Section 1. Covenant Not to Compete. Taylor acknowledges that Taylor, as owner and operator of Target, has been involved, on a high level, in the development, implementation and management of the business strategies and plans of Target, and has received, or may receive, information relating to the national and international business strategies of Parent and such other business, units, divisions, subsidiaries or other entities of Parent. By virtue of Taylor's unique status in the ISP business, the engagement of Taylor in the ISP business as a competitor of Parent represents a serious competitive danger to Parent, and the use of knowledge and information about the business, strategies and plans of Parent can and would constitute a valuable competitive advantage over Parent. In view of the foregoing and in consideration of Parent's entering into the Reorganization Agreement, Taylor covenants and agrees that, for a period of one year after the closing date under the Reorganization Agreement, he will not engage or be engaged, in any capacity, directly or indirectly, including, but not limited to, as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Parent, or any of its affiliates, as of the closing date under the Reorganization Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

	Section 2. Injunctive Relief. Taylor acknowledges that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Parent and its affiliates which could not be compensated by money damages. Taylor agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consent to the entry of an appropriate judgment enjoining
Taylor from violating these provisions in the event there is a finding of his breach.

	Section 3. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Parent and its affiliates in any court of competent jurisdiction. If any one of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 3, it is understood that every benefit received by Taylor by virtue of this Agreement is consideration for each separate covenant contained herein.

	Section 4. Governing Law. This Agreement shall be governed by the laws of the State of Idaho.

	Section 5. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Employer might, in the absence of this Agreement, have at law or in equity.

	INTENDING to be legally bound hereby, Parent and Taylor hereby duly execute this Agreement Not to Compete on the date indicated below.

                            USURF AMERICA, INC.


Date: August 30, 1999       By: /s/ David M. Loflin
                                 David M. Loflin
                            Its:  President


Date: August 30, 1999       /s/ Alan Taylor
                            Alan Taylor, individually


----------------------
EXHIBIT 10.30
----------------------


August 30, 1999


Alan L. Taylor
P.O. Box 436
Rigby, Idaho 83442


	Registration Rights Letter Agreement
Dear Mr. Taylor:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 31,750 of the shares of the $.0001 par value common stock (the "Subject Shares") of USURF America, Inc., a Nevada corporation
(the "Company"), received, and currently owned, by you under that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") among the Company, CyberHighway, Inc., Premier Internet Services, Inc., d/b/a CyberHighway of Southeast Idaho, and Alan L. Taylor. It is our understanding that:

	1.	Registration Rights.  At any time subsequent to the effectiveness of the merger of Premier Internet Services, Inc., d/b/a CyberHighway of
Southeast Idaho, with and into CyberHighway, Inc., pursuant to the
Reorganization Agreement, you may demand of the Company, on one occasion, that up to twenty-five percent (25%) of the shares received by you pursuant to the Reorganization Agreement be registered for public sale with the
Securities and Exchange Commission (the "Commission") on the appropriate form of Registration Statement.  Registration of such shares, or any of them, by the Company in a Registration Statement filed without regard to a demand received from you, shall constitute a satisfaction of a demand for such registration.  In the event of the filing of a Registration Statement by the Company to register shares of the Company for public resale, you will be notified of such proposed registration and given the opportunity to register the registrable portion of your shares at that time.  Your failure or refusal to so register your registrable shares at that time will constitute a waiver of your demand registration rights.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you, on a pro rata basis, based on the percentage that your shares bear to all shares being registered under the Registration Statement.  In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Commission, a
Registration Statement with respect to the Subject Shares and use its best efforts to cause such Registration Statement to become effective, such
Registration Statement to comply as to form and content and in all material respects to the Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					USURF AMERICA, INC.



					By: /s/ David M. Loflin
						David M. Loflin
					Its:	President

AGREED AND ACCEPTED as of the
date and year first above written:



/s/ Alan Taylor
           Alan L. Taylor, individually

----------------------
EXHIBIT 10.31
----------------------

ASSET PURCHASE AGREEMENT

	This Asset Purchase Agreement is made and entered into as of the 29th day of October, 1999, by and between CyberHighway of North Georgia, Inc., a Georgia corporation ("Seller"), and USURF America, Inc., a Nevada corporation ("Buyer").

	WITNESSETH:

	WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain of the assets of Seller used in connection with a portion of Seller's business, including the good will associated therewith;

	NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.	THE ASSETS

	1.1	Asset Purchase.  Subject to the terms and conditions of this
Agreement, and in reliance on the representations and warranties contained in this Agreement, Seller hereby sells to Buyer, and Buyer hereby purchases from Seller, free and clear of all liabilities, liens and encumbrances, all of the assets described in Exhibit "A" attached hereto and incorporated herein by this reference (the "Assets").

	1.2	Liabilities.  Except as set forth in Exhibit "B" attached hereto and incorporated herein by this reference, Buyer does not assume, nor does
Buyer agree to assume, pay, discharge or perform any obligations, liabilities, including, without limitation, taxes, duties, levies or imposts of any nature and description owed by Seller or accrued against
Seller as of the date of this Agreement and as of Closing, or commitments of Seller, including, but not limited to, any equipment or real estate leases, obligations, contractual or otherwise, except as to the contracts assigned hereunder, or obligations of any kind to present or former employees, sales representatives and independent contractors.

	Further, Seller hereby indemnifies and holds Buyer harmless as to any and all liabilities, claims, loss or damage arising out of the operations of the Internet Service Provider business conducted under the name
"CyberHighway of North Georgia" carried on by Seller prior to the Closing and, in the event of any suit or other proceeding related to any such liability, claim, loss or damage, Seller shall provide, at its sole expense, a defense thereto. Notwithstanding anything to the contrary contained in the foregoing provisions, Buyer hereby indemnifies and holds harmless Seller as to any and all loss incurred by Buyer as to any liability arising under the liabilities assumed by Buyer and listed on Exhibit "B" and/or Exhibit "D" attached hereto.

II.	PRICE AND PAYMENT

	2.1	Purchase Price.  The purchase price for the Assets is Two Hundred
Twelve Thousand Dollars ($212,000), payable as described in paragraph 2.3.
The entire amount of the purchase price shall be paid by Buyer to Seller at the Closing. In the event that, for any reason a closing does not occur, Buyer shall not be obligated to make any payment to Seller.

	2.2	Allocation of Purchase Price.  The purchase price may be allocated among the Assets by Buyer, in its sole discretion.

	2.3	Manner of Payment.  The payment for the Assets acquired under this
Agreement shall be made by delivery of 53,000 shares of its $.0001 par value common stock (the "Acquisition Stock"), which shares shall be valued at $4.00 per share.

III.	FURTHER AGREEMENTS

	3.1	Registration Rights.  Seller, as the recipient of the shares of
Acquisition Stock to be delivered by Buyer hereunder, shall have the registration rights with respect to its shares of the Acquisition Stock as are set forth in the form of Registration Rights Letter Agreement (the "Registration Agreement") attached hereto as Exhibit "C". Buyer agrees and undertakes that it shall, with all reasonable diligence, prepare, file and pursue to effectiveness a registration statement which shall include, in part, all of the shares of the Acquisition Stock as required by the Registration Agreement.

	3.2	Assignment of Certain Contracts.  Seller shall assign to Buyer all of its rights in and to the contracts attached hereto as Exhibit "D" and incorporated herein by this reference, which contracts are related to the portion of Seller's business being purchase by Buyer.

IV.	THE CLOSING

	4.1	Closing.  The closing under this Agreement shall be held at the offices of Seller, at the hour of 2:00 p.m., on September 29, 1999, or at such other time or place as the parties may agree upon in writing (the "Closing" or the "Closing Date").

	4.2	Deliveries.

		A.	At the Closing, Seller shall deliver the following:

			1.	A Bill of Sale and Assignment, in the form of Exhibit "E" attached hereto, duly executed;

			2.	An Agreement Not to Compete, in the form of Exhibit "F" attached hereto, duly executed;

			3.	A Confidentiality Agreement, in the form of Exhibit "G" attached hereto, duly executed;

			4.	A Certificate of the President of Seller, in the form of Exhibit "H"
attached hereto, duly executed;

			5.	An opinion of counsel of Seller, in the form of Exhibit "K" attached hereto;

			6.	An opinion of counsel, addressed to Seller, to the effect that Seller shall have complied with the bulk sale laws of the State of Georgia; and

			7.	Any and all consents of third parties required to be obtained by Seller.

		B.	At the Closing, Buyer shall deliver the following:

			1.	A certificate evidencing 53,000 shares (the Acquisition Stock) of the
$.0001 par value common stock of Buyer;

			2.	A Registration Agreement, in the form of Exhibit "C" attached hereto, duly executed;

			3.	An Agreement Not to Compete, in the form of Exhibit "F" attached hereto, duly executed;

			4.	A Confidentiality Agreement, in the form of Exhibit "G" attached hereto, duly executed;

			5.	A Certificate of the President of Buyer, in the form of Exhibit "I"
attached hereto, duly executed; and

			6.	An opinion of counsel of Buyer, in the form of Exhibit "L" attached hereto.

	4.3	Further Deliveries . Each party agrees that, at any time and from time to time after the Closing, it shall, upon the request of the other, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged or delivered all such further acts, assignments, transfers, powers of attorney, documents or assurances as may be required for final and complete implementation of the transactions contemplated herein.

V.	REPRESENTATIONS AND WARRANTIES OF SELLER

	Seller hereby makes the following representations and warranties, all of which shall be made as of and shall be true on, the Closing Date, and all of which shall survive the Closing Date:

	5.1	Organization.  Seller is a corporation duly organized and existing under the laws of the State of Georgia and is in good standing, and has the power and authority to own its properties and carry on its business in the manner in which such business is conducted.

	5.2	Authorization for Agreement.  The execution, delivery and performance of this Agreement by Seller, in accordance with the terms and provisions of this Agreement, have been duly authorized by appropriate action by the board of directors of Seller.

	5.3	Power to Perform.  Seller has full power, right and authority to enter into this Agreement and to perform its obligations under this Agreement, and this Agreement is the legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms.

	5.4	Title to Purchased Assets. The Assets shall be owned by Seller and transferred and sold to Buyer on the Closing Date, free and clear of any liens, claims or encumbrances.

	5.5	Assignability of Contracts.  Seller represents and warrants that the contracts assigned to Buyer (Exhibit "D") are assignable without the consent of the other contracting party or parties, or that any consents necessary have been obtained.

	5.6	Winding Up of Seller.  Seller represents and warrants that, as soon as practicable following the Closing hereunder and after it disposes of the remaining portion of its Internet Service Provider business, it will wind up its affairs and will not, in any manner, engage in business as an
Internet Service Provider.  In this regard, Seller represents and warrants that it is actively seeking a purchaser for the remaining portion of its
Internet Service Provider business not being acquired by Buyer.

	5.7	Cooperation of Seller.  Seller represents and warrants that it will assist and cooperate in the transfer of the Assets to Buyer and with
Buyer's attorneys, accountants and other agents as is necessary for Buyer to comply with applicable provisions of the Securities Act of 1933, as amended (the "'33 Act"), and the Securities Exchange Act of 1934 (the "'34
Act"), including the rules and regulations promulgated thereunder.

	5.8	Receipt of Disclosure.  Seller hereby represents and warrants that it has received and reviewed all of the following documents with respect to
Buyer: (a) Annual Report on Form 10-KSB for the year ended December 31,
1998, (b) Quarterly Report on Form 10-QSB for the period ended March 31,
1999, (c)  Quarterly Report on Form 10-QSB for the period ended June 30,
1999,  (d) Current Report on Form 8-K/A, date of event reported: January
29, 1999, and (e) Current Report on Form 8-K, date of event reported: July
6, 1999.  With respect to such information, Seller further represents and warrants that it has had an opportunity to ask questions of, and to receive answers from, the officers of Buyer.

	5.9	Representations Relating to Acquisition Stock.  Seller represents and warrants to Purchaser that the shares of Acquisition Stock being acquired pursuant to this Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares of Acquisition Stock being issued have not been registered under the '33 Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

	5.10	Consent to Legend.  Seller consents to the placement of a legend restricting future transfer on the share certificates representing the Acquisition Stock delivered hereunder, which legend shall be in the following, or similar, form:

	"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED
WITHOUT REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION."

VI.	REPRESENTATIONS AND WARRANTIES OF BUYER

	Buyer hereby makes the following representations and warranties, all of which shall be made as of, and be true on, the Closing Date, and all of which shall survive the Closing Date:

	6.1	Corporate.  Buyer is a corporation duly organized and existing under the laws of the State of Nevada and is in good standing, and has the power and authority to own its properties and carry on its business in the manner in which such business is to be conducted.

	6.2	Authorization for Agreement.  The execution, delivery and performance of this Agreement by Buyer in accordance with the terms and provisions of this Agreement have been duly authorized by appropriate corporate action of
Buyer.

	6.3	Power to Perform.  Buyer has full power, right and authority to enter into this Agreement and to perform its obligations under this Agreement, and this Agreement is the legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms.

	6.4	Non-disclosure of Customer Information.  Buyer represents and warrants, for itself and for its wholly-owned subsidiary, CyberHighway, Inc., an Idaho corporation, that it shall not, at any time following the closing under this Agreement, disclose to any third party any information regarding any of Seller's customers associated with Seller's Internet
Service Provider business in Demorest, Georgia.

VII.	CONDITIONS TO CLOSING

	7.1	Conditions to Buyer's Obligations.  The obligations of Buyer under this Agreement are subject to the occurrence at or before the Closing Date of the following conditions:

		A.	Seller's representations and warranties shall be true and correct in all material respects as of the Closing Date, and Seller shall have performed and complied with all agreements and conditions of this Agreement to be performed or complied with by Seller before or at the Closing.

		B.	It is expressly understood and agreed that Buyer's obligation to consummate the Closing is conditioned upon the occurrence of each of the events described below at or prior to Closing (which may be waived by Buyer):

			1.	The delivery of an opinion of counsel, addressed to Seller, to the effect that Seller shall have complied with the bulk sale laws of the State of Georgia;

			2.	The execution and delivery of an Agreement Not to Compete, in the form attached hereto as Exhibit "F";

			3.	The execution and delivery of a Confidentiality Agreement, in the form attached hereto as Exhibit "G"; and

			4.	The delivery of an opinion of counsel of Seller, in the form of
Exhibit "K" attached hereto.

	7.2	Conditions to Seller's Obligations.  The obligations of Seller under this Agreement are subject to the occurrence at or before the Closing Date of the following conditions:

		A.	Buyer's representations and warranties shall be true and correct in all material respects as of the Closing, and Buyer shall have performed and complied with all agreements and conditions of this Agreement to be performed or complied with by Buyer before or at the Closing;

		B.	Buyer shall have delivered a certificate representing the Acquisition
Stock, as required in Section 2.3.

		C.	Buyer shall have delivered a duly executed Registration Agreement, in the form of Exhibit "C" attached hereto.

		D.	The delivery of an opinion of counsel of Buyer, in the form of Exhibit
"L" attached hereto.

VIII.	MISCELLANEOUS

	8.1	Sales and Related Taxes.  Any income, sales, purchase, documentary recording, transfer or use tax under the law of any state, county, city or subdivision thereof, which may be due as a result of the transfer of the Assets under this Agreement, shall be paid by Seller.

	8.2	Governing Law.  This Agreement shall be governed by, interpreted under and construed in accordance with the laws of the State of Georgia.

	8.3	Arbitration.  In the event of any dispute between the parties arising out of the performance of this Agreement, both Seller and Buyer agree to settle said dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorney's fees to the prevailing party.

	8.4	Binding Effect.  All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective parties, together with their agents, officers, directors, employees, successors, legal representatives and assigns.

	8.5	Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to its subject matter.

	8.6	Amendments.  No modification, amendment, discharge or change of this
Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.

	8.7	Notices.  All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served when received if delivered by hand or messenger service with proof of receipt of the party to whose attention it is directed, or three business days after deposit in the U.S. Mail, postage prepaid, if forwarded via registered U.S. Mail:

		If to Buyer:       USURF America, Inc.
                               Attention: David M. Loflin
                               8748 Quarters Lake Road
                               Baton Rouge, Louisiana 70809

		with a copy to:    Newlan & Newlan, Attorneys at Law
                              819 Office Park Circle
                              Lewisville, Texas 75057

		If to Seller:     CyberHighway of North Georgia
                              Attention: Anthony Woodall
                              101 Demorest Square, Suite D
                              Demorest, Georgia 30585

		with a copy to:   Winslow H. Verdery, Jr., Esquire
                              P.O. Box 1556
                              Cornelia, Georgia 30531

	or such other address as may be designated in writing to the other parties from time to time.

	8.8	Assignment.  Neither Seller nor Buyer may assign this Agreement or any of their respective rights, nor delegate any of their respective duties or obligations hereunder, without the prior written consent of the other party.

	8.9	Public Announcements.  Buyer shall have the exclusive right to issue a press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement.

	8.10	Termination of Agreement with CyberHighway, Inc.  Upon consummation of the transaction contemplated hereby, Buyer shall cause CyberHighway,
Inc., a wholly-owned subsidiary, to deliver to Seller a letter stating that that certain License Agreement, dated as of December 15, 1997, between
CyberHighway, Inc. and Seller with respect to Seller's Gainesville,
Georgia, operations (the "Gainesville Agreement"), is terminated; provided, however, that Buyer shall not be required to cause CyberHighway, Inc. to deliver such letter, should Seller not be current in its payment obligations under the Gainesville Agreement.

	8.11	Sale of Remaining Assets; Termination of Agreement with CyberHighway,
Inc.  Upon consummation of the transaction contemplated hereby, Buyer shall cause CyberHighway, Inc. to deliver to Seller a letter stating that
CyberHighway, Inc. will not object to the sale of Seller's Habersham
County, Georgia-related assets to a third party and that CyberHighway, Inc.
will agree to terminate that certain License Agreement, dated as of
December 15, 1997, between CyberHighway, Inc. and Seller with respect to
Seller's Demorest, Georgia, operations (the "Demorest Agreement"), upon the closing of any such sale of assets by Seller, except that CyberHighway,
Inc. will agree, if the buyer of such remaining assets of Seller desires, to maintain, at such buyer's expense, the circuit to its Boise, Idaho,
Network Operations Center, through and including February 29, 2000;
provided, however, that Buyer shall not be required to cause CyberHighway,
Inc. to deliver such letter, should Seller not be current in its payment obligations under the Demorest Agreement.

	IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first written above.


                           USURF AMERICA, INC.
ATTEST:


/s/ Waddell D. Loflin      By: /s/ David M. Loflin
Waddell D. Loflin               David M. Lofin
Secretary                       President

                           CYBERHIGHWAY OF NORTH GEORGIA, INC.
ATTEST:


/s/ Grady E. Brooks, Jr.   By: /s/ Anthony Woodall
Grady E. Brooks, Jr.            Anthony Woodall
Secretary                       President

----------------------
EXHIBIT 10.32
----------------------


December 20, 1999

USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

	Re:	Confidentiality Agreement

Gentlemen:

	In connection with the execution of an Asset Purchase Agreement (the "Purchase Agreement") between CyberHighway of North Georgia, Inc. ("CHNG"), and USURF America, Inc., together with affiliates, including, without limitation, Santa Fe Wireless Internet, Inc., USURF America (Alabama),
Inc., CyberHighway, Inc. (collectively, the "Company"), the Company has furnished, or may furnish, to each of the undersigned certain information concerning its business, financial position, operations, business contacts, assets and liabilities, as well as certain items of equipment useful in the Wireless Internet access business. As a condition to the furnishing of such information to each of the undersigned and as a condition to the Company's entering into the Purchase Agreement and in consideration of the Company's entering into the Purchase Agreement, each of the undersigned agrees to treat any information concerning the Company (whether prepared by the Company, its advisors, or otherwise, and irrespective of the form of communication) which is furnished to each of the undersigned or, in the future, will be furnished, by or on behalf of the Company (together with the material described below, herein collectively referred to as the "Confidential Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

	Each of the undersigned understands that the term "Confidential Material" also includes all notes, analysis, compilations, studies, interpretations or other documents prepared by the Company or its representatives which contain, reflect or are based upon, in whole or in part, the information furnished to each of the undersigned. The term "Confidential Material" does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by any of the undersigned, or (B) was lawfully within the possession of any of the undersigned, prior to its being furnished to any of the undersigned by or on behalf of the Company, provided that the source of such information was not known by any of the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, or (C) is disclosed to any of the undersigned by a third party, provided that such third party was not known by any of the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

	Each of the undersigned hereby agrees that it will use the Confidential Material solely in connection with the undersigneds' entering into the Purchase Agreement, that the Confidential Material will be kept confidential and that neither of the undersigned will disclose any of the Confidential Material in any manner whatsoever.

	Each of the undersigned hereby agrees that it shall not reverse engineer, reverse assemble or otherwise attempt to recreate or duplicate any model or working model capable of performing the functions of any portion or all of the Company's Wireless Internet access system included in the Confidential Material.

	In addition, each of the undersigned agrees that, without the prior written consent of the Company, neither of the undersigned will disclose to any other person the fact that the Confidential Material has been made available to each of the undersigned, that discussions or negotiations are taking place concerning a possible transaction involving the Company, or any of the terms, conditions or other facts with respect thereto (including the status thereof), unless, in the opinion of the undersigneds' counsel, such disclosure must be made by any such person in order that any such person not commit a violation of law. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity, but shall not include the Securities and Exchange Commission or the Federal Trade Commission as to any required filing with either such agency.

	In the event that any of the undersigned is requested or required (by oral questions, written interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Material, each of the undersigned will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, any of the undersigned is, nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Material, such person may, without liability hereunder, disclose only that portion of the Confidential Material specifically required by an order of Court. Additionally, each of the undersigned shall make every reasonable effort and take every reasonable action, including, without limitation, by cooperating with the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

	At any time upon the request of the Company, each of the undersigned will promptly deliver to the Company or certify destruction of, at the Company's direction, all Confidential Material (and all copies thereof) furnished to each of the undersigned by or on behalf of the Company pursuant hereto.
All oral Confidential Material provided to each of the undersigned shall continue to be held confidential hereunder. Notwithstanding the return or destruction of the Confidential Material, each of the undersigned will continue to be bound by obligations of confidentiality hereunder.

	Each of the undersigned agrees that the Company, without prejudice to any rights to judicial relief he or it may otherwise have, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement and that each of the undersigned will not oppose the granting of such relief. Each of the undersigned also agrees that he or it will not seek and agrees to waive any requirement for the securing and posting of a bond in connection with the Company's seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that any of the undersigned has breached this letter agreement, then such breaching party will be liable to pay to the Company the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom. Also, in the event a court of competent jurisdiction determines that neither of the undersigned has breached this letter agreement, then the Company will be liable to pay to each of the undersigned the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

	This letter agreement is for the benefit of the Company, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Georgia applicable to agreements made and to be performed wholly within such jurisdiction. This letter agreement shall remain in full force and effect until terminated by the Company.

	Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement.

					Very truly yours,

					CYBERHIGHWAY OF NORTH GEORGIA, INC.

					By: /s/ Anthony Woodall
						Anthony Woodall, President


					/s/ Anthony Woodall
					Anthony Woodall, individually


					/s/ Grady E. Brooks, Jr.
					Grady E. Brooks, Jr., individually

AGREED AND AFFIRMED:

USURF AMERICA, INC.


By: /s/ David M. Loflin
       David M. Loflin
       President

---------------------
EXHIBIT 10.33
---------------------

AGREEMENT NOT TO COMPETE

	THIS AGREEMENT NOT TO COMPETE is entered into by and among USURF America, Inc., a Nevada corporation ("Buyer"), CyberHighway of North Georgia, Inc., a Georgia corporation ("Seller"), Anthony Woodall ("Woodall") and Grady E. Brooks, Jr. ("Brooks").

	WHEREAS, Buyer and Seller are parties to an Asset Purchase Agreement (the "Purchase Agreement"); and

	WHEREAS, as a condition to the Purchase Agreement and in consideration of Buyer's entering into the Purchase Agreement, Seller, Woodall and Brooks have agreed to sign and be bound by this Agreement Not to Compete; and

	NOW, THEREFORE, the parties agree as follows:

	Section 1. Covenant Not to Compete. Seller, Woodall and Brooks acknowledge that Seller, as operator of an Internet Service Provider (ISP) business, and Woodall and Brooks as owners of Seller have received, or may receive, information relating to the national and international business strategies of Buyer and other businesses, units, divisions, subsidiaries or other entities of Buyer. By virtue of the unique status of Seller, Woodall and Brooks in the ISP business, the engagement of Seller, Woodall and Brooks in the ISP business as a competitor of Buyer represents a serious competitive danger to Buyer, and the use of knowledge and information about the business, strategies and plans of Buyer can and would constitute a valuable competitive advantage over Buyer. In view of the foregoing and in consideration of Buyer's entering into the Purchase Agreement, Seller, Woodall and Brooks covenant and agree that, for a period of one year after the closing date under the Purchase Agreement and except as set forth in
Section 2 below, neither of them will engage or be engaged, in any capacity, directly or indirectly, including, but not limited to, as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Buyer, or any of its affiliates, existing on the closing date under the Purchase Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

	Section 2. Continued ISP Operations. Buyer acknowledges that, under the Purchase Agreement, it is to acquire from Seller only a portion of Seller's ISP business. Buyer specifically agrees that Seller may continue to operate that portion of its ISP business not being acquired by Buyer until such other portion of Seller's ISP business shall have been sold to another person; provided, however, that Seller shall, in any event, be entitled to continue to so operate its remaining ISP business only until the close of business December 31, 1999. Should Seller fail to dispose of its remaining ISP business by such date, Seller shall terminate its remaining ISP operations as of such date.

	Section 3. Injunctive Relief. Seller, Woodall and Brooks acknowledge that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Buyer and its affiliates which could not be compensated by money damages. Seller, Woodall and Brooks agree that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consent to the entry of an appropriate judgment enjoining Seller, Woodall and/or Brooks from violating these provisions in the event there is a finding of his or its breach.

	Section 4. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Buyer and its affiliates in any court of competent jurisdiction. If any one of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 4, it is understood that every benefit received by Seller, Woodall and Brooks by virtue of this Agreement is consideration for each separate covenant contained herein.

	Section 5. Governing Law. This Agreement shall be governed by the laws of the State of Georgia.

	Section 6. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Buyer might, in the absence of this Agreement, have at law or in equity.

	Section 7. Arbitration. In the event of any dispute between the parties arising out of the performance of this Agreement, each of the parties agree to settle said dispute through the American Arbitration Association (the "Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorney's fees to the prevailing party.

	Section 8. Binding Effect. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective parties, together with their agents, officers, directors, employees, successors, legal representatives and assigns.

	Section 9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter.

	Section 10. Amendments. No modification, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.

	Section 11. Notices. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served when received if delivered by hand or messenger service with proof of receipt of the party to whose attention it is directed, or three business days after deposit in the U.S. Mail, postage prepaid, if forwarded via registered U.S. Mail:

		If to Buyer:      USURF America, Inc.
                              Attention: David M. Loflin
                              8748 Quarters Lake Road
                              Baton Rouge, Louisiana 70809

		with a copy to:   Newlan & Newlan, Attorneys at Law
                              819 Office Park Circle
                              Lewisville, Texas 75057

           If to Seller,
            Woodall
            or Brooks:        CyberHighway of North Georgia, Inc.
                              101 Demorest Square
                              Suite D
                              Demorest, Georgia 30585

		with a copy to:   Winslow H. Verdery, Jr., Esquire
                              One Professional Drive
                              Baldwin, Georgia 30511

	or such other address as may be designated in writing to the other parties from time to time.

	Section 12. Assignment. Neither party hereto may assign this Agreement or any of their respective rights, nor delegate any of their respective duties or obligations hereunder, without the prior written consent of the other party.

	INTENDING to be legally bound hereby, Buyer, Seller, Woodall and Brooks hereby duly execute this Agreement Not to Compete on the date indicated below.

                              USURF AMERICA, INC.


Date: December 20, 1999       By: /s/ David M.Loflin
                                   David M. Loflin
                                   President

                              CYBERHIGHWAY OF NORTH GEORGIA, INC.


Date: December 20, 1999       By: /s/ Anthony Woodall
                                   Anthony Woodall
                                   President


Date: December 20, 1999       /s/ Anthony Woodall
                              Anthony Woodall, individually


Date: December 20, 1999       /s/ Grady E. Brooks
                              Grady E. Brooks, Jr., individually


-----------------------
EXHIBIT 10.34
-----------------------


December 20, 1999


CyberHighway of North Georgia, Inc.
101 Demorest Square, Suite D
Demorest, Georgia 30585


                       Registration Rights Letter Agreement
Gentlemen:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 53,000 of the shares of the $.0001 par value common stock (the "Subject Shares") of USURF America, Inc., a Nevada corporation
(the "Company"), received, and currently owned, by you under that certain
Asset Purchase Agreement (the "Purchase Agreement") between the Company, and CyberHighway of North Georgia, Inc. It is our understanding that:

	1.	Registration Rights.  At any time subsequent to the closing of the
Purchase Agreement, you may demand of the Company, on one occasion, that up to 53,000 of the shares received by you pursuant to the Purchase Agreement be registered for public sale with the Securities and Exchange Commission
(the "Commission") on the appropriate form of Registration Statement.
Registration of such shares, or any of them, by the Company in a Registration Statement filed without regard to a demand received from you, shall constitute a satisfaction of a demand for such registration. For purposes hereof, upon completion of the closing of the Purchase Agreement, you will be deemed to have made a demand for such registration. In the event of the filing of a Registration Statement by the Company to register shares of the Company for public resale, you will be notified of such proposed registration and given the opportunity to register the registrable portion of your shares at that time. Your failure or refusal to so register your registrable shares at that time will constitute a waiver of your demand registration rights.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by the Company.  The
Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Commission, a
Registration Statement with respect to the Subject Shares and use its best efforts to cause such Registration Statement to become effective, such
Registration Statement to comply as to form and content and in all material respects to the Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Nevada.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

					USURF AMERICA, INC.



					By: /s/ David M. Loflin
						David M. Loflin
						President

AGREED AND ACCEPTED as of the
date and year first above written:

CYBERHIGHWAY OF NORTH GEORGIA, INC.



By: /s/ Anthony Woodall
	Anthony Woodall
	President




---------------------
EXHIBIT 10.35
---------------------


EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between Internet Media Corporation, a duly organized Nevada corporation ("Employer"), and James Kaufman, a resident of the State of California ("Employee").

WITNESSETH:

WHEREAS, Employer is in need of a person with expertise in corporate development strategies, in general, and structuring and negotiating business acquisitions and strategic business alliances and relationships, in particular; and

WHEREAS, Employee has a substantial amount of expertise in corporate development strategies, including negotiating business acquisitions and strategic business alliances and relationships; and

WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth; and

WHEREAS, Employer has accumulated valuable and confidential information including, without limitation, trade secrets and know-how relating to technology, equipment, marketing plans, acquisition plans, sources of supply, business strategies and other business records; and

WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee by Employer and Employee acknowledges that the execution of this Agreement and the entering into of these covenants is an express condition of his employment by Employer and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Agreement; and

NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I. EMPLOYMENT OF EMPLOYEE

Employer hereby employs, engages and hires Employee as Vice President -Corporate Development of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors of Employer. Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

Employee shall devote his full-time efforts to the performance of his duties as Vice President -Corporate Development of Employer.

SECTION II. EMPLOYEE'S PERFORMANCE

Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

SECTION III. COMPENSATION OF EMPLOYEE

Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services hereunder, compensation as follows:

A. Salary. Employee shall be paid as and fora salary the sum of$120,000.00 per year, which salary shall be payable in equal quarterly installments on the 1 st day of each of May, August and November 1999, and February 2000, in arrears, subject to deduction of all lawful and required withholding. Employer may, in its sole discretion, for any payment period hereunder, elect to pay up to 80% of Employee's salary in shares of Employer's $.0001 par value Common Stock. Any such shares so issued to Employee shall be valued as follows: each share of Employer Common Stock shall be issued at a per share price equal to the average of the closing bid prices, as reported by. the OTC Electronic. Bulletin Board or NASDAQ, as the case may be, for the last thirty trading days of the pay period. T~e compensation ~ue Employee shall be divided by the per share value of Employer's Common Stock, as determined by the foregoing formula, to determine the number of shares owed Employee.

B. Insurance and Other Benefits. As further consideration for the covenants contained herein, Employer will provide Employee with such Insurance, welfare, sick leave and other benefits as may be established by Employer from time to time with respect to its employees in accordance with Employer's established procedures. Employee shall be entitled to Directors' and Officers' indemnification insurance coverage to the same extent as is provided to other persons employed as officers of Employer.

C. Other Compensation Plans. Employee shall be entitled to participate, to the same extent as is provided to other persons employed by Employer, in any future stock bonus plan, stock option plan or employee stock ownership plan of Employer.

D. Expenses. It is acknowledged that, during the term of employment, Employee will be required to incur ordinary and necessary business expenses on behalf of Employer in connection with the performance of his duties hereunder. Employer shall reimburse Employee promptly the amount of all such expenses upon presentation of itemized vouchers or other evidence of those expenditures. Any single expense item in excess of $250.00 shall be approved by Employer prior to the incurrence of such expense.

E. Vacations. Employee shall be entitled to three (3) weeks paid vacation each year for the term of this Agreement. Such vacations shall be taken at such times as Employer designates as to time-of-year. Vacation time can be accumulated year-to-year up to three years maximum.

SECTION IV. COMPANY POLICIES

Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION V. CONFIDENTIALITY AGREEMENT; NON-COMPETITION AGREEMENT

A. In consideration of Employer's executing this Agreement, Employee shall have executed, prior to the execution of this Agreement, a Confidentiality Agreement (the "Confidentiality Agreement"), in the form attached hereto as Exhibit "A".

B. In consideration of Employer's executing this Agreement, Employee agrees, effective as of the date hereof, to sign and be bound by the obligations of an Agreement Not to Compete (the "Non-Competition
Agreement"), in the form attached hereto as Exhibit "B".

C. The obligations under the Confidentiality Agreement and the Non-Competition Agreement shall survive the termination of this Agreement.

SECTION VI. RELEASE

In the event Employee becomes entitled to payment pursuant to Section VII(B) hereof, Employee shall, as a condition to such payments being made, execute and deliver to Employer a general release in such form as is reasonably satisfactory to Employer.

SECTION VII. TERM AND TERMINATION

A. Term. The term of this Agreement shall be a period of one year, commencing on the date hereof, subject, however, to prior termination as hereinafter provided. At the expiration date, this Agreement shall be renewed for regular periods of one year, provided neither party hereto submits a written notice of termination within ninety (90) days prior to the termination of either the initial term hereof or any renewal term.

B. Termination. Employer agrees not to terminate this Agreement except for "just cause", and agrees to give Employee written notice of its belief that acts or events constituting "just cause" exist. Employee has the right to cure, within thirty (30) days of Employer's giving of such notice, the acts, events or conditions which led to Employer's notice. For purposes of this Agreement, "just cause" shall mean ( 1) the willful failure or refusal of Employee to implement or follow the written policies or directions of Employer's Board of Directors, provided that Employee's failure or refusal is not based upon Employee's belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Employee's position with Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Employer; (3) conduct which violates the provisions contained in the Confidentiality Agreement or the Non-Competition Agreement; (4) the intentional causing of material damage to Employer's physical property; and (5) any act Involving personal dishonesty or crimInal conduct against Employer.

Although Employer retains the right to terminate Employee for any reason not specified above, Employer agrees that If It dIscharges Employee for any reason other than just cause, as is solely defined above, Employee will be entitled to full compensation, including participation in all benefit programs, for six (6) months or the remainder of the current term, original or renewal, as the case may be, of employment, whichever is more.

If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated. However, all defined compensation, benefits and reimbursements which accrued prior to Employee's ceasing employment or termination, will become immediately due and payable.

Should Employee voluntarily cease his employment, Employee retains the right to participate for the period of this Agreement in Employee's medical insurance plan and will be responsible for 100% of the cost of participation.

SECTION VIII. COMPLETE AGREEMENT

This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

SECTION IX. WAIVER; MODIFICATION

The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section IX may not be waived except as herein set forth.

SECTION X. SEVERABILITY

All agreements and covenants contained herein are severable, and in the event anyone of them, with the exception of those contained in Sections I, III, IV and V hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

SECTION XI. NOTICES

Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XII. CORPORATE AUTHORITY OF EMPLOYER

The provisions of this Agreement required to be approved by the Board of Directors of Employer have been so approved and authorized.

SECTION XIII. REPRESENTATIONS OF EMPLOYEE

A. Employee is under no legal disability with respect to his entering into this Agreement.

B. Employee represents and warrants to the Company that any shares of the Company that may be acquired by him pursuant to this Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that any of the shares that may be issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

C. Employee represents and warrants that he has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Employee acknowledges that it is aware that the Company is substantially illiquid and is dependent upon the receipt of substantial funds in order to complete its business objectives.

D. Employee acknowledges that any share certificate or certificates of the Company that may be issued to him pursuant to this Agreement will bear a legend restricting future transfer in the following, or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT
REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."

SECTION XIV. COUNTERPARTS

This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XV. BENEFIT

The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term "Employer" shall be deemed to include any joint venture, partnership, limited liability company, corporation or other juridical entity, in which Employer shall have an interest, financial or otherwise.

SECTION XVI. ARBITRATION

The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the Dallas, Texas, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

Notwithstanding the provisions contained in the foregoing paragraph, the parties hereto agree that Employer may, at its election and without delivering the notice to Employee required in Section VII(B) hereof, seek injunctive or other equitable relief from a court of competent jurisdiction for a violation or violations by Employee of the Confidentiality Agreement or the Non-Competition Agreement.

SECTION XVII. GOVERNING LAW

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Louisiana, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Louisiana shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 19th day of March, 1999.

"EMPLOYER":                       "EMPLOYEE":

INTERNET MEDIA CORPORATION
                                  /s/ James Kaufman
                                  James Kaufman, individually
By: /s/ David M. Loflin
     David M. Loflin President

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EXHIBIT 10.36
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March 19, 1999

Internet Media Corporation
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Re: Confidentiality Agreement

Gentlemen:

In connection with the execution of an employment agreement (the "Employment Agreement"} between the undersigned and Internet Media Corporation (together with affiliates, the "Company"}, the Company will furnish to the undersigned certain information concerning its business, financial position, operations, business contacts, assets and liabilities, as well as certain items of equipment useful in the Wireless Internet access business. As a condition to such information's being furnished to the undersigned and as a condition to the undersigned's entering into an employment agreement with the Company, the undersigned agrees to treat any information concerning the Company (whether prepared by the Company, its advisors, or otherwise, and irrespective of the form of communication} which is furnished to the undersigned now or in the future by or on behalf of the Company (together with the material described below, herein collectively referred to as the "Confidential Material"} in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

The undersigned understands that the term "Confidential Material" also includes all notes, analysis, compilations, studies, interpretations or other documents prepared by the Company or its representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the undersigned. The term "Confidential Material" does not include information which (A} is or becomes generally available to the public other than as a result of a disclosure by the undersigned, or (B} was lawfully within the undersigned's possession prior to its being furnished to the undersigned by or on behalf of the Company, provided that the source of such information was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, or (C} is disclosed to the undersigned by a third party, provided that such third party was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

The undersigned hereby agrees that he will use the Confidential Material solely in connection with the undersigned's performance of his duties under the employment agreement, that the Confidential Material will be kept confidential and that the undersigned will not disclose any of the Confidential Material in any manner whatsoever.

The undersigned hereby agrees that he shall not reverse engineer, reverse assemble or otherwise attempt to recreate or duplicate any model or working model capable of performing the functions of any portion or all of the Company's Wireless Internet access system included in the Confidential Material.

In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not disclose to any other person the fact that the Confidential Material has been made available to the undersigned, that discussions or negotiations are taking place concerning a possible transaction involving the Company, or any of the terms, conditions or other facts with respect thereto (including the status thereof}, unless, in the opinion of the undersigned's counsel, such disclosure must be made by the undersigned in order that the undersigned not commit a violation of law. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity, but shall not include the Securities and Exchange Commission or the Federal Trade Commission as to any required filing with either such agency.

In the event that the undersigned is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process} to disclose any of the Confidential Material, the undersigned will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the undersigned is, nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Material, the undersigned may, without liability hereunder, disclose only that portion of the Confidential Material specifically required by an order of Court. Additionally, the undersigned shall make every reasonable effort and take every reasonable action, including, without limitation, by cooperating with the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

Upon termination of the Employment Agreement or at any time upon the request of the Company, the undersigned will promptly deliver to the Company or certify destruction of, at the Company's direction, all Confidential Material (and all copies thereof) furnished to the undersigned by or on behalf of the Company pursuant hereto. All oral Confidential Material provided to the undersigned shall continue to be held confidential hereunder. Notwithstanding the return or destruction of the Confidential Material, the undersigned will continue to be bound by obligations of confidentiality hereunder.

The undersigned agrees that the Company, without prejudice to any rights to judicial relief he may otherwise have, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement and that the undersigned will not oppose the granting of such relief. The undersigned also agrees that he will not seek and agrees to waive any requirement for the securing and posting of a bond in connection with the Company's seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that the undersigned has breached this letter agreement, then the undersigned will be liable to pay to the Company the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom. Also, in the event a court of competent jurisdiction determines that the undersigned has not breached this letter agreement, then the Company will be liable to pay to the undersigned the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

This letter agreement is for the benefit of the Company, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Idaho applicable to agreements made and to be performed wholly within such jurisdiction. This letter agreement shall remain in full force and effect until terminated by the Company.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement.

Very truly yours,

/s/ James Kaufman
James Kaufman

AGREED AND ACCEPTED as of the date first written above:
INTERNET MEDIA CORPORATION

By: /s/ David W. Loflin
     David W. Loflin
     President

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EXHIBIT 10.37
-----------------------


AGREEMENT NOT TO COMPETE

THIS AGREEMENT NOT TO COMPETE is entered into by and between Internet Media Corporation, a Nevada corporation ("Employer"), and James Kaufman
("Employee").

WHEREAS, Employee is employed by Employer as Vice President -Corporate Development, pursuant to an employment agreement (the "Employment
Agreement); and

WHEREAS, as a condition to such Employment Agreement, Employee has agreed to sign and be bound by this Agreement Not to Compete; and

NOW, THEREFORE, the parties agree as follows:

Section 1. Covenant Not to Compete. Employee acknowledges that, as a key management employee of Employer, Employee will be involved, on a high level, in the development, implementation and management of the national and international business strategies and plans of Employer, which shall consist of Employer and such other business, units, divisions, subsidiaries or other entities of Employer, as Employer shall determine in its sole discretion from time to time. By virtue of Employee's unique and sensitive position and special background, employment of Employee by a competitor of Employer represents a serious competitive danger to Employer, and the use of Employee's talent and knowledge and information about Employer's business, strategies and plans can and would constitute a valuable competitive advantage over Employer. In view of the foregoing, Employee covenants and agrees that, if Employee's employment with Employer is terminated for any reason at any time, for a period of one year after the date of such termination, Employee will not in any capacity, directly or indirectly, including, but not limited to, as employee, agent, consultant, manager, executive, owner or stockholder ( except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Employer on the date of termination. This Agreement Not to Compete shall survive the termination or expiration of the Employment Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

Section 2. Continuing Obligations. Employee agrees that, for one year following his termination of employment with Employer, Employee shall keep Employer informed of the identification of Employee's employer and the nature of such employment or of Employee's self-employment. Employer agrees that, within fifteen days after receiving notice pursuant to this Section 2 of the identification of the prospective employer, the nature of the employment or self-employment or any change therein, Employer will advise Employee as to whether such employment constitutes a violation of Section 1 hereof.

Section 3. Injunctive Relief. Employee acknowledges that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Employer and its affiliates which could not be compensated by money damages. Employee agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining Employee from violating these provisions in the event there is a find of their breach.

Section 4. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Employer and its affiliates in any court of competent jurisdiction. If anyone of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 4, it is understood that every benefit received by Employee by virtue of this Agreement is consideration for each separate covenant contained herein.

Section 5. Governing Law. This Agreement shall be governed by the laws of the State of Louisiana.

Section 6. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Employer might, in the absence of this Agreement, have at law or in equity.

INTENDING to be legally bound hereby, Employer and Employee hereby duly execute this Agreement Not to Compete on the date indicated below.

Date: March 19, 1999

EMPLOYER:

INTERNET MEDIA CORPORATION

By: /s/ David M. Loflin
    David M. Loflin President

EMPLOYEE:

/s/ James Kaufman
James Kaufman, individually


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EXHIBIT 10.38
----------------------

EMPLOYMENT AGREEMENT

	THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between USURF America, Inc., a duly organized Nevada corporation ("Employer"), and Darrell Davis, a resident of the State of Louisiana ("Employee").

	W I T N E S S E T H:

	WHEREAS, Employer is in need of persons with expertise in computer hardware and the operations of an Internet Service Provider; and

	WHEREAS, Employee has a substantial amount of expertise in computer hardware and the operations of an Internet Service Provider; and

	WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth; and

	WHEREAS, Employer and its affiliates have accumulated valuable and confidential information, including, without limitation, trade secrets and know-how relating to technology, equipment, marketing plans, acquisition plans, sources of supply, business strategies and other business records; and

	WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee by Employer and Employee acknowledges that the execution of this Agreement and the entering into of these covenants is an express condition of his employment by Employer and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Agreement; and

	WHEREAS, Employer and Employee desire that this Agreement replace Employee's current Employment Agreement with Santa Fe Wireless Internet, Inc., a New Mexico corporation, a wholly-owned subsidiary of Employer; and

	NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I.  EMPLOYMENT OF EMPLOYEE

	Employer hereby employs, engages and hires Employee as Vice President - U.S. Internet Operations of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors of Employer. Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

	Employee shall devote his full-time efforts to the performance of his duties as Vice President - U.S. Internet Operations of Employer.

SECTION II.  EMPLOYEE'S PERFORMANCE

	Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

SECTION III.  COMPENSATION OF EMPLOYEE

	Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services hereunder, compensation as follows:

	A.	Bonus.  In consideration of Employee's executing this Employment
Agreement, Employer shall issue to Employee, as a bonus, 10,000 shares of its $.0001 par value common stock. It is agreed by Employer and Employee that such bonus shares shall be valued at $3.00 per share, or $30,000, in the aggregate.

	B.	Salary.  Employee shall be paid as and for a salary the sum of $75,000 per year, which salary shall be payable in equal installments on the 1st and 15th days of each calendar month, in arrears, subject to deduction of all lawful and required withholding; provided, however, that Employee shall receive a cost of living increase as follows:

		Commencing on the first annual anniversary of this Agreement and continuing on the like day of each year thereafter during the term of this Agreement (hereinafter the "adjustment date"), the annual salary set forth herein shall be Employee's prior year's salary increased by the percentage of the All Item Index, Southwest Region VI, All Urban Consumers, U.S. City Average as published by the United States Department of Labor in its publication "The Consumer Price Index" (hereinafter the "CPI") representing the increases during the period from the thirteenth (13th) immediately preceding the pertinent adjustment date through the second month of immediately preceding the pertinent adjustment date. For example, if the CPI had increased by 5% during said 12 month period, Employee's annual salary would be $78,750 for the next year of employment.

	C.	Insurance and Other Benefits.  As further consideration for the covenants contained herein, Employer will provide Employee with such insurance, welfare, sick leave and other benefits as may be established by Employer from time to time with respect to its employees in accordance with Employer's established procedures. Employee shall be entitled to Directors' and Officers' indemnification insurance coverage to the same extent as is provided to other persons employed as officers of Employer.

	D.	Other Compensation Plans.  Employee shall be entitled to participate, to the same extent as is provided to other persons employed by Employer, in any future stock bonus plan, stock option plan or employee stock ownership plan of Employer.

	E.	Expenses.  It is acknowledged that, during the term of employment,
Employee will be required to incur ordinary and necessary business expenses on behalf of Employer in connection with the performance of his duties hereunder. Employer shall reimburse Employee promptly the amount of all such expenses upon presentation of itemized vouchers or other evidence of those expenditures. Any single expense item in excess of $100.00 shall be approved by Employer prior to the incurrence of such expense.

	F.	Vacations.  Employee shall be entitled to three (3) weeks paid vacation each year for the term of this Agreement.  Such vacations shall be taken at such times as Employer designates as to time-of-year.  Vacation time can be accumulated year-to-year up to three years maximum.

SECTION IV.  COMPANY POLICIES

	Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION V.  CONFIDENTIALITY AGREEMENT; NON-COMPETITION AGREEMENT

	A.	In consideration of Employer's executing this Agreement, Employee shall have executed, prior to the execution of this Agreement, a Confidentiality
Agreement (the "Confidentiality Agreement"), in the form attached hereto as
Exhibit "A".

	B.	In consideration of Employer's executing this Agreement, Employee agrees, effective as of the date hereof, to sign and be bound by the obligations of an Agreement Not to Compete (the "Non-Competition
Agreement"), in the form attached hereto as Exhibit "B".

	C.	The obligations under the Confidentiality Agreement and the
Non-Competition Agreement shall survive the termination of this Agreement.

SECTION VI.  RELEASE

	In the event Employee becomes entitled to payment pursuant to Section VII(B) hereof, Employee shall, as a condition to such payments being made, execute and deliver to Employer a general release in such form as is reasonably satisfactory to Employer.

SECTION VII.  TERM AND TERMINATION

	A.	Term.  The term of this Agreement shall be a period of three years, commencing on the date hereof.  At the expiration date, this Agreement shall be renewed for additional one-year periods, provided neither party hereto submits a written notice of termination within sixty (60) days prior to the termination of either the initial term hereof or any renewal term.

	B.	Termination.  Employer agrees not to terminate this Agreement except for "just cause", and agrees to give Employee written notice of its belief that acts or events constituting "just cause" exist.  Employee has the right to cure, within thirty (30) days of Employer's giving of such notice, the acts, events or conditions which led to Employer's notice.  For purposes of this Agreement, "just cause" shall mean (1) the willful failure or refusal of Employee to implement or follow the written policies or directions of Employer's Board of Directors, provided that Employee's failure or refusal is not based upon Employee's belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Employee's position with
Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Employer; (3) conduct which violates the provisions contained in the Confidentiality Agreement or the
Non-Competition Agreement; (4) the intentional causing of material damage to Employer's physical property; and (5) any act involving personal dishonesty or criminal conduct against Employer.

		Although Employer retains the right to terminate Employee for any reason not specified above, Employer agrees that if it discharges Employee for any reason other than just cause, as is solely defined above, Employee will be entitled to full compensation, including participation in all benefit programs, for six (6) months or the remainder of the current term, original or renewal, as the case may be, of employment, whichever is more.

		If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated.  However, all defined compensation, benefits and reimbursements which accrued prior to Employee's ceasing employment or termination, will become immediately due and payable.

		Should Employee voluntarily cease his employment, Employee retains the right to participate for the period of this Agreement in Employee's medical insurance plan and will be responsible for 100% of the cost of participation.

SECTION VIII.  COMPLETE AGREEMENT

	This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

	Employer and Employer both acknowledge and agree that, upon the mutual execution of this Agreement, Employee's existing employment agreement with Santa Fe Wireless Internet, Inc., a New Mexico corporation, Employer's wholly-owned subsidiary, shall be terminated.

SECTION IX.  WAIVER; MODIFICATION

	The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section IX may not be waived except as herein set forth.

SECTION X.  SEVERABILITY

	All agreements and covenants contained herein are severable, and in the event any one of them, with the exception of those contained in Sections I, III, IV and V hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

SECTION XI.  NOTICES

	Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XII.  CORPORATE AUTHORITY OF EMPLOYER

	The execution of this Agreement by Employer has been approved by the Executive Committee of the Board of Directors of Employer have been so approved and authorized.

SECTION XIII.  REPRESENTATIONS OF EMPLOYEE

	Employee hereby represents to Employer:

	A.	No Legal Disability. Employee is under no legal disability with respect to his entering into this Agreement.

	B.	Receipt of Disclosure.  Employee hereby represents and warrants that he has received and reviewed (1) Employer's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission ("SEC"), (2) Employer's
Quarterly Reports on Form 10-QSB, as filed with the SEC, (3) Employer's
Current Reports on Form 8-K, as amended and as filed with the SEC.  With respect to such information, Employee further represents and warrants that he has had an opportunity to ask questions of, and to receive answers from, the officers of Employer.

	C.	Representations Relating to Employer Common Stock.  Employee represents and warrants to Employer that the shares of Employer common stock being acquired pursuant to this Employment Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in
Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

	D.	Consent to Legend.  Employee consents to the placement of a legend restricting future transfer on the share certificates representing the Employer common stock delivered hereunder, which legend shall be in the following, or similar, form:

		"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE
UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE
SECURITIES ACT OF 1933, AS AMENDED.  THE STOCK MAY NOT BE TRANSFERRED
WITHOUT REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION."

SECTION XIV.  COUNTERPARTS

	This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XV.  BENEFIT

	The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term "Employer" shall be deemed to include Employer, any joint venture, partnership, limited liability company, corporation or other juridical entity, in which Employer shall have an interest, financial or otherwise.

SECTION XVI.  ARBITRATION

	The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the Dallas, Texas, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

	Notwithstanding the provisions contained in the foregoing paragraph, the parties hereto agree that Employer may, at its election and without delivering the notice to Employee required in Section VII(B) hereof, seek injunctive or other equitable relief from a court of competent jurisdiction for a violation or violations by Employee of the Confidentiality Agreement or the Non-Competition Agreement.

SECTION XVII.  LEGAL REPRESENTATION

	Employer and Employee both acknowledge that each has utilized separate legal counsel with respect to this Agreement. Specifically, Employee acknowledges that the law firm of Newlan & Newlan has drafted this Agreement on behalf of Employer. EMPLOYEE IS ADMONISHED TO SEEK HIS OWN
LEGAL COUNSEL.

SECTION XVIII.  GOVERNING LAW

	It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Louisiana, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Louisiana shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 4th day of October, 1999.

USURF AMERICA , INC.


By: /s/ David M. Loflin
     David M. Loflin
     President


/s/ Darrell Davis
Darrell Davis


---------------------
EXHIBIT 10.39
---------------------

October 4, 1999


USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

	Re:	Confidentiality Agreement

Gentlemen:

	In connection with the execution of an employment agreement (the "Employment Agreement") between the undersigned and USURF America, Inc. (together with affiliates, including, without limitation, Santa Fe Wireless Internet, Inc. and CyberHighway, Inc., the "Company"), the Company will furnish to the undersigned certain information concerning its business, financial position, operations, business contacts, assets and liabilities, as well as certain items of equipment useful in the Wireless Internet access business. As a condition to such information's being furnished to the undersigned and as a condition to the undersigned's entering into an employment agreement with the Company, the undersigned agrees to treat any information concerning the Company (whether prepared by the Company, its advisors, or otherwise, and irrespective of the form of communication) which is furnished to the undersigned now or in the future by or on behalf of the Company (together with the material described below, herein collectively referred to as the "Confidential Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

	The undersigned understands that the term "Confidential Material" also includes all notes, analysis, compilations, studies, interpretations or other documents prepared by the Company or its representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the undersigned. The term "Confidential Material" does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by the undersigned, or (B) was lawfully within the undersigned's possession prior to its being furnished to the undersigned by or on behalf of the Company, provided that the source of such information was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, or (C) is disclosed to the undersigned by a third party, provided that such third party was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

	The undersigned hereby agrees that he will use the Confidential Material solely in connection with the undersigned's performance of his duties under the employment agreement, that the Confidential Material will be kept confidential and that the undersigned will not disclose any of the Confidential Material in any manner whatsoever.

	The undersigned hereby agrees that he shall not reverse engineer, reverse assemble or otherwise attempt to recreate or duplicate any model or working model capable of performing the functions of any portion or all of the Company's Wireless Internet access system included in the Confidential
Material.

	In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not disclose to any other person the fact that the Confidential Material has been made available to the undersigned, that discussions or negotiations are taking place concerning a possible transaction involving the Company, or any of the terms, conditions or other facts with respect thereto (including the status thereof), unless, in the opinion of the undersigned's counsel, such disclosure must be made by the undersigned in order that the undersigned not commit a violation of law. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity, but shall not include the Securities and Exchange Commission or the Federal Trade Commission as to any required filing with either such agency.

	In the event that the undersigned is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Material, the undersigned will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the undersigned is, nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Material, the undersigned may, without liability hereunder, disclose only that portion of the Confidential Material specifically required by an order of Court. Additionally, the undersigned shall make every reasonable effort and take every reasonable action, including, without limitation, by cooperating with the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

	Upon termination of the Employment Agreement or at any time upon the request of the Company, the undersigned will promptly deliver to the Company or certify destruction of, at the Company's direction, all Confidential Material (and all copies thereof) furnished to the undersigned by or on behalf of the Company pursuant hereto. All oral Confidential Material provided to the undersigned shall continue to be held confidential hereunder. Notwithstanding the return or destruction of the Confidential Material, the undersigned will continue to be bound by obligations of confidentiality hereunder.

	The undersigned agrees that the Company, without prejudice to any rights to judicial relief he may otherwise have, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement and that the undersigned will not oppose the granting of such relief. The undersigned also agrees that he will not seek and agrees to waive any requirement for the securing and posting of a bond in connection with the Company's seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that the undersigned has breached this letter agreement, then the undersigned will be liable to pay to the Company the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom. Also, in the event a court of competent jurisdiction determines that the undersigned has not breached this letter agreement, then the Company will be liable to pay to the undersigned the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

	This letter agreement is for the benefit of the Company, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Louisiana applicable to agreements made and to be performed wholly within such jurisdiction. This letter agreement shall remain in full force and effect until terminated by the Company.

	Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement.

Very truly yours,

/s/ Darrell Davis
Darrell Davis

AGREED AND ACCEPTED as
of the date first written above:

USURF AMERICA, INC.


By: /s/ David M. Loflin
     David M. Loflin
     President



----------------------
EXHIBIT 10.40
----------------------

AGREEMENT NOT TO COMPETE

	THIS AGREEMENT NOT TO COMPETE is entered into by and between USURF America, Inc., a Nevada corporation ("Employer"), and Darrell Davis ("Employee").

	WHEREAS, Employee is employed by Employer as Vice President - U.S. Internet Operations, pursuant to an employment agreement (the "Employment Agreement"); and

	WHEREAS, as a condition to such employment, Employee has agreed to sign and be bound by this Agreement Not to Compete; and

	NOW, THEREFORE, the parties agree as follows:

	Section 1. Covenant Not to Compete. Employee acknowledges that, as a key management employee of Employer, Employee will be involved, on a high level, in the development, implementation and management of the national and international business strategies and plans of Employer, which shall consist of Employer and such other business units, divisions, subsidiaries or other entities of Employer as Employer shall determine in its sole discretion from time to time. By virtue of Employee's unique and sensitive position and special background, employment of Employee by a competitor of Employer represents a serious competitive danger to Employer, and the use of Employee's talent and knowledge and information about Employer's business, strategies and plans can and would constitute a valuable competitive advantage over Employer. In view of the foregoing, Employee covenants and agrees that, if (i) Employee's employment with Employer is terminated for any reason at any time for just cause or (ii) if Employee voluntarily resigns from his employment with Employer, then, for a period of one year after the date of such termination, Employee will not engage or be engaged as, in any capacity, directly or indirectly, including, but not limited to, employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Employer on the date of termination. This Agreement Not to Compete shall survive the termination or expiration of the Employment Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

	For purposes of this Agreement, "just cause" shall have the same meaning as set forth in Section VII(B) of the Employment Agreement of even date between the parties.

	Section 2. Continuing Obligations. Employee agrees that, for one year following (i) his termination of employment with Employer for just cause or
(ii) his resignation as an employee of Employer, Employee shall keep
Employer informed of the identification of Employee's employer and the nature of such employment or of Employee's self-employment. Employer agrees that, within fifteen days after receiving notice pursuant to this
Section 2 of the identification of the prospective employer, the nature of the employment or self-employment or any change therein, Employer will advise Employee as to whether such employment constitutes a violation of
Section 1 hereof.

	Section 3. Injunctive Relief. Employee acknowledges that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Employer and its affiliates which could not be compensated by money damages. Employee agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining Employee from violating these provisions in the event there is a find of their breach.

	Section 4. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Employer and its affiliates in any court of competent jurisdiction. If any one of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 4, it is understood that every benefit received by Employee by virtue of this Agreement is consideration for each separate covenant contained herein.

	Section 5. Governing Law. This Agreement shall be governed by the laws of the State of Louisiana.

	Section 6. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Employer might, in the absence of this Agreement, have at law or in equity.

	INTENDING to be legally bound hereby, Employer and Employee hereby duly execute this Agreement Not to Compete on the date indicated below.

                              USURF AMERICA, INC.


	Date: October 4, 1999   By: /s/ David M. Loflin
                                   David M. Loflin
                                   President



	Date: October 4, 1999     /s/ Darrell Davis
                                Darrell Davis

---------------------
EXHIBIT 10.41
---------------------


EMPLOYMENT AGREEMENT

	THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between Internet Media Corporation, a duly organized Nevada corporation ("Employer"), and David M. Loflin, a resident of the State of Louisiana ("Employee").

	W I T N E S S E T H:

	WHEREAS, Employer is in need of persons with expertise in general business and expertise in radio frequency engineering; and

	WHEREAS, Employee has a substantial amount of expertise in general business and possesses expertise in radio frequency engineering; and

	WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth; and

	WHEREAS, Employer and its affiliates have accumulated valuable and confidential information, including, without limitation, trade secrets and know-how relating to technology, equipment, marketing plans, acquisition plans, sources of supply, business strategies and other business records; and

	WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee by Employer and Employee acknowledges that the execution of this Agreement and the entering into of these covenants is an express condition of his employment by Employer and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Agreement; and

	NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I.  EMPLOYMENT OF EMPLOYEE

	Employer hereby employs, engages and hires Employee as President of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors of Employer. Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

	Employee shall devote his full-time efforts to the performance of his duties as President of Employer.

SECTION II.  EMPLOYEE'S PERFORMANCE

	Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

SECTION III.  COMPENSATION OF EMPLOYEE

	Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services hereunder, compensation as follows:


	A.	Salary.  Employee shall be paid as and for a salary the sum of $150,000 per year, which salary shall be payable in equal installments on the 1st and 15th days of each calendar month, in arrears, subject to deduction of all lawful and required withholding.

	B.	Insurance and Other Benefits.  As further consideration for the covenants contained herein, Employer will provide Employee with such insurance, welfare, sick leave and other benefits as may be established by Employer from time to time with respect to its employees in accordance with Employer's established procedures. Employee shall be entitled to Directors' and Officers' indemnification insurance coverage to the same extent as is provided to other persons employed as officers of Employer.

	C.	Other Compensation Plans.  Employee shall be entitled to participate, to the same extent as is provided to other persons employed by Employer, in any future stock bonus plan, stock option plan or employee stock ownership plan of Employer.

	D.	Expenses.  It is acknowledged that, during the term of employment,
Employee will be required to incur ordinary and necessary business expenses on behalf of Employer in connection with the performance of his duties hereunder. Employer shall reimburse Employee promptly the amount of all such expenses upon presentation of itemized vouchers or other evidence of those expenditures.

	E.	Vacations.  Employee shall be entitled to three (3) weeks paid vacation each year for the term of this Agreement.  Such vacations shall be taken at such times as Employer designates as to time-of-year.  Vacation time can be accumulated year-to-year up to three years maximum.

SECTION IV.  COMPANY POLICIES

	Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION V.  CONFIDENTIALITY AGREEMENT; NON-COMPETITION AGREEMENT

	A.	In consideration of Employer's executing this Agreement, Employee shall have executed, prior to the execution of this Agreement, a Confidentiality
Agreement (the "Confidentiality Agreement"), in the form attached hereto as
Exhibit "A".

	B.	In consideration of Employer's executing this Agreement, Employee agrees, effective as of the date hereof, to sign and be bound by the obligations of an Agreement Not to Compete (the "Non-Competition
Agreement"), in the form attached hereto as Exhibit "B".

	C.	The obligations under the Confidentiality Agreement and the
Non-Competition Agreement shall survive the termination of this Agreement.

SECTION VI.  RELEASE

	In the event Employee becomes entitled to payment pursuant to Section VII(B) hereof, Employee shall, as a condition to such payments being made, execute and deliver to Employer a general release in such form as is reasonably satisfactory to Employer.

SECTION VII.  TERM AND TERMINATION

	A.	Term.  The term of this Agreement shall be a period of seven years, commencing on the date hereof.  At the expiration date, this Agreement shall be renewed for additional one-year periods, provided neither party hereto submits a written notice of termination within sixty (60) days prior to the termination of either the initial term hereof or any renewal term.

	B.	Termination.  Employer agrees not to terminate this Agreement except for "just cause", and agrees to give Employee written notice of its belief that acts or events constituting "just cause" exist.  Employee has the right to cure, within thirty (30) days of Employer's giving of such notice, the acts, events or conditions which led to Employer's notice.  For purposes of this Agreement, "just cause" shall mean (1) the willful failure or refusal of Employee to implement or follow the written policies or directions of Employer's Board of Directors, provided that Employee's failure or refusal is not based upon Employee's belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Employee's position with
Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Employer; (3) conduct which violates the provisions contained in the Confidentiality Agreement or the
Non-Competition Agreement; (4) the intentional causing of material damage to Employer's physical property; and (5) any act involving personal dishonesty or criminal conduct against Employer.

		Although Employer retains the right to terminate Employee for any reason not specified above, Employer agrees that if it discharges Employee for any reason other than just cause, as is solely defined above, Employee will be entitled to full compensation, including participation in all benefit programs, for six (6) months or the remainder of the current term, original or renewal, as the case may be, of employment, whichever is more.

		If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated.  However, all defined compensation, benefits and reimbursements which accrued prior to Employee's ceasing employment or termination, will become immediately due and payable.

		Should Employee voluntarily cease his employment, Employee retains the right to participate for the period of this Agreement in Employee's medical insurance plan and will be responsible for 100% of the cost of participation.

SECTION VIII.  COMPLETE AGREEMENT

	This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.



SECTION IX.  WAIVER; MODIFICATION

	The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section IX may not be waived except as herein set forth.

SECTION X.  SEVERABILITY

	All agreements and covenants contained herein are severable, and in the event any one of them, with the exception of those contained in Sections I, III, IV and V hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

SECTION XI.  NOTICES

	Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XII.  CORPORATE AUTHORITY OF EMPLOYER

	The execution of this Agreement by Employer has been approved by the Board of Directors of Employer and the execution of this Agreement by the officers of Employer has been so approved and authorized.

SECTION XIII.  REPRESENTATIONS OF EMPLOYEE

	Employee hereby represents to Employer that he is under no legal disability with respect to his entering into this Agreement.

SECTION XIV.  COUNTERPARTS

	This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XV.  BENEFIT

	The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term "Employer" shall be deemed to include Employer, any joint venture, partnership, limited liability company, corporation or other juridical entity, in which Employer shall have an interest, financial or otherwise.

SECTION XVI.  ARBITRATION

	The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the Dallas, Texas, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

	Notwithstanding the provisions contained in the foregoing paragraph, the parties hereto agree that Employer may, at its election and without delivering the notice to Employee required in Section VII(B) hereof, seek injunctive or other equitable relief from a court of competent jurisdiction for a violation or violations by Employee of the Confidentiality Agreement or the Non-Competition Agreement.

SECTION XVII.  GOVERNING LAW

	It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Louisiana, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Louisiana shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of June, 1999.


INTERNET MEDIA CORPORATION


By: /s/ Waddell D. Loflin
     Waddell D. Loflin
     Vice President


/s/ David M. Loflin
David M. Loflin

----------------------
EXHIBIT 10.42
----------------------

June 1, 1999


Internet Media Corporation
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

	Re:	Confidentiality Agreement

Gentlemen:

	In connection with the execution of an employment agreement (the "Employment Agreement") between the undersigned and Internet Media Corporation (together with affiliates, including, without limitation, CyberHighway, Inc., the "Company"), the Company will furnish to the undersigned certain information concerning its business, financial position, operations, business contacts, assets and liabilities, as well as certain items of equipment useful in the Wireless Internet access business.
 As a condition to such information's being furnished to the undersigned and as a condition to the undersigned's entering into an employment agreement with the Company, the undersigned agrees to treat any information concerning the Company (whether prepared by the Company, its advisors, or otherwise, and irrespective of the form of communication) which is furnished to the undersigned now or in the future by or on behalf of the Company (together with the material described below, herein collectively referred to as the "Confidential Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

	The undersigned understands that the term "Confidential Material" also includes all notes, analysis, compilations, studies, interpretations or other documents prepared by the Company or its representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the undersigned. The term "Confidential Material" does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by the undersigned, or (B) was lawfully within the undersigned's possession prior to its being furnished to the undersigned by or on behalf of the Company, provided that the source of such information was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, or (C) is disclosed to the undersigned by a third party, provided that such third party was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

	The undersigned hereby agrees that he will use the Confidential Material solely in connection with the undersigned's performance of his duties under the employment agreement, that the Confidential Material will be kept confidential and that the undersigned will not disclose any of the Confidential Material in any manner whatsoever.

	The undersigned hereby agrees that he shall not reverse engineer, reverse assemble or otherwise attempt to recreate or duplicate any model or working model capable of performing the functions of any portion or all of the Company's Wireless Internet access system included in the Confidential
Material.

	In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not disclose to any other person the fact that the Confidential Material has been made available to the undersigned, that discussions or negotiations are taking place concerning a possible transaction involving the Company, or any of the terms, conditions or other facts with respect thereto (including the status thereof), unless, in the opinion of the undersigned's counsel, such disclosure must be made by the undersigned in order that the undersigned not commit a violation of law. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity, but shall not include the Securities and Exchange Commission or the Federal Trade Commission as to any required filing with either such agency.

	In the event that the undersigned is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Material, the undersigned will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the undersigned is, nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Material, the undersigned may, without liability hereunder, disclose only that portion of the Confidential Material specifically required by an order of Court. Additionally, the undersigned shall make every reasonable effort and take every reasonable action, including, without limitation, by cooperating with the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

	Upon termination of the Employment Agreement or at any time upon the request of the Company, the undersigned will promptly deliver to the Company or certify destruction of, at the Company's direction, all Confidential Material (and all copies thereof) furnished to the undersigned by or on behalf of the Company pursuant hereto. All oral Confidential Material provided to the undersigned shall continue to be held confidential hereunder. Notwithstanding the return or destruction of the Confidential Material, the undersigned will continue to be bound by obligations of confidentiality hereunder.

	The undersigned agrees that the Company, without prejudice to any rights to judicial relief he may otherwise have, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement and that the undersigned will not oppose the granting of such relief. The undersigned also agrees that he will not seek and agrees to waive any requirement for the securing and posting of a bond in connection with the Company's seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that the undersigned has breached this letter agreement, then the undersigned will be liable to pay to the Company the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom. Also, in the event a court of competent jurisdiction determines that the undersigned has not breached this letter agreement, then the Company will be liable to pay to the undersigned the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

	This letter agreement is for the benefit of the Company, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Louisiana applicable to agreements made and to be performed wholly within such jurisdiction. This letter agreement shall remain in full force and effect until terminated by the Company.

	Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement.

Very truly yours,

/s/ David M. Loflin
David M. Loflin


AGREED AND ACCEPTED as
of the date first written above:

INTERNET MEDIA CORPORATION


By: /s/ Waddell D. Loflin
     Waddell D. Loflin
     Vice President


------------------------
EXHIBIT 10.43
------------------------


AGREEMENT NOT TO COMPETE

	THIS AGREEMENT NOT TO COMPETE is entered into by and between Internet Media Corporation, a Nevada corporation ("Employer"), and David M. Loflin ("Employee").

	WHEREAS, Employee is employed by Employer as President, pursuant to an employment agreement (the "Employment Agreement"); and

	WHEREAS, as a condition to such employment, Employee has agreed to sign and be bound by this Agreement Not to Compete; and

	NOW, THEREFORE, the parties agree as follows:

	Section 1. Covenant Not to Compete. Employee acknowledges that, as a key management employee of Employer, Employee will be involved, on a high level, in the development, implementation and management of the national and international business strategies and plans of Employer, which shall consist of Employer and such other business units, divisions, subsidiaries or other entities of Employer as Employer shall determine in its sole discretion from time to time. By virtue of Employee's unique and sensitive position and special background, employment of Employee by a competitor of Employer represents a serious competitive danger to Employer, and the use of Employee's talent and knowledge and information about Employer's business, strategies and plans can and would constitute a valuable competitive advantage over Employer. In view of the foregoing, Employee covenants and agrees that, if (i) Employee's employment with Employer is terminated for any reason at any time for just cause or (ii) if Employee voluntarily resigns from his employment with Employer, then, for a period of one year after the date of such termination, Employee will not engage or be engaged as, in any capacity, directly or indirectly, including, but not limited to, employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Employer on the date of termination. This Agreement Not to Compete shall survive the termination or expiration of the Employment Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

	For purposes of this Agreement, "just cause" shall have the same meaning as set forth in Section VII(B) of the Employment Agreement of even date between the parties.

	Section 2. Continuing Obligations. Employee agrees that, for one year following (i) his termination of employment with Employer for just cause or
(ii) his resignation as an employee of Employer, Employee shall keep
Employer informed of the identification of Employee's employer and the nature of such employment or of Employee's self-employment. Employer agrees that, within fifteen days after receiving notice pursuant to this
Section 2 of the identification of the prospective employer, the nature of the employment or self-employment or any change therein, Employer will advise Employee as to whether such employment constitutes a violation of
Section 1 hereof.

	Section 3. Injunctive Relief. Employee acknowledges that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Employer and its affiliates which could not be compensated by money damages. Employee agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining Employee from violating these provisions in the event there is a find of their breach.

	Section 4. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Employer and its affiliates in any court of competent jurisdiction. If any one of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 4, it is understood that every benefit received by Employee by virtue of this Agreement is consideration for each separate covenant contained herein.

	Section 5. Governing Law. This Agreement shall be governed by the laws of the State of Louisiana.

	Section 6. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Employer might, in the absence of this Agreement, have at law or in equity.

	INTENDING to be legally bound hereby, Employer and Employee hereby duly execute this Agreement Not to Compete on the date indicated below.

                           INTERNET MEDIA CORPORATION


	Date: June 1, 1999   By: /s/ Waddell D. Loflin
                                Waddell D. Loflin
                                Vice President



	Date: June 1, 1999   /s/ David M. Loflin
                           David M. Loflin


-------------------------
EXHIBIT 10.44
-------------------------

EMPLOYMENT AGREEMENT

	THIS EMPLOYMENT AGREEMENT ("Agreement") is made by and between Internet Media Corporation, a duly organized Nevada corporation ("Employer"), and Waddell D. Loflin, a resident of the State of Louisiana ("Employee").

	W I T N E S S E T H:

	WHEREAS, Employer is in need of persons with expertise in general business and extensive managerial experience; and

	WHEREAS, Employee has a substantial amount of expertise in general business and possesses extensive managerial experience; and

	WHEREAS, Employee is willing to be employed by Employer, and Employer is willing to employ Employee, on the terms, covenants and conditions hereinafter set forth; and

	WHEREAS, Employer and its affiliates have accumulated valuable and confidential information, including, without limitation, trade secrets and know-how relating to technology, equipment, marketing plans, acquisition plans, sources of supply, business strategies and other business records; and

	WHEREAS, the giving of the covenants contained herein is a condition precedent to the employment of Employee by Employer and Employee acknowledges that the execution of this Agreement and the entering into of these covenants is an express condition of his employment by Employer and that said covenants are given in consideration for such employment and the other benefits conferred upon him by this Agreement; and

	NOW, THEREFORE, in consideration of such employment and other valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby agree as follows:

SECTION I.  EMPLOYMENT OF EMPLOYEE

	Employer hereby employs, engages and hires Employee as Vice President of Employer, and Employee hereby accepts and agrees to such hiring, engagement and employment, subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors of Employer.
Employee shall perform duties as are customarily performed by one holding such position in other, same or similar businesses or enterprises as that engaged in by Employer, and shall also additionally render such other and unrelated services and duties as may be assigned to him from time to time by Employer.

	Employee shall devote his full-time efforts to the performance of his duties as Vice President of Employer.

SECTION II.  EMPLOYEE'S PERFORMANCE

	Employee hereby agrees that he will, at all times, faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer.

SECTION III.  COMPENSATION OF EMPLOYEE

	Employer shall pay Employee, and Employee shall accept from Employer, in full payment for Employee's services hereunder, compensation as follows:


	A.	Salary.  Employee shall be paid as and for a salary the sum of $100,000 per year, which salary shall be payable in equal installments on the 1st and 15th days of each calendar month, in arrears, subject to deduction of all lawful and required withholding.

	B.	Insurance and Other Benefits.  As further consideration for the covenants contained herein, Employer will provide Employee with such insurance, welfare, sick leave and other benefits as may be established by Employer from time to time with respect to its employees in accordance with Employer's established procedures. Employee shall be entitled to Directors' and Officers' indemnification insurance coverage to the same extent as is provided to other persons employed as officers of Employer.

	C.	Other Compensation Plans.  Employee shall be entitled to participate, to the same extent as is provided to other persons employed by Employer, in any future stock bonus plan, stock option plan or employee stock ownership plan of Employer.

	D.	Expenses.  It is acknowledged that, during the term of employment,
Employee will be required to incur ordinary and necessary business expenses on behalf of Employer in connection with the performance of his duties hereunder. Employer shall reimburse Employee promptly the amount of all such expenses upon presentation of itemized vouchers or other evidence of those expenditures.

	E.	Vacations.  Employee shall be entitled to three (3) weeks paid vacation each year for the term of this Agreement.  Such vacations shall be taken at such times as Employer designates as to time-of-year.  Vacation time can be accumulated year-to-year up to three years maximum.

SECTION IV.  COMPANY POLICIES

	Employee agrees to abide by the policies, rules, regulations or usages applicable to Employee as established by Employer from time to time and provided to Employee in writing.

SECTION V.  CONFIDENTIALITY AGREEMENT; NON-COMPETITION AGREEMENT

	A.	In consideration of Employer's executing this Agreement, Employee shall have executed, prior to the execution of this Agreement, a Confidentiality
Agreement (the "Confidentiality Agreement"), in the form attached hereto as
Exhibit "A".

	B.	In consideration of Employer's executing this Agreement, Employee agrees, effective as of the date hereof, to sign and be bound by the obligations of an Agreement Not to Compete (the "Non-Competition
Agreement"), in the form attached hereto as Exhibit "B".

	C.	The obligations under the Confidentiality Agreement and the
Non-Competition Agreement shall survive the termination of this Agreement.

SECTION VI.  RELEASE

	In the event Employee becomes entitled to payment pursuant to Section VII(B) hereof, Employee shall, as a condition to such payments being made, execute and deliver to Employer a general release in such form as is reasonably satisfactory to Employer.

SECTION VII.  TERM AND TERMINATION

	A.	Term.  The term of this Agreement shall be a period of seven years, commencing on the date hereof.  At the expiration date, this Agreement shall be renewed for additional one-year periods, provided neither party hereto submits a written notice of termination within sixty (60) days prior to the termination of either the initial term hereof or any renewal term.

	B.	Termination.  Employer agrees not to terminate this Agreement except for "just cause", and agrees to give Employee written notice of its belief that acts or events constituting "just cause" exist.  Employee has the right to cure, within thirty (30) days of Employer's giving of such notice, the acts, events or conditions which led to Employer's notice.  For purposes of this Agreement, "just cause" shall mean (1) the willful failure or refusal of Employee to implement or follow the written policies or directions of Employer's Board of Directors, provided that Employee's failure or refusal is not based upon Employee's belief in good faith, as expressed to Employer in writing, that the implementation thereof would be unlawful; (2) conduct which is inconsistent with Employee's position with
Employer and which results in a material adverse effect (financial or otherwise) or misappropriation of assets of Employer; (3) conduct which violates the provisions contained in the Confidentiality Agreement or the
Non-Competition Agreement; (4) the intentional causing of material damage to Employer's physical property; and (5) any act involving personal dishonesty or criminal conduct against Employer.

		Although Employer retains the right to terminate Employee for any reason not specified above, Employer agrees that if it discharges Employee for any reason other than just cause, as is solely defined above, Employee will be entitled to full compensation, including participation in all benefit programs, for six (6) months or the remainder of the current term, original or renewal, as the case may be, of employment, whichever is more.

		If Employee should cease his employment hereunder voluntarily for any reason, or is terminated for just cause, all compensation and benefits payable to Employee shall thereupon, without any further writing or act, cease, lapse and be terminated.  However, all defined compensation, benefits and reimbursements which accrued prior to Employee's ceasing employment or termination, will become immediately due and payable.

		Should Employee voluntarily cease his employment, Employee retains the right to participate for the period of this Agreement in Employee's medical insurance plan and will be responsible for 100% of the cost of participation.

SECTION VIII.  COMPLETE AGREEMENT

	This Agreement contains the complete agreement concerning the employment arrangement between the parties hereto and shall, as of the effective date hereof, supersede all other agreements between the parties. The parties hereto stipulate that neither of them has made any representation with respect to the subject matter of this Agreement or any representations including the execution and delivery hereof, except such representations as are specifically set forth herein and each of the parties hereto acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties hereto further acknowledge that any payments or representations that may have heretofore been made by either of them to the other are of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.



SECTION IX.  WAIVER; MODIFICATION

	The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach hereof. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereto arising out of, or affecting, this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Section IX may not be waived except as herein set forth.

SECTION X.  SEVERABILITY

	All agreements and covenants contained herein are severable, and in the event any one of them, with the exception of those contained in Sections I, III, IV and V hereof, shall be held to be invalid in any proceeding or litigation between the parties, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

SECTION XI.  NOTICES

	Any and all notices will be sufficient if furnished in writing, sent by registered mail to his last known residence, in case of Employee, or, in case of Employer, to its principal office address.

SECTION XII.  CORPORATE AUTHORITY OF EMPLOYER

	The execution of this Agreement by Employer has been approved by the Board of Directors of Employer and the execution of this Agreement by the officers of Employer has been so approved and authorized.

SECTION XIII.  REPRESENTATIONS OF EMPLOYEE

	Employee hereby represents to Employer that he is under no legal disability with respect to his entering into this Agreement.

SECTION XIV.  COUNTERPARTS

	This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original and, together, shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

SECTION XV.  BENEFIT

	The provisions of this Agreement shall extend to the successors, surviving corporations and assigns of Employer and to any purchaser of substantially all of the assets and business of Employer. The term "Employer" shall be deemed to include Employer, any joint venture, partnership, limited liability company, corporation or other juridical entity, in which Employer shall have an interest, financial or otherwise.

SECTION XVI.  ARBITRATION

	The parties agree that any dispute arising between them related to this Agreement or the performance hereof shall be submitted for resolution to the American Arbitration Association for arbitration in the Dallas, Texas, office of the Association under the then-current rules of arbitration. The Arbitrator or Arbitrators shall have the authority to award to the prevailing party its reasonable costs and attorneys fees. Any award of the Arbitrators may be entered as a judgment in any court competent jurisdiction.

	Notwithstanding the provisions contained in the foregoing paragraph, the parties hereto agree that Employer may, at its election and without delivering the notice to Employee required in Section VII(B) hereof, seek injunctive or other equitable relief from a court of competent jurisdiction for a violation or violations by Employee of the Confidentiality Agreement or the Non-Competition Agreement.

SECTION XVII.  GOVERNING LAW

	It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Louisiana, and that, in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Louisiana shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any such action or special proceeding may be instituted.

	IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 1st day of June, 1999.

INTERNET MEDIA CORPORATION


By: /s/ David M. Loflin
     David M. Loflin
     President


/s/ Waddell D. Loflin
Waddell D. Loflin

---------------------
EXHIBIT 10.45
---------------------

June 1, 1999


Internet Media Corporation
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

	Re:	Confidentiality Agreement

Gentlemen:

	In connection with the execution of an employment agreement (the "Employment Agreement") between the undersigned and Internet Media Corporation (together with affiliates, including, without limitation, CyberHighway, Inc., the "Company"), the Company will furnish to the undersigned certain information concerning its business, financial position, operations, business contacts, assets and liabilities, as well as certain items of equipment useful in the Wireless Internet access business.
 As a condition to such information's being furnished to the undersigned and as a condition to the undersigned's entering into an employment agreement with the Company, the undersigned agrees to treat any information concerning the Company (whether prepared by the Company, its advisors, or otherwise, and irrespective of the form of communication) which is furnished to the undersigned now or in the future by or on behalf of the Company (together with the material described below, herein collectively referred to as the "Confidential Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

	The undersigned understands that the term "Confidential Material" also includes all notes, analysis, compilations, studies, interpretations or other documents prepared by the Company or its representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the undersigned. The term "Confidential Material" does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by the undersigned, or (B) was lawfully within the undersigned's possession prior to its being furnished to the undersigned by or on behalf of the Company, provided that the source of such information was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, or (C) is disclosed to the undersigned by a third party, provided that such third party was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

	The undersigned hereby agrees that he will use the Confidential Material solely in connection with the undersigned's performance of his duties under the employment agreement, that the Confidential Material will be kept confidential and that the undersigned will not disclose any of the Confidential Material in any manner whatsoever.

	The undersigned hereby agrees that he shall not reverse engineer, reverse assemble or otherwise attempt to recreate or duplicate any model or working model capable of performing the functions of any portion or all of the Company's Wireless Internet access system included in the Confidential
Material.

	In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not disclose to any other person the fact that the Confidential Material has been made available to the undersigned, that discussions or negotiations are taking place concerning a possible transaction involving the Company, or any of the terms, conditions or other facts with respect thereto (including the status thereof), unless, in the opinion of the undersigned's counsel, such disclosure must be made by the undersigned in order that the undersigned not commit a violation of law. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity, but shall not include the Securities and Exchange Commission or the Federal Trade Commission as to any required filing with either such agency.

	In the event that the undersigned is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Material, the undersigned will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the undersigned is, nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Material, the undersigned may, without liability hereunder, disclose only that portion of the Confidential Material specifically required by an order of Court. Additionally, the undersigned shall make every reasonable effort and take every reasonable action, including, without limitation, by cooperating with the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

	Upon termination of the Employment Agreement or at any time upon the request of the Company, the undersigned will promptly deliver to the Company or certify destruction of, at the Company's direction, all Confidential Material (and all copies thereof) furnished to the undersigned by or on behalf of the Company pursuant hereto. All oral Confidential Material provided to the undersigned shall continue to be held confidential hereunder. Notwithstanding the return or destruction of the Confidential Material, the undersigned will continue to be bound by obligations of confidentiality hereunder.

	The undersigned agrees that the Company, without prejudice to any rights to judicial relief he may otherwise have, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement and that the undersigned will not oppose the granting of such relief. The undersigned also agrees that he will not seek and agrees to waive any requirement for the securing and posting of a bond in connection with the Company's seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that the undersigned has breached this letter agreement, then the undersigned will be liable to pay to the Company the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom. Also, in the event a court of competent jurisdiction determines that the undersigned has not breached this letter agreement, then the Company will be liable to pay to the undersigned the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

	This letter agreement is for the benefit of the Company, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Louisiana applicable to agreements made and to be performed wholly within such jurisdiction. This letter agreement shall remain in full force and effect until terminated by the Company.

	Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement.

Very truly yours,

/s/ Waddell D. Loflin
Waddell D. Loflin

AGREED AND ACCEPTED as
of the date first written above:

INTERNET MEDIA CORPORATION


By: /s/ David M. Loflin
     David M. Loflin
     President


----------------------
EXHIBIT 10.46
----------------------

AGREEMENT NOT TO COMPETE

	THIS AGREEMENT NOT TO COMPETE is entered into by and between Internet Media Corporation, a Nevada corporation ("Employer"), and Waddell D. Loflin ("Employee").

	WHEREAS, Employee is employed by Employer as Vice President, pursuant to an employment agreement (the "Employment Agreement"); and

	WHEREAS, as a condition to such employment, Employee has agreed to sign and be bound by this Agreement Not to Compete; and

	NOW, THEREFORE, the parties agree as follows:

	Section 1. Covenant Not to Compete. Employee acknowledges that, as a key management employee of Employer, Employee will be involved, on a high level, in the development, implementation and management of the national and international business strategies and plans of Employer, which shall consist of Employer and such other business units, divisions, subsidiaries or other entities of Employer as Employer shall determine in its sole discretion from time to time. By virtue of Employee's unique and sensitive position and special background, employment of Employee by a competitor of Employer represents a serious competitive danger to Employer, and the use of Employee's talent and knowledge and information about Employer's business, strategies and plans can and would constitute a valuable competitive advantage over Employer. In view of the foregoing, Employee covenants and agrees that, if (i) Employee's employment with Employer is terminated for any reason at any time for just cause or (ii) if Employee voluntarily resigns from his employment with Employer, then, for a period of one year after the date of such termination, Employee will not engage or be engaged as, in any capacity, directly or indirectly, including, but not limited to, employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Employer on the date of termination. This Agreement Not to Compete shall survive the termination or expiration of the Employment Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

	For purposes of this Agreement, "just cause" shall have the same meaning as set forth in Section VII(B) of the Employment Agreement of even date between the parties.

	Section 2. Continuing Obligations. Employee agrees that, for one year following (i) his termination of employment with Employer for just cause or
(ii) his resignation as an employee of Employer, Employee shall keep
Employer informed of the identification of Employee's employer and the nature of such employment or of Employee's self-employment. Employer agrees that, within fifteen days after receiving notice pursuant to this
Section 2 of the identification of the prospective employer, the nature of the employment or self-employment or any change therein, Employer will advise Employee as to whether such employment constitutes a violation of
Section 1 hereof.

	Section 3. Injunctive Relief. Employee acknowledges that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Employer and its affiliates which could not be compensated by money damages. Employee agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining Employee from violating these provisions in the event there is a find of their breach.

	Section 4. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Employer and its affiliates in any court of competent jurisdiction. If any one of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 4, it is understood that every benefit received by Employee by virtue of this Agreement is consideration for each separate covenant contained herein.

	Section 5. Governing Law. This Agreement shall be governed by the laws of the State of Louisiana.

	Section 6. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Employer might, in the absence of this Agreement, have at law or in equity.

	INTENDING to be legally bound hereby, Employer and Employee hereby duly execute this Agreement Not to Compete on the date indicated below.

                             INTERNET MEDIA CORPORATION


	Date: June 1, 1999     By: /s/ David M. Loflin
                                  David M. Loflin
                                  President



	Date: June 1, 1999     /s/ Waddell D. Loflin
                             Waddell D. Loflin




-----------------------
EXHIBIT 10.48
-----------------------

Note: Certain material, indicated by three asterisks (***), has been omitted from this document, pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted material has been filed separately with the Securities and Exchange Commission.

WHOLESALE CUSTOMER -DIAL ACCESS AGREEMENT
This Agreement ("Agreement) entered into as of the Effective Date by and between ioNET Inc., (a division of PSINet) an Oklahoma Corporation ("ioNET"), and USURF America, Inc. a Nevada Corporation ("WHOLESALE CUSTOMER").

WHEREAS, ioNET is an Internet service provider offering a wide range of Services for businesses; and

WHEREAS, WHOLESALE CUSTOMER wishes to purchase Dial Access
Services (Service") from ioNET for the purpose of reselling such Service to its customers (each, an "END-USER" and, collectively, the "END-USERS") under a private label.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1.
Definitions.

1.1 Agreement
"Agreement" means this agreement and all attachments, schedules and/or exhibits thereto.

1.2 Dial Access
"Dial Access" means ioNET (and in some cases, PSINet, ioNET s parent) making available logical ports on access servers in its POPs, pursuant to its Dial Service and under the terms and conditions of this Agreement, to receive incoming analog or ISDN calls from an END-USER to establish a TCP/IP connection between a single Host and the Network and the Internet.

1 .3 Effective Date
"Effective Date" means the date on which this Agreement is signed by both parties, or by the last party to sign if the parties sign on different dates.

1.4 END-USER
"END-USER" means the purchaser of Dial Access Service directly from the WHOLESALE CUSTOMER.

1.5 Host
"Host" means a computer with a network (or IP) address.

1.6 Network
"Network" means the combination of ioNET and its parent, PSINet Inc., operated equipment, servers, circuits, and other data transmission facilities comprising its TCP/IP wide-area network and which, together with other publicly-accessible TCP/IP networks, comprises the global Internet.

1.7 POP
"POP" means a Network 'point-of-presence" where ioNET (and its parent PSINet Inc.) data communications equipment and servers are located to provide END-USERS with access to the Network and the Internet by means of the Services.

1.8 Program Level
"Program Level" means the specific revenue rate (as described in the Schedule B) which the WHOLESALE CUSTOMER has committed to reach by the end of the Ramp Period and to maintain thereafter.

1.9 Ramp Period
"Ramp Period" means the length of time from the Effective Date by the end of which the WHOLESALE CUSTOMER has committed to attain the revenue rate corresponding to the WHOLESALE CUSTOMER'S selected Program Level.

1.10 Service Agreement
"Service Agreement" means a legally binding agreement between WHOLESALE CUSTOMER and an END-USER for Dial Access Service, subject to the applicable terms and conditions of this Agreement.

1.11 Service
"Service" means the Dial Access Internet services and any Option offered by ioNET for resale to END-USERS by the WHOLESALE CUSTOMER.

2.
Resale of Services.

2.1 General.
WHOLESALE CUSTOMER shall purchase from ioNET, and ioNET shall sell to WHOLESALE CUSTOMER for resale to its END-USERS, Dial Access Service ("Service"). Specification, at the prices described in Schedule B, attached hereto and incorporated herein by reference. ioNET shall invoice WHOLESALE CUSTOMER for Service with recurring charges commencing on the first day END-USER accesses the Network. WHOLESALE CUSTOMER commits to reach, by the end of the Ramp Period, the revenue tier corresponding with the Program Level selected by WHOLESALE CUSTOMER in Schedule B through its total payments to ioNET for the Service (excluding taxes).

2.2 Dial Access.
ioNET shall provide to WHOLESALE CUSTOMER, for resale to its END-
USERS, Dial Access through either analog or digital (ISDN, using one or two B channels where available) dial-up telephone service, for the fees set forth in Schedule B. Each END-USER is solely and exclusively responsible for obtaining analog or ISDN telephone service to place the data call to ioNET s POP, and for all charges relating to such service (unless WHOLESALE CUSTOMER assumes such obligations on behalf of its END-USERS). ioNET assumes no liability or responsibility to WHOLESALE CUSTOMER, END-USER or any third party for long distant toll charges incurred by WHOLESALE CUSTOMER, END-USER or any third party using the Service.

2.3 Limits on Orders.
WHOLESALE CUSTOMER may order Dial Access on behalf of its present or future END-USERS and there shall b no limit on the number of END-USERS who may use the Network. WHOLESALE CUSTOMER acknowledges, however, that Network capacity cannot be guaranteed, therefore, ioNET may limit WHOLESALE CUSTOMER'S requests to add additional END-USERS because there is insufficient capacity on the Network or in the POP to provide Dial Access to the number of END-USERS requested.

2.4 Service Process Modification.
ioNET reserves the right in its sole discretion to modify its Service delivery process from time to time, and ioNET wi provide a minimum thirty
(30) days written notice (e-mail notice shall constitute notice) to WHOLESALE CUSTOMER of any material modification,. WHOLESALE CUSTOMER agrees to implement and communicate an such changes to END-USERS where necessary to set END-USER S expectations properly.

2.5 Addition of ioNET Services.
The parties may agree to include additional ioNET services under this Agreement from time to time. If so, such additional ioNET services shall be added only by a written modification in the form of an Agreement Amendment.

2.6 License for Services.

2.6.1 Grant of License.
Subject to the terms of this Agreement, ioNET hereby grants to WHOLESALE CUSTOMER a limited, non-exclusive, revocable license to, within the 48 contiguous United States, market, distribute, and resell the Service directly to END-USERS under WHOLESALE CUSTOMER'S private label.

2.6.2 Limitations on License.
The grant of the foregoing license shall not entitle or in any way be construed to entitle WHOLESALE CUSTOMER to (a) use ioNET trademarks, trade names, copyrighted material, service marks and/or logos in connection with WHOLESALE CUSTOMER'S sales, advertisements and promotion of the Services, except in materials provided (or approved prior to WHOLESALE CUSTOMER'S use thereof) by ioNET; (b) distribute any Services in violation any United States governmental export restriction; (c) sublicense or assign any of its rights under this Agreement, except as may be expressly permitted by this Agreement; or (d) make any agreement or incur any liability for or on behalf of ioNET, except as may be expressly permitted by this Agreement.

2.7
Required Terms in Service Agreements.
WHOLESALE CUSTOMER'S Service Agreements with its END-USERS shall contain, or be substantially similar to (subject to ioNET s approval), the provisions and specifications set forth in Schedule A, attached hereto and incorporated herein by reference, and shall not contain provisions inconsistent or in conflict therewith. ioNET shall provide WHOLESALE CUSTOMER with notice of revisions to the provisions and specifications set forth in Schedule A, and WHOLESALE CUSTOMER shall take steps immediately to modify its Service Agreements with END-USERS to reflect the revisions.

2.8 Emergency Termination.
Within twenty four (24) hours of written notice from WHOLESALE CUSTOMER, or of electronic notice by fax or electronic mail ("e-mail") with receipt confirmed, ioNET will, when directed by WHOLESALE CUSTOMER in an emergency, suspend, disable, or terminate the Services of any END-USER.

2.9 Second-Level Technical Support.
ioNET, through its staff or through a third party, shall provide directly to WHOLESALE CUSTOMER'S designated technical contacts only (as identified by WHOLESALE CUSTOMER on a ioNET -provided form), at no additional charge, reasonable second-level technical support for the Services provided herein and for Network problems. However, under no circumstances shall ioNET provide any type of technical support, customer service, or problem escalation support directly to END-USERS. WHOLESALE CUSTOMER shall not disclose to its END-USERS any of the contact information for ioNET s or the third party's staff provided to WHOLESALE CUSTOMER for its exclusive use.

3.
WHOLESALE CUSTOMER'S Obligations.

3.1 Technical Support, Customer Service, and Problem Escalation Support WHOLESALE CUSTOMER shall be exclusively responsible for all technical support, customer service, and problem escalation support for its END-USERS. Under no circumstances shall WHOLESALE CUSTOMER refer END-USER phone calls, e-mail, or other communications to any ioNET or third party staff. All communications by WHOLESALE CUSTOMER relating to END-USER problems or concerns shall be made directly and exclusively between ioNET (or its designated third party) and WHOLESALE CUSTOMER'S designated technical contacts.

3.2 END-USER Billing.
WHOLESALE CUSTOMER shall be responsible for all pricing and service plans, billing and collections with respect to END-USERS. WHOLESALE CUSTOMER is solely responsible for establishing and collecting END-USER fees for Service sold to END-USERS and for preparing and delivering invoices to END-USERS. WHOLESALE CUSTOMER is responsible for payment of all ioNET charges, pursuant to Section 6 hereof, regardless of whether WHOLESALE CUSTOMER is paid by its END-USERS.

3.3 Limitation on Warranties and Representations.
Neither WHOLESALE CUSTOMER nor its agents shall offer warranties or representations for the Service which would obligate or otherwise bind ioNET beyond any warranty or representation expressly set forth in this Agreement, or make any other warranties, promises or representations with respect to the
Service or the Network, to any END-USER, prospective END-USER, or any other person or entity.

3.4 Compliance with Net-Abuse Policy.
WHOLESALE CUSTOMER, END-USERS, and any other users of WHOLESALE
CUSTOMER'S connection to ioNET, are required to comply with PSINet's Net-Abuse Policy ("Policy") as currently set forth on PSINets Web site (http://www.psi.net) and as the Policy may be modified by ioNET or PSINet in its sole discretion from time to time. Any content, material, message, or data made available or transmitted through the Network, wherever it is sent from, viewed, received, or retrieved, that is in violation of (a) any local, state, federal, foreign, or international law, regulation or treaty, or (b) the Policy, is prohibited. In the event of violation of the above by any END-USER or WHOLESALE CUSTOMER, ioNET (acting for or through its parent, PSINet) may suspend or terminate Services to any such END USER or to WHOLESALE CUSTOMER or may terminate this Agreement, as set forth in Section 5.3.2.1. In addition to any activity of its own in violation of the above, WHOLESALE CUSTOMER shall also be deemed to have violated this Section if one or more of its END-USERS exhibit persistent, repeated violations or a pattern of violations which WHOLESALE CUSTOMER fails to stop after reasonable notice in light of the circumstances, or if WHOLESALE CUSTOMER permits the re-enablement of an END-USER S Service (through the same or a different account) after suspension or termination by ioNET due to a violation of this Section.

3.5 Forecast.
WHOLESALE CUSTOMER shall provide to ioNET, on a monthly basis in conjunction with the Monthly Account Review described in the ISP Service Specifications, a four-month rolling forecast of the number of END-USERS expected to purchase each type of Service and the POPs to which they are expected to connect. WHOLESALE CUSTOMER acknowledges that Network capacity can only be planned with such forecasts, therefore WHOLESALE CUSTOMER agrees to provide realistic forecasts as provided above.

3.6 Registration
WHOLESALE CUSTOMER shall provide to ioNET a list of registered END
USERS. Only registered END USERS shall have access to the Network. ioNET will design and maintain a special website through which WHOLESALE CUSTOMER will register END USERS. ioNET requires read-only access to WHOLESALE CUSTOMER'S authentication data base, in order to provide the most efficient means of developing a list of registered END USERS; otherwise, WHOLESALE CUSTOMER is responsible for registering END USERS in a timely manner. Only registered END USERS will be allowed to access the Network; violation of this clause can result in termination of this agreement pursuant to section
5.3.2.2. below.

4.
Payment.

4.1 Payment Terms.
Subject to Section 4.5, below, ioNET shall invoice WHOLESALE CUSTOMER monthly, either in arrears or in advance, depending on the Service, for all fees for Service under this Agreement. In every case, WHOLESALE CUSTOMER agrees to pay for all Service utilized by WHOLESALE CUSTOMER. All invoices will be payable within fifteen (15) days of date of invoice (the "Due Date").

4.2 Late Payment Charges.
Delinquent payments are subject to a late payment charge accruing from the Due Date at the rate of prime plus one and one-half percent (1.5%) per month, or portion thereof, of the amount due (but not to exceed the maximum lawful rate).

4.3 Consequences of Non-Payment.
In the event WHOLESALE CUSTOMER does not remit payment for Undisputed Charges (defined as all charges invoiced to WHOLESALE CUSTOMER except for any specified amounts which WHOLESALE CUSTOMER disputes in good faith, with reference to specific provisions of this Agreement, and with supporting factual documentation) within five (5) days after the Due Date, ioNET may, at its option and with seventy two (72) hours prior written notice, delivered via fax transmission and overnight courier, suspend Service to WHOLESALE CUSTOMER and/or END-USERS, and/or charge applicable late-payment fees pursuant to Section 4.2; or as an alternative to such suspension, and at its sole option, ioNET may terminate this Agreement for material breach under the provisions of Section 5.3.2, and, in addition, notwithstanding any restrictions on the use of Confidential Information, may directly solicit END USERS to become customers of ioNET instead of WHOLESALE CUSTOMER In the event ioNET chooses not to exercise its option to terminate, ioNET shall resume providing Service as soon a. is reasonably practical upon receipt of such payment, and in such event WHOLESALE CUSTOMER shall pay ioNET 15% of previous months billing, which shall be invoiced and paid in accordance with this Section.

4.4 Taxes.
All charges to WHOLESALE CUSTOMER hereunder are exclusive of federal, state, local and foreign sales, use, excise, utility, gross receipts and value added (VAT) taxes and other similar tax-hike charges, including tax-related surcharges or applicable tariffs, which WHOLESALE CUSTOMER agrees to pay. In the event that WHOLESALE CUSTOMER provides ioNET with a duly authorized exemption certificate, ioNET agrees to exempt WHOLESALE CUSTOMER in accordance with the law, effective on the date the exemption certificate is received by ioNET.

4.5 Payment History .
WHOLESALE CUSTOMER agrees that ioNET may request at any time that an appropriate reporting agency furnish information to ioNET to enable it to assess WHOLESALE CUSTOMER'S payment history. The billing arrangement set forth above constitute an ordinary trade account and not the extension of "credit". WHOLESALE CUSTOMER acknowledges that ioNET reserves the right to alter the billing arrangements to WHOLESALE CUSTOMER either before or after acceptance of this Agreement based on the resulting information.

5.
Term and Termination.

5.1 Term.
The initial term of this Agreement shall be two (2) years beginning on the Effective Date of this agreement.

5.2 Renewal.
Following 1he initial term, this Agreement will be automatically renewed for successive one-year terms unless either party notifies the other party in writing of its intention not to renew at least thirty (30) days prior to the date of the next renewal.

5.3
Termination.

5.3.1 By Either Party.
Subject to Section 5.3.2, either party may terminate this Agreement (a) if the other party has materially breached this Agreement and has failed to cure such breach within thirty (30) days after the non-breaching party has given written notice clearly specifying such breach, or (b) without cause by providing the other party with written notice to terminate at least ninety (90) days prior to the end of the initial term or any renewal term of this Agreement.

5.3.2 By ioNET.
ioNET may terminate this agreement, with written notice to WHOLESALE CUSTOMER but without the cure period specified in Section 5.3.1, upon (a) breach by WHOLESALE CUSTOMER of its payment obligations, pursuant to the procedures set forth in Section 4.3, or (b) violation by WHOLESALE CUSTOMER of Section 3.4, pursuant to the procedures set forth in Section 5.3.2.1, below, but without the cure period only if, in ioNET s sole good faith judgment, delaying termination during such cure period will cause substantial injury to ioNET or to the Network.

5.3.2.1 Net Abuse Termination Procedures.
In the event of any END-USER S violation of Section 3.4, ioNET (acting for or through its parent, PSINet) reserves the right, in its sole discretion, to suspend or terminate any or all of such END-USER s Services immediately with written or e-mail notice to WHOLESALE CUSTOMER. In the event of any violation of Section 3.4 by WHOLESALE CUSTOMER, ioNET may deem such violation a material breach of this Agreement and may terminate this Agreement in accordance with Section 5.3.1 or 5.3.2, above.

5.3.2.2 Unauthorized Access
Upon confirmation of any END USER S unauthorized access to the Network, ioNET reserves the right to terminate this agreement, with written notice to WHOLESALE CUSTOMER, but without the cure period only if, in ioNET s sole good faith judgement, delaying termination during such cure period will cause substantial injury to ioNET or to the Network.

6. Limitation of Warranties & Liability.

6.1 LIMITATION OF WARRANTIES. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, ioNET DOES NOT WARRANT ANY CONNECTION TO, TRANSMISSION OVER, NOR RESULTS OF USE OF, ANY NETWORK CONNECTION, SERVICE, EQUIPMENT OR FACILITIES PROVIDED UNDER THIS AGREEMENT. ioNET FURTHER DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED
OR STATUTORY, INCLUDING, WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, AND SUBJECT TO THE LIMITATION SET FORTH IN SECTION 6.2, ioNET SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR ANY DAMAGES SUFFERED BY WHOLESALE CUSTOMER OR ANY THIRD PARTY, EXCEPT FOR THOSE CAUSED BY ioNET S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WHOLESALE CUSTOMER ACKNOWLEDGES THAT ITS END-USERS MAY PERIODICALLY NOT BE ABLE TO ACCESS THE NETWORK. ioNET WILL TAKE COMMERCIALLY REASONABLE MEASURES TO MINIMIZE SUCH INABILITY TO ACCESS THE NETWORK IF WITHIN ioNET S REASONABLE CONTROL, HOWEVER, ioNET DOES NOT WARRANT OR REPRESENT THAT EACH AND EVERY END-USER WILL BE ABLE TO ACCESS THE NETWORK ON EVERY LOG-IN ATTEMPT.

6.2 LIMITATION OF LIABILITIES.
EXCEPT FOR WHOLESALE CUSTOMER'S PAYMENT OBLIGATIONS, OR
THE PARTIES RESPECTIVE INDEMNIFICATION OBLIGATIONS, NEITHER
PARTY (TO INCLUDE ITS PARENT COMPANY IF ANY), SHALL BE LIABLE
TO THE OTHER FOR ANY LOSS, DAMAGE, LIABILITY, CLAIM OR EXPENSE
("CLAIMS") ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR THE PROVISION OF ANY SOFTWARE, HARDWARE OR SERVICE, HOWEVER CAUSED, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR THEORY OF STRICT LIABILITY, GREATER THAN THE LESSER OF (A) $100,000, OR (B) THE SUM TOTAL OF WHOLESALE CUSTOMER'S PAYMENTS TO ioNET DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE EVENT FOR WHICH DAMAGES ARE CLAIMED. EXCEPT FOR THE PARTIES RESPECTIVE INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR OTHER CONSEQUENTIAL DAMAGES WHETHER OR NOT FORESEEABLE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR THE LOSS OF DATA, GOODWILL OR PROFITS) ARISING OUT OF OR IN RELATION TO THIS AGREEMENT EVEN IF ADVISED BEFOREHAND OF THE POSSIBILITY OF SUCH LIABILITY. NO ACTION OR PROCEEDING AGAINST IONET MAY BE COMMENCED MORE THAN TWO YEARS AFTER THE SERVICES GIVING RISE TO THE CLAIM ARE RENDERED. SECTIONS 6.1 AND 6.2 SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

7.
Proprietary Rights.

7.1 Ownership of Proprietary Data.
Except for the limited license specifically granted to WHOLESALE CUSTOMER as set forth in Section 2.4, ioNET shall at all times retain full and exclusive right, title, and ownership interest in and to the Service, the Network, all its names, logos, trade names, trademarks, copyrights, service marks and any and all other intellectual property or trade secret rights related thereto. Neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right of the other Party except in accordance with the terms of the license provision contained herein.

7.2 Notice Requirement.
WHOLESALE CUSTOMER shall place a notice on all materials using ioNET copyrighted materials, trademarks or service marks (including without limitation Service Agreements), as follows:
"(c) 199 by ioNET, Licensed to [WHOLESALE CUSTOMER] along with applicable trademarks and intellectual property. All Rights Reserved."

7.3 Infringement of Proprietary Rights.
WHOLESALE CUSTOMER shall notify ioNET of any action by any third party known or suspected by WHOLESALE CUSTOMER to constitute an infringement of ioNET s proprietary rights. WHOLESALE CUSTOMER shall honor all reasonable requests by ioNET, other than engaging as a party in litigation, to perfect and protect at ioNET s expense any rights of ioNET in the Services, the Network or such intellectual property or trade secret rights.

8.
Indemnity Provisions.

8.1 By ioNET.
ioNET will defend, indemnify and hold WHOLESALE CUSTOMER harmless from and against any losses arising out of any claim by an END-USER which is based on any warranty, promise or representation made by WHOLESALE CUSTOMER as part of a Service Agreement (to the extent permitted by ioNET under this Agreement), relating to ioNET s obligations to provide the Service. Failure by the WHOLESALE CUSTOMER to include in its Service Agreements with END-USERS the provisions required by this Agreement shall relieve ioNET from the responsibilities set forth in this Section 8.1.

8.2 By WHOLESALE CUSTOMER.
WHOLESALE CUSTOMER will defend, indemnify and hold ioNET harmless from and against all claims, complaints losses, costs and expenses asserted by third parties to the extent they arise out of or in connection with (a) WHOLESALE CUSTOMER'S breach of or default of any covenant or provision of this Agreement, or (b) any negligent or willful act or omission or violation of Section 3.4 by WHOLESALE CUSTOMER or any of its ENDUSERS, or their respective directors, officers, owners, employees or agents.

8.3 Defense Obligations.
The indemnifying party under Section 8.1 or 8.2, above, shall assume the defense of any claim qualifying for indemnification with counsel reasonably satisfactory to the other party, and the other party shall cooperate to the extent reasonably requested by the indemnifying party. The other party may employ its own counsel in any such case, and shall pay such counsel s fees and expenses.
The indemnifying party shall have the right to settle any claim for which indemnification is available; provided, however, that to the extent that such settlement requires the other party to take or refrain from taking any action or purports to obligate the other party, then the indemnifying party shall not settle such claim without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

9.
Nondisclosure.

9.1 Nondisclosure Agreement.
The Bilateral Nondisclosure Agreement (NDA) signed by the parties and attached is hereby incorporated hereto. The terms and conditions of the NDA which are incorporated herein by reference in their entirety! shall govern the exchange of all confidential information between the parties, including all such exchanges which have taken place prior to the execution of this Agreement
(without regard to whether information has been expressly marked or otherwise designated as confidential or proprietary), and shall continue to bind ioNET and WHOLESALE CUSTOMER and thus survive termination of this Agreement.

9.2 Pricing Disclosure.
WHOLESALE CUSTOMER shall not disclose the pricing set forth in Schedule B to any third party, without ioNET s prior written consent. ioNET reserves the right to terminate this Agreement or pursue any other available legal remedies, upon such notice of such disclosure.

9.3 Limitation on Disclosures.
WHOLESALE CUSTOMER shall not use ioNET s name, trademark, service mark or any other identifying symbols, directly or indirectly, in any advertising, news release, web page, or any other professional or trade publication, and, except as may be required by law, WHOLESALE CUSTOMER shall not make any press release, public announcement, or any other disclosure concerning this Agreement, without ioNET s prior written consent.

10. Dispute Resolution.
Any disagreement or dispute between the parties shall, if not promptly resolved by mutual agreement, be reduced to writing and submitted to the executive officers of each party designated to handle such disputes. Within 30 days of the submittal, the executive officers may, upon mutual agreement, meet to resolve the dispute and to hear any arguments that a party wishes to make in connection therewith. If the executive officers reach agreement on the disposition of the dispute, they shall promptly issue their joint written decision resolving the dispute. Any dispute so dealt with shall be considered conclusively and finally decided and shall not be the subject of any litigation. Any dispute, which such executive officers are unable to promptly decide, may be taken by the aggrieved party to litigation in the appropriate forum.

11.
General Terms.

11.1 I ndependent Contractors.
The Parties hereto are acting as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. Except as otherwise expressly provided in this Agreement, this Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Except as otherwise expressly provided in this Agreement, neither party shall have any authority to act for the other party in any agency or other capacity, to make commitments of any kind for the account of, or on behalf of, the other party or to contract for or bind the other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

11.2 Force Majeure.
ioNET shall not be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control, including, without limitation, actions or failures to act of WHOLESALE CUSTOMER or any END-USER, acts of God, fire, catastrophe, governmental prohibitions or regulations, viruses which did not result from the acts or omissions of ioNET, its employees or agents, national emergencies, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and ioNET shall act with diligence to correct such force majeure.

11.3 Delays or Omissions.
No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring;
nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, o any waiver on the part of either party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law c otherwise afforded to a party, shall be cumulative and not alternative.

11.4 Binding Agreement.
This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successor and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring an action to enforce any provision of this Agreement against either of the parties hereto, and the covenants and agreement set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

11.5 Notices.
All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified registered mail (return receipt requested), overnight express air courier, charges prepaid, or facsimile addressed as follows:

To WHOLESALE CUSTOMER:
USURF America, Inc.
Attn: David M. Loflin
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809
Telephone: 225-922-7744
Fax: 225-922-9123

To ioNET:
ioNET Inc.
101 N. Robinson, Suite 200
Oklahoma City, Oklahoma 73102
Facsimile: 800-223-9964
Attn: Leonard Conn, CEO

with a copy to:
Newlan & Newlan
Attorneys at Law
819 Office Park Circle
Lewisville, Texas 75057
Telephone: 972-353-3880
Fax: 972-353-8304

with a copy to:
ioNET Inc. (C/O PSINet)
510 Huntmar Park Drive
Herndon, Virginia 20170
Facsimile: 703.904.4200
Attn: David N. Kunkel, General Counsel

or to such other address as either party shall have furnished to the other in writing.

If a notice is given by either party by certified or registered mail, it will be deemed received by the other party on the third business day following the date on which it is deposited for mailing. If a notice is given by either party by overnight air express courier, it will be deemed received by the other party on the next business day following the date on which it is provided to the air express courier. If a notice is given by facsimile, it will be deemed received by the other party after confirmation of receipt. Notwithstanding the foregoing, any payments made under this Agreement shall be deemed received only when actually received.

11.6 Compliance with Law.
Both parties are responsible for complying with all applicable rules, regulations, statutes, codes, ordinances and other requirements, whether federal, state, local, foreign, or international, in connection with the matters contemplated by this
Agreement.

11.7 Assignment.
WHOLESALE CUSTOMER s rights under this Agreement are non-transferable, and may not be assigned or sub-licensed without the prior written authorization of ioNET. Such authorization may be withheld for any reason. Any act in derogation of the foregoing shall be null and void; provided, however, that any such assignment shall not relieve WHOLESALE CUSTOMER of its obligations hereunder.

11.8 No Third Party Beneficiaries.
No provision to this Agreement is intended, nor shall any be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any affiliate, shareholder, partner of any party hereto or any other third party;
including any END-USER, unless specifically provided otherwise herein, and except as so provided, all provisions hereof, shall be personal solely between the parties to this Agreement.

11.9
Export Controls.
WHOLESALE CUSTOMER agrees and acknowledges that any export of the Services and the subsequent use thereof is subject to U.S. export control laws and regulations. WHOLESALE CUSTOMER shall not directly or indirectly transfer the Services, or the documentation relating thereto, to any country or location outside of the United States without obtaining the prior written consent of ioNET.

11.10 Severability.
In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed so as to render it enforceable and effective to the maximum extent possible in order to effectuate the intention of this Agreement; and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

11.11 Order of Precedence.
In the event of any conflict or inconsistency between this Agreement and any attachments, schedules, or exhibits, the provisions of the Agreement shall control.

11.12 Titles and Subtitles.
The titles of any sections or provisions of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

11.13 Governing Law.
This Agreement and any issues arising out of or in relation thereto shall be governed by the law of the State of Oklahoma applicable to contracts to be performed wholly within that state. WHOLESALE CUSTOMER agrees to the non-exclusive jurisdiction of the state and federal courts in the State of Oklahoma for any action or proceeding arising out of or in relation to this Agreement.

11.14 Entire Agreement; Amendments.
This Agreement and the attachments, schedules and exhibits incorporated herein by reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and supersede all prior oral and written agreements, commitments and understandings with respect to such matters. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

11.15 Counterparts.
This Agreement may be executed simultaneously in two or more counterparts, each counterpart shall be deemed to be an original, and all counterparts individually or together shall constitute one and the same instrument.

EACH PARTY REPRESENTS AND WARRANTS THAT THE PERSON WHOSE
SIGNATURE APPEARS BELOW IS DULY AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF THE PARTY.

IN WITNESS WHEREOF, THE PARTIES HAVE ENTERED INTO THIS
AGREEMENT AS OF THE DATE SET FORTH:

WHOLESALE CUSTOMER.
By:/s/ David M. Loflin
Name: David M. Loflin
Title: President
Date: , 1999

ioNET INC
By: /s/ Leonard Conn
Name: Leonard Conn
Title: President & CEO
Date: , 1999

Attachments:
Schedule A Certain Terms and Conditions Defining the Services
Schedule B Pricing Schedule


Schedule A

Certain Terms and Conditions Defining the Services,
Including Provisions Required in End-User Service Agreements

1. WHOLESALE CUSTOMER will execute Service Agreements (in whatever form or mechanism determined by WHOLESALE CUSTOMER), between itself and its END-USERS, which shall contain, or be substantially similar to (except for the Net- Abuse Policy to which any change must be submitted to ioNET for PSINet's approval), all of the terms and conditions contained in this Schedule A.

2. WHOLESALE CUSTOMER may make appropriate substitutions to the language of Schedule A to reflect the identity and uniqueness of WHOLESALE CUSTOMER as the providing party so long as the terms and conditions of WHOLESALE CUSTOMER'S Service Agreements with its END-USERS comply with paragraph 1 , above, and do not impose any greater liability, obligation or commitment on the part of ioNET. As provided below, "Provider" is a substitute for ioNET, as the network provider.

3. Any waiver, modification, or omission of any of the foregoing requirements requires the prior written consent of ioNET. ioNET may make such modifications to the terms and conditions contained in this Schedule A as are reasonably required in light of industry conditions.

TERMS AND CONDITIONS TO BE FLOWED-DOWN TO END-USERS

A. Compliance with Law and Policy. Every END-USER or other user whose data enters the Network must comply with the Net-Abuse Policy ("Policy") as provided at http:/lwww.ionet.net/accountserviceslterms.html and as the Policy may be modified. In addition, any content, material, message or data made available or transmitted through the Service, wherever it is sent from, viewed, received, or retrieved, that is in violation of (i) any local, state, federal, foreign, or international law, regulation or treaty, or (b) the Policy, is prohibited. Without limiting the generality of the foregoing, actions such as misuse of copyrighted materials, misappropriation of trade or other distinguishing marks, or use of any Service for defamatory, threatening, obscene or other unlawful purposes are expressly prohibited. END-USER s access to the Network will be terminated for any violation of this provision, with no liability to Provider or any other third-party.

B. Use of the Service. Service is limited to END-USER. Any third party traffic (transit service) is prohibited, except END-USER may host world-wide web sites on behalf of third parties, but may not send any posting (including email) from that third party back to the Network or the Internet through the Service. END-USERS shall be responsible for its own user/access security as well as access to the Network. Provider may assist in network security breach detection or identification, but shall not be liable for any inability, failure or mistake in doing so. END-USER at all time has full responsibility for equipment necessary to connect to the Network and for compliance with Network requirements. END-USER owns and controls its own domain name.

C. Multiple Logins Prohibited. END-USERS are prohibited from using a single END- USER account to obtain Dial Access to the Network or the Internet for more than one Host simultaneously, for example, by logging in from Hosts in two separate locations at the same time using the same END-USER S username and password. If multiple logins occur, WHOLESALE CUSTOMER will do one of the following, at WHOLESALE CUSTOMER'S option, and in cooperation with ioNET: (i) immediately terminate the offending END-USER S account, or (ii) arrange for the END-USER immediately to purchase the number of accounts required to avoid multiple logins.

D. Network Address Translation Prohibited. Neither WHOLESALE CUSTOMER nor any END-USER may employ any method or technology that would permit Dial Access from a single END-USER account to be used to provide connectivity to the Network or the Internet for a Local Area Network ('LAN") (as opposed to a single Host), whether using network address translation, a proxy server, or any other means. If an END-USER is using any such method or technology, WHOLESALE
CUSTOMER will do one of the following, at WHOLESALE CUSTOMER'S option, and in cooperation with Provider: (i) immediately terminate the offending END-USER S account, or (ii) arrange for the END-USER immediately to purchase from Provider one of the Corporate Connectivity Services that provide for LAN connectivity.


Schedule B

ioNET Dial Access Pricing Schedule

1.
Advance Payment

Wholesale Customer agrees to pay to ioNET a one time, non-refundable fee of $2,000.00 (US) in advance of the WHOLESALE CUSTOMER'S delivery to ioNET of the order for Service to its first End-User (or, if its first End-User subscribe to Dial Service, in advance of the WHOLESALE CUSTOMER'S activation of the End-User s account).

2.
Dial Service Pricing

Dial Service Pricing (Analog, ISDN, 56K Dial Service as described in the ISP Services Specification)

Flat Rate Pricing

Total # of End-User Accounts      Applicable Base Charge

0-1 ,000                          $*** per month, per End-User

1,001-5,000                       $*** per month, per End-User

5,001-10,000                      $*** per month, per End-User

10,001-75,000                     $*** per month, per End-User
75,001                           Additional Discounts

Wholesale customer agrees to provide ioNET with a download of all users on a regular basis. This is the database or which your monthly billing will be based, so it is imperative that it is to be updated regularly. We do have measures in place to track the logins, however, unauthorized access by non-registered users may terminate this agreement.

Above pricing includes initial B channel lSDN (up to 64Kbps)
Additional B channel (up to 128Kbps) is double the per End-User Base Charge

2.1
Explanation of Base Charge Billing.
Upon the Effective Date, and as of the first day of each month thereafter throughout the initial or any successive term of this Agreement, the Wholesale Customer agrees to pay ioNET for each End-User, who is then or was at any time during the immediately proceeding month authorized to use the Network, a Base Charge pursuant to the above schedule and subject to adjustments as provided below.

The applicable Base Charge above is to be applied to all End-Users irrespective of the rate that previously was applied to that group of End-Users. For example, if there are a sufficient number of End-Users to satisfy the second-tier price of $*** per End-User, that price shall apply to all End-Users for that month. Should the number of End-Users subsequently fall below the second-tier threshold, then the first-tier price of $*** per End-User shall apply to all End Users for that month.

The payment to be made for the initial month of Dial Access for any End-User shall include (i) an amount equal to the applicable Base Charge for such initial month, prorated in the case of a partial month, and (ii) an amount equal to such Base Charge as payment in advance for the next month of Access. Thereafter payment in advance for the next month of Dial Access shall continue, but if an End-User cancels service within any month, the next month s bill will include a prorated charge or credit, depending upon the time of that End-User s service cancellation within that month.

The Wholesale Customer has read, and agrees to, the terms presented in Pricing Schedule B.

For ioNET:                     For WHOLESALE CUSTOMER:

/s/                            /s/


-------------------------
EXHIBIT 10.49
-------------------------

Note: Certain material, indicated by three asterisks (***), has been omitted from this document, pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted material has been filed separately with the Securities and Exchange Commission.

This ISP Agreement (together with the Schedules attached hereto, as modified and supplemented from time to time, the "Agreement") is made and entered into as of August 2, 1999 by and between NavlNet, Inc., a Delaware corporation (".NaviNet"), and USURF America, Inc. (the "ISP"). Each of NaviNet and ISP is a "Party"' and collectively are the "Parties" to this Agreement.

WHEREAS, NaviNet is in the business of providing, certain data services described in Section 2,1(a) below; and

WHEREAS, ISP desires to receive such data services from NaviNet and NaviNet desires to provide such data services to ISP;

NOW, THEREFORE, in consideration of the premises. contained herein and for other good and valuable consideration, the receipt and sufficiency of "'hich is hereby acknowledged, the Parties hereby agree as follows:

1	DEFINITIONS

1.1	Definitions. Terms not otherwise defined herein shall be defined and construed in accordance with the Communications Act of 1934, as amended, and otherwise as such terms are commonly used in the telecommunications industry.

2	UNDERTAKING

2.1	Obligations of NaviNet.

(a)	Data Services.  As of 10 days from the In-Service Date (as defined in
Schedule A), NaviNet shall, subject to the conditions set forth herein, (i) aggregate all incoming calls from End Users (as defined herein), (ii) convert data traffic to Transmission Control Protocol/Internet Protocol ("TCP/IP") format and (iii) route data traffic between the End User and ISP or Internet. "End User" shall mean each subscriber of the ISP who logs on and whose data traffic is routed through a NaviNet point of presence ("NaviPOP").

(b)	Log-in Limitation.  In the event that an End User attempts to log in to the NaviNet network with a user name already in use on the network, NaviNet shall transmit data traffic to and from multiple log-in locations and treat each log-in as a unique End User for payment purposes.

(c) 	Technical Support.  NaviNet shall operate a toll-free number tor technical support and service requests. Such telephone assistance shall be available to ISP, 24 hours per day, 7 days per week, for each day of the year and shall be prov1ded by a qualified technician. Such numbers shall be solely for the use of ISP and not for the use of End User. NaviNet shall designate a NaviNet Account Manager to respond to general service inquiries.

(d)	Web Page.  NaviNet shall provide ISP with access to a customized
NaviNet web page which shall provide information including real-time network data and customer management reporting.

2.2	Obligations of ISP

(a)	Equipment. Prior to the In~Service Date, ISP shall install such equipment as specified in Schedule A, in accordance with the technical specifications set forth therein.

(b)	Compensation. ISP shall pay all sums arising under this Agreement in accordance with the requirements set forth herein.

(c)	Reporting Requirement.  No later than seven (7) days following the first of every month, ISP shall provide NaviNet in writing a forecast of the maximum monthly total of anticipated End Users at each NaviPOP for each of the succeeding three months.

(d)	End Users.  ISP shall inform each End User in writing of the policy set forth in Section 2.1(b) and shall require End Users to adhere to the Acceptable Use Policy (as defined in Section 15.1) as a condition of receiving service.

3.	TERM

3.1	The Agreement shall be effective as of the date first written above.
The initial "Term" of the Agreement shall be for three (3) years from the In-Service Date. Thereafter, the Agreement will automatically renew for additional one-year terms, unless either Party notifies the other in writing of its intention not to renew the Agreement at least ninety (90) days prior to the expiration of the then current Term.

4.	CERTAIN FEES

4.1	Monthly User Fees.  Each month, subject to the conditions set forth herein, ISP shall pay NaviNet a "User Fee". Such fee shall be calculated by multiplying the total number of End Users counted by the NaviNet authentication server in each month (such number, the "End User Count" or "EUC") by the applicable dollar amount set forth in Schedule E (the "Fee
Per End User"). Subject to 2.1(b), the NaviNet authentication server shall count each End User who logs on with a unique user name during any calendar month as one End User, regardless of the number of times such End User has logged on during such month and regardless of the location of such End User.

4.2	Minimum End User Requirement.

(a)	Notwithstanding Section 6.3 or any other provision of this Agreement, for the month beginning March 1, 2000, and for the remainder of the term, ISP shall pay NaviNet for a minimum EUC of ***, even if the EUC falls below such number (as relevant, such EUC, "Minimun EUC").

(b)	At any time during the term, ISP may give NaviNet notice (the
"Commitment Notice") of its desire to raise the Minimum EUC to a level that would qualify it for a reduction in the applicable Fee Per End User, according to Schedule E. In such event, the User Fee shall be adjusted such that the Fee Per End User charged for the entire actual EUC shall be the Fee Per End User specified in Schedule E for the Minimum EUC set forth in the Commitment Notice; provided, however, that in the event that the actual EUC exceeds the EUC range containing the Minimum EUC in Schedule E, the User Fee for such excess number of End Users shall be calculated using the Fee Per End User specified in Schedule E for the actual EUC. Notwithstanding the foregoing, during the calendar month in which the Commitment Notice is delivered and for two calendar months thereafter, the User Fee shall equal the actual EUC multiplied by the Fee Per End User set forth in Schedule for the Minimum EUC regardless of whether actual EUC is less than the Minimum EUC; thereafter, the User Fee shall be based on an EUC of not less than the Minimum EUC set forth in the Commitment Notice, as set forth in this Section 4.2(b). ISP's rights under this Section 4.2(b ) may be subject to prior approval of the capacity expansion by NaviNet pursuant to Section 6 of this Agreement.

4.3	Installation Fee.  ISP shall pay NaviNet an "Installation Fee." Such fee shall equal $*** per End User and shall be levied for each new End User the first time that such End User logs on with a unique user name.

4.4	Late Fees. All charges arising under this Agreement that remain unpaid by the due date specified in Section 5.1 are subject to interest thereon from the due date at the maximum rate permitted by law up to 1.5% per month, calculated pro rata for each day after the due date until the date of payment.

4.5	Fee Adjustment. During the initial, term, NaviNet shall not increase fees set forth herein, unless such increase is mandated by changes in laws, regulations or governmental rulings or necessitated by any such changes which prevent NaviNet from receiving the material benefit of the contract. During the Term, NaviNet shall provide at least sixty (60) days advance written notice to ISP of such fee increase.

5	PAYMENT AND BILLING AND SERVICE ORDERS

5.1	Payment Date. Unless otherwise agreed to in writing by the Parties, ISP shall pay sums owing under this Agreement by check within forty (40) days from the date of written invoice from NaviNet.

(a)	Invoice Period. NaviNet will send ISP a monthly invoice reflecting the charges incurred during the prior Month at each NaviPOP. For purposes of this Agreement, a "Month" shall mean the period beginning at 12:00:00 a.m., Local Time, on the first day of each calendar month and ending at 11:59:59 p.m., Local Time, on the last day of each calendar month. "Local Time" refers to the timie in each time zone where a given NaviPOP is located.
Any calls that begin in one Month and conclude in the following Month shall be invoiced to the later Month. Failure by NaviNet to send a monthly invoice shall not constitute a default or waiver by NaviNet of any of its rights under this Agreement.

5.2	Billing Disputes.  If ISP in good faith disputes an invoice rendered by
NaviNet, ISP may withhold payment of the disputed amount provided ISP gives written notice of the disputed charge within fifteen (15) days prior to the due date specified in Section 5.1, and pays any undisputed charges as set forth in this Agreement. No late fees will be assessed on disputed charges unless and until it is determined that such charges were validly invoiced.
The le Parties shall cooperate with each other to resolve any billing dispute expeditiously, If the Parties are unable to resolve a billing dispute within ninety (90) days from the due date, either Party may then invoke the arbitration provisions of Section 13. The party prevailing in any such arbitration shall be entitled to reimbursement for reasonable expenses (as determined by the arbitrator), including reasonable legal fees, incurred in connection with such arbitration proceedings.

5.3	Service Orders. Prior to receiving service from NaviNet, ISP must submit NaviNet's Service Order Form describing the initial coverage and capacity required by ISP. The Service Order Form is subject to the terms and conditions contained herein.

6	VOLUME AND CAPACITY REQUIREMENTS

6.1	Capacity Expansion Request.  NaviNet's obligation to provide service under this Agreement is contingent on the availability of capacity at each NaviPOP. Therefore, the Parties have set forth below certain approval procedures and penalties which are intended to encourage ISP to notify NaviNet of anticipated variations in the EUC at any NaviPOP from month to month. THEREFORE, NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IF AT ANY TIME AFTER MARCH 1, 2000, THE NUMBER OF END USERS AT ANY NAVIPOP AT ANY TIME EXCEEDS THE PREVIOUS MONTH'S EUC BY MORE THAN *** AND SUCH INCREASE
HAS NOT BEEN PREAPPROVED IN ACCORDANCE WITH THIS SECTION, NAVNET MAY, IN
ITS SOLE DISCRETION, BLOCK SERVICE TO THE ADDITIONAL END USERS IN EXCESS OF *** OVER THE PREVIOUS MONTH'S EUC, OR CHARGE A PREMIUM FOR SUCH END USERS
AS SET FORTH IN SECTION 6.2, AND IN THE EVENT THAT NAVINET HAS NOT BLOCKED SERVICE TO SUCH END USERS, ISP AGREES TO PAY FOR SUCH END USERS AS SET
FORTH IN SECTION 6.2.

(a)	If lSP seeks to increase the number of End Users at any NavjPOP over the previous month's EUC at such NaviPOP by less THAN or equal to ***, no preapproval is required under this Agreement.

(b)	If ISP seeks to increase the number of End Users at any NaviPOP over the previous month's EUC by more than ***, ISP shall request in writing authorization for increased capacity from NaviNet. Such request shall state the aggregate capacity requested by ISP (the "Requested End User Count") and shall set forth the month in which the increased capacity is required. Upon receipt of such request, NaviNet, in its sole discretion, shall approve or reject such request in writing. If NaviNet approves such request, NaviNet shall provide such increased service at the volume level specified in the month indicated to ISP in writing.

6.2	Capacity Fees. If NaviNet has not specifically authorized an increase in capacity in accordance with Section 6.1(b) and the number of End Users at any time exceeds the previous month's EUC by more than ***, and provided NaviNet does not block service to such additional End Users, ISP shall pay two times the applicable Fee Per End User for the number of End Users in excess of the previous month's EUC plus ***. Such fees shall be in addition to and not in lieu of fees set forth in Section 4.

6.3	Capacity Reduction Notification. Notwithstanding the provisions of
Section 4, in no event shall the Minimum EUC for any month during the Term be less than eighty-five percent (85%) of the actual EUC for the immediately preceding month.

7	CONFIDENTIAL AND PROPRIETARY INFORMATION

7.1	(a)	For the purposes of this Agreement, "Confidential Information"
shall mean information conveyed to the other Party in any form, including but not limited to processes, technology, know-how, drawings, reports, models, patent applications, technical or product specifications, pricing information, the terms and conditions of this Agreement and computer hardware and software. In addition, the terms and provisions, but not the existence, of this Agreement shall be deemed Confidential Information and may be disclosed only in accordance with the terms of this Section 7. Each Party agrees to maintain in confidence and not to disclose to any third party Confidential Information without the prior written consent of the other party. A Party receiving Confidential Information shall (i) use Confidential Information only when necessary to perform its obligations under this Agreement, (ii) maintain adequate procedures to preserve the integrity of Confidential Information, which are at least equal to the procedures such Party would use to protect its own Confidential
Information, (iii) disclose Confidential Information only to those of its respective employees and consultants having a need to know such Confidential Information in carrying out the duties of each Party under this Agreement and then only if such employees and consultants have been expressly advised of the requirements of this Section 7 and (iv) upon termination of this Agreement immediately return all Confidential
Information without retaining copies thereof. Notwithstanding Section 13 of this Agreement, either Party may seek injunctive relief to enforce this Section.

(b)	The provisions of this Section 7 shall not apply to the extent that such Confidential Information was: (i) in the public domain prior to disclosure, or becomes so known subsequent to such disclosure through no fault of the receiving Party, (ii) received by the receiving Party from a third party not under an obligation to the owner of such information not to disclose it, or (iii) approved for release by prior written consent of the disclosing Party.

(c)	The provisions of this Section 7 shall not prevent the disclosure of the terms of this Agreement by either Party to investors or investment bankers who sign a non-disclosure agreement, where notice and a copy of such agreement is provided to the other Party no later than seven (7) days following such disclosure.

7.2	Proprietary Information. Each party agrees to refrain from obtaining or attempting to obtain any industrial or intellectual property rights that are based in whole or in part on Confidential Information received by it.

8	EVENTS OF DEFAULT
The following shall constitute an "Event of Default" under this Agreement:

8.1	ISP may be deemed to be in default of its obligations under this
Agreement if: ISP fails to perform or fulfill any of its obligations under this Agreement, including failure to abide by the decision of the arbitrator in accordance with Section 13, and such failure is not remedied within thirty (30) days after written notice thereof from NaviNet; provided however, that NaviNet may in its sole discretion extend such thirty (30) day period. Any such extension must be in writing.

8.2	NaviNet may be deemed to be in default of its obligations under this
Agreement if: NaviNet fails to perform or fulfill any of its obligations under this Agreement, including failure to abide by the decision of the arbitrator in accordance with Section 13, and such failure is not remedied within thirty (30) days after written notice thereof from ISP; provided however, that ISP may in its sole discretion extend such thirty (30) day period. Any such extension must be in writing.

9	TERMINATION

9.1	This Agreement may be terminated prior to the expiration of the Term:

(a)	by either party in the Event of Default by the other Party;

(b)	by either party in the event of any event set forth in Section 10.1 which remains in effect for more than thirty (30) days;

(c)	by either Party if any law, regulation or governental ruling, or interpretation or implementation thereof by a competent court or regulatory authority, prevents that Party from receiving a material benefit of the contract.

9.2	Any termination shall be effective upon written notice by the terminating Party to the non-terminating Party in accordance with Section
16.9.

9.3	Upon termination of this Agreement, ISP shall remain liable to NaviNet for (i) all payabIes outstanding, (ii) any uninvoiced User Fees and (iii) the User Fee for the Minimum EUC for the remainder of the Term.

10	LIMITATION Of LIABILITY

10.1	Force Majeure. Neither NavtNet nor ISP shall be liable in any respect for any failure of performance hereunder, if such is due to acts of God, fire, explosion, vandalism, cable cut, storm or other similar occurrence, any law, order, regulation, direction, action or request of the United
States government or of any other government or of any civil or military authority, national emergencies, insurrections, riots, wars, strikes, lockouts or work stoppages or other labor difficulties, supplier failures (including failure of performance of any carrier), shortages, breaches or delays, or preemption of existing service in compliance with a final rule or regulation of the Federal Communications Commission or a court of competent jurisdiction.

10.2	Disclaimer of Warranties.  Except as expressly set forth in this
Agreement, NaviNet makes no warranties, representations or agreements, written or oral, express or implied, either in fact or by operation of law, including warranties of merchantability and fitness for a particular purpose.

10.3	Limitation of Liability.  Neither NaviNet nor ISP shall be liable to the other Party nor any other person, firm or entity for any incidental, indirect, special, consequential, punitive or reliance damages of any nature whatsoever regardless of the foreseeability thereof (including, but not limited to, any claim from any client, customer, third party or patron for loss of services, lost profits or lost revenues) arising under or in connection with this Agreement, or the performance hereunder, arising from any breach, or partial breach, or potential breach of the provisions of this Agreement, or arising out of any act or omission by either NaviNet or ISP, their respective agents, employees or affiliates whether based on breach of contract, breach of warranty, negligence or any other theory of liability. ISP's sole and exclusive remedy for any breach of this Agreement shall be as set forth in Section 11.

11	PERFORMANCE STANDARDS

11.1	Service Interruption Credits.  NaviNet shall grant a credit allowance
(a "Service Credit") for Service Interruption (as defined in Section
11.1(b)) to ISP.

(a)	Credit Intervals.  Service Credits shall be calculated and credited in fifteen (15) minute intervals beginning upon notification by ISP to the toll-free NaviNet number referenced in Section 2.1(c) and ending upon restoration of service (such interval, "Downtime"), provided however, no Service Credit shall be granted for Service Interruption lasting less than sixty (60) minutes in duration. For example, if the Service Interruption has a duration of 1 hour and 35 minutes, the Downtime is 1.5 hours.

(b)	Service Interruption.  "Service Interruption" is deemed to occur if there is a "Total Service Interruption" (ISP is unable to receive or transmit any traffic from the NaviPOP) or a "Partial Service Interruption" (ISP is able to receive traffic from one or more, but not all, NaviPOPs) which is not due to (i) the negligence of or acts or omissions of ISP or its agents, (ii) failure of power, equipment or circuits provided by ISP or its agents, (iii) scheduled maintenance or repairs or (iv) any force majeure event set forth in Section 10.1.

(c)	Total Service Interruption.  In the event of a Total Service
Interruption, ISP shall receive a Service Credit equal to the previous month's billable EUC times the Current Month Fee Per End User (as defined below) times the quotient of the Downtime divided by 720 hours per month. The "Current Month" is the month during which the Service Interruption occurs. The "Current Month Fee Per End User" if ISP has delivered a Commitment Notice, is the Fee Per End User determined pursuant to Section 4.2(b) and, if ISP has not delivered a Commitment Notice, is the weighted average of the Fee Per End User paid by ISP for the Current Month.

(d)	Partial Service Interruption.  In the event of a Partial Service
Interruption, ISP shall receive a Service Credit equal to the previous month's billable EUC at each of the interrupted NaviPOPs times the Current Month Fee Per End User times the quotient of the Downtime at the respective NaviPOP divided by 720 hours per month.

11.2	Modem Availability Credits.  If NaviNet does not meet the Modem
Availability Minimum (as defined below), NaviNet shall grant a credit allowance (a "Modem Credit" and, together with the Service Credits, the "Credits") to ISP as set forth below. ISP's sole remedy in the event that NaviNet fails to meet the Modem Availability Minimum shall be to receive Modem Credits.

(a)	Modem Availability Claim. If ISP believes that NaviNet has failed to meet the Modem Availability Minimum, ISP may submit notice or a claim (a "Claim") to NaviNet, which notice shall specify the date and hour of the failure, as well as the NaviPOP to which such failure relates (the "Subject NaviPOP").

(b)	Calculation of Modem Credit.  If NaviNet determines that its modem ports at the Subject NaviPOP had available capacity during the hour in which the Claim arose (the "Claim Hour"), no Modem Credits shall be owing to ISP with respect to such Claim. If NaviNet determines that its modem ports at the Subject NaviPOP were at capacity during the Claim Hour, ISP may be entitled to a Modem Credit, determined as set forth below.

Step 1: If the number of End Users concurrently logged into the NaviNet network through the Subject NaviPOP during the Claim Hour (the "Claim Hour End User Maximum") is less than the average number of End Users concurrently logged into the NaviNet network through the Subject NaviPOP during the Claim Hour for the seven (7) days immediately preceding the date on which the Claim arose (the "Average End User Maximum"), then proceed to Step 2. If not, NaviNet shall not owe any Modem Credits to ISP as a result of the Claim.

Step 2: If the total number of Unsuccessful Sessions (as defined below) during the month in which the Claim arose (the "Claim Month") is less than or equal to the Modem Availability Minimum, NaviNet shall not owe any Modem Credits to ISP as a result of any Claim asserted during such Claim Month. If the total number of Unsuccessful Sessions during the Claim Month is greater than the Modem Availability Minimum, NaviNet shall provide Modem Credits to ISP equal to the product of multiplying (a) the Current Month Fee Per End User by (b) the number obtained by subtracting the Modem Availability Minimum from the total number of Unsuccessful Sessions during the Claim Month.

"Modem Availability Minimum" is one percent (1%) of the aggregate of (a) the total Successful Sessions for the Claim Month and (b) the total number of Unsuccessful Sessions during the Claim Month.

A "Successful Session" occurs whenever an End User logs onto a NaviPOP .

"Unsuccessful Sessions" means the Average End User Maximum minus the Claim Hour End User Maximum.

11.3	Application of Credits.  Any Credits earned by ISP for any calendar month shall appear on the invoice for the month immediately subsequent thereto; provided, however, that in no event shall Na\liNet be liable for a Credit in excess the User Fee invoiced in such month.

11.4 	Waiver of Credits. If ISP should fail to comply with the provisions of Sections 2.2(c) or 6.1 at any time, ISP shall be deemed to have waived-its right to receive any Credits to which it may have been entitled for the month during which the failure occurs.

12	INDEMNIFICATION

12.1	ISP shall indemnify,  hold harmless and defend NaviNet, its directors, officers, agents, employees and/or representatives from and against any and all claims, demands, causes of action, losses, expenses or liabilities, including reasonable attorney's fees. on account ofin.iury or death of any person or loss of or damage to any and all property arising, directly or indirectly, out of the acts or omissions of ISP, any subcontractor, director, officer, agent, employee and/or representative of each of them, in the performance of any obligations arising under this Agreement, except to the extent such cause of action, loss, expense or liability is caused solely by the gross negligence or willful misconduct of NaviNet.

12.2	NaviNet shall indemnify, hold hannless, and defend ISP, its directors, officers, agents, employees and/or representatives from and against any and all claims, demands, causes of action, losses, expenses or liabitities, including reasonable attorney's fees, on account of injury or death of any person or loss of or damage to any and all property arising, directly or indirectly, out of the acts or omissions of NaviNet, any subcontractor, director, officer, agent, employee and/or representative of each of them, in the performance of any obligations arising under this Agreement, except to the extent such cause of action, loss, expense or liability is caused solely by the gross negligence or willful misconduct of ISP.

13	DISPUTE RESOLUTION

13.1	Any dispute arising out of or relating to this Agreement shall be settled by arbitration by an arbitrator chosen by NaviNet and approved by ISP and in accordance with the rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding. Judgment upon the award rendered by the arbitrator may be enforced by any court with jurisdiction. All such arbitration shall be conducted at a location chosen by NaviNet. Pending resolution of the dispute, the Parties agree to continue to perform all obligations arising under this Agreement.

14	SERVICE MARKS

14.1	NaviNet grants ISP a non-exclusive, non-transferable license to use the "NaviNet" name as well as the service marks set forth in Schedule B. ISP grants NaviNet a non-exclusive, non-transferable license to use the "USURF America, Inc." name as well as the service marks set forth in Schedule C. Such license is intended solely for the purpose of advertising and marketing ISP's alliance with NaviNet without exposing either Party to claims for service mark or trade mark infringement. Each Party shall retain exclusive ownership of all service marks and trade marks associated with its business. Either party may at any time revoke such license granted hereby to the other Party.

14.2	Each Party agrees to obtain the oral or written approval of the other
Party prior to: (i) the publication, dissemination or transmission of any promotional material containing the name or service marks of the other party and (ii) the use of tbe name or service marks of the other Party in conjunction with any other names or service marks.

15	ACCEPTABLE USE POLICY

15.1	ISP shall maintain a written policy which is consistent with and includes all of the material terms of the policy attached hereto as Schedule D, including without limitation, a prohibition against unlawful use of its network and requirement of cooperation with law enforcement officials in the pursuit of illegal uses of its network (such policy, "Acceptable Use Policy"). ISP shall deliver in writing such Acceptable Use Policy to NaviNet within thirty (30) days following the execution of this Agreement and shall deliver in writing to NaviNet all material changes made to such Acceptable Use Policy within thirty (30) days of such changes. ISP shall require all End Users to adhere to the Acceptable Use Policy as a condition of receiving ISP service. Failure of an End User to comply with such Acceptable Use Policy shall be grounds for termination of End User's contract with ISP at the request of NaviNet. Notwithstanding anything herein to the contrary, NaviNet may block any data traffic to or from End Users, which appear to violate such Acceptable Use Policy.

16	MISCELLANEOUS

16.1	Number Portability. Notwithstanding the availability of number portability in a particular jurisdiction, the Parties agree that any line numbers assigned to ISP in connection with service provided under this Agreement are provided solely for the use of NaviNet services. Upon termination of this Agreement, ISP shall be prohibited from using any line numbers assigned to it by NaviNet.

16.2	Entire Agreement; Modifications in Writing. This Agreement constitutes the entire Agreement between ISP and NaviNet and supersedes all prior agreements and undertakings, whether written or oral, concerning the subject matter of this Agreement. No amendments or modifications to the printed terms and provisions of this Agreement will be valid or binding unless such amendments or modifications are agreed to in writing and signed by both Parties.

16.3	Assignability. Neither Party may assign this Agreement or any right or obligation hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that NaviNet may assign this Agreement to any entity controlled by or under common control with NaviNet without seeking ISP's consent and ISP's consent shall not be required in connection with the sale or other transfer of all or substantially all of the assets of or equity interests in NaviNet.

16.4 	Waiver. The failure of either Party to give notice of default or to enforce or insist upon compliance with any of the terms or conditions of this Agreement shall not be construed as a waiver thereof or of any other term or condition of this Agreement.

16.5	Choice of Law.  This Agreement shall be governed by and interrupted in accordance with the laws of the State of New York, without regard to the choice of law rules thereof.

16.6	Relationship Between the Parties.  Except as expressly stated herein, neither NaviNet nor ISP is an agent, employer, partner. contractor or joint venturer of the other.

16.7 	Severability.  In the event any portion of this Agreement is found to be invalid or nullified, it shall not affect the validity of any other provision of this Agreement.

16.8	Survivability. The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance or termination thereof by the Parties hereto shall so survive the completion of performance or termination of this Agreement, including without limitation provisions for indemnification and the making of any and all payments due hereunder .

16.9	Notices. Notices to be given to any Party under this Agreement shall not be effective unless in writing and hand-delivered or mailed by registered or certified mail to said party at its address as set forth below, or to such other address as has been designated by the other party in accordance with this Section 16.9.

If to NaviNet:

NaviNet, Inc.
600 Federal Street
Andover, MA 01810
Attention: T .C. Browne

If to ISP:
USURF Amenca, Inc.
8748 Quarters Lake Road
Baton Rouge, LA 70809
Attn: David M. Loflin

Notices shall be effective on the date delivered, if by hand, or if by mail on the third business day after the date mailed.

16.10	Headings.  Descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

16.11	Counterparts. This Agreement may be executed in multiple
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

16.12	Year 2000 Compliance.  The "Year 2000 Problem" refers to the potential inability of some computer software to appropriately treat date-related information or functions involving dates of January 1,2000 and thereafter. The Parties make the following representations and warranties, to the exclusion of all other representations and warranties made in this Agreement, with respect to the Year 2000 Problem:

(a)	NaviNet represents that is has made and will continue to make commercially reasonable
efforts to ensure that the computer systems it uses or intends to use in providing the NaviNet Data Services will not be materially impaired by the Year 2000 Problem, provided, however, that ISP acknowledges and agrees that NaviNet is an integrator of systems and services provided by other entities, and NaviNet can neither modify the products and services of such entities nor guarantee that they will function without adverse effect from the Year 2000 Problem. NaviNet will periodically inform ISP of the steps NaviNet is taking to ensure against adverse effects on the NaviNet Data Services cause by the Year 2000 Problem. Breach of the foregoing representations and obligations shall constitute an Event of Default under
Section 8.2, and ISP's sole and exclusive remedy for such Default shall be termination in accordance with Section 9.1. ISP's sole and exclusive remedy for any service interruption or impairment caused by the Year 2000 Problem shall be as set forth in Section 11.1.

(b)	ISP represents that it has been given ample opportunity to make inquiry into the programming and operational aspects of any and all computer systems that it utilizes, or intends to utilize, in its business operations, and ISP hereby warrants that, as to such systems, ISP will make reasonable efforts to ensure that the Year 2000 Problem will not materially adversely affect ISP's business operations or performance under this Agreement. Breach of the foregoing shall constitute an Event of Default under Section 8.1, and NaviNet's sole and exclusive remedy for such Default shall be termination in accordance with Section 9.1.

(c)	It is expressly agreed that the indemnification contained in Section
12, including the limitations of liability referenced therein, shall apply to any third-party claims arising out of a breach of the above Year 2000 Problem representations and warranties.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first written above.

ISP

/s/ David M. Loflin
By: David M. Loflin
Title: Chief Executive Officer

NAVINET, INC.

/s/ T.C. Browne
By: T.C. Browne
Title: Chief Executive Officer


SCHEDULE A - FACILITIES AND EQUIPMENT

1.	EQUIPMENT

1.1	ISP shall install the following equipment in accordance with the specifications set forth herein.

(a)	TBD Back-end TBD circuit(s) (optional); *

(b)	Two (2} RADIUS server(s);

(c)	TBD CSU/OSU device(s);

(d)	TBD router port(s) of         TBD            type

* NaviNet recommends installation of Back-end circuit(s) in connection with the use of the NaviNet
Data Services. If ISP elects not to install a Back-end circuit(s), it shall so indicate below.

Back-end circuit(s) to be installed?     Yes      No   X

2.	IN-SERVICE DATE

2.1 	Prior to August 15, 1999 (such date, the ''In-Service Date"), ISP shall install and test in conjunction with NaviNet the equipment set forth above and shall notify NavlNet that it is prepared to receive service.

SCHEDULE B - NAVINET SERVICE MARKS

(Show "NaviNet", "GeoDial ISP", "GeoDial" in their appropriate fonts)


SCHEDULE C - ISP SERVICE MARKS

(Show ISP Marks in their appropriate fonts)



SCHEDULE D - ACCEPTABLE USE POLICY



SCHEDULE E - FEE SCHEDULE

End User Count             Fee Per End User   Fee Per End User
                           Two Year Term      Three Year Term

EUC less than or
 equal to 5,000            $***               $***
5,000 less than EUC
 less than or equal
 to 10,000                 $***               $***
10,000 less than EUC
 less than or equal
 to 25,000                 $***               $***
25,000 less than EUC
 less than or equal
 to 50,000                 $***               $***
50,000 less than EUC
 less than or equal
 to 100,000                $***               $***
EUC greater
 than 100.000              $***               $***

(d)	Example. If the aggregate EUC calculated by the NaviNet authentication server is 10,100, the User Fee with a three year term is calculated as follows: 10,100 x $*** = $***

-------------------------
EXHIBIT 10.50
-------------------------

WARRANT AGREEMENT

THIS AGREEMENT dated as of November 1, 1999, between USURF America, Inc., a Nevada corporation (the "Company"), and Securities Transfer Corporation, a Texas corporation (the "Warrant Agent").

	RECITALS:

A.	Pursuant to a private offering of 100,000 units of securities (the
"Units") by the Company, the Company proposes to issue to the purchasers of the Units 100,000 Warrants (individually, a "Warrant", and, collectively, the "Warrants"), to purchase an aggregate of 100,000 shares of Common Stock of the Company (the "Warrant Shares").

B.	The Company desires to provide for the issuance of warrant certificates
(the "Warrant Certificates") representing the Warrants.

C.	The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

	1.	Definitions.  As used herein:

		A.	"Common Stock" shall mean shares of common stock of the Company,
$.0001 par value (the "Common Stock"), whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

		B.	"Corporate Office" shall mean the place of business of the Warrant
Agent located in Dallas, Texas, or its successor (for the mailing address of the Warrant Agent, see paragraph 13 hereof).

		C.	"Exercise Period" shall mean the period commencing on the date of the issuance of the Warrants and ending on the Expiration Date.

		D.	"Exercise Price" shall mean a purchase price of $6.00 per share of
Common Stock (the "Warrant Exercise Price").

		E.	"Expiration Date" shall mean 5:00 p.m. Central Time, on the date which is two (2) years from the date of execution hereof, or if such day shall be a holiday or day on which banks are authorized to close, then 5:00 p.m.
Central Time, whichever is in effect, on the next following day that in the
State of Texas is not a holiday or a day on which banks are authorized to close.

		F.	"Registered Holder" shall mean the person in whose name any Warrant
Certificate shall be registered on the books maintained by the Warrant
Agent pursuant to this Agreement.

		G.	"Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

		H.	"Transfer Agent" shall mean the Company's transfer agent, Securities
Transfer Corporation, or its successor.

		I.	"Warrant" or "Warrants" shall mean and include up to 100,000 Warrants to be issued to the purchasers of the Units to purchase a like number of shares of the authorized and unissued Common Stock of the Company.

		J.	"Warrant Shares" shall mean and include up to 100,000 shares of authorized and unissued Common Stock initially reserved for issuance on exercise of the Warrants and any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the
Warrants pursuant to paragraph 5 of this Agreement.

	2.	Appointment of Warrant Agent.  The Company hereby appoints the Warrant
Agent to act as agent for the Company in accordance with the instructions set forth hereafter in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the duties and obligations required of it, as such duties and obligations are set forth herein.

	3.	Warrants and Issuance of Warrant Certificates.  Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one shares of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in paragraph 10. The Warrant Certificates will be issued and delivered by the Warrant Agent on written order of the Company signed by its President and attested by its Secretary or Assistant Secretary. The
Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

	4.	Form and Execution of Warrant Certificates.  The Warrant Certificates
representing the Warrants to be issued to the purchasers of the Units shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the
Company may deem appropriate and as are not inconsistent with the provisions hereof.

 		The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

		Warrant Certificates representing the Warrants to be issued to the purchasers of the Units shall be numbered serially with the letters "WPOD" preceding the number of each Warrant Certificate.

		Warrant Certificates shall be executed on behalf of the Company by its
President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the
Company's seal.  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  In the event any officer of the Company who executed the
Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

	5.	Exercise of Warrants.  The Warrants shall be exercisable during the
Exercise Period.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "Exercise Date") of the Warrant Certificate.  The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America.  Such payment shall be in an amount equal to the Exercise Price per Warrant as hereinabove defined.

		The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such
Warrant Shares as of the close of business on the Exercise Date.  The
Company shall not be obligated to issue any fractional share interests in
Warrant Shares issuable on exercise of a Warrant.  If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

		As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.  No adjustment shall be made in respect of cash dividends on
Warrant Shares deliverable on exercise of any Warrant.  The Warrant Agent shall promptly notify the Company in writing of any exercise of any Warrant and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company.  The parties contemplate such payments will be made by the
Warrant Agent to the Company as collected funds are received by the Warrant
Agent.  The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by the Warrant Agent, at all times relevant hereto.
Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause share certificates to be issued representing the number of Warrants exercised by the holder.

		Expenses incurred by the Warrant Agent hereunder, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services.

		A detailed accounting statement setting forth the number of Warrants exercised, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount.  Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period.  The Warrant Agent shall render to the Company a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of shares issued, the amounts to be distributed to the Company and all other expenses incurred by the Warrant Agent, at the completion of the Exercise Period.

	6.	Redemption of Warrants.  The Warrants are redeemable upon 30-days'
written notice to their holders for $.01 per Warrant at any time that (1)
the bid price of the Company's Common Stock has equalled or exceeded $7.50 per share for a period of 5 consecutive trading days preceding the stated redemption date and (2) the shares of Common Stock underlying the Warrants shall have been duly registered under the Securities Act of 1933, as amended. The Company shall provide Warrant Agent with a copy of any such notice of redemption.

		From and after the redemption date, all rights of the holders of Warrants
(except the right to receive the redemption price) shall terminate, but only if (a) on or prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent as paying agent a sufficient amount to pay on the redemption the redemption price for all Warrants called for redemption and (b) the notice of redemption shall have stated
the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent on or before the redemption date.

	7.	Reservation of Shares and Payment of Taxes.  The Company covenants that it will, at all times, reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants.  The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

		If any Warrant Shares require registration with, or approval of, any government authority under any Federal or state law before such shares may be validly issued or delivered, the Company covenants it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

		Warrantholders shall pay all documentary stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the
Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants.  In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the
Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

		The Warrant Agent is hereby irrevocably authorized to requisition certificates for Warrant Shares from the Transfer Agent as required from time to time. The Company has, contemporaneously with the execution of this Agreement, authorized the Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for the Company's
Common Stock issuable on exercise of the Warrants and of any successor
Transfer Agent.

	8.	Registration of Transfer of Warrant Certificates.  The Warrant
Certificates may not be transferred in whole or in part except as authorized in this Agreement. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

		The Warrant Agent shall keep transfer books at its Corporate Office in which it shall register Warrant Certificates and the transfer thereof.  On due presentment for transfer of any Warrant Certificates at such office, the Company shall execute, and the Warrant Agent shall issue and deliver to the transferee or transferees, a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

		The Warrants will not be publicly traded.

	9.	Loss or Mutilation.  On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number
of Warrants.   In the case of loss, theft or destruction of any Warrant
Certificate, the individual requesting issuance of a new Warrant
Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them.  In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the
Warrant Agent prior to delivery of a new Warrant Certificate.  Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

	10.	Adjustment of Exercise Price and Shares.

		A.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Common
Stock into a greater number of shares, then, in either of such events, the
Exercise Price in effect at the time of such action shall be reduced proportionately and the number of shares of Common Stock purchasable pursuant to the Warrants shall be increased proportionately.  Conversely, in the event the Company shall reduce the number of its outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of shares of
Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately.  Such stock dividend paid or distributed on the
Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid or distributed in shares of Common Stock to the extent shares of Common
Stock are issuable on the payment or conversion thereof.

		B.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value or in the event of any other material change of the capital structure of the
Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the shares of Common
Stock of the Company theretofore purchasable on the exercise of any
Warrant, such securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and, in any such event, the rights of any holder of a Warrant to any adjustment in the number of shares of Common Stock purchasable on exercise of such
Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company will not be considered a "material change" for purposes of this paragraph, and no adjustment shall be made under this paragraph 10 by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

		C.	In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a  Warrant may thereafter receive, on exercise of such
Warrant, in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the
Company; provided, however, that, in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Central Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

		D.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its
Common Stock for the purpose of entitling them to purchase shares of its
Common Stock at a price per share more than 10% below the then-current market price per share (as defined below) of its Common Stock at the date of taking such record, then (i) the number of shares of Common Stock purchasable pursuant to the Warrants shall be redetermined as follows: the number of shares of Common Stock purchasable pursuant to a Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common
Stock of the Company then outstanding (excluding the Common Stock then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of shares of Common Stock of the Company outstanding (excluding the Common Stock owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Exercise
Price per share of Common Stock purchasable pursuant to a Warrant shall be redetermined as follows:  the Exercise Price in effect immediately prior to the taking of such record shall be multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable immediately prior to the taking of such record, and the denominator of which is the number of shares of Common Stock purchasable immediately after the taking of such record as determined pursuant to clause (i) above.  For the purpose hereof, the current market price per share of Common Stock of the Company at any date shall be deemed to be the average of (A) the highest bid and asked prices as reported by NASDAQ if the Common Stock of the Company is admitted to listing for trading thereon, or (B) the highest bid and asked prices reported on the OTC Electronic Bulletin Board of the NASD, for 30
consecutive business days commencing 15 business days prior to the record date.

		E.	On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one share of Common Stock on the basis of the Exercise Price per share.

		F.	In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the
Common Stock or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record.  Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed.  Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant
Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

		G.	The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock, unless the
Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

		H.	No adjustment of the Exercise Price shall be made as a result of, or in connection with, (i) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Stock on exercise of any options pursuant to any such plan, (ii) the issuance of individual warrants or options to purchase Common Stock, the issuance of Common Stock upon exercise of such warrants or options, or the issuance of Common Stock in connection with compensation arrangements for directors, officers, employees, consultants or agents of the Company or any Subsidiary, and the like, or (iii) the issuance of Common Stock in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

	11.	Duties, Compensation and Termination of Warrant Agent.  The Warrant
Agent shall act hereunder as agent and in a ministerial capacity for the
Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not, by issuing and delivering Warrant
Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant
Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant.  The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant
Certificates to make or cause to be made any adjustment of the Exercise
Price or to determine whether any fact exists which may require any such adjustments.

		The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement, except for its own negligence or willful misconduct.

		The Warrant Agent may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with such notice, statement, instruction, request, direction, order or demand.

		Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary.  The
Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

		The Company agrees to pay the Warrant Agent compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses in accordance with the terms of Exhibit "B" attached hereto and incorporated herein by this reference.  The Company further agrees to indemnify the
Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

		The Warrant Agent may resign its duties or the Company may terminate the
Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party.  At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each
Warrant Certificate.  On such resignation or termination, the Company shall appoint a new Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.  Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000.

		After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the
Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant
Agent and shall forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate.

		Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant
Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the
Warrant Agent.  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.  No further action shall be required for establishment and authorization of such successor
Warrant Agent.

		The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the
Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent.
Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

	12.	Modification of Agreement.  The Warrant Agent and the Company may, by
supplemental agreement, make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained.
Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the holders of
Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect, except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 66 2/3% of the Warrants outstanding; provided, however, that no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, or the Exercise Price or the Exercise
Period thereof shall be made without the consent, in writing, of the
Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

	13.	Notices.  All notices, demands, elections, opinions or requests
(however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent via a nationally recognized overnight courier service, by registered or certified mail, return receipt requested and postage prepaid, or by facsimile to:

            in the case of the Company:

            USURF America, Inc.
            Attention: David M. Loflin
            8748 Quarters Lake Road
            Baton Rouge, Louisiana 70809
            Facsimile: (225) 922-9123

            with a copy to:

            Newlan & Newlan
            Attorneys at Law
            819 Office Park Circle
            Lewisville, Texas 75057
            Facsimile: (972) 353-3880

            and, in the case of the Warrant Agent:

            Securities Transfer Corporation
            Attention: Kevin Halter, Jr.
            16910 Dallas Parkway, Suite 100
            Dallas, Texas 75248
            Facsimile: (972) 447-9890

		and, if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

	14.	Persons Benefitting.  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant
Certificates. Nothing in this Agreement is intended to or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

	15.	Further Instruments.  The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

	16.	Severability.  If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

	17.	Waiver.  All the rights and remedies of either party under this
Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

	18.	General Provisions.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.  Except as otherwise expressly stated herein, time is of the essence in performing hereunder.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above-mentioned.

USURF AMERICA, INC.

By: /s/ David M. Loflin
     David M. Loflin, President

SECURITIES TRANSFER CORPORATION

By: /s/ Kevin Halter, Jr.
     Kevin Halter, Jr., President

-------------------------
EXHIBIT 10.50.1
-------------------------

November 1, 1999


Mr. Michael Cohn

                     Registration Rights Letter Agreement
Dear Mr. Cohn.

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 50,000 shares of the $.0001 par value common stock of USURF America, Inc., a Nevada corporation (the "Company"), owned by you, as well as up to 50,000 additional shares, which shares of Common Stock underlie certain common stock purchase warrants (the "Warrants") of the Company owned by you (all such shares being referred to as the "Subject Shares"). It is our understanding that:

	1.	Registration Rights.  At any time from the date hereof, you may demand on one occasion, in writing, the registration under the Act for sale the
Subject Shares underlying the Warrants owned by you.  Upon receipt of your written demand for registration, the Company will take steps to register your Subject Shares in a registration statement (the "Registration
Statement") under the Act.  Your right to such registration may be exercised one time only.  Should the Company elect to include the Subject
Shares in a Registration Statement prior to your demand having been made, the Company will notify you of such fact.  This election by the Company to include the Subject Shares shall be deemed to satisfy your demand right of registration, whether or not you elect to have the Subject Shares included in such Registration Statement.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you and all other selling shareholders, on a pro rata basis, based on the percentage that your shares bear to all shares being registered for selling shareholders.
In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Securities and
Exchange Commission (the "Commission"), a Registration Statement with respect to the Subject Shares and use its best efforts to cause such
Registration Statement to become effective, such Registration Statement to comply as to form and content and in all material respects to the
Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act; and

		(h)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

Yours very truly,

USURF AMERICA, INC.


By: /s/ David M. Loflin
     David M. Loflin, President

AGREED AND ACCEPTED as of the date
and year first above written:


/s/ Michael Cohn
  Michael Cohn



-------------------------
EXHIBIT 10.51
-------------------------

November 19, 1999

Mr. David Loflin President
USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, LA 70809

Dear Mr. Loflin:

This letter agreement (the "Agreement") will confirm our understanding regarding the production by The Research Works, Inc. ("RW') of reports with respect to the securities of USURF America, Inc. ("Client"), a Nevada corporation. This Agreement supercedes any prior agreements between our companies, and any such prior agreements are to be considered null and void.

Whereas RW is an independent research firm that produces reports with respect to the securities of its clients, and whereas Client has publicly traded securities and desires RW to produce a report regarding its securities ("Report"), in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RW and Client hereby agree as follows:

1. The term of this Agreement shall commence on the date of your signing of this Agreement and shall continue through the date of RWs issuance of the Report.

2. RW shall not distribute the Report without first providing Client with a reasonable opportunity to review such Report and correct any historical factual information in such Report that is incorrect.

3. RW shall prepare the Report and print and distribute the report at RWs own expense to institutional investors whom it believes have an interest in small-capitalization stocks. RW will also mail to Client 200 copies of the Report, and Client may duplicate the Report at its own expense or purchase additional original copies from RW for a nominal fee.

4. In consideration of RWs services with respect to the Report, Client shall issue to RWwarrants to purchase shares of Client's common stock, the terms of which warrants shall be set forth in the Warrant Agreement attached hereto (the "Warrant Agreement"). This Warrant Agreement details the number of warrants and the various terms and conditions to which the warrants are subject.

5. Except for a so-called "Shelf' Registration Statement on Form S-1 to be filed by Client in the near future, with respect to 2,000,000 shares of Client's common stock for use in as-yet unidentified business acquisitions, Client represents that (a) it is not presently engaged in a private or public offering of securities, including any continuing distribution, whether or not exempt, that will not be concluded prior to issuance of the Report on Client, and that Client has no intention of making such an offering within the next 90 days (an "evergreen" prospectus for employee stock option and other similar plans will not preclude issuance of the Report); (b) will not use the Report in connection with any offering without the prior written consent of RW; (c) it and its principals will keep confidential their knowledge of the pending release of the Report; and
(d) it will cease any distribution of the Report when facts or management's expectations are materially different from those presented or estimated in such Report; (e) it will indemnify and hold RWand its officers and employees harmless from and against any loss, damage, liability, or expense (including reasonable attorneys' fees and other costs of litigation, regardless of outcome) arising out of or in connection with (i) any breach of the representations and covenants made by Client in this Point 5, (ii) false or misleading information provided to RW by Client, or (iii) claims relating to the purchase and/or sale of Client's securities arising from RWs relationship with Client. Such indemnifications shall continue indefinitely beyond the term of this Agreement.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the principals of conflict of laws.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this Letter Agreement shall become a binding agreement.

Very truly yours,

THE RESEARCH WORKS, INC.

By: /s/ William J. Ritger
       William J. Ritger
       President

AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE:

USURF AMERICA, INC.

By: /s/ David M. Loflin
       David M. Loflin
       President

-----------------------
EXHIBIT 10.51.1
-----------------------

WARRANT AGREEMENT

THIS AGREEMENT dated as of December 1, 1999, between USURF America, Inc., a Nevada corporation (the "Company"), and Securities Transfer Corporation, a Texas corporation (the "Warrant Agent").

	RECITALS:

A.	Pursuant to a letter agreement between the Company and The Research
Works, Inc. ("RW"), the Company proposes to issue RW 60,000 Warrants (individually, a "Warrant", and, collectively, the "Warrants"), to purchase an aggregate of 60,000 shares of Common Stock of the Company (the "Warrant Shares").

B.	The Company desires to provide for the issuance of warrant certificates
(the "Warrant Certificates") representing the Warrants.

C.	The Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrant Certificates and the Warrants, and the respective rights and obligations thereunder of the Company, the registered holders of the Warrant Certificates and the Warrant Agent, the parties hereto agree as follows:

	1.	Definitions.  As used herein:

		A.	"Common Stock" shall mean shares of common stock of the Company,
$.0001 par value (the "Common Stock"), whether now or hereafter authorized, which have the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage.

		B.	"Corporate Office" shall mean the place of business of the Warrant
Agent located in Dallas, Texas, or its successor (for the mailing address of the Warrant Agent, see paragraph 13 hereof).

		C.	"Exercise Period" shall mean the period commencing on the date of the issuance of the Warrants and ending on the Expiration Date.

		D.	"Exercise Price" shall mean a purchase price of $3.50 per share of
Common Stock (the "Warrant Exercise Price").

		E.	"Expiration Date" shall mean 5:00 p.m. Central Time, on November 30,
2004, or if such day shall be a holiday or day on which banks are authorized to close, then 5:00 p.m. Central Time, whichever is in effect, on the next following day that in the State of Texas is not a holiday or a day on which banks are authorized to close.

		F.	"Registered Holder" shall mean the person in whose name any Warrant
Certificate shall be registered on the books maintained by the Warrant
Agent pursuant to this Agreement.

		G.	"Subsidiary" shall mean any corporation of which shares having ordinary voting power to elect a majority of the Board of Directors of such corporation (regardless of whether the shares of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by the Company or one or more subsidiaries of the Company.

		H.	"Transfer Agent" shall mean the Company's transfer agent, Securities
Transfer Corporation, or its successor.

		I.	"Warrant" or "Warrants" shall mean and include up to 60,000 Warrants to be issued to the purchasers of the Units to purchase a like number of shares of the authorized and unissued Common Stock of the Company.

		J.	"Warrant Shares" shall mean and include up to 60,000 shares of authorized and unissued Common Stock initially reserved for issuance on exercise of the Warrants and any additional shares of Common Stock or other property which may hereafter be issuable or deliverable on exercise of the
Warrants pursuant to paragraph 5 of this Agreement.

	2.	Appointment of Warrant Agent.  The Company hereby appoints the Warrant
Agent to act as agent for the Company in accordance with the instructions set forth hereafter in this Agreement, and the Warrant Agent hereby accepts such appointment and agrees to perform the duties and obligations required of it, as such duties and obligations are set forth herein.

	3.	Warrants and Issuance of Warrant Certificates.  Each Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one shares of Common Stock on exercise thereof, subject to modification and adjustment as hereinafter provided in paragraph 10. The Warrant Certificates will be issued and delivered by the Warrant Agent on written order of the Company signed by its President and attested by its Secretary or Assistant Secretary. The
Warrant Agent shall deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement.

	4.	Form and Execution of Warrant Certificates.  The Warrant Certificates
representing the Warrants to be issued to the purchasers of the Units shall be substantially in the form attached as Exhibit "A" and may have such letters, numbers or other marks of identification and such legends, summaries or endorsements printed, lithographed or engraved thereon as the
Company may deem appropriate and as are not inconsistent with the provisions hereof.

 		The Warrant Certificates shall be dated as of the date of issuance, whether on initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

		Warrant Certificates representing the Warrants to be issued to the purchasers of the Units shall be numbered serially with the letters "WRWI" preceding the number of each Warrant Certificate.

		Warrant Certificates shall be executed on behalf of the Company by its
President and Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the
Company's seal.  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.  In the event any officer of the Company who executed the
Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

	5.	Exercise of Warrants.  The Warrants shall be exercisable during the
Exercise Period.  A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of the surrender for exercise (the "Exercise Date") of the Warrant Certificate.  The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and shall be delivered together with payment to the Warrant Agent, in cash or by official bank or certified check, of an amount in lawful money of the United States of America.  Such payment shall be in an amount equal to the Exercise Price per Warrant as hereinabove defined.

		The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such
Warrant Shares as of the close of business on the Exercise Date.  The
Company shall not be obligated to issue any fractional share interests in
Warrant Shares issuable on exercise of a Warrant.  If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

		As soon as practicable on or after the Exercise Date and in any event within 30 days after such date, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.  No adjustment shall be made in respect of cash dividends on
Warrant Shares deliverable on exercise of any Warrant.  The Warrant Agent shall promptly notify the Company in writing of any exercise of any Warrant and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be made promptly to the order of the Company.  The parties contemplate such payments will be made by the
Warrant Agent to the Company as collected funds are received by the Warrant
Agent.  The Warrant Agent shall hold any proceeds collected and not yet paid to the Company in a Federally-insured escrow account at a commercial bank selected by the Warrant Agent, at all times relevant hereto.
Following a determination by the Warrant Agent that collected funds have been received, the Warrant Agent shall cause share certificates to be issued representing the number of Warrants exercised by the holder.

		Expenses incurred by the Warrant Agent hereunder, including administrative costs, costs of maintaining records and other expenses, shall be paid by the Company according to the standard fees imposed by the Warrant Agent for such services.

		A detailed accounting statement setting forth the number of Warrants exercised, the net amount of exercised funds and all expenses incurred by the Warrant Agent shall be transmitted to the Company on payment of each exercise amount.  Such accounting statement shall serve as an interim accounting for the Company during the Exercise Period.  The Warrant Agent shall render to the Company a complete accounting setting forth the number of Warrants exercised, the identity of persons exercising such Warrants, the number of shares issued, the amounts to be distributed to the Company and all other expenses incurred by the Warrant Agent, at the completion of the Exercise Period.

	6.	Reservation of Shares and Payment of Taxes.  The Company covenants that it will, at all times, reserve and have available from its authorized shares of Common Stock such number of shares of Common Stock as shall then be issuable on exercise of all outstanding Warrants.  The Company covenants that all Warrant Shares, when issued, shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

		If any Warrant Shares require registration with, or approval of, any government authority under any Federal or state law before such shares may be validly issued or delivered, the Company covenants it will, in good faith and as expeditiously as possible, endeavor to secure such registration or approval, as the case may be.

		Warrantholders shall pay all documentary stamp or similar taxes and other government charges that may be imposed with respect to the issuance of the
Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants.  In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the
Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

		The Warrant Agent is hereby irrevocably authorized to requisition certificates for Warrant Shares from the Transfer Agent as required from time to time. The Company has, contemporaneously with the execution of this Agreement, authorized the Transfer Agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its Transfer Agent for the Company's
Common Stock issuable on exercise of the Warrants and of any successor
Transfer Agent.

	7.	Registration of Transfer of Warrant Certificates.  The Warrant
Certificates may not be transferred in whole or in part except as authorized in this Agreement. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor, the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

		The Warrant Agent shall keep transfer books at its Corporate Office in which it shall register Warrant Certificates and the transfer thereof.  On due presentment for transfer of any Warrant Certificates at such office, the Company shall execute, and the Warrant Agent shall issue and deliver to the transferee or transferees, a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

		The Warrants will not be publicly traded.

	8.	Loss or Mutilation.  On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number
of Warrants.   In the case of loss, theft or destruction of any Warrant
Certificate, the individual requesting issuance of a new Warrant
Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them.  In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the
Warrant Agent prior to delivery of a new Warrant Certificate.  Applicants for a substitute Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

	9.	Adjustment of Exercise Price and Shares.

		A.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall issue any of its Common Stock as a stock dividend or shall subdivide the number of outstanding shares of Common
Stock into a greater number of shares, then, in either of such events, the
Exercise Price in effect at the time of such action shall be reduced proportionately and the number of shares of Common Stock purchasable pursuant to the Warrants shall be increased proportionately.  Conversely, in the event the Company shall reduce the number of its outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Exercise Price in effect at the time of such action shall be increased proportionately and the number of shares of
Common Stock at that time purchasable pursuant to the Warrants shall be decreased proportionately.  Such stock dividend paid or distributed on the
Common Stock in shares of any other class of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid or distributed in shares of Common Stock to the extent shares of Common
Stock are issuable on the payment or conversion thereof.

		B.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall be recapitalized by reclassifying its outstanding shares of Common Stock into shares with a different par value, or by changing its outstanding Common Stock to shares without par value or in the event of any other material change of the capital structure of the
Company or of any successor corporation by reason of any reclassification, recapitalization or conveyance, prompt, proportionate, equitable, lawful and adequate provision shall be made whereby any holder of the Warrants shall thereafter have the right to purchase, on the basis and the terms and conditions specified in this Agreement, in lieu of the shares of Common
Stock of the Company theretofore purchasable on the exercise of any
Warrant, such securities or assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable on exercise of the Warrants had such reclassification, recapitalization or conveyance not taken place; and, in any such event, the rights of any holder of a Warrant to any adjustment in the number of shares of Common Stock purchasable on exercise of such
Warrant, as set forth above, shall continue and be preserved in respect of any stock, securities or assets which the holder becomes entitled to purchase; provided, however, that a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction involving the Company will not be considered a "material change" for purposes of this paragraph, and no adjustment shall be made under this paragraph 10 by reason of any such merger, acquisition, exchange of stock for stock, exchange of stock for assets, or like transaction.

		C.	In the event the Company, at any time while the Warrants shall remain unexpired and unexercised, shall sell all or substantially all of its property, or dissolves, liquidates or winds up its affairs, prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of such sale, dissolution, liquidation or winding up such that the holder of a  Warrant may thereafter receive, on exercise of such
Warrant, in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive upon exercise of such Warrant, the same kind and amount of any stock, securities or assets as may be issuable, distributable or payable on any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the
Company; provided, however, that, in the event of any such sale, dissolution, liquidation or winding up, the right to exercise the Warrants shall terminate on a date fixed by the Company, such date to be not earlier than 5:00 p.m., Central Time, on the 30th day next succeeding the date on which notice of such termination of the right to exercise the Warrants has been given by mail to the holders thereof at such addresses as may appear on the books of the Company.

		D.	In the event, prior to the expiration of the Warrants by exercise or by their terms, the Company shall take a record of the holders of its
Common Stock for the purpose of entitling them to purchase shares of its
Common Stock at a price per share more than 10% below the then-current market price per share (as defined below) of its Common Stock at the date of taking such record, then (i) the number of shares of Common Stock purchasable pursuant to the Warrants shall be redetermined as follows: the number of shares of Common Stock purchasable pursuant to a Warrant immediately prior to such adjustment (taking into account fractional interests to the nearest 1,000th of a share) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common
Stock of the Company then outstanding (excluding the Common Stock then owned by the Company) immediately prior to the taking of such record, plus the number of additional shares offered for purchase, and the denominator of which shall be the number of shares of Common Stock of the Company outstanding (excluding the Common Stock owned by the Company) immediately prior to the taking of such record, plus the number of shares which the aggregate offering price of the total number of additional shares so offered would purchase at such current market price; and (ii) the Exercise
Price per share of Common Stock purchasable pursuant to a Warrant shall be redetermined as follows:  the Exercise Price in effect immediately prior to the taking of such record shall be multiplied by a fraction, the numerator of which is the number of shares of Common Stock purchasable immediately prior to the taking of such record, and the denominator of which is the number of shares of Common Stock purchasable immediately after the taking of such record as determined pursuant to clause (i) above.  For the purpose hereof, the current market price per share of Common Stock of the Company at any date shall be deemed to be the average of the highest bid and asked prices as reported by The American Stock Exchange for 30 consecutive business days commencing 15 business days prior to the record date.

		E.	On exercise of the Warrants by the holders, the Company shall not be required to deliver fractions of shares of Common Stock; provided, however, that prompt, proportionate, equitable, lawful and adequate adjustment in the Exercise Price payable shall be made in respect of any such fraction of one share of Common Stock on the basis of the Exercise Price per share.

		F.	In the event, prior to expiration of the Warrants by exercise or by their terms, the Company shall determine to take a record of the holders of its Common Stock for the purpose of determining shareholders entitled to receive any stock dividend, distribution or other right which will cause any change or adjustment in the number, amount, price or nature of the
Common Stock or other stock, securities or assets deliverable on exercise of the Warrants pursuant to the foregoing provisions, the Company shall give to the Registered Holders of the Warrants at the addresses as may appear on the books of the Company at least 15 days' prior written notice to the effect that it intends to take such a record.  Such notice shall specify the date as of which such record is to be taken; the purpose for which such record is to be taken; and the number, amount, price and nature of the Common Stock or other stock, securities or assets which will be deliverable on exercise of the Warrants after the action for which such record will be taken has been completed.  Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant
Certificates of any corporate action hereunder, the failure of the Company to give notice shall not invalidate such corporate action of the Company.

		G.	The Warrant shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock, unless the
Warrant is exercised and the Warrant Shares purchased prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

		H.	No adjustment of the Exercise Price shall be made as a result of, or in connection with, (i) the establishment of one or more employee stock option plans for employees of the Company, or the modification, renewal or extension of any such plan, or the issuance of Common Stock on exercise of any options pursuant to any such plan, (ii) the issuance of individual warrants or options to purchase Common Stock, the issuance of Common Stock upon exercise of such warrants or options, or the issuance of Common Stock in connection with compensation arrangements for directors, officers, employees, consultants or agents of the Company or any Subsidiary, and the like, or (iii) the issuance of Common Stock in connection with a merger, acquisition of a going business or a portion thereof (whether for cash, stock, notes, other securities, or a combination of cash and securities), exchange of stock for stock, exchange of stock for assets, or like transaction.

	10.	Duties, Compensation and Termination of Warrant Agent.  The Warrant
Agent shall act hereunder as agent and in a ministerial capacity for the
Company, and its duties shall be determined solely by the provisions hereof.  The Warrant Agent shall not, by issuing and delivering Warrant
Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant
Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant.  The Warrant Agent shall not be under any duty or responsibility to any holder of the Warrant
Certificates to make or cause to be made any adjustment of the Exercise
Price or to determine whether any fact exists which may require any such adjustments.

		The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (iii) be liable for any act or omission in connection with this Agreement, except for its own negligence or willful misconduct.

		The Warrant Agent may, at any time, consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with such notice, statement, instruction, request, direction, order or demand.

		Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary.  The
Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand.

		The Company agrees to pay the Warrant Agent compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses in accordance with the terms of Exhibit "B" attached hereto and incorporated herein by this reference.  The Company further agrees to indemnify the
Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

		The Warrant Agent may resign its duties or the Company may terminate the
Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct) on 30 days' prior written notice to the other party.  At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each
Warrant Certificate.  On such resignation or termination, the Company shall appoint a new Warrant Agent.  If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent.  Any new Warrant Agent, whether appointed by the Company or by such court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its shareholders, of not less than $1,000,000.

		After acceptance in writing of an appointment of a new Warrant Agent is received by the Company, such new Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the
Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new Warrant Agent with the resigning Warrant
Agent and shall forthwith cause a copy of such notice to be mailed to the
Registered Holder of each Warrant Certificate.

		Any corporation into which the Warrant Agent or any new Warrant Agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant
Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the
Warrant Agent.  Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.  No further action shall be required for establishment and authorization of such successor
Warrant Agent.

		The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the
Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not the Warrant Agent.
Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company.

	11.	Modification of Agreement.  The Warrant Agent and the Company may, by
supplemental agreement, make any changes or corrections in this Agreement they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained.
Additionally, the parties may make any changes or corrections deemed necessary which shall not adversely affect the interests of the holders of
Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect, except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 66 2/3% of the Warrants outstanding; provided, however, that no change in the number or nature of the Warrant Shares purchasable on exercise of a Warrant, or the Exercise Price or the Exercise
Period thereof shall be made without the consent, in writing, of the
Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement.

	12.	Notices.  All notices, demands, elections, opinions or requests
(however characterized or described) required or authorized hereunder shall be deemed given sufficiently in writing and sent via a nationally recognized overnight courier service, by registered or certified mail, return receipt requested and postage prepaid, or by facsimile to:

		in the case of the Company:	USURF America, Inc.
						Attention: David M. Loflin
						8748 Quarters Lake Road
						Baton Rouge, Louisiana 70809
							Facsimile: (225) 922-9123

		with a copy to:			Newlan & Newlan
						Attorneys at Law
						819 Office Park Circle
						Lewisville, Texas 75057
								Facsimile: (972) 353-8304

		and, in the case of the
		     Warrant Agent:		Securities Transfer Corporation
						Attention: Kevin Halter, Jr.
						16910 Dallas Parkway, Suite 100
						Dallas, Texas 75248
						Facsimile: (972) 248-4797

		and, if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

	13.	Persons Benefitting.  This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of the Warrant
Certificates. Nothing in this Agreement is intended to or shall be construed to confer on any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

	14.	Further Instruments.  The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

	15.	Severability.  If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

	16.	Waiver.  All the rights and remedies of either party under this
Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

	17.	General Provisions.  This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.  Except as otherwise expressly stated herein, time is of the essence in performing hereunder.  This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced.  The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning thereof.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above-mentioned.

USURF AMERICA, INC.

By: /s/ David M. Loflin
    David M. Loflin
    President

SECURITIES TRANSFER CORPORATION

By: /s/ Kevin Halter, Jr.
    Kevin Halter, Jr.
    President

----------------------
EXHIBIT 10.52
----------------------


FINANCIAL PUBLIC RELATIONS AND
INVESTOR RELATIONS SERVICES AGREEMENT

This Financial Public Relations and Investor Relations Services Agreement is made as of the 27th day of October, 1999, by and between Peter Rochow ("Consultant"), and USURF America, Inc., a Nevada corporation (the "Company").

	WHEREAS, Consultant possesses experience in the field of financial public relations and investor relations; and

	WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock listed on the American Stock Exchange under the symbol
"UAX"; and

	WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

	1.	The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to financial public relations and investor relations, on behalf of the Company.  Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit "A" attached hereto and incorporated herein by this reference, throughout the term of this Agreement.  Consultant agrees that he shall be responsible for all expenses incurred in his performance hereunder.

		It is further agreed that Consultant shall have no authority to bind the
Company to any contract or obligation or to transact any business in the
Company's name or on behalf of the Company, in any manner.  The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

	2.	The initial term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue through February 29, 2000. Thereafter, this Agreement shall continue on a month-to-month basis, provided neither party provides written notice to terminate not less than 20 days prior to the end of the initial term or any renewal term of this Agreement.

	3.	In consideration of the services to be performed by Consultant, the
Company agrees to pay to Consultant the compensation set forth on Exhibit
"B" attached hereto and incorporated herein by this reference.

	4.	The Company represents and warrants to Consultant that:

		A.	The Company will cooperate fully and timely with Consultant to enable
Consultant to perform his obligations hereunder.

		B.	The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

		C.	The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

	5.	Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it.
Consultant, including each of his affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

		Consultant agrees that he will not disseminate any printed matter relating to the Company, including, without limitation, press releases, without prior written approval of the Company's legal counsel.

		Consultant acknowledges that, in light of the fact that Consultant is in a special relationship with the Company due to the entrusting by the
Company to Consultant of non-public, material "inside" information concerning the Company, the relationship between the Company and Consultant shall be that of a special relationship.

		Consultant agrees that he will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

	6.	All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier.  Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

		Notices shall be addressed to Consultant at:

			Peter Rochow
			418 Douglas Park View, S.E.
			Calgary, Alberta
			Canada T2Z 2R1

		and to the Company at:

			USURF America, Inc.
			8748 Quarters Lake Road
			Baton Rouge, Louisiana 70809

		with a copy to:

			Newlan & Newlan, Attorneys at Law
			819 Office Park Circle
			Lewisville, Texas 75057

	7.	Miscellaneous.

		A.	In the event of a dispute between the parties arising out of this
Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the "Association")
at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

		B.	This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

		C.	This Agreement may be executed in multiple counterparts which shall be deemed an original.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

			D.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

USURF AMERICA, INC.


By: /s/ David M. Loflin
    David M. Loflin
    President

/s/ Peter Rochow
Peter Rochow



Exhibit "A"
Financial Public Relations and
Investor Relations Services Agreement

SERVICES TO BE PERFORMED BY CONSULTANT ON BEHALF OF THE COMPANY

The consulting services to be provided by Consultant under the Financial Public Relations and Investor Relations Services Agreement to which this Exhibit "A" is attached include, but shall not be limited to:

Increase network of individual brokers and others actually buying the Common Stock of the Company in Canada and the United States.

Develop a working relationship with the American Stock Exchange specialist assigned to the Company's Common Stock.

Develop relationships for the Company with regional brokerage firms and individual stock brokers for additional buying sponsorship of the Common Stock of the Company.

Contact and keep fully informed stockbrokers that are currently interested in the Company.

Fax, e-mail or otherwise deliver, on a broad basis, Company information to stockbrokers and other potential purchasers of the Common Stock of the Company.

Respond to inquiries from potential investors and others, as requested by the Company, including Internet inquiries received by the Company at info@usrf.com and invest@usurf.com.



Exhibit "B"
Financial Public Relations
Consulting Services Agreement

COMPENSATION TO BE PAID BY THE COMPANY TO CONSULTANT

As full payment for Consultant's services during the initial term of the Financial Public Relations Consulting Services Agreement (the "Agreement") to which this Exhibit "B" relates, Consultant shall receive, upon execution of, the following:

30,000 shares of Company Common Stock, which shares shall be valued at a price of $3.25 per share, or $97,500, in the aggregate. The Company shall cause all 30,000 of such shares to be registered, at the Company's expense, pursuant to a Registration Statement on Form S-1 to be filed by the Company as soon as is practicable following the execution of this Agreement. Consultant shall be named as a selling shareholder in such Registration Statement.

As full payment for Consultant's services during each renewal term of the Agreement to which this Exhibit "B" relates, Consultant shall receive the following:

7,500 shares of Company Common Stock, which shares shall be valued at a price equal to the average of the closing bid price, as reported by the American Stock Exchange, for the Company's Common Stock for the last 5 trading days preceding the first day of each renewal term. The shares of Company Common Stock issued to Consultant as payment for services during any renewal term shall possess "piggy-back" rights of registration.

Consultant represents and warrants to the Company that the shares of the Company being acquired pursuant to the Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

Consultant represents and warrants that he has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that he is aware that the Company currently lacks adequate capital to pursue its full plan of business, specifically, that the Company currently lacks capital with which to exploit its proprietary Wireless Internet access technology.

Consultant acknowledges that the share certificate or certificates of the Company issued to him pursuant to this Agreement will bear a legend restricting future transfer in the following , or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."



-----------------------
EXHIBIT 10.53
-----------------------

October 28, 1999

To: Jim Kaufman
USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, LA 70809
(225) 922-9123 Fax

Consultation Agreement Investor Relations:

This Consultation Agreement is effective November 1, 1999 through February 1, 2000 between Nostas/Faessel (Consultants) and USURF America, Inc. (UAX).

This Agreement shall be for a period of three (3) months and shall be automatically renewed unless prior written notice is given by either party seven (7) days prior the end of each (3) month period.

The Consultants primary responsibility will be:

1. To implement an investor relations program for the purpose of broadening the company's institutional and shareholder base.

2. To provide public relations information to shareholders and the general public.

3. To provide introduction to potential investors, analysts, investment bankers, institutions and investment letters.

4. To provide such other services as may be consistent with the engagement that the parties may agree upon from time to time.

Compensation:

UAX agrees to give NostaslFaesel1 30,000 restricted common shares to be registered by January 1, 2000.

15,000 restricted common shares to:
Dr. John Faessel, 1202 Lexington #266, NY, NY 10028

15,000 restricted common shares to:
Mr. Victor Nostas, 3500 Parfet Street Wheat Ridge CO 80033

In the event of a financing completed through the efforts of the Consultants, the Consultants shall receive 5% in cash and 5%in stock of the total proceeds raised. This stock shall be registered within 30 days of the cash received.

USURF America, Inc.            NostaslFaessel Group


By: /s/ David M. Loflin
David Loflin President         By: /s/ John L. Faessel

                               By: /s/ Victor Nostas


-----------------------
EXHIBIT 10.54
-----------------------

CORPORATE COMMUNICATIONS SERVICES AGREEMENT

This Corporate Communications Services Agreement is made as of the 1st day of November, 1999, by and between J.F. Mills/Worldwide ("Consultant"), and USURF America, Inc., a Nevada corporation (the "Company").

	WHEREAS, Consultant possesses experience in the field of corporate communications; and

	WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock listed on the American Stock Exchange under the symbol
"UAX"; and

	WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

	1.	The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to corporate communications, on behalf of the Company.  Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit "A"
attached hereto and incorporated herein by this reference, throughout the term of this Agreement.  The Company shall reimburse Consultant for his expenses incurred on the Company's behalf hereunder, upon invoice received;
provided, however, that each expense item in excess of $250.00 shall be pre-approved by the Company, in writing.  Without such written pre-approval, the Company shall not be obligated to reimburse Consultant for any such item of expense in excess of $250.00.

		It is further agreed that Consultant shall have no authority to bind the
Company to any contract or obligation or to transact any business in the
Company's name or on behalf of the Company, in any manner.  The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

	2.	The initial term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue through April 30, 2000. Thereafter, this Agreement shall continue on a month-to-month basis, provided neither party provides written notice to terminate not less than 20 days prior to the end of the initial term or any renewal term of this Agreement.

	3.	In consideration of the services to be performed by Consultant, the
Company agrees to pay to Consultant the compensation set forth on Exhibit
"B" attached hereto and incorporated herein by this reference.

	4.	The Company represents and warrants to Consultant that:

		A.	The Company will cooperate fully and timely with Consultant to enable
Consultant to perform his obligations hereunder.

		B.	The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

		C.	The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

	5.	Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it.
Consultant, including each of his affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

		Consultant agrees that he will not disseminate any printed matter relating to the Company, including, without limitation, press releases, without prior written approval of the Company's legal counsel.

		Consultant acknowledges that, in light of the fact that Consultant is in a special relationship with the Company due to the entrusting by the
Company to Consultant of non-public, material "inside" information concerning the Company, the relationship between the Company and Consultant shall be that of a special relationship.

		Consultant agrees that he will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

	6.	All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier.  Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

		Notices shall be addressed to Consultant at:

			J.F. Mills/Worldwide
			6106 East Yale Avenue
			Denver, Colorado 80222

		and to the Company at:

			USURF America, Inc.
			8748 Quarters Lake Road
			Baton Rouge, Louisiana 70809

		with a copy to:

			Newlan & Newlan, Attorneys at Law
			819 Office Park Circle
			Lewisville, Texas 75057

	7.	Miscellaneous.

		A.	In the event of a dispute between the parties arising out of this
Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the "Association")
at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

		B.	This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

		C.	This Agreement may be executed in multiple counterparts which shall be deemed an original.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

			D.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

USURF AMERICA, INC.


By: /s/ David M. Loflin
     David M. Loflin
     President

J.F. MILLS/WORLDWIDE

By: /s/


Exhibit "A"
Corporate Communications
Services Agreement

SERVICES TO BE PERFORMED BY CONSULTANT ON BEHALF OF THE COMPANY

The consulting services to be provided by Consultant under the Corporate Communications Services Agreement to which this Exhibit "A" is attached include, but shall not be limited to:

Develop and implement a plan for maximizing public awareness of Company news and other developments regarding the Company, as well as awareness of Company news and other developments regarding the Company to the stock brokerage community.

Develop a "corporate identity" for the Company, within the stock brokerage community and the general public, and implement a plan for communicating same.

Assist in preparing Company news releases and other public communications.


Exhibit "B"
Corporate Communications
Services Agreement

COMPENSATION TO BE PAID BY THE COMPANY TO CONSULTANT

As full payment for Consultant's services during the initial term of the Corporate Communications Services Agreement (the "Agreement") to which this Exhibit "B" relates, Consultant shall receive, upon execution of, the following:

6,000 shares of Company Common Stock, which shares shall be valued at a price of $3.50 per share, or $21,000, in the aggregate. The Company shall cause all 6,000 of such shares to be registered, at the Company's expense, pursuant to a Registration Statement on Form S-1 to be filed by the Company as soon as is practicable following the execution of this Agreement. Consultant shall be named as a selling shareholder in such Registration Statement.

As full payment for Consultant's services during each renewal term of the Agreement to which this Exhibit "B" relates, Consultant shall receive the following:

1,000 shares of Company Common Stock, which shares shall be valued at a price equal to the average of the closing bid price, as reported by the American Stock Exchange, for the Company's Common Stock for the last 5 trading days preceding the first day of each renewal term. The shares of Company Common Stock issued to Consultant as payment for services during any renewal term shall possess "piggy-back" rights of registration.

Consultant represents and warrants to the Company that the shares of the Company being acquired pursuant to the Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

Consultant represents and warrants that he has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that he is aware that the Company currently lacks adequate capital to pursue its full plan of business, specifically, that the Company currently lacks capital with which to exploit its proprietary Wireless Internet access technology.

Consultant acknowledges that the share certificate or certificates of the Company issued to him pursuant to this Agreement will bear a legend restricting future transfer in the following , or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."


-------------------------
EXHIBIT 10.55
-------------------------

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION, dated as of July 23, 1999 (the "Agreement"), among USURF America, Inc., a Nevada corporation ("Parent"), USURF America (Alabama), Inc., an Alabama corporation wholly owned by Parent ("Acquiror"), Net 1 , Inc., an Alabama corporation ("Target") (Acquiror and Target being hereinafter collectively referred to as the "Constituent Corporations"), and Gary Stanley ("Stanley") and Knud Nielsen, III ("Nielsen"), the shareholders of Net 1, Inc., executing this Agreement (Stanley and Nielsen being referred to herein collectively as the "Shareholders").

WHEREAS, the Boards of Directors of Parent, Acquiror and Target have approved the acquisition of Target by Parent;

WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Acquiror and Target have each approved the merger of Target into Acquiror (the "Merger"), pursuant to an Agreement of Merger in the form attached hereto as Exhibit "A" (the "Merger Agreement"), and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the States of Nevada and Alabama and upon the terms and subject to the conditions set forth herein; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1 )(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto; and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquiror, Target and the Shareholders hereby agree as follows:

ARTICLE I. THE MERGER

Section 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the Merger Agreement, Target shall be merged with and into Acquiror, the separate corporate existence of Target shall cease and Acquiror shall continue as the surviving corporation, in accordance with the applicable provisions of the Alabama Business Corporation Act (the "Alabama Law"). Acquiror, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".

Section 1.2. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VII, and provided that this Agreement has not been terminated or abandoned pursuant to Article IX, the Constituent Corporations shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the office of the Secretary of State of the State of Alabama, in such form as required by, and executed in accordance with, the relevant provisions of the Alabama Law. Subject to, and in accordance with, the Alabama Law, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of the State of Alabama or such later time or date as may be specified in the
Certificate of Merger (the "Effective Time"). Each of the parties shall use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Article VII hereof.

Section 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Alabama Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4. Articles of Incorporation: Bylaws. (a) At the Effective Time, the Articles of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

(b) The Bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

Section 1.5. Directors and Officers. The directors of Acquiror immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Acquiror immediately prior to the Effective Time shall be the initial officers of the Surviving
Corporation, in each case until their respective successors are duly elected or appointed and qualified.

Section 1.6. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror, the following shall occur:

(a) each share of common stock of Target (the "Target Common Stock") held in the treasury of Target and each such share of Target Common Stock owned by Acquiror, Parent or any direct or indirect wholly-owned subsidiary of Parent or of Target immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(b) each share of Target Common Stock which is outstanding immediately prior to the Effective Time, other than those shares of Target Common Stock cancelled as set forth in subsection (a) hereof, shall be converted into the right to receive 250 shares of the $.0001 par value per share common stock of Parent (the "Parent Common Stock"), a total of 250,000 shares of Parent Common Stock; and

(c) the common stock, par value $.0001 per share, of Acquiror issued and outstanding immediately prior to the Effective Time shall remain validly issued, fully paid and non-assessable common stock of the Surviving Corporation.

Section 1. 7. Surrender of and Exchange of Target Common Stock. (a) As soon as practicable after the Effective Time, the stock certificates representing Target Common Stock issued and outstanding at the Effective
Time shall be surrendered for exchange to the Surviving Corporation. Until so surrendered for exchange, each such stock certificate nominally representing Target Common Stock shall be deemed for all purposes (except for payment of dividends thereon or redemption thereof) to evidence the ownership of the number of shares of Parent Common Stock which the holder would be entitled to receive upon its surrender to the Surviving Corporation.

(b) No redemption with respect to Parent Common Stock shall be made with respect to any unsurrendered certificates representing shares of Target Common Stock with respect to which the shares of Parent Common Stock shall have been issued in the Merger, until such certificates shall be surrendered as provided herein.

(c) All rights to receive the Merger Consideration into which shares of Target Common Stock shall have been converted pursuant to this Article I shall be deemed to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such shares of Target Common Stock.

1.8. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place (a) at the offices of Target at 3:00 p.m., local time, on the earlier of (i) September 30, 1999, and (ii) the third business day immediately following the date on which the last of the conditions set forth in Article VII is fulfilled or waived, or (b) at such other time and place and on such other date as Parent and Target shall agree (the "Closing Date").

ARTICLE II. FURTHER AGREEMENTS

Section 2.1. Employment Agreement -Stanley. Prior to or at the Closing, Acquiror and Stanley shall execute an employment agreement (the "Stanley Employment Agreement"). The Stanley Employment Agreement shall be substantially in the form attached hereto as Exhibit "B".

Section 2.2. Non-Competition Agreement -Stanley. Prior to or at the Closing, Acquiror and Stanley shall execute a non-competition agreement (the "Stanley Agreement Not to Compete") substantially in the form attached hereto as Exhibit "C".

Section 2.3. Non-Competition Agreement -Nielsen. Prior to or at the Closing, Acquiror and Nielsen shall execute a non-competition agreement (the "Nielsen Agreement Not to Compete") substantially in the form attached hereto as Exhibit "D".

Section 2.4. Confidentiality Agreement -Stanley. Prior to or at the Closing, Acquiror and Stanley shall execute a confidentiality agreement (the "Stanley Confidentiality Agreement") substantially in the form attached hereto as Exhibit "E".

Section 2.5. Continuity of Interest Agreement. Prior to or at the Closing, Parent, Acquiror and the Shareholders shall execute a continuity of interest agreement (the "Continuity of Interest Agreement") substantially in the form attached hereto as Exhibit "F".

Section 2.6. Registration Rights Letter Agreements. Prior to or at the Closing, Parent shall deliver to the holders of shares of Parent Common Stock received hereunder a registration rights letter agreement (the "Registration Agreement") substantially in the form attached hereto as Exhibit "G".

Section 2. 7. Access to Information: Confidentiality. (a) From the date hereof to the Effective Time, each of Parent, Acquiror and Target shall, and shall cause their respective subsidiaries, affiliates, officers, directors, employees, auditors and agents to, afford the officers, employees and agents of one another complete access at all reasonable times to one another's officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish one another with all financial, operating and other data and information as each, through its officers, employees or agents, may reasonably request; provided, however, that no party shall be required to provide access or furnish information which it is prohibited by law or contract to provide or furnish.

(b) Each of Parent, Acquiror and Target shall, and shall cause their respective affiliates and their respective officers, directors, employees and agents, to hold in strict confidence all data and information obtained by them from one another or their respective subsidiaries, affiliates, directors, officers, employees and agents (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure or such information is required by law) and shall insure that such officers, directors, employees and agents do not disclose such information to others without the prior written consent of Parent, Acquiror or Target, as the case may be.

(c) In the event of the termination of this Agreement, Parent, Acquiror and Target shall, and shall cause their respective affiliates, officers, directors, employees and agents to, (i) return promptly every document furnished to them by one another or any of their respective subsidiaries, affiliates, officers, directors, employees and agents in connection with the transactions contemplated hereby and any copies thereof, and (ii) shall cause others to whom such documents may have been furnished promptly to return such documents and any copies thereof any of them may have made.

(d) No investigation pursuant to this Section II shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

Section 2.8. Notification of Certain Matters. Target shall give prompt notice to Parent, and Parent shall give prompt notice to Target, of (a) the occurrence or non-occurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of Target, Parent or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Article II shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 2.9. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

Section 2.10. Public Announcements. Parent shall have the exclusive right to issue a press release or otherwise make any public statements with respect to the Merger.

Section 2.11. Registration Rights. The holders of Parent Common Stock received hereunder shall have the registration rights with respect to their respective shares of Parent Common Stock as are set forth in the Registration Agreement.

ARTICLE III. REPRESENTATIONS AND WARRANTIES
                        OF PARENT AND ACQUIROR

Parent and Acquiror hereby, jointly and severally, represent and warrant to Target that, except as set forth in the Disclosure Schedule delivered prior to the date which is three days prior to the Closing Date by Parent and Acquiror to Target (the "Parent Disclosure Schedule"):

Section 3.1. Organization and Qualification: Subsidiaries. Each of Parent and Acquiror and each of Parent's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary , except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Neither Parent nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term "Material Adverse Effect", as used herein, means any change in or effect on the business of Parent or any of its properties (including intangible properties), prospects, condition (financial or otherwise), assets or subsidiaries, taken as a whole. Parent has three wholly-owned subsidiaries:
(a) USURF America (Alabama), Inc., an Alabama corporation (Acquiror); (b) Santa Fe Wireless Internet, Inc., a New Mexico corporation; and (c) CyberHighway, Inc., an Idaho corporation.

Section 3.2. Articles of Incorporation and Bylaws. Parent shall, as part of the Parent Disclosure Schedule, furnish to Target a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Parent and Acquiror. Such Articles of Incorporation and Bylaws are in full force and effect.

Section 3.3. Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, $.0001 par value per share. As of the date hereof, (a) 11,700,120 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (b) no shares of Parent Common Stock are held in the treasury of Parent or by subsidiaries of Parent. Approximately 2,400,000 shares of Parent Common Stock are reserved for future issuance under certain contracts, all as described in the Parent Disclosure Schedule. Each of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and non-assessable and such shares owned by Parent are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Parent's voting rights, charges or other encumbrances of any nature whatsoever.

Section 3.4. Authority Relative to this Agreement. Each of Parent and Acquiror has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Acquiror and the consummation by Parent and Acquiror of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Acquiror other than filing and recordation of appropriate merger documents as required by the Alabama Law. This Agreement has been duly executed and delivered by
Parent and Acquiror and, assuming the due authorization, execution and delivery by Target, constitutes a legal, valid and binding obligation of each such corporation.

Section 3.5. No Conflict: Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Acquiror do not, and the performance of this Agreement by Parent and Acquiror shall not, (i) conflict with or violate either the Articles of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Acquiror, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Acquiror or by which either of them or their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Acquiror pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Acquiror is a party or by which Parent or Acquiror or any of their respective properties is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Acquiror does not, and the performance of this Agreement by Parent and Acquiror shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and State securities laws ("Blue Sky Laws").

Section 3.6. Compliance. Neither Parent nor any of its subsidiaries is in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, including, without limitation, health and safety, environmental, civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3. 7. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to Target, in the form filed with the SEC, (i) its Annual Report on Form 10-KSB for the year ended December 31, 1998; (ii) its Quarterly Report on Form 10-QSB for the period ended March 31, 1999, (iii) all other reports or registration statements filed by Parent with the SEC since March 31, 1999, and (iv) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC since March 31, 1999 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (x) were, and will be, prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (y) did not, and will not, at the time they were, or will be, filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each consolidated financial statement (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been, and will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents, and will present, the financial position of Parent and its subsidiaries as at the respective dates thereof and the results of its operations and changes in financial position for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c) Except as and to the extent set forth on the consolidated balance sheet of Parent and its subsidiaries as at March 31, 1999, including the notes thereto (the "1999 Balance Sheet"), neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since March 31, 1999, which would not, individually or in the aggregate, have a Material Adverse Effect.

(d) Parent has heretofore furnished to Target a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

Section 3.8. Absence of Litigation. Except as disclosed in the Parent Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Parent nor any of its subsidiaries nor any of their properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

Section 3.9. Absence of Certain Changes or Events. Since March 31' 1999, except as contemplated or permitted by this Agreement or disclosed in Parent SEC Reports filed since that date and through the date hereof, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(a) any change in the financial condition, results of operations, business or prospects of Parent or any of its subsidiaries having a Material Adverse Effect,
(b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries having a Material Adverse Effect, (c) any material change by Parent in its accounting methods, principles or practices, (d) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would, individually or in the aggregate, exceed five percent of the total assets of Parent and its subsidiaries as reflected on the consolidated balance sheets in Parent's Annual Report on
Form 10-KSB for the period ended December 31, 1998, and Quarterly Report on Form 10-QSB for the period ended March 31, 1999; (e) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Parent Common Stock or any redemption, purchase or other acquisition of any of its securities; (f) any change in the Federal Communications Commission rules, regulations and orders affecting the business of Parent or any of its subsidiaries which shall have a Material Adverse Effect; or (g) any change in the status of any litigation, claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, which, as a result of such change, will have a Material Adverse Effect.

Section 3.1 0. Environmental Matters. To the best of Parent's knowledge, there are no environmental liabilities (whether accrued, absolute, contingent or otherwise) of Parent or any subsidiary.

Section 3.11. Labor Matters. Except as set forth in the Parent Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have a Material Adverse Effect; (b) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; (c) neither Parent nor any of its subsidiaries has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against any such parties under any such agreement or contract; (d) there are no unfair labor practice complaints pending against Parent or any of its subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of Parent or any of its subsidiaries; and (e) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

Section 3.12. Contracts. The Parent Disclosure Schedule lists or describes all material contracts or arrangements to which Parent or any subsidiary is a party, or by which it is bound, as of the date hereof. All such contracts and arrangements are in full force and effect and there has been no notice of termination or threatened termination with respect to any such contracts and arrangements, whether or not termination is permitted by the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a breach or default under any such contract or arrangement, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained.

Section 3.13. Title to Properties. Parent has, and at the Effective Time will have, good and marketable title to the equipment and other property shown as assets on its records and books of account as of March 31, 1999, free and clear of all liens, encumbrances and charges, except as reflected in the such records and books of account and in the 1999 Balance Sheet.

Section 3.14. Patents. To the best knowledge of Parent, Parent or its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, inventions, designs, processes, formulae and other proprietary information used or held for use in connection with the business of Parent or any of its subsidiaries as currently being, or proposed to be, conducted and is unaware of any assertions or claims challenging the validity of any of the foregoing which would have a Material Adverse Effect. The conduct of the business of Parent and its subsidiaries as now conducted or proposed to be conducted does not and will not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in any way which would have a Material Adverse Effect. No material infringement of any proprietary right owned by or licensed by or to Parent or any of its subsidiaries is known to Parent which would have a Material Adverse Effect.

Section 3.15. Parent and its subsidiaries have filed all federal and state tax returns and reports and, to the best of Parent's knowledge, all state, local and foreign tax returns and reports required to be filed by them and have paid and discharged all taxes, including sales and use tax, shown as due thereon and have paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Parent's knowledge, threatening to assert against parent or any of its subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

Section 3.16. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Acquiror.

Section 3.17 .Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Parent or Acquiror to Target pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF TARGET

Target and Stanley, and each of them, hereby, jointly and severally, represent and warrant to Parent and Acquiror that, except as set forth in the Disclosure Schedule delivered prior to the date which is three days prior to the Closing Date by Target to Parent (the "Target Disclosure Schedule"):

Section 4.1. Organization and Qualification: Subsidiaries. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Target has not received any notice of proceedings relating to the revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term "Material Adverse Effect" as used in this
Article IV, means any change in or effect on the business of Target that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), prospects, condition (financial or otherwise), assets or liabilities of Target taken as a whole. Target has no subsidiaries.

Section 4.2. Articles of Incorporation and Bylaws. Target shall, as part of the Target Disclosure Schedule, furnish to Parent a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Target. Such Articles of Incorporation and Bylaws are in full force and effect.

Section 4.3. Capitalization. The authorized capital stock of Target consists of 1,000 shares of Target Common Stock, $1.00 par value per share. As of the date hereof, (a) 1 ,000 shares of Target Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (b) no shares of Target Common Stock are held in the treasury of Target or by any subsidiary of Target. Except as set forth in the Target Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Target or obligating Target to issue or sell any shares of capital stock of, or other equity interests in, Target. All shares of Target Common Stock subject to issuance shall be duly authorized, validly issued, fully paid and non-assessable. There are no outstanding contractual obligations of Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock.

Section 4.4. Authority Relative to this Agreement. Target has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target subject to the approval of the Merger and adoption of this Agreement by Shareholders in accordance with the Alabama Law. This Agreement has been duly executed and delivered by Target and, assuming the due authorization, execution and delivery by Parent and Acquiror, constitutes a legal, valid and binding obligation of Target.

Section 4.5. No Conflict: Required Filings and Consents. (a) The execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target shall not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Target, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Target pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for such breaches, defaults or other occurrences which would not, individually or in the aggregate have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by Target does not, and the performance of this Agreement shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

Section 4.6. Compliance. Target is not in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, including, without limitation, health and safety, environmental and civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.7. Financial Statements. Target has delivered to Parent and Acquiror copies of the its unaudited financial statements for the years ended December 31, 1998, 1997 and 1996, and a statement of operations and balance sheet as at June 30, 1999. All of such statements are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as indicated in the notes thereto. Each of such balance sheets presents a true and complete statement, as of its date, of the financial condition and assets and liabilities of Target. Except to the extent reflected or reserved against therein (including the notes thereto), Target did not have, as of the date thereof, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet or notes thereto, prepared in accordance with generally accepted accounting principles. Each of such statements of operations presents a true and complete statement of the results of operations of Target.

Section 4.8. Bank Account Statements. Target has delivered to Parent and Acquiror copies of its bank account statements for the months of January , February, March, April, May and June 1999. All of such statements are true and complete.

Section 4.9. Absence of Certain Changes or Events. Since June 30, 1999, except as contemplated by this Agreement or disclosed in the Target Disclosure Schedule, Target has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the financial condition, results of operations, business or prospects of Target having a Material Adverse Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Target having a Material Adverse Effect, (c) any material change by Target in its accounting methods, principles or practices, (d) any revaluation by
Target of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would, individually or in the aggregate, exceed five percent of the total assets of Target as reflected on the financial statements for the period ended June 30, 1999, or (e) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Target Common Stock or any redemption, purchase or other acquisition of any of its securities, except in the ordinary course of business consistent with past practice.

Section 4.10. Absence of Litigation. Except as disclosed in Target Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Target, threatened against Target, or any properties or rights of Target, before any court, arbitrator, or administrative, governmental or regulatory authority or body, that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Target nor its properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

Section 4.11. Labor Matters. Except as set forth in the Target Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Target, threatened, between Target and any of its employees, which controversies have a Material Adverse Effect; and (b) Target is not a party to any collective bargaining agreement or other labor union contract.

Section 4.12. Contracts. The Target Disclosure Schedule lists or describes all contracts, authorizations, approvals or arrangements to which Target is a party, or by which it is bound, as of the date hereof, and which (a) obligates or may obligate Target to pay more than $500; or (b) are financing documents, loan agreements or agreements providing for the guarantee of the obligations of any party in each case involving an obligation in excess of $1,000.

Section 4.13. Title to Property and Leases. (a) Each asset owned or leased by Target is owned or leased free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.

(b) All leases of real property leased for the use or benefit of Target to which Target is a party, and all amendments and modifications thereof are in full force and effect and have not been modified or amended and there exists no material default under the leases by Target, nor any event which, with the giving of notice or lapse of time, or both, would constitute a material default thereunder by Target.

(c) A statement describing all assets of Target is included in the Target Disclosure Schedule.

Section 4.14. Insurance. All material properties and risks of Target are covered by valid and currently effective insurance policies issued in favor of Target, in such amounts and against such risks and losses as are customary in their locales of operation for companies operating similar businesses and operations, and Target is included as an insured party under such policies, with full rights as a loss payee. Copies of all such insurance policies shall be included in the Target Disclosure Schedule.

Section 4.15. Target has filed all federal and state tax returns and reports and, to the best of Target's knowledge, all state, local and foreign tax returns and reports required to be filed have been filed and Target has paid and discharged all taxes, including sales and use taxes, shown as due thereon and has paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Target's knowledge, threatening to assert against Target any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Target has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

Section 4.16. Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Target or the Shareholders to Parent and Acquiror pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

ARTICLE V. REPRESENTATIONS AND WARRANTIES
                      OF THE SHAREHOLDERS

Stanley and Nielsen, individually and each for himself, hereby represent and warrant to Parent and Acquiror that:

Section 5.1. No Legal Disability. Stanley and Nielsen, individually, are under no legal disability with respect to entering into this Agreement.

Section 5.2. Receipt of Disclosure. Stanley and Nielsen, individually and each for himself, hereby represent and warrant that they have received and reviewed all of the information concerning Parent required to be delivered by Parent hereunder. With respect to such information, Stanley and Nielsen, individually and each for himself, further represent and warrant that they have had an opportunity to ask questions of, and to receive answers from, the officers of Parent.

Section 5.3. Representations Relating to Parent Common Stock. Stanley and Nielsen, individually and each for himself, represent and warrant to Parent that the shares of Parent Common Stock being acquired pursuant to this Agreement are being acquired for their own accounts and for investment and not with a view to the public resale or distribution of such shares and further acknowledge that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

Section 5.4. Consent to Legend. Stanley and Nielsen, individually and each for himself, consent to the placement of a legend restricting future transfer on the share certificates representing the Parent Common Stock delivered hereunder, which legend shall be in the following, or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT
REGISTRATION EXCEPT IN TRANSACTIONS EXEMPT FROM SUCH REGISTRATION."

ARTICLE VI. CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1. Conduct of Business by Target Pending the Merger. Target covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of Target shall be conducted only in, and Target shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Target shall use its best efforts to preserve substantially intact the business organization of Target, to keep available the services of the present officers, employees and consultants of Target and to preserve the present relationships of Target with customers, suppliers and other persons with which Target has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Target shall not, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

(a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, encumber or authorize the issuance, sale, pledge, disposition or encumbrance of (i) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Target or (ii) any assets of Target or any other material assets of Target other than in the ordinary course of business consistent with past practices;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guaranty or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) authorize any single capital expenditure which is in excess of $1 ,000 or capital expenditures which are, in the aggregate, in excess of $3,000 for Target; or (iv) enter into or amend any contract, agreement, commitment or arrangement to any of the effects set forth in this paragraph
(e) of Section 6.1 ;

(f) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of Target who are not officers of Target in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of Target, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

(g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payments of accounts payable and collection of accounts receivable);

(h) settle or compromise any material federal, state, local or foreign income tax liability; or

(i) pay, discharge, compromise or consent to any arrangements concerning or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, compromise, settlement, arrangement or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Target or incurred in the ordinary course of business and consistent with past practice.

Section 6.2. Conduct of Business by Parent and Acquiror Pending the Merger. Parent and Acquiror covenant and agree that, between the date of this Agreement and the Effective Time, Parent shall not sell or otherwise dispose of all or substantially all of its assets.

Section 6.3. Approval of Shareholders. Target shall secure the written consent of all of the shareholders of Target to this Agreement, the Merger Agreement and the Merger.

Section 6.4. Securities Law Compliance. Parent shall take any action required to be taken under applicable Federal and/or state securities laws applicable to (a) the Merger and (b) the issuance of Parent Common Stock pursuant to the Merger. Parent shall promptly deliver to Target copies of any filings made by Parent and/or Acquiror pursuant to this Section 6.4.

Section 6.5. Third Party Consents. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Merger.

ARTICLE VII. CONDITIONS OF MERGER

Section 7 .1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

(a) Shareholder Approval. This Agreement shall have been approved and adopted by all of the shareholders of Target.

(b) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the conversion of Target Common Stock into the Merger Consideration illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

(c) No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any other person challenging, or seeking material damages in connection with the conversion of Target Common Stock into the Merger Consideration pursuant to the Merger or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of Target, Acquiror, Parent or any of their respective subsidiaries or affiliates.

(d) Tax Opinions. Target and the Shareholders shall receive an opinion of James Halford, Esquire, to the effect that under the provisions of United States federal income tax laws, rules and regulations, provided that the Merger qualifies as a statutory merger under the applicable laws of the State of New
Mexico, it will be a reorganization within the meaning of Sections 368(a)(1 )(A) and 368(a)(2)(D) of the Code and that, with respect to the Parent Common Stock to be issued to the shareholders in the Merger, the exchange provided for in Section 1.7 will not result in current income to Target or the Shareholders.
Such opinions will be based upon certain assumptions and representations of the respective managements of Parent and Target.

Section 7 .2. Additional Conditions to Obligations of Parent and Acquiror. The obligations of Parent and Acquiror to effect the Merger are also subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

(a) Customers of Target. The actual number of (i) dial-up customers of Target who shall be current in their accounts as of the last billing date immediately preceding the Closing Date shall equal or exceed 1 ,350 customers; (ii) dedicated access customers of Target who shall be current in their accounts as of the last billing date immediately preceding the Closing Date shall equal or exceed 14 customers; and (iii) wireless-access customers of Target who shall be current in their accounts as of the last billing date immediately preceding the Closing Date shall equal or exceed 2 customers. For purposes of this Section
7.2(a), "customers" shall mean actually subscribed and paying customers and shall exclude, without limitation, customers obtained through free promotions, free bases or any other manner not requiring payment for services.

(b) Representations and Warranties. The representations and warranties of Target and Stanley contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Parent and Acquiror shall have received a Certificate of the President of Target which is to that effect, which certificate shall be in the form attached hereto as Exhibit "H".

(c) Agreements and Covenants. Target and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Parent and Acquiror shall have received a
Certificate of the President of Target to that effect, which certificate shall be in the form attached hereto as Exhibit "H".

(d) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Target for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Target.

(e) Employment Agreement -Stanley. Acquiror and Stanley shall have executed the Stanley Employment Agreement.

(f) Non-Competition Agreement -Stanley. Acquiror and Stanley shall have executed the Stanley Agreement Not to Compete.

(g) Non-Competition Agreement -Nielsen. Acquiror and Nielsen shall have executed the Nielsen Agreement Not to Compete.

(h) Confidentiality Agreement -Stanley. Acquiror and Stanley shall have executed the Stanley Confidentiality Agreement.

(i)  Continuity of Interest Agreement. Parent, Acquiror and the
Shareholders shall have executed the Continuity of Interest Agreement.

(j) Registration Agreements. Parent shall have delivered a Registration Agreement to each of the persons receiving shares of Parent Common Stock hereunder.

(k) Opinion of Counsel. Parent and Acquiror shall have received, from counsel for Target, an opinion substantially in the form attached hereto as Exhibit "I", dated as of the Closing Date.

(I) No Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of Target.

Section 7.3. Additional Conditions to Obligation of Target. The obligation of Target to effect the Merger is also subject to fulfillment of all of the following conditions precedent, at or prior to the Effective Time:

(a) Representations and Warranties. The representations and warranties of Parent and Acquiror contained in the Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Target shall have received a Certificate of the President of Parent which is to that effect, which certificate shall be in the form attached hereto as Exhibit "J".

(b) Agreements and Covenants. Parent and Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Target shall have received a Certificate of the President of Parent which is to that effect, which certificate shall be in the form attached hereto as Exhibit "J".

(c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Acquiror for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Acquiror.

(d) Employment Agreement -Stanley. Acquiror and Stanley shall have executed the Stanley Employment Agreement.

(e) Non-Competition Agreement -Stanley. Acquiror and Stanley shall have executed the Stanley Agreement Not to Compete.

(f) Non-Competition Agreement -Nielsen. Acquiror and Nielsen shall have executed the Nielsen Agreement Not to Compete.

(g) Confidentiality Agreement -Stanley. Acquiror and Stanley shall have executed the Stanley Confidentiality Agreement.

(h)  Continuity of Interest Agreement. Parent, Acquiror and the
Shareholders shall have executed the Continuity of Interest Agreement.

(i) Registration Agreements. Parent shall have delivered a Registration Agreement to each of the persons receiving shares of Parent Common Stock hereunder.

(j) Opinion of Counsel. Target shall have received from Newlan & Newlan, counsel for Parent and Acquiror, an opinion in substantially the form attached hereto as Exhibit "K", dated as of the Closing Date.

(k) No Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of Parent.

ARTICLE VIII. INDEMNIFICATION

Section 8.1. General Indemnification Covenants. Stanley shall indemnify, save and keep Parent and its affiliates, agents, attorneys, successors and permitted assigns (including the Surviving Corporation) (the "Parent Indemnitees"), harmless against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, the "Damages"), sustained or incurred by any of the Parent Indemnitees as a result of, arising out of or by virtue of any misrepresentation, breach of any warranty or representation or non-fulfillment of any agreement or covenant on the part of Target or the Shareholders, and each of them, whether contained in this Agreement or the Merger Agreement or any exhibit or schedule hereto or thereto or any written statement or certificate furnished or to be furnished to Parent or Acquiror pursuant hereto or in any closing document delivered by Target or the Shareholders, and each of them, to Parent or Acquiror in connection herewith.

Section 8.2. Tax Indemnity. (a) Stanley hereby agrees to pay, indemnify, defend and hold Parent and Acquiror harmless from and against any and all taxes of Target with respect to any period (or any portion thereof) up to and including the Effective Time, except for taxes of Target which are reflected as current liabilities for taxes that exist as of the Effective Time ("Current Tax Liabilities") on the financial statements delivered to Parent and Acquiror hereunder, together with all reasonable legal fees, disbursements and expenses incurred by Parent and Acquiror in connection therewith.

(b) Stanley shall prepare and file any tax return of Target required to be filed after the Effective Time and which relates to any period or portion thereof up to and including the Effective Time.

(c) The indemnity provided for in this Section 8.2 shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the taxes referred to herein, and any taxes subject to the indemnification for taxes set forth in this Section
8.2 shall not be subject to the provisions of Sections 9.1 or 9.4 hereof. Notwithstanding anything in this Agreement to the contrary, Stanley will not be obligated to indemnify
Parent and Acquiror under any provision of this Agreement, with respect to taxes or other liabilities that arise as a direct result of a failure of the Merger to qualify as a reorganization within the meaning of Section 368(a)(1 )(A) and 368(a)(2)(D) of the Code, provided that the Shareholders, and each of them, are not in breach of any of his representations, covenants or agreements contained in the Continuity of Interest Agreement.

Section 8.3. Release by the Shareholders. The Shareholders, severally, and each of them, hereby release and discharge Parent and Acquiror and each of its officers, directors, agents and attorneys from, and agree and covenant that, in no event, will the Shareholders commence any litigation or other legal or administrative proceeding against Parent, Acquiror or any of their officers, directors, agents or attorneys, whether in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present and future, arising out of or in any way connected with their respective ownership or alleged ownership of Target Common Stock prior to the Effective Time, other than claims or demands arising out of the transactions contemplated by this Agreement and the Merger Agreement.

ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER
Section 9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Target:

(a) By mutual consent of the Boards of Directors of Parent and Target.

(b) By either Parent or Target, if (i) the Merger shall not have been consummated by September 30, 1999 (the "Termination Date"); (ii) the requisite consent of the shareholders of Target to approve this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall not be obtained; (iii) any governmental or regulatory body, the consent of which is a condition to the obligations of Parent, Acquiror and Target to consummate the transactions contemplated hereby or by the Merger Agreement, shall have been unsuccessful, or (iv) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and non-appealable; provided, however, that the right to terminate this
Agreement under this Section 9.1 (b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

Section 9.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Acquiror or Target or their respective officers or directors, except that nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

Section 9.3. Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Section 9.4. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 9.5. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X. GENERAL PROVISIONS

Section 10. 1. Survival of Representations. Warranties and Agreements. The representations, warranties and agreements in this Agreement shall survive the Merger indefinitely.

Section 10.2. Publicity. There shall be no public announcements with respect to the Merger made by Target. The right to publicize the execution of this Agreement and the Merger Agreement, as well as the consummation of the Merger, shall be that of Parent.

Section 10.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

(a)    If to Parent or Acquiror:

       USURF America, Inc.
       8748 Quarters Lake Road
       Baton Rouge, Louisiana 70809

      with copies to:

      Newlan & Newlan, Attorneys at Law
      819 Office Park Circle
      Lewisville, Texas 75057

(b)   if to Target or the Shareholders:

      Net 1, Inc.
      100 St. Joseph Street
      Brewton, Alabama 36426

      with copies to:

      James Halford, Esquire
      400 Evergreen Avenue
      Brewton, Alabama 36426

      W. David Johnson, Jr., Esquire
      Lyons, Pipes & Cook
      2 North Royal Street
      Mobile, Alabama 38652

Section 10.4. Non-Waiver. The failure in anyone or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

Section 1 0.5. Arbitration. Any dispute arising under this Agreement and/or the Merger Agreement, as well as any of the transactions contemplated hereby and thereby, shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which aware may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys' fees to the prevailing party.

Section 1 0.6. Binding Effect: Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

Section 10.7 .Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 1 0.8. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

Section 10.9. Assignabilitv. This Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

Section 10.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed in such State.

Section 10.11. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, Parent, Acquiror and Target, by their respective officers thereunto duly authorized, and the Shareholders have caused this Agreement to be executed as of the date first written above.

                              USURF AMERICA, INC.
ATTEST:

/s/ Waddell D. Loflin
Waddell D. Loflin
Secretary                     By: /s/ David M. Loflin
                                  David M. Loflin President

                              USURF AMERICA (ALABAMA), INC.
ATTEST:

/s/ David M. Loflin
David M. Loflin
Secretary                     By: /s/ Waddell D. Loflin
                                   Waddell D. Loflin
                                   Chief Executive Officer

                              NET 1, INC.
ATTEST:

/s/ Secretary                 By: /s/ Gary Stanley
                                   Gary Stanley
                                   President

/s/ Gary Stanley
Gary Stanley, individually

/s/ Knud Nielsen, III
Knud Nielsen, Ill, individually


-------------------------
EXHIBIT 10.56
-------------------------

AGREEMENT OF MERGER

AGREEMENT OF MERGER, dated as of August 23, 1999 (the "Merger Agreement"), by and among USURF America, Inc., a Nevada corporation ("Parent"), USURF America (Alabama), Inc., an Alabama corporation ("Acquiror"), and Net 1, Inc., an Alabama corporation ("Target") (Acquiror and Target being hereinafter collectively referred to as the "Constituent Corporations").

WHEREAS, prior to the execution of this Merger Agreement, Parent, Acquiror and Target have entered into an Agreement and Plan of Reorganization dated as of July 23, 1999 (the "Plan of Reorganization"), providing for certain representations, warranties and agreements in connection with the transaction contemplated; and

WHEREAS, the Board of Directors of Parent, Acquiror and Target have approved the acquisition of Target by Acquiror; and

WHEREAS, the Boards of Directors of Parent, Acquiror and Target have approved the merger of Target into Acquiror (the "Merger") upon the terms and subject to the conditions set forth herein and in the Plan of Reorganization; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

	NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Acquiror and Target agree as follows:

ARTICLE I.  THE MERGER

	Section 1.1.  The Merger.  (a) At the Effective Time (as defined in
Section 1.2) and subject to the terms and conditions of this Merger Agreement and the Plan of Reorganization, Target shall be merged into Acquiror and the separate existence of Target shall thereupon cease, in accordance with the applicable provisions of the Alabama Business
Corporation Act (the "Alabama Law").

	(b)	Acquiror will be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the laws of the State of Alabama, and the separate corporate existence of Acquiror and all of its rights, privileges, immunities and franchises, public or private, and all its duties and liabilities as a corporation organized under the laws of the State of Alabama will continue unaffected by the Merger.

	(c)	The Merger will have the effects specified by the Alabama Law.

	Section 1.2. Effective Time. As soon as practicable following fulfillment or waiver of the conditions specified in Article 1.2 of the Plan of Reorganization and provided that this Merger Agreement has not been terminated or abandoned pursuant to Article IV hereof, the Constituent Corporations will cause a Certificate of Merger (the "Certificate of Merger") to be filed with the office of the Secretary of State of Alabama, as provided in the Alabama Law. Subject to and in accordance with the Alabama Law, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of Alabama, or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

ARTICLE II.  THE SURVIVING CORPORATION

	Section 2.1. Articles of Incorporation. The Articles of Incorporation of Acquiror as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective
Time.

	Section 2.2. Bylaws. The Bylaws of Acquiror as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving
Corporation after the Effective Time.

	Section 2.3. Board of Directors. From and after the Effective Time, the Board of Directors of Acquiror shall be the Board of Directors of the Surviving Corporation.

ARTICLE III.  CONVERSION OF SHARES

	Section 3.1. Conversion of Target Shares in the Merger. Pursuant to this Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Target:

	(a)	all shares of Common Stock of Target (the "Target Common Stock") owned by Parent or any subsidiary of Parent or Target shall be cancelled and shall cease to exist from and after the Effective Time; and

	(b)	each remaining issued and outstanding share of Target Common Stock shall be converted into, and become exchangeable for 250 shares of the $.0001 par value per share common stock of Parent (the "Parent Common
Stock"), a total of 250,000 shares of Parent Common Stock. The consideration referred to in this Section 3.1(b) is hereinafter referred to as the "Merger Consideration".

	Section 3.2. Status of Acquiror Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Acquiror, each issued and outstanding share of common stock of Acquiror shall continue unchanged and remain outstanding as a share of common stock of the Surviving Corporation.

	Section 3.3. Exchange of Target Common Stock Certificates. As soon as practicable after the Effective Time, Parent shall cause the exchange of Target Common Stock for Parent Common Stock (as required in Section 3.1(b) herein and Section 1.6 of the Plan of Reorganization) to occur. Shares of Parent Common Stock into which shares of Target Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

ARTICLE IV.  TERMINATION AND AMENDMENT

	Section 4.1. Termination. This Merger Agreement shall terminate in the event of, and upon termination of, the Plan of Reorganization.

	Section 4.2. Amendments. This Merger Agreement may be amended by the parties hereto, at any time before or after approval hereof by the shareholders of Target, but, after any such approval, no amendment shall be made which (a) changes the ratio at which Target Common Stock is to be converted into Parent Common Stock pursuant to Section 3.1, (b) in any way materially adversely affects the rights of holders of Target Common Stock or (c) changes in any of the principal terms of this Merger Agreement, in each case, without the further approval of such shareholder. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

	Section 4.3. Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set foth in an instrument in writing signed on behalf of such party.

	Section 4.4. Notices. All notices required to be given hereunder shall be in writing and shall be deemed given when delivered in person or sent by confirmed facsimile, or when received if given by Federal Express or other nationally recognized overnight courier service, or five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed to the applicable parties as follows:

	(a)	If to Parent or Acquiror:

		USURF America, Inc.
		USURF America (Alabama), Inc.
		8748 Quarters Lake Road
		Baton Rouge, Louisiana 70809

		with copies to:

		Newlan & Newlan
		Attorneys at Law
		819 Office Park Circle
		Lewisville, Texas 75057

	(b)	if to Target:

		Net 1, Inc.
		100 St. Joseph Street
		Brewton, Alabama 36426

		with copies to:

		James Halford, Esquire
		400 Evergreen Avenue
		Brewton, Alabama 36426

		W. David Johnson, Jr., Esquire
		Lyons, Pipes & Cook
		2 North Royal Street
		Mobile, Alabama 38652

	Section 4.5. Arbitration. Any dispute arising under this Merger Agreement shall be resolved by arbitration in Dallas, Texas, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which aware may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys' fees to the prevailing party.

	Section 4.6. Entire Agreement. This Merger Agreement and the Plan of Reorganization constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.
The parties and their respective affiliates make no representations or warranties to each other, except as contained in the Plan of Reorganization, and any and all prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Merger Agreement and the Plan of Reorganization, it being intended that no such representations or statements shall survive the execution and delivery of this Merger
Agreement and the Plan of Reorganization.

	Section 4.7. Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Merger Agreement, to exercise any right or privilege conferred in this Merger Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Merger
Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

	Section 4.8. Counterparts. This Merger Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

	Section 4.9. Severability. The invalidity of any provision of this Merger Agreement or portion of a provision shall not affect the validity of any other provision of this Merger Agreement or the remaining portion of the applicable provision.

	Section 4.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama applicable to contracts executed in and to be performed in such State.

	Section 4.11. Binding Effect; Benefit. This Merger Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Merger Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Merger Agreement, including, without limitation, third party beneficiary rights.

	Section 4.12. Assignability. This Merger Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

	Section 4.13. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

	IN WITNESS WHEREOF, Parent, Acquiror and Target have executed this Agreement of Merger on the date first above written.

PARENT:                          TARGET:

USURF AMERICA, INC.              NET 1, INC.


By: /s/ David M. Loflin         By: /s/ Gary Stanley
     David M. Wloflin              Gary Stanley
     President                     President

ACQUIROR:

USURF AMERICA (ALABAMA), INC.


By: /s/ Waddell D. Loflin
     Waddell D. Loflin
     Chief Executive Officer


-------------------------
EXHIBIT 10.57
-------------------------

August 23, 1999


Mr. Knud Nielsen, III
100 St. Joseph Street
Brewton, Alabama 36426

	Registration Rights Letter Agreement
Dear Mr. Nielsen:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 40,000 of the shares of the $.0001 par value common stock (the "Subject Shares") of USURF America, Inc., a Nevada corporation
(the "Company"), received, and currently owned, by you under that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") among the Company, USURF America (Alabama), Inc., Net 1, Inc., Gary Stanley and
Knud Nielsen, III.  It is our understanding that:

	1.	Registration Rights. At any time subsequent to the effectiveness of the merger of Net 1, Inc. with and into USURF America (Alabama), Inc. pursuant to the Reorganization Agreement, you may demand of the Company, on one occasion, that up to thirty percent (30%) of the shares received by you pursuant to the Reorganization Agreement be registered for public sale with the Securities and Exchange Commission (the "Commission") on the
appropriate form of Registration Statement.  Registration of such shares, or any of them, by the Company in a Registration Statement filed without regard to a demand received from you, shall constitute a satisfaction of a demand for such registration.  In the event of the filing of a Registration
Statement by the Company to register shares of the Company for public resale, you will be notified of such proposed registration and given the opportunity to register the registrable portion of your shares at that time.  Your failure or refusal to so register your registrable shares at that time will constitute a waiver of your demand registration rights.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you, on a pro rata basis, based on the percentage that your shares bear to all shares being registered under the Registration Statement.  In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Commission, a
Registration Statement with respect to the Subject Shares and use its best efforts to cause such Registration Statement to become effective, such
Registration Statement to comply as to form and content and in all material respects to the Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act;

		(h)	cause all Subject Shares registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

		(i)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

Yours very truly,

USURF AMERICA, INC.

By: /s/ David M. Loflin
    David M. Loflin
    President

AGREED AND ACCEPTED as of the
date and year first above written:



/s/ Knud Nielsen, III
Knud Nielsen, III, individually


-------------------------
EXHIBIT 10.58
-------------------------

August 23, 1999


Mr. Gary Stanley
100 St. Joseph Street
Brewton, Alabama 36426

	Registration Rights Letter Agreement
Dear Mr. Stanley:

	This letter will confirm our agreement and understanding with respect to certain rights to register, under the Securities Act of 1933, as amended
(the "Act"), and applicable state securities laws ("Blue Sky Laws"), the offer and sale of up to 35,000 of the shares of the $.0001 par value common stock (the "Subject Shares") of USURF America, Inc., a Nevada corporation
(the "Company"), received, and currently owned, by you under that certain Agreement and Plan of Reorganization (the "Reorganization Agreement") among the Company, USURF America (Alabama), Inc., Net 1, Inc., Gary Stanley and
Knud Nielsen, III.  It is our understanding that:

	1.	Registration Rights. At any time subsequent to the effectiveness of the merger of Net 1, Inc. with and into USURF America (Alabama), Inc. pursuant to the Reorganization Agreement, you may demand of the Company, on one occasion, that up to thirty percent (30%) of the shares received by you pursuant to the Reorganization Agreement be registered for public sale with the Securities and Exchange Commission (the "Commission") on the
appropriate form of Registration Statement.  Registration of such shares, or any of them, by the Company in a Registration Statement filed without regard to a demand received from you, shall constitute a satisfaction of a demand for such registration.  In the event of the filing of a Registration
Statement by the Company to register shares of the Company for public resale, you will be notified of such proposed registration and given the opportunity to register the registrable portion of your shares at that time.  Your failure or refusal to so register your registrable shares at that time will constitute a waiver of your demand registration rights.

	2.	Expenses.  All expenses incurred in connection with the registration of the Subject Shares requested pursuant to Section 1, including, without limitation, all accounting and printing costs and fees, filing fees and reasonable attorney fees incurred, shall be paid by you, on a pro rata basis, based on the percentage that your shares bear to all shares being registered under the Registration Statement.  In this regard, the Company reserves the right to include additional selling shareholders in any registration proceeding contemplated hereby.

	3.	Registration Procedures.  At such time as the Company is required to register any of the Subject Shares hereunder, the Company will promptly:

		(a)	prepare and file, in a timely manner, with the Commission, a
Registration Statement with respect to the Subject Shares and use its best efforts to cause such Registration Statement to become effective, such
Registration Statement to comply as to form and content and in all material respects to the Commission's forms, rules and regulations;

		(b)	prepare and file with the Commission such amendments and supplements to the Registration Statement, the prospectus and any summary or preliminary prospectus forming a part of, and used in connection therewith, as may be necessary to keep such Registration Statement and prospectus effective and current and to comply with the provisions of the Act with respect to the disposition of all of the Subject Shares and other securities, if any, covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or the expiration of 120 days after such Registration Statement becomes effective; and will furnish to you prior to the filing thereof a copy of any amendment or supplement to such Registration Statement or prospectus and shall not file any such amendment or supplement to which you shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules or regulations thereunder;

		(c)	furnish to you such number of conformed copies of such Registration
Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus), all in conformity as to form and substance with the requirements of the Act, such number of copies of documents, if any, incorporated by reference in such Registration Statement or prospectus, and such other documents, as you may reasonably request;

		(d)	use its best efforts to register or qualify all the Subject Shares covered by such Registration Statement under such other securities or blue sky laws of such U.S. jurisdictions, as reasonably requested by you, that permit "registration by coordination" of securities offerings (the Company shall not be required to register or qualify the Subject Shares in any state invoking merit review authority), to keep such registration or qualification in effect for a minimum of 120 days after its initial effective date, and do any and all other acts and things which may be necessary or advisable to enable you to consummate the disposition in such jurisdictions of your Subject Shares covered by such Registration
Statement, except that the Company shall not, for any such purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (d), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

		(e)	furnish to you a signed counterpart, addressed to you, of (i) an opinion of counsel for the Company, dated the effective date of such
Registration Statement, and (ii) a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants'
letters delivered to underwriters in underwritten public offerings of securities and such other legal and financial matters, as you may reasonably request;

		(f)	immediately notify you, at any time, when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, at your request, prepare and furnish to you a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Subject Shares, such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

		(g)	otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first month of the first fiscal quarter after the effective date of such Registration
Statement, which earnings statement shall satisfy the provisions of Section
11(a) of the Act;

		(h)	cause all Subject Shares registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

		(i)	provide and cause to be maintained a transfer agent and registrar for the Subject Shares covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

	The Company may require you to furnish the Company such information regarding your sales of the Subject Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith. Such information shall be furnished in writing by you stating that it is for use in the preparation of such Registration Statement and all prospectuses and supplements or amendments thereto.

	4.	Preparation; Reasonable Investigation.  In connection with the preparation and filing of the Registration Statement registering your Subject Shares under the Act, the Company will give you and your underwriters, if any, and your counsel and accountants at your own expense, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein and filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of you and such underwriter or your respective counsel, to conduct a reasonable investigation within the meaning of the Act.

	5.	Indemnification.

		(a)	Indemnification by the Company.  In the event of registration of your
Subject Shares under the Act, the Company will, and hereby does, indemnify and hold you harmless, against any and all losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorneys' fees) to which you may become subject under the Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement under which your Subject Shares were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse you for any legal or any other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof)
arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration
Statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company through an instrument duly executed by you stating that it is for use in the preparation thereof.
 Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of you and shall survive the transfer of the Subject Shares by you.

		(b)	Indemnification by You.  In the event of registration of your Subject
Shares under the Act, pursuant to which you offer or sell Subject Shares covered by such Registration Statement, you will, and hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each director of the
Company, each officer of the Company who shall sign such Registration
Statement and each other person, if any, who controls the Company within the meaning of the Act, with respect to any statement in, or omission from, such Registration Statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by you specifically stating that it is for use in the preparation of such Registration Statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of Subject
Shares by you.

		(c)	Notice of Claims, etc.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5.  In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in, and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of such proceedings which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a complete and unconditional release from all liability in respect to such claim or litigation.

		(d)	Indemnification Payments.  The indemnification required by this
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

		(e)	Contribution.  If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, damage or expense, in such manner as the underwriter(s) shall require in the underwriting agreement and, to the extent not specified therein with respect to any indemnified party contemplated by this Section 5 as entitled to indemnification, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the actual or alleged statements or omissions which resulted in such loss, liability, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of such indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by such indemnified party and the parties' relative intent, knowledge, access to information and opportunities to correct or prevent such statement or omission.  The indemnity and contribution provided herein shall be in addition to, and not in lieu of, any other liability that one party may have to another.

	6.	Arbitration.  In the event of any dispute between the parties arising out of this Agreement, relating to any question of contract or tort, including any claims allegedly based on a violation of any securities laws or regulations, state or federal, both the Company and you agree to submit such dispute through the American Arbitration Association (the
"Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

	7.	Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained your written consent to such amendment, action or omissions to act.

	8.	Notices.  Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, addressed:

		(a)	if to you, at the address shown above, unless you have advised the
Company in writing of a different address as to which notices shall be sent under this Agreement; and

		(b)	if to the Company, at 8748 Quarters Lake Road, Baton Rouge, Louisiana
70809, to the attention of Mr. David M. Loflin, President, or to such other address as the Company shall have furnished to you.

	9.	Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement embodies the entire agreement and understanding between the Company and you with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.  This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Louisiana.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

	If the foregoing correctly sets forth our agreement, please so indicate by executing a counterpart of this letter in the space provided below and returning it to us.

					Yours very truly,

USURF AMERICA, INC.


By: /s/ David M. Loflin
     David M. Loflin
     President

AGREED AND ACCEPTED as of the
date and year first above written:



/s/ Gary Stanley
Gary Stanley, individually



-------------------------
EXHIBIT 10.59
-------------------------

August 23, 1999


USURF America, Inc.
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

	Re:	Confidentiality Agreement

Gentlemen:

	In connection with the execution of an Agreement and Plan of Reorganization (the "Reorganization Agreement") among the undersigned, Gary Stanley, Net 1, Inc., USURF America (Alabama), Inc., and USURF America, Inc. (together with affiliates, including USURF America (Alabama), Inc., Santa Fe Wireless Internet, Inc. and CyberHighway, Inc., the "Company"), the Company has furnished, and will furnish, to the undersigned certain information concerning its business, financial position, operations, business contacts, assets and liabilities, as well as certain items of equipment useful in the Wireless Internet access business. As a condition to such information's being furnished to the undersigned and as a condition to the undersigned's entering into the Reorganization Agreement with the Company, the undersigned agrees to treat any information concerning the Company (whether prepared by the Company, its advisors, or otherwise, and irrespective of the form of communication) which is furnished to the undersigned, or, in the future, will be furnished, by or on behalf of the Company (together with the material described below, herein collectively referred to as the "Confidential Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

	The undersigned understands that the term "Confidential Material" also includes all notes, analysis, compilations, studies, interpretations or other documents prepared by the Company or its representatives which contain, reflect or are based upon, in whole or in part, the information furnished to the undersigned. The term "Confidential Material" does not include information which (A) is or becomes generally available to the public other than as a result of a disclosure by the undersigned, or (B) was lawfully within the undersigned's possession prior to its being furnished to the undersigned by or on behalf of the Company, provided that the source of such information was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, or (C) is disclosed to the undersigned by a third party, provided that such third party was not known by the undersigned to be bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information.

	The undersigned hereby agrees that he will use the Confidential Material solely in connection with the undersigned's entering into the Reorganization Agreement, that the Confidential Material will be kept confidential and that the undersigned will not disclose any of the Confidential Material in any manner whatsoever.

	The undersigned hereby agrees that he shall not reverse engineer, reverse assemble or otherwise attempt to recreate or duplicate any model or working model capable of performing the functions of any portion or all of the Company's Wireless Internet access system included in the Confidential
Material.

	In addition, the undersigned agrees that, without the prior written consent of the Company, the undersigned will not disclose to any other person the fact that the Confidential Material has been made available to the undersigned, that discussions or negotiations are taking place concerning a possible transaction involving the Company, or any of the terms, conditions or other facts with respect thereto (including the status thereof), unless, in the opinion of the undersigned's counsel, such disclosure must be made by the undersigned in order that the undersigned not commit a violation of law. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity, but shall not include the Securities and Exchange Commission or the Federal Trade Commission as to any required filing with either such agency.

	In the event that the undersigned is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the Confidential Material, the undersigned will provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, the undersigned is, nonetheless, in the opinion of counsel, legally compelled to disclose Confidential Material, the undersigned may, without liability hereunder, disclose only that portion of the Confidential Material specifically required by an order of Court. Additionally, the undersigned shall make every reasonable effort and take every reasonable action, including, without limitation, by cooperating with the Company, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Material.

	At any time upon the request of the Company, the undersigned will promptly deliver to the Company or certify destruction of, at the Company's direction, all Confidential Material (and all copies thereof) furnished to the undersigned by or on behalf of the Company pursuant hereto. All oral Confidential Material provided to the undersigned shall continue to be held confidential hereunder. Notwithstanding the return or destruction of the Confidential Material, the undersigned will continue to be bound by obligations of confidentiality hereunder.

	The undersigned agrees that the Company, without prejudice to any rights to judicial relief he may otherwise have, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this letter agreement and that the undersigned will not oppose the granting of such relief. The undersigned also agrees that he will not seek and agrees to waive any requirement for the securing and posting of a bond in connection with the Company's seeking or obtaining such relief. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that the undersigned has breached this letter agreement, then the undersigned will be liable to pay to the Company the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom. Also, in the event a court of competent jurisdiction determines that the undersigned has not breached this letter agreement, then the Company will be liable to pay to the undersigned the reasonable legal fees incurred in connection with such litigation, including any appeal therefrom.

	This letter agreement is for the benefit of the Company, and shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Texas applicable to agreements made and to be performed wholly within such jurisdiction. This letter agreement shall remain in full force and effect until terminated by the Company.

	Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter agreement shall become a binding agreement.

Very truly yours,


/s/ Knud Nielsen, III
Knud Nielsen, III

AGREED AND ACCEPTED as
of the date first written above:

USURF AMERICA, INC.


By: /s/ David M. Loflin
     David M. Loflin
     President



-----------------------
EXHIBIT 10.60
-----------------------

AGREEMENT NOT TO COMPETE

THIS AGREEMENT NOT TO COMPETE is entered into by and among USURF America, Inc., a Nevada corporation ("Parent"), USURF America (Alabama), Inc., an Alabama corporation ("Acquiror"), and Knud Nielsen, III ("Shareholder").

WHEREAS, Parent, Acquiror, Net 1, Inc., an Alabama corporation ("Target"), Gary Stanley and Shareholder are parties to an Agreement and Plan of Reorganization (the "Reorganization Agreement"); and

WHEREAS, as a condition to the Reorganization Agreement, Shareholder has agreed to sign and be bound by this Agreement Not to Compete; and

	NOW, THEREFORE, for and in consideration of the covenants and agreements of Parent and Acquiror contained in the Reorganization Agreement and the agreements executed pursuant thereto, the parties agree as follows:

	Section 1. Covenant Not to Compete. Shareholder acknowledges that, as an owner of Target, Shareholder has been involved, on a high level, in the development, implementation and management of the business strategies and plans of Target, and has received information relating to the national and international business strategies of Parent, Acquiror and the sister corporation of Acquiror, CyberHighway, Inc., and such other business, units, divisions, subsidiaries or other entities of Parent and Acquiror.
By virtue of Shareholder's unique and sensitive position and special background, employment of Shareholder by a competitor of Parent, Acquiror and/or Target represents a serious competitive danger to Parent and Acquiror, and the use of Shareholder's talent and knowledge and information about the business, strategies and plans of Parent can and would constitute a valuable competitive advantage over Parent, Acquiror and/or Target. In view of the foregoing, Shareholder covenants and agrees that, for a period of one year after the closing date under the Reorganization Agreement, Shareholder will not engage or be engaged, in any capacity, directly or indirectly, including, but not limited to, as employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor holding less than 1% equity interest in any enterprise the securities of which are publicly traded) in any business entity engaged in competition with any business conducted by Parent, Acquiror and/or Target as of the closing date under the Reorganization Agreement. If any court determines that this Agreement Not to Compete, or any part hereof, is unenforceable because the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

	Section 2. Continuing Obligations. Shareholder agrees that, during the term of this Agreement, Shareholder shall keep Parent informed of the identification of Shareholder's employer and the nature of such employment or of Shareholder's self-employment. Parent agrees that, within fifteen days after receiving notice pursuant to this Section 2 of the identification of the prospective employer, the nature of the employment or self-employment or any change therein, Parent will advise Shareholder as to whether, in the opinion of Parent, such employment constitutes a violation of Section 1 hereof.

	Section 3. Injunctive Relief. Shareholder acknowledges that the violation of the covenants contained in this Agreement would be detrimental and cause irreparable injury to Parent, Acquiror and/or Target and their affiliates which could not be compensated by money damages. Shareholder agrees that an injunction from a court of competent jurisdiction is the appropriate remedy for these provisions, and consents to the entry of an appropriate judgment enjoining Shareholder from violating these provisions in the event there is a find of their breach.

	Section 4. Severability of Covenants. Each of the covenants contained in this Agreement are independent covenants, which may be available to or relied upon by Parent, Acquiror and/or Target and their affiliates in any court of competent jurisdiction. If any one of the separate and independent covenants shall be deemed to be unenforceable under the laws of any state of competent jurisdiction, each of the remaining covenants shall not be affected thereby. Notwithstanding the provisions of this Section 4, it is understood that every benefit received by Shareholder by virtue of this Agreement and the Reorganization Agreement is consideration for each separate covenant contained herein.

	Section 5. Governing Law. This Agreement shall be governed by the laws of the State of Alabama.

	Section 6. Other Remedies. The undertakings herein shall not be construed as any limitation upon the remedies Employer might, in the absence of this Agreement, have at law or in equity.

	INTENDING to be legally bound hereby, Parent, Acquiror and Shareholder hereby duly execute this Agreement Not to Compete on the date indicated below.

                             USURF AMERICA, INC.



Date: August 23, 1999        By: /s/ David M. Loflin
                                 David M. Loflin
                                 President

                             USURF AMERICA (ALABAMA), INC.



Date: August 23, 1999        By: /s/ Waddell D. Loflin
                                 Waddell D. Loflin
                                 Chief Executive Officer


Date: August 23, 1999            /s/ Knud Nielsen, III
                                 Knud Nielsen, individually


-------------------
EXHIBIT 11
-------------------

	EXHIBIT 11

	STATEMENT REGARDING COMPUTATION
	OF PER SHARE EARNINGS

                                            Cumulative
             Number     Days                   Days    Cumulative
              of        Out-       Since       Out-       Since
             Shares   standing   Inception   standing   Inception
             ------   --------   ---------   --------   ---------

Period from
 inception
 (December
 28, 1995)
 to Decem-
 ber 31,
 1996

 Decem-
  ber 28    227,336    3/3        227,336     731/731     227,336
            -------               -------
 Decem-
  ber 31    227,336               227,336
            =======               =======

Year ended
 December
 31, 1996

 Janu-
  ary 1     227,336    364/364    227,336
 Novem-
  ber 1   1,800,000     61/364    301,648     425/731   1,046,512
 Novem-
  ber 15    360,000     47/364     46,484     411/731      26,135
 Decem-
  ber 20  1,578,512     11/364     47,702     375/731      24,471
 Decem-
  ber 20    104,249     11/364      3,150     375/731       1,616
 Decem-
  ber 31  1,929,903      1/364      5,302     365/731       2,647
          ---------               -------
 Decem-
  ber 31  6,000,000               631,622
          =========               =======
Year ended
 December
 31, 1997

 Janu-
  ary 1   6,000,000    364/364  6,000,000
 Febru-
  ary       150,000    333/364    137,225     333/731      62,512
 March 7     20,000    298/364     18,667     298/731       7,610
 Septem-
  ber 22     10,000    101/364      2,775     101/731         383
 Octo-
  ber 1      60,000     94/364     15,495      94/731       1,992
 Octo-
  ber 17     40,000     76/364      8,352      76/731         868
 Novem-
  ber 6      44,000     56/364      6,769      56/731         519
 Decem-
  ber 16    100,000     16/364      4,396      16/731          96
            -------                ------
 Decem-
  ber 31  6,424,000             6,193,678               1,402,697
         =========              =========               =========
Year ended
 December
 31, 1998
          6,424,000    364/364  6,424,000
             400,000    333/364    85,934   333/1,095     121,644
              36,082    316/364    31,333   316/1,095      10,416
              22,667    285/364    17,748   285/1,095       5,900
              80,000    284/364    62,418   284/1,095     207,749
              37,000    229/364    23,277   229/1,095       7,738
             300,000    181/364   149,176   181/1,095      49,589
              10,000    138/364     3,791   138/1,095       1,260
              10,000     72/364     1,978    72/1,095         658
             400,000    120/364   131,868   120/1,095      43,836
             300,000    118/364    97,253   118/1,095      32,329
             100,000     77/364    21,154    77/1,095       7,032
             150,000     57/364    23,489    57/1,095       7,808
              17,500     16/364       769    16/1,095         256
              60,000     13/364     2,143    13/1,095         712
             150,000     12/364     4,945    12/1,095       1,644
           ---------            ---------                --------
December
31, 1998   8,497,259            7,361,275               4,715,763
           =========            =========               =========

--------------------
EXHIBIT 22.1
--------------------

SUBSIDIARIES OF REGISTRANT

1.    CyberHighway, Inc., an Idaho corporation.

2.    Santa Fe Wireless Internet, Inc., a New Mexico corporation.

3.    USURF America (Alabama), Inc., an Alabama corporation.


----------------------
EXHIBIT 23.1
----------------------

CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Form S-1 Registration Statement of our report dated April 9, 1999, relating to the consolidated financial statements of USURF America, Inc. and subsidiaries (formerly Internet Media Corporation) as of December 31, 1998 and 1997, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1998, 1997 and the period from inception (December 28, 1995) to December 31, 1996, included in the Annual Report on Form 10-KSB of USURF America, Inc. (formerly Internet Media Corporation), filed with the Securities and Exchange Commission on April 19, 1999. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.


/s/

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
January 20, 2000


----------------------
EXHIBIT 23.2
----------------------

Consent of Newlan & Newlan is included in the Opinion filed as Exhibit 5.1 hereto.